 Exhibit 10.1

Published CUSIP Number: 69865XAH9

$675,000,000

THIRD AMENDED AND RESTATED
CREDIT AGREEMENT

among

THE PANTRY, INC.,
as Borrower,

THE DOMESTIC SUBSIDIARIES OF THE BORROWER
FROM TIME TO TIME PARTIES HERETO,
as Guarantors,

THE LENDERS PARTIES HERETO,

WACHOVIA BANK, NATIONAL ASSOCIATION,
as Administrative Agent,

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
and
BMO CAPITAL MARKETS,
as Co-Syndication Agents

and

COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A. "RABOBANK
NEDERLAND", NEW YORK BRANCH
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Co-Documentation Agents

Dated as of May 15, 2007

J.P. MORGAN SECURITIES INC.
and
WACHOVIA CAPITAL MARKETS, LLC,
as Joint Lead Arrangers and Joint Bookrunners

i

Section 10.9	Confirmation of Payment.	141
Section 10.10	Release of Guarantor.	142

Schedules

Schedule 1.1-1	Account Designation Letter
Schedule 1.1-3	Material Contracts
Schedule 1.1-4	Existing Letters of Credit
Schedule 1.1-5	Existing Hedging Agreements
Schedule 1.1-6	Commitments
Schedule 2.1(b)(i)	Form of Notice of Borrowing
Schedule 2.1(e)	Form of Revolving Note
Schedule 2.2(d)	Form of Term Note
Schedule 2.5(d)	Form of Swingline Note
Schedule 2.8(a)	Form of Notice of Prepayment
Schedule 2.11	Form of Notice of Conversion/Extension
Schedule 3.1-1	Jurisdictions of Incorporation/Organization
Schedule 3.1-2	Subsidiaries; Capital Structure
Schedule 3.2(b)	Conflicts with Contractual Obligations; Consents
Schedule 3.5(b)	Real Properties
Schedule 3.5(c)	Locations of Collateral
Schedule 3.7	Tax Assessments
Schedule 3.11	ERISA
Schedule 3.13	Environmental Matters
Schedule 3.17	Related Agreements
Schedule 3.21	Intellectual Property
Schedule 3.23	Insurance
Schedule 4.1-1	Form of Secretary's Certificate
Schedule 4.1-2	Form of Solvency Certificate
Schedule 5.9	Form of Joinder Agreement
Schedule 5.13	Mortgaged Properties
Schedule 6.1	Indebtedness
Schedule 6.2	Liens
Schedule 6.3	Investments
Schedule 6.4	Contingent Obligations
Schedule 6.8-1	Existing Sale and Leaseback Transactions
Schedule 6.8-2	Permitted Sale and Leaseback Properties
Schedule 9.6	Form of Assignment and Assumption

v

THIRD AMENDED AND RESTATED CREDIT AGREEMENT, dated as of May 15, 2007, among THE PANTRY, INC., a Delaware corporation, (the "Borrower"), those Domestic Subsidiaries of the Borrower identified as a "Guarantor" on the signature pages hereto and such other Domestic Subsidiaries of the Borrower as may from time to time become a party hereto (individually a "Guarantor" and collectively the "Guarantors"), the several banks and other financial institutions as may from time to time become parties to this Credit Agreement (individually a "Lender" and collectively the "Lenders"), and WACHOVIA BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders hereunder (in such capacity, the "Administrative Agent").

W I T N E S S E T H:

WHEREAS, the Borrower, the guarantors party thereto, the lenders party thereto and Wachovia Bank, National Association, as administrative agent, are parties to that certain Second Amended and Restated Credit Agreement dated as of December 29, 2005 (as amended and modified, the "Existing Credit Agreement");

WHEREAS, the Lenders have agreed to amend and restate the Existing Credit Agreement on the terms and conditions hereinafter set forth;

WHEREAS, in connection with the refinancing of the Existing Credit Agreement in accordance with the terms hereof, the Borrower has requested that the Lenders make loans and other financial accommodations to the Borrower in the amount of $675,000,000, as more particularly described herein; and

WHEREAS, the Lenders have agreed to make such loans and other financial accommodations to the Borrower on the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Defined Terms.

As used in this Credit Agreement, terms defined in the preamble to this Credit Agreement have the meanings therein indicated, and the following terms have the following meanings:

"Account Designation Letter" shall mean the Notice of Account Designation Letter dated the Closing Date from the Borrower to the Administrative Agent substantially in the form attached hereto as Schedule 1.1-1.

"Additional Acquisition" shall have the meaning set forth in Section 6.7(d).

"Additional Credit Party" shall mean each Person that becomes a Guarantor by execution of a Joinder Agreement in accordance with Section 5.9.

"Additional Loan" shall have the meaning set forth in Section 2.3.

"Additional Mortgage" shall have the meaning set forth in Section 5.11(a).

"Additional Mortgage Policy" shall have the meaning set forth in Section 5.11(a).

"Additional Mortgaged Property" shall have the meaning set forth in Section 5.11(a).

"Administrative Agent" shall have the meaning set forth in the first paragraph of this Credit Agreement and any successors in such capacity.

"Affiliate" shall mean, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

"Affiliate Agreements" shall mean, collectively, all employment agreements, consulting agreements, and any other agreements, documents or arrangements between any Credit Party and any of its Affiliates, executive officers, directors, shareholders or any Affiliates of any such officers, directors or shareholders.

"Agents" shall mean the Administrative Agent, JPMorgan Chase Bank, National Association and BMO Capital Markets, as the Co-Syndication Agents, and Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A. "Rabobank Nederland", New York Branch and Wells Fargo Bank, National Association, as Co-Documentation Agents.

"Agreement" or "Credit Agreement" shall mean this Third Amended and Restated Credit Agreement, as amended, modified or supplemented from time to time in accordance with its terms.

"Alternate Base Rate" shall mean, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean, at any time, the rate of interest per annum publicly announced from time to time by Wachovia at its principal office in Charlotte, North Carolina as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in the Prime Rate occurs. The parties hereto acknowledge that the rate announced publicly by Wachovia as its Prime Rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks; and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published on the next succeeding Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive in the absence of manifest error) that it is unable to ascertain the Federal Funds Effective Rate, for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the opening of business on the date of such change.

"Alternate Base Rate Loans" shall mean Loans that bear interest at an interest rate based on the Alternate Base Rate.

"Applicable Margin" shall mean, for any day, the rate per annum set forth below opposite the applicable Level then in effect, it being understood that the Applicable Margin for (a) Revolving Loans that are Alternate Base Rate Loans shall be the percentage set forth under the column "Alternate Base Rate Margin for Revolving Loans," (b) Revolving Loans that are LIBOR Rate Loans and the Letter of Credit Fee shall be the percentage set forth under the column "LIBOR Rate Margin for Revolving Loans/Letter of Credit Fee", (c) the portion of the Term Loan consisting of Alternate Base Rate Loans shall be the percentage set forth under the column "Alternate Base Rate Margin for Term Loan," (d) the portion of the Term Loan consisting of LIBOR Rate Loans shall be the percentage set forth under the column "LIBOR Rate Margin for Term Loan" and (e) the Commitment Fee shall be the percentage set forth under the column "Commitment Fee":

Level	Consolidated Total Leverage Ratio	Alternate Base Rate Margin for Revolving Loans	LIBOR Rate Margin for Revolving Loans/ Letter of Credit Fee	Alternate Base Rate Margin for Term Loan	LIBOR Rate Margin for Term Loan	Commitment Fee
I	³ 4.00 to 1.00	0.50%	1.75%	0.50%	1.75%	0.50%
II	> 3.00 to 1.00 but < 4.00 to 1.0	0.25%	1.50%	0.25%	1.50%	0.375%
III	£ 3.00 to 1.0	0.00%	1.25%	0.25%	1.50%	0.375%

The Applicable Margin shall, in each case, be determined and adjusted quarterly on the date five (5) Business Days after the date on which the Administrative Agent has received from the Borrower the quarterly financial information and certifications required to be delivered to the Administrative Agent and the Lenders in accordance with the provisions of Sections 5.1(a), (b) and (c) (each an "Interest Determination Date"). Such Applicable Margin shall be effective from such Interest Determination Date until the next Interest Determination Date. Notwithstanding the foregoing, until financial statements are delivered for the second full Fiscal Quarter following the Closing Date, the initial Applicable Margin for (i) Revolving Loans that are Alternate Base Rate Loans shall be 0.25%, (ii) Revolving Loans that are LIBOR Rate Loans and the Letter of Credit Fee shall be 1.50%, (iii) the portion of the Term Loan consisting of Alternate Base Rate Loans shall be 0.50%, (iv) the portion of the Term Loan consisting of LIBOR Rate Loans shall be 1.75% and (v) the Commitment Fee shall be 0.375%. If the Borrower shall fail to provide the financial information and certifications in accordance with the provisions of Sections 5.1(a) and (c), the Applicable Margin shall, on the date five (5) Business Days after the date by which the Borrower was so required to provide such financial information and certifications to the Administrative Agent and the Lenders, be based on Level I until such time as such information and certifications are provided, whereupon the Level shall be determined by the then current Consolidated Total Leverage Ratio. In the event that any financial statement or certification delivered pursuant to Section 5.1 is shown to be inaccurate (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an "Applicable Period") than the Applicable Margin applied for such Applicable Period, then the Borrower shall immediately (i) deliver to the Administrative Agent a corrected compliance certificate for such Applicable Period, (ii) determine the Applicable Margin for such Applicable Period based upon the corrected compliance certificate, and (iii) immediately pay to the Administrative Agent the accrued additional interest owing as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with Section 2.13. It is acknowledged and agreed that nothing contained herein shall limit the rights of the Administrative Agent and the Lenders under the Credit Documents, including their rights under Sections 2.10 and 7.1 and other of their respective rights under this Agreement.

"Arrangers" shall mean J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC as joint lead arrangers and joint bookrunners.

"Approved Fund" shall mean any Fund that is administered, managed or underwritten by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

"Asset Disposition" shall mean the disposition of any or all of the assets (including, without limitation, the Capital Stock of a Subsidiary or any ownership interest in a joint venture) of the Borrower or any of its Subsidiaries whether by sale, lease, transfer or otherwise. The term "Asset Disposition" shall not include (a) the sale, lease or transfer of assets permitted by Sections 6.7(a), (b) and (e) or Section 6.8 (with respect to Real Property Assets acquired after the Closing Date only) hereof, (b) any Recovery Event or (c) any issuance by the Borrower of its Capital Stock.

"Assignment and Assumption" shall mean an assignment and assumption entered into by a Lender and an assignee under Section 9.6(b) (with the consent of any party whose consent is required by such Section), and accepted by the Administrative Agent, in substantially the form of Schedule 9.6 or any other form approved by the Administrative Agent.

"Bankruptcy Code" shall mean the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

"Borrower" shall have the meaning set forth in the first paragraph of this Credit Agreement.

"Borrowing Date" shall mean, in respect of any Loan, the date such Loan is made.

"Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina or New York, New York are authorized or required by law to close; provided, however, that when used in connection with a rate determination, borrowing or payment in respect of a LIBOR Rate Loan, the term "Business Day" shall also exclude any day on which banks in London, England are not open for dealings in Dollar deposits in the London interbank market.

"Capital Lease" shall mean any lease of property, real, personal or mixed, the obligations with respect to which are required to be capitalized on a balance sheet of the lessee in accordance with GAAP.

"Capital Stock" shall mean (a) in the case of a corporation, Capital Stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of Capital Stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests and (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

"Cash" shall mean money, currency or a credit balance in a Deposit Account.

"Cash Equivalents" shall mean (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition ("Government Obligations"), (b) U.S. dollar denominated time deposits, certificates of deposit, Eurodollar time deposits and Eurodollar certificates of deposit of (i) any domestic commercial bank of recognized standing having capital and surplus in excess of $250,000,000 or (ii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than 364 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within six months of the date of acquisition, (d) repurchase agreements with a bank or trust company (including a Lender) or a recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America, (e) obligations of any state of the United States or any political subdivision thereof for the payment of the principal and redemption price of and interest on which there shall have been irrevocably deposited Government Obligations maturing as to principal and interest at times and in amounts sufficient to provide such payment, (f) auction preferred stock rated A (or the equivalent thereof) or better by S&P or A2 (or the equivalent thereof) or better by Moody's and with a maturity not to exceed twenty-four (24) months and (g) money market mutual funds (i) that invest substantially all of their assets in investments of the types referenced in clauses (a) – (f) and (ii) having the highest rating available from S&P or Moody's.

"Change in Law" shall mean the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

"Change of Control" shall mean (a) any Person or "group" shall have acquired or hold "beneficial ownership," directly or indirectly, of, or shall have acquired or hold by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, or control over, Voting Stock of the Borrower (or other securities convertible into such Voting Stock) representing 35% or more of the combined voting power of all Voting Stock of the Borrower or 35% or more of the economic interests of the Borrower, (b) the Continuing Directors shall cease for any reason to constitute a majority of the members of the board of directors of the Borrower then in office or (c) a "Change of Control" as defined in the Senior Subordinated Note Indenture, the Subordinated Convertible Note Indenture or the indenture or other documentation pursuant to which any Subordinated Indebtedness or unsecured Indebtedness permitted under subsection 6.1(f) is issued shall have occurred. As used herein, "beneficial ownership" and "group" shall have the meanings provided in Rule 13d-3 and Rule 13d-5, respectively, of the Securities and Exchange Commission under the Securities Exchange Act of 1934.

"Closing Date" shall mean the date of this Credit Agreement.

"Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

"Collateral" shall mean a collective reference to the collateral which is identified in, and at any time will be covered by, the Security Documents and any other collateral from time to time securing the Credit Party Obligations.

"Collateral Account" shall have the meaning set forth in the Collateral Account Agreement.

"Collateral Account Agreement" shall mean the Collateral Account Agreement executed and delivered by the Borrower and the Administrative Agent on the Closing Date, as such Collateral Account Agreement may be amended, modified, supplemented or restated from time to time.

"Commitment" shall mean the Revolving Commitment, the LOC Commitment, the Swingline Commitment, the Initial Term Loan Commitment and the Delayed Draw Term Loan Commitment, individually or collectively, as appropriate.

"Commitment Fee" shall have the meaning set forth in Section 2.6(a).

"Commitment Percentage" shall mean the Revolving Commitment Percentage, the Initial Term Loan Commitment Percentage and/or the Delayed Draw Term Loan Commitment Percentage, as appropriate.

"Commitment Period" shall mean the period from and including the Closing Date to but not including the Revolving Commitment Termination Date.

"Confidential Information" shall have the meaning set forth in Section 9.15.

"Consolidated Capital Expenditures" shall mean, for any period, the sum of the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including Additional Acquisitions and Development Property Expenditures, but excluding (a) expenditures made in connection with any Permitted Acquisition, and (b) expenditures financed with the proceeds of Capital Leases and purchase money Indebtedness permitted by Section 6.1(c)) by the Credit Parties and their Subsidiaries during such period that, in conformity with GAAP, are included in "additions to property, plant or equipment" or comparable items reflected in the consolidated statement of cash flows of the Credit Parties and their Subsidiaries net of the amount of (i) any reimbursement payments made to the Borrower or any of its Subsidiaries by any third parties in connection with any such expenditures, and (ii) any sale and leaseback transaction proceeds received by the Borrower or any of its Subsidiaries from any third parties in connection with any such expenditure to the extent such proceeds are applied in accordance with Section 2.8(b), in each case, to the extent that such expenditures have actually been made by the Borrower or its Subsidiaries for such Fiscal Year.

"Consolidated EBITDA" shall mean, for any period, the sum of (a) Consolidated Net Income for such period, plus (b) an amount which, in the determination of Consolidated Net Income, has been deducted for (i) Consolidated Interest Expense for such period, (ii) total federal, state, local and foreign income, franchise, value added and similar taxes for such period, (iii) total depreciation expense for such period, (iv) total amortization expense for such period, including but not limited to amortization of leasehold improvements and amortization of goodwill, organization costs and other intangibles, (v) fees and expenses incurred in connection with the closing of the first amendment to the Existing Credit Agreement and this Credit Agreement (including for this purpose any expense or write-off associated with the refinancing of outstanding principal amounts under the Existing Credit Agreement), any secondary offering of the Borrower's Capital Stock and similar capital events (including, without limitation, debt and equity issuances), and (vi) non-cash compensation expenses arising from the issuance of stock, options to purchase stock and stock appreciation rights to the management of the Borrower, plus/minus (c) an amount which, in the determination of Consolidated Net Income, has been deducted (or added as the case may be) for other non-recurring non-cash items (excluding reserves for future cash charges) decreasing or increasing Consolidated Net Income, minus (d) non-cash charges previously added back to Consolidated Net Income in determining Consolidated EBITDA to the extent such non-cash charges have become cash charges during such period (to the extent included in the calculation of Consolidated Net Income), all of the foregoing as determined on a consolidated basis for the Credit Parties and their Subsidiaries in conformity with GAAP.

"Consolidated EBITDAR" shall mean, for any period, the sum of (a) Consolidated Net Income for such period, plus (b) an amount which, in the determination of Consolidated Net Income, has been deducted for (i) Consolidated Interest Expense for such period, (ii) total federal, state, local and foreign income, franchise, value added and similar taxes for such period, (iii) total depreciation expense for such period, (iv) total amortization expense for such period, including but not limited to amortization of leasehold improvements and to amortization of goodwill, organization costs and other intangibles, (v) Consolidated Rent Expense, (vi) fees and expenses incurred in connection with the closing of the first amendment to the Existing Credit Agreement and this Credit Agreement (including for this purpose any expense or write-off associated with the refinancing of outstanding principal amounts under the Existing Credit Agreement), any secondary offering of the Borrower's Capital Stock and similar capital events (including, without limitation, debt and equity issuances), and (vii) non-cash compensation expenses arising from the issuance of stock, options to purchase stock and stock appreciation rights to the management of the Borrower, plus/minus (c) an amount which, in the determination of Consolidated Net Income, has been deducted (or added as the case may be) for other non-recurring non-cash items (excluding reserves for future cash charges) decreasing or increasing Consolidated Net Income, minus (d) non-cash charges previously added back to Consolidated Net Income in determining Consolidated EBITDAR to the extent such non-cash charges have become cash charges during such period (to the extent included in the calculation of Consolidated Net Income), all of the foregoing as determined on a consolidated basis for the Credit Parties and their Subsidiaries in conformity with GAAP.

"Consolidated Interest Coverage Ratio" shall mean, as of any date of determination, the ratio of (a) Consolidated Pro Forma EBITDA for the four consecutive Fiscal Quarter period ending on or immediately prior to such date of determination to (b) Consolidated Interest Expense for the four consecutive Fiscal Quarter period ending as of the last day of the Fiscal Quarter of the Borrower ending on or immediately prior to such date of determination.

"Consolidated Interest Expense" shall mean, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of the Credit Parties and their Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of the Credit Parties and their Subsidiaries, including Letter of Credit Fees and net cash costs under Hedging Agreements (excluding any mark-to-market adjustments related to any Hedging Agreements), but excluding, however, any amortization or write-off of deferred financing costs, any prepayment penalties with respect to any issuances of Indebtedness and any amounts referred to in Section 2.6 payable to the Administrative Agent and the Lenders on or before the Closing Date.

"Consolidated Net Income" shall mean, for any period, the net income (or loss) of the Credit Parties and their Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided that there shall be excluded (a) the income (or loss) of any Person (other than a Subsidiary of the Borrower) in which any other Person (other than the Borrower or any of its Subsidiaries) has a joint interest, except to the extent of the amount of cash dividends or other distributions actually paid to the Borrower or any of its Subsidiaries by such Person during such period, (b) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries or such Person's assets are acquired by the Borrower or any of its Subsidiaries, (c) any after-tax gains or losses attributable to asset sales of any Pension Plan, (d) the cumulative effect of any adopted accounting change included in the current Fiscal Year's income statement and (e) (to the extent not included in clauses (a) through (d) above) any net extraordinary gains or net non-cash extraordinary losses.

"Consolidated Pro Forma EBITDA" shall mean, for any consecutive four Fiscal Quarter period, without duplication, (a) Consolidated EBITDA for such four Fiscal Quarter period, plus (b) for any Material Acquisition consummated during such four Fiscal Quarter period, (i) EBITDA of such acquired business determined as though such business were acquired as of the first day of such period by the Credit Parties and their Subsidiaries, plus (ii) the amount of any historical extraordinary or nonrecurring costs or expenses or other verifiable costs or expenses that will not continue after the acquisition date (including without limitation excess owner/management compensation), plus (iii) any reasonable operating expenses (including, without limitation, allocated general and administrative expenses) to be eliminated and any costs savings resulting from the inclusion of such acquired business under existing contractual arrangements, in each case that are (A) certified pursuant to an Officer's Certificate as reasonably likely to occur within one year after such acquisition, (B) supported by reasonable facts, (C) not duplicative of eliminated operating expenses and cost savings previously recognized and (D) are approved by the Administrative Agent minus (c) for any Material Disposition occurring during such four Fiscal Quarter period, EBITDA attributable to such disposition as though such disposition occurred as of the first day of such period by the Credit Parties and their Subsidiaries.

"Consolidated Pro Forma EBITDAR" shall mean, for any consecutive four Fiscal Quarter period, without duplication, (a) Consolidated EBITDAR for such four Fiscal Quarter period, plus (b) for any Material Acquisition consummated during such four Fiscal Quarter period, (i) EBITDAR of such acquired business determined as though such business were acquired as of the first day of such period by the Credit Parties and their Subsidiaries, plus (ii) the amount of any historical extraordinary or nonrecurring costs or expenses or other verifiable costs or expenses that will not continue after the acquisition date (including without limitation excess owner/management compensation), plus (iii) any reasonable operating expenses (including, without limitation, allocated general and administrative expenses) to be eliminated and any costs savings resulting from the inclusion of such acquired business under existing contractual arrangements, in each case that are (A) certified pursuant to an Officer's Certificate as reasonably likely to occur within one year after such acquisition, (B) supported by reasonable facts, (C) not duplicative of eliminated operating expenses and cost savings previously recognized and (D) are approved by the Administrative Agent minus (c) for any Material Disposition occurring during such four Fiscal Quarter period, EBITDAR attributable to such disposition as though such disposition occurred as of the first day of such period by the Credit Parties and their Subsidiaries.

"Consolidated Rent Expense" shall mean, for any period, all cash rent expense of the Credit Parties and their Subsidiaries on a consolidated basis for such period, as determined in accordance with GAAP.

"Consolidated Senior Secured Leverage Ratio" shall mean, as of any date of determination, the ratio of (a) Consolidated Total Debt (other than Subordinated Indebtedness and unsecured Indebtedness) as of the last day of the Fiscal Quarter of the Borrower ending on or immediately prior to such date net of cash and Cash Equivalents (but only to the extent such cash and Cash Equivalents shall not be subject to any Lien in favor of a third party other than Permitted Encumbrances permitted pursuant to Section 6.2(a)(i)) in excess of $40,000,000 on the balance sheet of the Borrower as of the last day of such Fiscal Quarter to (b) Consolidated Pro Forma EBITDA for the four consecutive Fiscal Quarter period ending on or immediately prior to such date of determination.

"Consolidated Total Adjusted Leverage Ratio" shall mean, as of any date of determination, the ratio of (a) Consolidated Total Debt as of the last day of the Fiscal Quarter of the Borrower ending on or immediately prior to such date net of cash and Cash Equivalents (but only to the extent such cash and Cash Equivalents shall not be subject to any Lien in favor of a third party other than Permitted Encumbrances permitted pursuant to Section 6.2(a)(i)) in excess of $40,000,000 on the balance sheet of the Borrower as of the last day of such Fiscal Quarter plus an amount equal to eight (8) times Consolidated Rent Expense to (b) Consolidated Pro Forma EBITDAR for the four consecutive Fiscal Quarter period ending on or immediately prior to such date of determination.

"Consolidated Total Debt" shall mean, as of any date of determination, all Indebtedness of the Credit Parties and their Subsidiaries other than (a) Letters of Credit to the extent undrawn, (b) customary indemnification obligations entered into in connection with an asset sale, a Permitted Acquisition or Development Property Expenditure permitted under this Agreement and (c) customary purchase price adjustments based on differences between estimated assets or liabilities at closing and subsequent final determination of such assets or liabilities following closing, in each case determined on a consolidated basis in accordance with GAAP

"Consolidated Total Leverage Ratio" shall mean, as of any date of determination, the ratio of (a) Consolidated Total Debt as of the last day of the Fiscal Quarter of the Borrower ending on or immediately prior to such date net of cash and Cash Equivalents (but only to the extent such cash and Cash Equivalents shall not be subject to any Lien in favor of a third party other than Permitted Encumbrances permitted pursuant to Section 6.2(a)(i)) in excess of $40,000,000 on the balance sheet of the Borrower as of the last day of such Fiscal Quarter to (b) Consolidated Pro Forma EBITDA for the four consecutive Fiscal Quarter period ending on or immediately prior to such date of determination.

"Consolidated Working Capital" shall mean, at any time, the excess of (i) current assets (excluding cash and Cash Equivalents) of the Credit Parties and their Subsidiaries on a consolidated basis at such time less (ii) current liabilities (but excluding the current portion of any long-term Indebtedness) of the Credit Parties and their Subsidiaries on a consolidated basis at such time, all in accordance with GAAP.

"Contingent Obligation" shall mean, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person (a) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (b) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (c) under Hedge Agreements. Contingent Obligations shall include (i) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, and (ii) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (A) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (B) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (A) or (B) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited.

"Continuing Directors" shall mean the directors of the Borrower on the Closing Date and each other director, if in each case such other director's nomination for election to the board of directors of the Borrower is recommended by a majority of the then serving members of the board of directors.

"Contractual Obligation" shall mean, as applied to any Person, any provision of any Capital Stock issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

"Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

"Convertible Hedging Agreement" shall mean any convertible note hedge transactions entered into for the purpose of hedging equity or other risks, and not for speculative purposes, in connection with the issuance of any Subordinated Indebtedness convertible into equity of the Borrower pursuant to its terms and permitted pursuant to Section 6.1(f).

"Copyright Licenses" shall mean any written agreement naming any Credit Party as licensor and granting any right under any Copyright including, without limitation, any thereof referred to in Schedule 3.21.

"Copyrights" shall mean (a) all registered United States copyrights in all Works, now existing or hereafter created or acquired, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Copyright office including, without limitation, any thereof referred to in Schedule 3.21, and (b) all renewals thereof including, without limitation, any thereof referred to in Schedule 3.21.

"Credit Documents" shall mean this Credit Agreement, each of the Notes, any Joinder Agreement, the Letters of Credit, any Assignment and Assumption, the LOC Documents and the Security Documents and all other agreements, documents, certificates and instruments delivered to the Administrative Agent or any Lender by any Credit Party in connection therewith (other than any agreement, document, certificate or instrument related to a Hedging Agreement).

"Credit Party" or "Credit Parties" shall mean any of the Borrower or the Guarantors, individually or collectively, as appropriate.

"Credit Party Obligations" shall mean, without duplication, (a) all of the obligations, indebtedness and liabilities of the Credit Parties to the Lenders (including the Issuing Lender) and the Administrative Agent, whenever arising, under this Credit Agreement, the Notes or any of the other Credit Documents including principal, interest, fees, reimbursements and indemnification obligations and other amounts (including, but not limited to, any interest accruing after the occurrence of a filing of a petition of bankruptcy under the Bankruptcy Code with respect to any Credit Party, regardless of whether such interest is an allowed claim under the Bankruptcy Code) and (b) all liabilities and obligations, whenever arising, owing from the Credit Parties or any of their Subsidiaries to any Hedging Agreement Provider arising under any Secured Hedging Agreement permitted pursuant to Section 6.3(g).

"Debt Issuance" shall mean the incurrence of any Indebtedness for borrowed money by any Credit Party or any of its Subsidiaries (excluding, for purposes hereof, any issuance by the Borrower of its Capital Stock or any Indebtedness of the Credit Parties and their Subsidiaries permitted to be incurred pursuant to Section 6.1 hereof).

"Default" shall mean any of the events specified in Section 7.1, whether or not any requirement for the giving of notice or the lapse of time, or both, or any other condition, has been satisfied.

"Defaulting Lender" shall mean, at any time, any Lender that, at such time (a) has failed to make a Loan required pursuant to the term of this Credit Agreement, including the funding of a Participation Interest in accordance with the terms hereof, (b) has failed to pay to the Administrative Agent or any Lender when due an amount owed by such Lender pursuant to the terms of this Credit Agreement, or (c) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or to a receiver, trustee or similar official.

"Delayed Draw Commitment Fee" shall have the meaning set forth in Section 2.6.

"Delayed Draw Commitment Termination Date" shall mean the earlier to occur of (a) May 15, 2008, (b) the fourth Delayed Draw Funding Date, and (c) the date upon which the Delayed Draw Term Loan Committed Amount is fully funded.

"Delayed Draw Funding Date" shall mean any Business Day occurring during the Delayed Draw Period in which the Borrower delivers a Notice of Borrowing in accordance with Section 2.2(b); provided, however, there shall be no more than four (4) Delayed Draw Funding Dates during the term of this Agreement.

"Delayed Draw Period" shall mean the period from and including the Closing Date to and including the Delayed Draw Commitment Termination Date.

"Delayed Draw Term Loan" shall have the meaning set forth in Section 2.2(b).

"Delayed Draw Term Loan Commitment" shall mean, with respect to each Delayed Draw Term Loan Lender, the commitment of such Delayed Draw Term Loan Lender to make its portion of the Delayed Draw Term Loan in a principal amount equal to such Delayed Draw Term Loan Lender's Delayed Draw Term Loan Commitment Percentage of the Delayed Draw Term Loan Committed Amount.

"Delayed Draw Term Loan Commitment Percentage" shall mean, for any Delayed Draw Term Loan Lender, the percentage identified as its Delayed Draw Term Loan Commitment Percentage on Schedule 1.1-6 or in the Register.

"Delayed Draw Term Loan Committed Amount" shall have the meaning set forth in Section 2.2(b).

"Delayed Draw Term Loan Lender" shall mean a Lender holding a Delayed Draw Term Loan Commitment or a portion of the outstanding Delayed Draw Term Loan.

"Deposit Account" shall mean a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

"Development Property" shall mean real property acquired by the Credit Parties for the purpose of developing and constructing one or more operating stores.

"Development Property Expenditure" shall mean any expenditure in order to acquire or develop a Development Property by the Credit Parties, other than as part of a Permitted Acquisition.

"Disqualified Capital Stock" shall mean, with respect to any Person, Capital Stock of such Person as to which (a) the maturity, (b) mandatory redemption or (c) redemption,

repurchase, conversion or exchange at the option of the holder thereof occurs, or may occur, on or prior to the date that is six months after the Term Loan Maturity Date; provided, however, that such Capital Stock that would not otherwise be characterized as Disqualified Capital Stock under this definition shall not constitute Disqualified Capital Stock solely as a result of provisions thereof giving holders thereof the right to require such Person to repurchase or redeem Capital Stock upon the occurrence of a "change of control" occurring prior to the Term Loan Maturity Date, if (i) such repurchase obligation may not be triggered unless an Event of Default under this Agreement also arises and (ii) no such repurchase or redemption is permitted to be consummated unless and until all Credit Party Obligations (other than inchoate indemnification and reimbursement obligations) shall have been satisfied in full.

"Dollars" and "$" shall mean dollars in lawful currency of the United States of America.

"Domestic Lending Office" shall mean, initially, the office of each Lender designated as such Lender's Domestic Lending Office with the Administrative Agent; and thereafter, such other office of such Lender as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office of such Lender at which Alternate Base Rate Loans of such Lender are to be made.

"Domestic Subsidiary" shall mean any Subsidiary that is organized and existing under the laws of the United States or any state or commonwealth thereof or under the laws of the District of Columbia.

"EBITDA" shall mean for any business acquired by the Credit Parties and their Subsidiaries, "Consolidated EBITDA" as defined herein substituting references to such acquired business for references to "the Credit Parties and their Subsidiaries" as used in such definition.

"EBITDAR" shall mean for any business acquired by the Credit Parties and their Subsidiaries, "Consolidated EBITDAR" as defined herein substituting references to such acquired business for references to "the Credit Parties and their Subsidiaries" as used in such definition.

"Employee Benefit Plan" shall mean any "employee benefit plan" as defined in Section 3(3) of ERISA which is or was maintained or contributed to by the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates.

"Environmental Claim" shall mean any written investigation, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any governmental authority or any other Person, arising (a) pursuant to or in connection with any actual or alleged violation of any Environmental Law, (b) in connection with any Hazardous Materials or any actual or alleged Hazardous Materials Activity, or (c) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

"Environmental Laws" shall mean any and all current or future statutes, ordinances, orders, rules, regulations, guidance documents, judgments, Governmental Authorizations, or any other published requirements of Governmental Authorities relating to (a) environmental matters, including those relating to any Hazardous Materials Activity, (b) the generation, use, storage, transportation or disposal of Hazardous Materials, or (c) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to the Borrower or any of its Subsidiaries or any Facility, including the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. § 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. §136 et seq.), the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), the Oil Pollution Act (33 U.S.C. § 2701 et seq.) and the Emergency Planning and Community Right-to-Know Act (42 U.S.C. § 11001 et seq.), each as amended or supplemented, any analogous present or future state or local statutes or laws, and any regulations promulgated pursuant to any of the foregoing.

"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

"ERISA Affiliate" shall mean, as applied to any Person, (a) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Code of which that Person is a member; (b) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which that Person is a member; and (c) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Code of which that Person, any corporation described in clause (a) above or any trade or business described in clause (b) above is a member. Any former ERISA Affiliate of the Borrower or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of the Borrower or such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of the Borrower or such Subsidiary and with respect to liabilities arising after such period for which the Borrower or such Subsidiary could be liable under the Code or ERISA.

"ERISA Event" shall mean (a) a "reportable event" within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (b) the failure to meet the minimum funding standards of Section 412 of the Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Code) or the failure to make by its due date a required installment under Section 412(m) of the Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (c) the distribution of a notice of intent to terminate or the actual termination of an Employee Benefit Plan pursuant to Section 4041(a)(2) or 4041A of ERISA; (d) the withdrawal by the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Section 4063 or 4064 of ERISA; (e) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which constitutes grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (f) the imposition of liability on the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (g) the withdrawal of the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or it is insolvent pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (h) the occurrence of an act or omission which could give rise to the imposition on the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (i) the assertion of a material claim (other than routine claims for benefits or for a qualified domestic relations order) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (j) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Code) to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Code; (k) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Code or pursuant to ERISA with respect to any Pension Plan; or (l) the adoption of an amendment to any Employee Benefit Plan requiring the provision of security to such Employee Benefit Plan pursuant to Section 307 of ERISA.

"Eurodollar Reserve Percentage" shall mean for any day, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) in respect of Eurocurrency liabilities, as defined in Regulation D of such Board as in effect from time to time, or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

"Event of Default" shall mean any of the events specified in Section 7.1; provided, however, that any requirement for the giving of notice or the lapse of time, or both, or any other condition, has been satisfied.

"Excess Cash Flow" shall mean, with respect to each Fiscal Year for the Credit Parties and their Subsidiaries on a consolidated basis, an amount equal to (a) Consolidated EBITDA for such period minus (b) Consolidated Capital Expenditures actually made by any Credit Party or Subsidiary for such period to the extent not financed with the proceeds of Indebtedness minus (c) Scheduled Debt Payments made during such period minus (d) Consolidated Interest Expense actually paid in cash by a Credit Party or Subsidiary for such period minus (e) amounts actually paid in cash in respect of total federal, state, local and foreign income, value added and similar taxes for such period minus (f) increases or plus decreases in Consolidated Working Capital for such period from the same period in the prior Fiscal Year minus (g) cash paid during such Fiscal

Year as consideration in connection with a Permitted Acquisition to the extent such cash paid has not been previously deducted in calculating Excess Cash Flow for a prior Fiscal Year pursuant to clause (h), minus (h) cash to be paid as consideration in connection with a Permitted Acquisition to the extent such Permitted Acquisition will not be financed with the proceeds of Indebtedness and to the extent a Credit Party has entered into a letter of intent during such Fiscal Year with respect to such Permitted Acquisition; provided that, if such letter of intent (or the purchase agreement with respect to such Permitted Acquisition) is terminated or if such Permitted Acquisition is not consummated, the Borrower shall promptly prepay the Loans and/or cash collateralize the LOC Obligations in an amount equal to such cash to the extent required by, and in accordance with the terms of, Section 2.8(b)(v).

"Excluded Taxes" shall mean, with respect to the Administrative Agent, any Lender, the Issuing Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or it is deemed to be doing business, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender, any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new lending office) or is attributable to such Foreign Lender's failure or inability (other than as a result of a Change in Law) to comply with Section 2.19, except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.19.

"Existing Hedging Agreements" shall mean the Hedging Agreements described on Schedule 1.1-5.

"Existing Letters of Credit" shall mean the letters of credit described by date of issuance, amount, purpose and the date of expiry on Schedule 1.1-4 hereto.

"Extension of Credit" shall mean, as to any Lender, the making of a Loan by such Lender or the issuance of, or participation in, a Letter of Credit by such Lender.

"Facilities" shall mean any and all real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased or operated by the Borrower or any of its Subsidiaries or any of their respective predecessors or Affiliates.

"Federal Funds Effective Rate" shall have the meaning set forth in the definition of "Alternate Base Rate".

"Fee Letter" shall mean the letter agreement dated April 9, 2007 addressed to the Borrower from JPMorgan Chase Bank, National Association, J.P. Morgan Securities Inc., Wachovia, Wachovia Capital Markets, LLC, BMO Capital Markets Financing, Inc., and Bank of Montreal (acting under its trade name BMO Capital Markets), as amended, modified or otherwise supplemented.

"Financial Plan" shall have the meaning set forth in Section 5.1(l).

"First Priority" shall mean, with respect to any Lien purported to be created in any Collateral pursuant to any Security Document, that (a) such Lien has priority over any other Lien on such Collateral other than any Permitted Encumbrances having priority by operation of law over the Liens purported to be created pursuant to the Security Documents and (b) such Lien is the only Lien (other than Permitted Encumbrances permitted pursuant to Section 6.2(a)(i)) to which such Collateral is subject.

"Fiscal Quarter" shall mean a fiscal quarter of any Fiscal Year.

"Fiscal Year" shall mean the fiscal year of the Credit Parties and their Subsidiaries ending on the last Thursday in September of each calendar year.

"Flood Hazard Property" shall mean a Mortgaged Property located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

"Foreign Lender" shall mean any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

"Fund" shall mean any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

"GAAP" shall mean generally accepted accounting principles in effect in the United States of America applied on a consistent basis, subject, however, in the case of determination of compliance with the financial covenants set out in Section 6.6 to the provisions of Section 1.3.

"Government Acts" shall have the meaning set forth in Section 2.20.

"Governmental Authority" shall mean the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

"Governmental Authorization" shall mean any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

"Guarantor" shall mean any of the Domestic Subsidiaries identified as a "Guarantor" on the signature pages hereto and the Additional Credit Parties which execute a Joinder Agreement, together with their successors and permitted assigns.

"Guaranty" shall mean the guaranty of the Guarantors set forth in Article X.

"Hazardous Materials" shall mean (a) any chemical, material or substance at any time defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", acutely hazardous waste", "radioactive waste", "biohazardous waste", "pollutant", "toxic pollutant", "contaminant", "restricted hazardous waste", "infectious waste", "toxic substances", or any other term or expression intended to define, list or classify substances by reason of properties harmful to health, safety or the indoor or outdoor environment (including harmful properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental Laws); (b) any oil, petroleum, petroleum fraction or petroleum derived substance; (c) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (d) any flammable substances or explosives; (e) any radioactive materials; (f) any asbestos-containing materials; (g) urea formaldehyde foam insulation; (h) electrical equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls; (i) pesticides; and (j) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

"Hazardous Materials Activity" shall mean any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

"Hedging Agreement Provider" shall mean any Person that enters into a Secured Hedging Agreement with a Credit Party or any of its Subsidiaries that is permitted by Section 6.3(g) to the extent such Person is (a) a Lender, (b) an Affiliate of a Lender, (c) any other Person that was a Lender (or an Affiliate of a Lender) at the time it entered into the Secured Hedging Agreement but has ceased to be a Lender (or whose Affiliate has ceased to be a Lender) under the Credit Agreement or (d) a party to an Existing Hedging Agreement.

"Hedging Agreements" shall mean, with respect to any Person, any agreement entered into to protect such Person against fluctuations in interest rates, or currency or raw materials values, including, without limitation, any interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more counterparties, any foreign currency exchange agreement, currency protection agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements.

"Incremental Facility" shall have the meaning set forth in Section 2.3.

"Indebtedness" shall mean, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person (other than any such obligations incurred under ERISA or which represent accounts payable incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person in accordance with GAAP, (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all Contingent Obligations of such Person with respect to Indebtedness of another Person, (g) the principal portion of all obligations of such Person under Capital Leases, (h) all Disqualified Capital Stock issued by such Person, (i) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product, and (j) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer. Obligations under Hedging Agreements shall constitute Contingent Obligations, but not Indebtedness.

"Indemnified Taxes" shall mean Taxes other than Excluded Taxes.

"Indemnitee" shall have the meaning set forth in Section 9.5(b).

"Initial Term Loan" shall have the meaning set forth in Section 2.2(a).

"Initial Term Loan Commitment" shall mean, with respect to each Initial Term Loan Lender, the commitment of such Initial Term Loan Lender to make its portion of the Initial Term Loan in a principal amount equal to such Initial Term Loan Lender's Initial Term Loan Commitment Percentage of the Initial Term Loan Committed Amount.

"Initial Term Loan Commitment Percentage" shall mean, for any Initial Term Loan Lender, the percentage identified as its Initial Term Loan Commitment Percentage on Schedule 1.1-6 or in the Register.

"Initial Term Loan Committed Amount" shall have the meaning set forth in Section 2.2(a).

"Initial Term Loan Lender" shall mean a Lender holding a Initial Term Loan Commitment or a portion of the outstanding Initial Term Loan.

"Intellectual Property" shall mean all Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses.

"Interest Coverage Incurrence Test" shall mean the requirement that the Consolidated Interest Coverage Ratio shall be greater than 2.25 to 1.0; provided that, for purposes of determining the Interest Coverage Incurrence Test for any incurrence of Indebtedness pursuant to Section 6.1(f), the Consolidated Interest Coverage Ratio shall be calculated to include the Consolidated Interest Expense with respect to such Indebtedness on a pro forma basis as if such Indebtedness had been incurred at the beginning of the period of determination of the Consolidated Interest Coverage Ratio.

"Interest Payment Date" shall mean (a) as to any Alternate Base Rate Loan, the last day of each March, June, September and December and on the applicable Maturity Date, (b) as to any LIBOR Rate Loan having an Interest Period of three months or less, the last day of such Interest Period, and (c) as to any LIBOR Rate Loan having an Interest Period longer than three months, each day which is three months after the first day of such Interest Period and the last day of such Interest Period.

"Interest Period" shall mean, with respect to any LIBOR Rate Loan,

(a) initially, the period commencing on the Borrowing Date or conversion date, as the case may be, with respect to such LIBOR Rate Loan and ending one, two, three or six months thereafter, as selected by the Borrower in the notice of borrowing or notice of conversion given with respect thereto; and

(b) thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such LIBOR Rate Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that the foregoing provisions are subject to the following:

(i) if any Interest Period pertaining to a LIBOR Rate Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(ii) any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month;

(iii) if the Borrower shall fail to give notice as provided above, the Borrower shall be deemed to have selected an Alternate Base Rate Loan to replace the affected LIBOR Rate Loan;

(iv) no Interest Period in respect of any Loan shall extend beyond the applicable Maturity Date and, further with regard to the Term Loan, no Interest Period shall extend beyond any principal amortization payment date unless the portion of the Term Loan consisting of Alternate Base Rate Loans together with the portion of the Term Loan consisting of LIBOR Rate Loans with Interest Periods expiring prior to or concurrently with the date such principal amortization payment date is due, is at least equal to the amount of such principal amortization payment due on such date; and

(v) no more than ten (10) LIBOR Rate Loans may be in effect at any time. For purposes hereof, LIBOR Rate Loans with different Interest Periods shall be considered as separate LIBOR Rate Loans, even if they shall begin on the same date and have the same duration, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new LIBOR Rate Loan with a single Interest Period.

"Investment" shall mean (a) any direct or indirect purchase or other acquisition by the Borrower or any of its Subsidiaries of, or of a beneficial interest in, any Capital Stock of any other Person, (b) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of the Borrower from any Person other than the Borrower or any of its Subsidiaries, of any Capital Stock of such Person, or (c) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar items in the ordinary course of business) or capital contribution by the Borrower or any of its Subsidiaries to any other Person (other than a wholly-owned Subsidiary of the Borrower), including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

"Issuing Lender" shall mean, as the context may require, either Wachovia or any Lender designated by the Borrower and approved by the Administrative Agent, together with any successor to any such issuing lender hereunder.

"Issuing Lender Fees" shall have the meaning set forth in Section 2.6(c).

"Joinder Agreement" shall mean a Joinder Agreement substantially in the form of Schedule 5.9, executed and delivered by an Additional Credit Party in accordance with the provisions of Section 5.9.

"Joint Venture" shall mean a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided that in no event shall any Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

"Lender" shall have the meaning set forth in the first paragraph of this Credit Agreement.

"Letters of Credit" shall mean (a) any letter of credit issued by the Issuing Lender pursuant to Section 2.4 and (b) any Existing Letter of Credit, in each case as such letter of credit may be amended, modified, extended, renewed or replaced from time to time.

"Letter of Credit Fee" shall have the meaning set forth in Section 2.6(b).

"LIBOR" shall mean, for any LIBOR Rate Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "LIBOR" shall mean, for any LIBOR Rate Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%). If, for any reason, neither of such rates is available, then "LIBOR" shall mean the rate per annum at which, as determined by the Administrative Agent, Dollars in an amount comparable to the Loans then requested are being offered to leading banks at approximately 11:00 a.m. London time, two (2) Business Days prior to the commencement of the applicable Interest Period for settlement in immediately available funds by leading banks in the London interbank market for a period equal to the Interest Period selected.

"LIBOR Lending Office" shall mean, initially, the office of each Lender designated as such Lender's LIBOR Lending Office with the Administrative Agent; and thereafter, such other office of such Lender as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office of such Lender at which the LIBOR Rate Loans of such Lender are to be made.

"LIBOR Rate" shall mean a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) determined by the Administrative Agent pursuant to the following formula:

LIBOR Rate =	LIBOR

1.00 – Eurodollar Reserve Percentage

"LIBOR Rate Loan" shall mean Loans the rate of interest applicable to which is based on the LIBOR Rate.

"Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any priority or other security agreement or preferential arrangement having the practical effect of any of the foregoing, of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Capital Lease having substantially the same economic effect as any of the foregoing).

"Loan" shall mean a Revolving Loan, a Swingline Loan, Initial Term Loan and/or the Delayed Draw Term Loan, as appropriate.

"LOC Commitment" shall mean the commitment of the Issuing Lender to issue Letters of Credit and with respect to each Lender, the commitment of such Lender to purchase participation interests in the Letters of Credit up to such Lender's "LOC Commitment" as specified on Schedule 1.1-6 or in the Register, as such amount may be reduced from time to time in accordance with the provisions hereof.

"LOC Committed Amount" shall have the meaning set forth in Section 2.4(a).

"LOC Documents" shall mean, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or (b) any collateral security for such obligations.

"LOC Mandatory Borrowing" shall have the meaning set forth in Section 2.4(e).

"LOC Obligations" shall mean, at any time, the sum of (a) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (b) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Lender but not theretofore reimbursed.

"Margin Stock" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

"Material Acquisition" shall mean any acquisition of assets and/or a business (including any acquisition of the Capital Stock or other equity interests of another Person) or series of such related acquisitions (a) that constitutes a Permitted Acquisition and (b) with respect to which, the total consideration for which exceeds $1,000,000.

"Material Adverse Effect" shall mean a material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of the Credit Parties and their Subsidiaries taken as a whole, (b) the ability of the Borrower or any Guarantor to perform its obligations, when such obligations are required to be performed, under this Credit Agreement, any of the Notes or any other Credit Document or (c) the validity or enforceability of this Credit Agreement, any of the Notes or any of the other Credit Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder or the perfection or priority of any Lien in favor of the Administrative Agent on any material portion of the Collateral.

"Material Contract" shall mean each of the contracts set forth on Schedule 1.1-3 annexed hereto and any other contract or other arrangement to which the Borrower or any of its Subsidiaries is a party (other than the Credit Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

"Material Disposition" shall mean any disposition of assets or series of related dispositions of assets with a fair market value greater than $1,000,000.

"Maturity Date" shall mean (i) with respect to the Term Loan, the Term Loan Maturity Date and (ii) with respect to the Revolving Loans, the Revolving Commitment Termination Date.

"Moody's" shall mean Moody's Investors Service, Inc.

"Mortgage" shall mean a security instrument (whether designated as a deed of trust, a mortgage, a deed to secure debt or by any similar title) executed and delivered by any Credit Party in favor of the Administrative Agent, in such form as may be approved by the Administrative Agent in its sole discretion, in each case with such changes thereto as may be recommended by the Administrative Agent's local counsel based on local laws or customary local mortgage, deed to secured debt or deed of trust practices, as such security instrument may be amended, supplemented or otherwise modified from time to time.

"Mortgage Notice Date" shall mean the end of the second Fiscal Quarter or the end of the fourth Fiscal Quarter, as appropriate, of any Fiscal Year.

"Mortgaged Property" shall mean any real property of the Credit Parties subject to a Mortgage.

"Multiemployer Plan" shall mean any Employee Benefit Plan which is a "multiemployer plan" as defined in Section 3(37) of ERISA.

"Net Cash Consideration" shall mean, with respect to any Permitted Acquisition, (a) the gross purchase price paid by the Credit Parties and their Subsidiaries with respect to such Permitted Acquisition, reduced by (b) the net cash proceeds received by or to be received by the Credit Parties and their Subsidiaries from any sale and leaseback of real property acquired through such Permitted Acquisition and permitted under Section 6.8 to the extent (i) such sale and leaseback is consummated simultaneously with such Permitted Acquisition or (ii) a commitment letter, letter of intent or other binding contract pursuant to which such sale and leaseback will be provided has been executed and is in full force and effect as of the date of such Permitted Acquisition, and such sale and leaseback is consummated within 90 days after the date of such Permitted Acquisition in accordance with the terms of such commitment letter, letter of intent or binding contract (a copy of which shall be provided to the Administrative Agent prior to the consummation of such Permitted Acquisition).

"Net Cash Proceeds" shall mean the aggregate Cash proceeds received by any Credit Party or any Subsidiary in respect of any Asset Disposition, Debt Issuance or Recovery Event

(including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received), net of (a) direct costs (including, without limitation, legal, accounting and investment banking fees, and sales commissions), (b) taxes reasonably estimated to be actually payable in connection with such Asset Disposition, Debt Issuance or Recovery Event as a result of such Asset Disposition, Debt Issuance or Recovery Event, (c) with respect to any Asset Disposition or Recovery Event, payment of the principal amount, premium or penalty, if any, on any Indebtedness (other than the Obligations) secured by a Lien on the assets or Capital Stock sold and required to be repaid because of such Asset Disposition or Recovery Event, and (d) with respect to any Asset Disposition, reasonable reserves established in good faith by the Borrower (and reasonably acceptable to the Administrative Agent) in respect of (i) possible adjustments to the sale price, (ii) any retained liabilities or obligations relating to the assets sold and (iii) indemnification obligations undertaken with respect to indemnification provisions and representations and warranties in connection with such Asset Disposition. "Net Cash Proceeds" shall include, without limitation, any Cash received upon the sale or other disposition of any non-cash consideration received by any Credit Party or any Subsidiary in any Asset Disposition, Debt Issuance or Recovery Event.

"Note" or "Notes" shall mean the Revolving Notes, the Swingline Note and/or the Term Notes, collectively, separately or individually, as appropriate.

"Notice of Borrowing" shall mean the written notice of borrowing as referenced and defined in Section 2.1(b)(i), 2.2(b)(i) or 2.5(b)(i), as appropriate.

"Notice of Conversion" shall mean the written notice of extension or conversion as referenced and defined in Section 2.11.

"Obligations" shall mean, collectively, Loans and LOC Obligations and all other obligations of the Credit Parties to the Administrative Agent and the Lenders under the Credit Documents.

"OFAC" shall mean the U.S. Department of the Treasury's Office of Foreign Assets Control.

"Officer's Certificate" shall mean, as applied to any corporation, a certificate executed on behalf of such corporation by a Responsible Officer; provided that every Officers' Certificate with respect to the compliance with a condition precedent to the making of any Loans hereunder shall include (a) a statement that the Responsible Officer making or giving such Officers' Certificate has read such condition and any definitions or other provisions contained in this Agreement relating thereto, (b) a statement that, in the opinion of the signers, they have made or have caused to be made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such condition has been complied with, and (c) a statement as to whether, in the opinion of the signers, such condition has been complied with.

"Operating Lease" shall mean, as applied to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease other than any such lease under which that Person is the lessor.

"Other Taxes" shall mean all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Credit Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Credit Document.

"Participant" has the meaning assigned to such term in clause (d) of Section 9.6.

"Participation Interest" shall mean the purchase by a Lender of a participation interest in Letters of Credit as provided in Section 2.4 and in Swingline Loans as provided in Section 2.5.

"Patent License" shall mean all agreements, whether written or oral, providing for the grant by or to a Credit Party of any right to manufacture, use or sell any invention covered by a Patent, including, without limitation, any thereof referred to in Schedule 3.21.

"Patents" shall mean (a) all letters patent of the United States or any other country and all reissues and extensions thereof, including, without limitation, any thereof referred to in Schedule 3.21, and (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any thereof referred to in Schedule 3.21.

"Patriot Act" shall mean the USA Patriot Act, Title III of Pub. L. 107-56, signed into law October 26, 2001, as amended, modified or replaced from time to time.

"PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, or any successor thereto.

"Pension Plan" shall mean any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

"Permitted Acquisition" shall mean an acquisition of assets or a business effected in accordance with the provisions of Section 6.7(d).

"Permitted Encumbrances" shall mean the following types of Liens (excluding any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Code or by ERISA, any such Lien relating to or imposed in connection with any Environmental Claim, and any such Lien expressly prohibited by any applicable terms of any of the Security Documents):

(a) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by Section 5.3;

(b) statutory Liens of landlords, statutory Liens of banks and rights of set-off, statutory Liens of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law, in each case incurred in the ordinary course of business (i) for amounts not yet overdue or (ii) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of 30 days) are being contested in good faith by appropriate proceedings, so long as (A) such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts, and (B) in the case of a Lien with respect to any portion of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral on account of such Lien;

(c) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

(d) any attachment or judgment Lien not constituting an Event of Default under Section 7.1(h);

(e) leases or subleases granted to third parties in accordance with any applicable terms of the Security Documents and not interfering in any material respect with the ordinary conduct of the business of the Borrower or any of its Subsidiaries or resulting in a material diminution in the value of any Collateral as security for the Credit Party Obligations;

(f) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of the Borrower or any of its Subsidiaries or result in a material diminution in the value of any Collateral as security for the Credit Party Obligations;

(g) any (i) interest or title of a lessor or sublessor under any lease permitted under this Agreement, (ii) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (iii) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (ii), so long as the holder of such restriction or encumbrance agrees to recognize (if required to do so pursuant to the provisions of such lease) the rights of such lessee or sublessee under such lease;

(h) Liens arising from filing Uniform Commercial Code financing statements relating to leases permitted by this Agreement or consignments or similar arrangements relating to the sale of goods in the ordinary course of business;

(i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(j) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property;

(k) Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of the Borrower and its Subsidiaries;

(l) licenses of Intellectual Property rights granted by the Borrower or any of its Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of the Borrower or such Subsidiary; and

(m) Liens in favor of a Hedging Agreement Provider in connection with any Secured Hedging Agreement, but only if such Hedging Agreement Provider and the Administrative Agent, on behalf of the Lenders, shall share pari passu in the Collateral subject to such Liens.

"Permitted Investments" shall have the meaning set forth in Section 6.3.

"Permitted Liens" shall have the meaning set forth in Section 6.2.

"Permitted Sale Leaseback Transactions" shall mean sale leaseback transactions that are permitted pursuant to Section 6.8 of this Agreement.

"Person" shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

"Pledge Agreement" shall mean the Third Amended and Restated Pledge Agreement dated as of the Closing Date to be executed in favor of the Administrative Agent, for the benefit of the Lenders, by the Borrower and each of the other Credit Parties, as amended, modified, restated or supplemented from time to time.

"Pledged Collateral" shall have the meaning set forth in the Pledge Agreement.

"Prime Rate" shall have the meaning set forth in the definition of Alternate Base Rate.

"PTO" shall mean the United States Patent and Trademark Office.

"Real Property Asset" shall mean, at any time of determination, any interest then owned by any Credit Party in any real property.

"Recovery Event" shall mean (a) theft, loss, physical destruction or damage, taking or similar event with respect to any property or assets owned by the Borrower or any of its Subsidiaries which results in the receipt by the Borrower or any of its Subsidiaries of any cash insurance proceeds or condemnation award payable by reason thereof and (b) any event resulting in the receipt by the Borrower or any of its Subsidiaries of business interruption insurance proceeds.

"Register" shall have the meaning set forth in Section 9.6(c).

"Related Agreements" shall mean, collectively, the Related Financing Documents and the Affiliate Agreements.

"Related Financing Documents" shall mean, collectively, the Senior Subordinated Notes, the Senior Subordinated Note Indenture, the Senior Subordinated Convertible Notes, the Senior Subordinated Convertible Note Indenture and all other agreements or instruments delivered pursuant to or in connection with any of the foregoing including any purchase agreement or registration rights agreement.

"Related Parties" shall mean, with respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person's Affiliates.

"Release" shall mean any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), including the movement of any Hazardous Materials through the air, soil, surface water or groundwater.

"Required Delayed Draw Term Loan Lenders" shall mean, as of any date of determination, Delayed Draw Term Loan Lenders holding at least a majority of the outstanding Delayed Draw Term Loans and the outstanding Delayed Draw Term Loan Commitments (to the extent such Delayed Draw Term Loan Commitments have not been funded and remain in effect); provided, however, that if any Delayed Draw Term Loan Lender shall be a Defaulting Lender at such time, then there shall be excluded from the determination of Required Delayed Draw Term Loan Lenders, Obligations owing to such Defaulting Lender and such Defaulting Lender's Delayed Draw Term Loan Commitments.

"Required Initial Term Loan Lenders" shall mean, as of any date of determination, Initial Term Loan Lenders holding at least a majority of the outstanding Initial Term Loan; provided, however, that if any Lender shall be a Defaulting Lender at such time, then there shall be excluded from the determination of Required Initial Term Loan Lenders, Obligations owing to such Defaulting Lender.

"Required Lenders" shall mean, as of any date of determination, Lenders holding at least a majority of (a) the outstanding Revolving Commitments, Delayed Draw Term Loan Commitments (to the extent such Delayed Draw Term Loan Commitments have not been funded and remain in effect), Initial Term Loan and Delayed Draw Term Loan or (b) if the Commitments have been terminated, the outstanding Loans and Participation Interests; provided, however, that if any Lender shall be a Defaulting Lender at such time, then there shall be excluded from the determination of Required Lenders, Credit Party Obligations (including Participation Interests) owing to such Defaulting Lender and such Defaulting Lender's Commitments.

"Required Revolving Lenders" shall mean, as of any date of determination, Revolving Lenders holding at least a majority of (a) the outstanding Revolving Commitments or (b) if the

Revolving Commitments have been terminated, the outstanding Revolving Loans and Participation Interests; provided, however, that if any Revolving Lender shall be a Defaulting Lender at such time, then there shall be excluded from the determination of Required Revolving Lenders, Obligations (including Participation Interests) owing to such Defaulting Lender and such Defaulting Lender's Revolving Commitments.

"Required Term Loan Lenders" shall mean, as of any date of determination, Lenders holding at least a majority of the outstanding Initial Term Loans, Delayed Draw Term Loans and the Delayed Draw Term Loan Commitments (to the extent such Delayed Draw Term Loan Commitments have not been funded and remain in effect); provided, however, that if any such Lender shall be a Defaulting Lender at such time, then there shall be excluded from the determination of Required Term Loan Lenders, Obligations owing to such Defaulting Lender and such Defaulting Lender's Term Loan Commitments.

"Requirement of Law" shall mean, as to any Person, the Certificate of Incorporation and By-laws or other organizational or governing documents of such Person, and each law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

"Responsible Officer" shall mean any executive officer and, with respect to financial matters, the chief financial officer, chief accounting officer, controller or treasurer.

"Restricted Junior Payment" shall mean (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of the Borrower now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of the Borrower now or hereafter outstanding, (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of the Borrower now or hereafter outstanding, and (d) except for any refinancings, exchanges, extensions and renewals permitted pursuant to Section 6.1(f), any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness.

"Revolving Commitment" shall mean, with respect to each Revolving Lender, the commitment of such Revolving Lender to make Revolving Loans in an aggregate principal amount at any time outstanding up to the amount of such Revolving Lender's "Revolving Commitment" as specified in on Schedule 1.1-6 or in the Register, as such amount may be reduced or increased from time to time in accordance with the terms hereof.

"Revolving Commitment Percentage" shall mean, for each Revolving Lender, the percentage identified as its Revolving Commitment Percentage on Schedule 1.1-6 or in the Register, as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 9.6(c).

"Revolving Commitment Termination Date" shall mean the date that is six (6) years after the Closing Date.

"Revolving Committed Amount" shall have the meaning set forth in Section 2.1.

"Revolving Facility" shall mean Revolving Commitments and the Extensions of Credit made pursuant to Sections 2.1, 2.4 and 2.5.

"Revolving Lender" shall mean, as of any date of determination, a Lender holding a Revolving Commitment, a Revolving Loan or a Participation Interest on such date.

"Revolving Loans" shall have the meaning set forth in Section 2.1.

"Revolving Note" or "Revolving Notes" shall mean the promissory notes of the Borrower in favor of each of the Lenders evidencing the Revolving Loans provided pursuant to Section 2.1(e), individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time.

"S&P" shall mean Standard & Poor's Ratings Group, a division of The McGraw Hill Companies, Inc.

"Sanctioned Country" shall mean a country subject to a sanctions program identified on the list maintained by OFAC and made publicly available, or as otherwise published from time to time.

"Sanctioned Person" shall mean (i) a Person named on the list of "Specially Designated Nationals and Blocked Persons" maintained by OFAC and made publicly available, or as otherwise published from time to time, or (ii) (A) an agency of the government of a Sanctioned Country, (B) an organization controlled by a Sanctioned Country, or (C) a person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.

"Scheduled Debt Payments" shall mean, as of any date of determination for the Credit Parties and their Subsidiaries, the sum of all scheduled payments of principal on Indebtedness for the applicable period ending on the date of determination (including the principal component of payments due on Capital Leases during the applicable period ending on the date of determination), as such scheduled payments may be adjusted from time to time as a result of mandatory prepayments made pursuant to Section 2.8(b).

"Secured Hedging Agreement" shall mean (a) any Existing Hedging Agreement and (b) any Hedging Agreement (other than any Convertible Hedging Agreement) between a Credit Party and a Hedging Agreement Provider, as amended, modified, supplemented, extended or restated from time to time.

"Security Agreement" shall mean the Third Amended and Restated Security Agreement dated as of the Closing Date given by the Borrower and the other Credit Parties to the Administrative Agent, for the benefit of the Lenders, as amended, modified or supplemented from time to time in accordance with its terms.

"Security Documents" shall mean the Security Agreement, the Pledge Agreement, the Mortgages, the Additional Mortgages, the Collateral Account Agreement and any other documents executed and delivered in connection with the granting, attachment and perfection of the Administrative Agent's security interests and liens arising thereunder, including, without limitation, Uniform Commercial Code financing statements.

"Senior Secured Leverage Incurrence Test" shall mean the requirement that the Consolidated Senior Secured Leverage Ratio shall be less than 4.0 to 1.0.

"Senior Subordinated Convertible Note Indenture" shall mean the indenture dated as of November 22, 2005, among the Borrower, the guarantors named therein and U.S. Bank National Association as successor to Wachovia, as trustee, pursuant to which the Senior Subordinated Convertible Notes were issued, as such indenture may be amended from time to time to the extent permitted under Section 6.13.

"Senior Subordinated Convertible Notes" shall mean the 3.0% Senior Subordinated Convertible Notes due 2012 of the Borrower issued pursuant to the Senior Subordinated Convertible Note Indenture, as such convertible notes may be amended from time to time to the extent permitted under Section 6.13.

"Senior Subordinated Note Indenture" shall mean the indenture dated as of February 13, 2004, among the Borrower, the guarantors named therein and U.S. Bank National Association as successor to Wachovia, as trustee, pursuant to which the Senior Subordinated Notes were issued, as such indenture may be amended from time to time to the extent permitted under Section 6.13.

"Senior Subordinated Notes" shall mean the 7.75% Senior Subordinated Notes due 2014 of the Borrower issued pursuant to the Senior Subordinated Note Indenture, as such notes may be amended from time to time to the extent permitted under Section 6.13.

"Solvent" shall mean, with respect to any Person, as of the date of determination that such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

"Subordinated Indebtedness" shall mean (a) the Indebtedness of the Borrower evidenced by the Senior Subordinated Notes, the Indebtedness of the Borrower evidenced by the Senior Subordinated Convertible Notes and any subordinated indebtedness issued in compliance with Section 6.1(f) and (b) any other Indebtedness of the Borrower subordinated in right of payment to the Credit Party Obligations pursuant to documentation containing maturities, amortization schedules, covenants, defaults, remedies, subordination provisions and other material terms in form and substance reasonably satisfactory to the Administrative Agent.

"Subsidiary" shall mean, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Credit Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

"Swingline Commitment" shall mean the commitment of the Swingline Lender to make Swingline Loans in an aggregate principal amount at any time outstanding up to the Swingline Committed Amount, and the commitment of the Lenders to purchase participation interests in the Swingline Loans as provided in Section 2.5(b)(ii), as such amounts may be reduced from time to time in accordance with the provisions hereof.

"Swingline Committed Amount" shall have the meaning set forth in Section 2.5(a).

"Swingline Lender" shall mean Wachovia or any successor swingline lender hereunder.

"Swingline Loan" or "Swingline Loans" shall have the meaning set forth in Section 2.5(a).

"Swingline Mandatory Borrowing" shall have the meaning set forth in Section 2.5(b)(ii).

"Swingline Note" shall mean the promissory note of the Borrower in favor of the Swingline Lender evidencing the Swingline Loans provided pursuant to Section 2.5(d), as such promissory note may be amended, modified, supplemented, extended, renewed or replaced from time to time.

"Taxes" shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

"Term Loan Commitment" shall mean the Initial Term Loan Commitment and/or the Delayed Draw Term Loan Commitment, as applicable.

"Term Loan Lender" shall mean, as of any date of determination, a Lender holding a Term Loan Commitment or a Term Loan on such date.

"Term Loan Maturity Date" shall mean the date that is seven (7) years after the Closing Date.

"Term Loans" shall mean, collectively, the Initial Term Loan and the Delayed Draw Term Loan.

"Term Note" or "Term Notes" shall mean the promissory notes of the Borrower in favor of each of the Term Loan Lenders evidencing the portion of the applicable Term Loan provided pursuant to Section 2.2, individually or collectively, as appropriate, as such promissory notes may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time.

"Trademark License" shall mean any agreement, written or oral, providing for the grant by or to a Credit Party of any right to use any Trademark, including, without limitation, any thereof referred to in Schedule 3.21.

"Trademarks" shall mean (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade dress and service marks, logos and other source or business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, including, without limitation, any thereof referred to in Schedule 3.21, and (b) all renewals thereof, including, without limitation, any thereof referred to in Schedule 3.21.

"Tranche" shall mean the collective reference to LIBOR Rate Loans whose Interest Periods begin and end on the same day. A Tranche may sometimes be referred to as a "LIBOR Tranche".

"Transfer Closing Date" shall have the meaning set forth in each Assignment and Assumption.

"Type" shall mean, as to any Loan, its nature as an Alternate Base Rate Loan or LIBOR Rate Loan, as the case may be.

"Voting Stock" shall mean, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

"Wachovia" shall mean Wachovia Bank, National Association, a national banking association.

"Works" shall mean all works which are subject to copyright protection pursuant to Title 17 of the United States Code.

Section 1.2 Other Definitional Provisions.

The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein," "hereof" and "hereunder," and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time and (f) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 1.3 Accounting Terms.

Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP applied on a basis consistent with the most recent audited consolidated financial statements of the Borrower delivered to the Lenders; provided that, if the Borrower shall notify the Administrative Agent that it wishes to amend any covenant in Section 6.6 to appropriately reflect the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Section 6.6 for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders.

Section 1.4 Time References.

Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

Section 1.5 Execution of Documents.

Unless otherwise specified, all Credit Documents and all other certificates executed in connection therewith must be signed by a Responsible Officer.

ARTICLE II

THE LOANS; AMOUNT AND TERMS

Section 2.1 Revolving Loans.

(a) Revolving Commitment. During the Commitment Period, subject to the terms and conditions hereof, each Revolving Lender severally agrees to make available to the Borrower from time to time such Revolving Lender's Revolving Commitment Percentage of revolving credit loans ("Revolving Loans") in an aggregate principal amount of up to TWO HUNDRED AND TWENTY-FIVE MILLION DOLLARS ($225,000,000) (as increased from time to time as provided in Section 2.3 and as reduced from time to time as provided in Section 2.7, the "Revolving Committed Amount") for the purposes hereinafter set forth; provided, however, that (i) with regard to each Revolving Lender individually, the sum of such Revolving Lender's Revolving Commitment Percentage of outstanding Revolving Loans plus such Revolving Lender's Revolving Commitment Percentage of outstanding Swingline Loans plus such Revolving Lender's Revolving Commitment Percentage of LOC Obligations shall not exceed such Revolving Lender's Revolving Commitment, and (ii) with regard to the Revolving Lenders collectively, the sum of the outstanding Revolving Loans plus outstanding Swingline Loans plus LOC Obligations shall not exceed the Revolving Committed Amount. Revolving Loans may consist of Alternate Base Rate Loans or LIBOR Rate Loans, or a combination thereof, as the Borrower may request, and may be repaid and reborrowed in accordance with the provisions hereof; provided that all Revolving Loans made on the Closing Date or for the two Business Days following the Closing Date shall only consist of Alternate Base Rate Loans.

(b) Revolving Loan Borrowings.

(i) Notice of Borrowing. The Borrower may request a Revolving Loan borrowing by delivering a Notice of Borrowing (or telephone notice promptly confirmed in writing by delivery of a Notice of Borrowing, which delivery may be by fax) to the Administrative Agent not later than 12:00 p.m. on the Business Day prior to the date of requested borrowing in the case of Alternate Base Rate Loans, and on the third Business Day prior to the date of the requested borrowing in the case of LIBOR Rate Loans. Each such request for borrowing shall be irrevocable, shall be substantially in the form of the Notice of Borrowing (a "Notice of Borrowing") attached hereto as Schedule 2.1(b)(i) and shall specify (A) that a Revolving Loan is requested, (B) the date of the requested borrowing (which shall be a Business Day), (C) the aggregate principal amount to be borrowed, (D) whether the borrowing shall be comprised of Alternate Base Rate Loans, LIBOR Rate Loans or a combination thereof, and if LIBOR Rate Loans are requested, the Interest Period(s) therefor. If the Borrower shall fail to specify in any such Notice of Borrowing (I) an applicable Interest Period in the case of a LIBOR Rate Loan, then such notice shall be deemed to be a request for an Interest Period of one month, or (II) the type of Revolving Loan requested, then such notice shall be deemed to be a request for an Alternate Base Rate Loan hereunder. The Administrative Agent shall give notice to each Revolving Lender promptly, of each Notice of Borrowing, the contents thereof and each such Revolving Lender's share thereof.

(ii) Advances. Each Revolving Lender will make its Revolving Commitment Percentage of each Revolving Loan borrowing available to the Administrative Agent for the account of the Borrower, in Dollars and in funds immediately available to the Administrative Agent, at the office of the Administrative Agent specified in Section 9.2, or such other office as the Administrative Agent may designate in writing, upon reasonable advance notice by 1:00 p.m. on the date specified in the applicable Notice of Borrowing. Such borrowing will then be made available to the Borrower by the Administrative Agent by crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Revolving Lenders and in like funds as received by the Administrative Agent.

(c) Repayment. The principal amount of all Revolving Loans shall be due and payable in full on the Revolving Commitment Termination Date.

(d) Interest. Subject to the provisions of Section 2.10, Revolving Loans shall bear interest as follows:

(i) Alternate Base Rate Loans. During such periods as Revolving Loans shall be comprised of Alternate Base Rate Loans, each such Alternate Base Rate Loan shall bear interest at a per annum rate equal to the sum of the Alternate Base Rate plus the Applicable Margin; and

(ii) LIBOR Rate Loans. During such periods as Revolving Loans shall be comprised of LIBOR Rate Loans, each such LIBOR Rate Loan shall bear interest at a per annum rate equal to the sum of the LIBOR Rate plus the Applicable Margin.

Interest on Revolving Loans shall be payable in arrears on each Interest Payment Date.

(e) Revolving Notes. Upon the request of a Revolving Lender, such Revolving Lender's Revolving Commitment shall be evidenced by a duly executed promissory note of the Borrower to such Revolving Lender in substantially the form of Schedule 2.1(e). The Borrower covenants and agrees to pay the Revolving Loans in accordance with the terms of this Agreement.

Section 2.2 Term Loan Facility.

(a) Initial Term Loan. Subject to the terms and conditions hereof, each Initial Term Loan Lender severally agrees to make available to the Borrower (through the Administrative Agent) on the Closing Date such Initial Term Loan Lender's Initial Term

Loan Commitment Percentage of a term loan in Dollars (the "Initial Term Loan") in the aggregate principal amount of THREE HUNDRED FIFTY MILLION DOLLARS ($350,000,000) (the "Initial Term Loan Committed Amount"), for the purposes hereinafter set forth. The Initial Term Loan may consist of Alternate Base Rate Loans or LIBOR Rate Loans, or a combination thereof, as the Borrower may request; provided, however, that on the Closing Date and for the two Business Days following the Closing Date, a Initial Term Loan borrowing shall only consist of Alternate Base Rate Loans unless the Borrower delivers to the Administrative Agent a funding indemnity letter in form and substance satisfactory to the Administrative Agent at least three (3) Business Days prior to the Closing Date. Amounts repaid or prepaid on the Initial Term Loan may not be reborrowed.

(i) Repayment of Initial Term Loan. The principal amount of the Initial Term Loan shall be repaid in twenty-eight (28) consecutive quarterly installments as follows, unless accelerated sooner pursuant to Section 7.2:

Principal Amortization Payment Date	Initial Term Loan Principal Amortization Payment
September 30, 2007	$875,000
December 31, 2007	$875,000
March 31, 2008	$875,000
June 30, 2008	$875,000
September 30, 2008	$875,000
December 31, 2008	$875,000
March 31, 2009	$875,000
June 30, 2009	$875,000
September 30, 2009	$875,000
December 31, 2009	$875,000
March 31, 2010	$875,000
June 30, 2010	$875,000
September 30, 2010	$875,000
December 31, 2010	$875,000
March 31, 2011	$875,000
June 30, 2011	$875,000
September 30, 2011	$875,000
December 31, 2011	$875,000

March 31, 2012	$875,000
June 30, 2012	$875,000
September 30, 2012	$875,000
December 31, 2012	$875,000
March 31, 2013	$875,000
June 30, 2013	$875,000
September 30, 2013	$875,000
December 31, 2013	$875,000
March 31, 2014	$875,000
Term Loan Maturity Date	The remaining principal amount then outstanding

The outstanding principal amount of the Initial Term Loan and all accrued but unpaid interest and other amounts payable with respect to the Initial Term Loan shall be repaid on the Term Loan Maturity Date.

(b) Delayed Draw Term Loan. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, each Delayed Draw Term Loan Lender severally agrees to make available to the Borrower (through the Administrative Agent) on each Delayed Draw Funding Date, in accordance with clause (C) below, such Delayed Draw Term Loan Lender's Delayed Draw Term Loan Commitment Percentage of a term loan in Dollars (each a "Delayed Draw Term Loan") in the aggregate principal amount after giving effect to all Delayed Draw Term Loan borrowings of up to ONE HUNDRED MILLION DOLLARS ($100,000,000) (the "Delayed Draw Term Loan Committed Amount") for the purposes hereinafter set forth. A Delayed Draw Term Loan borrowing may consist of Alternate Base Rate Loans or LIBOR Rate Loans, or a combination thereof, as the Borrower may request; provided, however, that on the Closing Date and for the two (2) Business Days following the Closing Date, a Delayed Draw Term Loan borrowing shall only consist of Alternate Base Rate Loans. Amounts repaid or prepaid on a Delayed Draw Term Loan may not be reborrowed.

(i) Delayed Draw Term Loan Borrowings.

(A) Notice of Borrowing. The Borrower may request, up to four (4) times during the Delayed Draw Period, a Delayed Draw Term Loan borrowing by delivering a Notice of Borrowing (or telephone notice promptly confirmed in writing by delivery of a Notice of Borrowing which delivery may be by fax) to the Administrative Agent not later than 12:00 p.m. on the date of the requested borrowing in the case of Alternate Base Rate Loans and on the third Business Day prior to the date of the requested borrowing in the case of LIBOR Rate Loans. Each such Notice of Borrowing shall be irrevocable and shall specify and certify (1) that a Delayed Draw Term Loan borrowing is requested, (2) the date of the requested borrowing (which shall be a Business Day), (3) the aggregate principal amount to be borrowed, (4) whether the borrowing shall be comprised of Alternate Base Rate Loans, LIBOR Rate Loans or a combination thereof, and if LIBOR Rate Loans are requested, the Interest Period(s) therefor and (5) that, after giving pro forma effect to the requested Delayed Draw Term Loan borrowing, the Borrower will be in compliance with all financial covenants set forth in Section 6.6. If the Borrower shall fail to specify in any such Notice of Borrowing (y) an applicable Interest Period in the case of a LIBOR Rate Loan, then such notice shall be deemed to be a request for an Interest Period of one month or (z) the type of Loan requested, then such notice shall be deemed to be a request for an Alternate Base Rate Loan hereunder. The Administrative Agent shall give notice to each Delayed Draw Term Loan Lender promptly upon receipt of each Notice of Borrowing, the contents thereof and each such Delayed Draw Term Lender's share thereof.

(B) Minimum Amounts. Each Delayed Draw Term Loan borrowing that is made as an Alternate Base Rate Loan shall be in a minimum aggregate amount of $1,500,000 and in integral multiples of $500,000 in excess thereof (or the remaining amount of the Delayed Draw Term Loan Committed Amount, if less). Each Delayed Draw Term Loan borrowing that is made as a LIBOR Rate Loan shall be in a minimum aggregate amount of $1,500,000 and in integral multiples of $500,000 in excess thereof (or the remaining amount of the Delayed Draw Term Loan Committed Amount, if less).

(C) Advances. Each Delayed Draw Term Loan Lender will make its Delayed Draw Term Loan Commitment Percentage of each Delayed Draw Term Loan borrowing available to the Administrative Agent, for the account of the Borrower, in Dollars and in funds immediately available to the Administrative Agent, at the office of the Administrative Agent specified in Section 9.2, or at such other office as the Administrative Agent may designate in writing, upon reasonable advance notice by 1:00 p.m. on the date specified in the applicable Notice of Borrowing. Such borrowing will then be made available to the Borrower by the Administrative Agent by crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Delayed Draw Term Loan Lenders and in like funds as received by the Administrative Agent.

(ii) Repayment of Delayed Draw Term Loan. The outstanding amount under the Delayed Draw Term Loan (if any) shall be repaid in quarterly installments. The Borrower shall repay 0.25% of the outstanding Delayed Draw

Term Loan (if any) (A) on the last day of the Fiscal Quarter following the Fiscal Quarter in which the first drawing under the Delayed Draw Term Loan was made and (B) on the last day of each Fiscal Quarter of the Borrower thereafter. The outstanding principal amount of the Delayed Draw Term Loan shall be due and payable on the Term Loan Maturity Date, unless accelerated sooner pursuant to Section 7.2.

(c) Interest on the Term Loan. Subject to the provisions of Section 2.10, the Term Loan shall bear interest as follows:

(i) Alternate Base Rate Loans. During such periods as the Term Loan shall be comprised of Alternate Base Rate Loans, each such Alternate Base Rate Loan shall bear interest at a per annum rate equal to the sum of the Alternate Base Rate plus the Applicable Margin; and

(ii) LIBOR Rate Loans. During such periods as the Term Loan shall be comprised of LIBOR Rate Loans, each such LIBOR Rate Loan shall bear interest at a per annum rate equal to the sum of the LIBOR Rate plus the Applicable Margin.

Interest on the Term Loan shall be payable in arrears on each Interest Payment Date.

(d) Term Notes. Upon the request of a Term Loan Lender, such Term Loan Lender's Initial Term Loan Commitment and/or Delayed Draw Term Loan Commitment shall be evidenced by a duly executed promissory note of the Borrower to such Term Loan Lender in substantially the form of Schedule 2.2(d). The Borrower covenants and agrees to pay the Term Loans in accordance with the terms of this Agreement.

Section 2.3 Incremental Facilities.

Subject to the terms and conditions set forth herein, the Borrower shall have the right, at any time and from time to time prior to the Revolving Commitment Termination Date, to incur additional Indebtedness under this Agreement in an aggregate amount of up to $200,000,000 (each, an "Incremental Facility") which may be borrowed in the form of (a) one or more increases to the Revolving Committed Amount (the "Additional Revolving Loans") and/or (b) a term loan facility (the "Additional Term Loan"; together with any Additional Revolving Loans, the "Additional Loans"), in an aggregate amount of up to $200,000,000. The following terms and conditions shall apply: (i) the aggregate amount of all Additional Loans shall not at any time exceed $200,000,000, (ii) any Additional Revolving Loans shall have the same terms as the existing Revolving Loans, (iii) the terms and conditions of any Additional Term Loans shall be reasonably satisfactory to the Administrative Agent and the Additional Loan Lenders (as such term is defined below), (iv) the loans made under any Incremental Facility shall constitute Credit Party Obligations, (v) any Additional Term Loan shall not have a shorter maturity or weighted average life than the Term Loan, and shall have other terms and conditions reasonably acceptable to the Administrative Agent, (vi) any Additional Loans shall be entitled to the same voting rights as the existing Loans and shall be entitled to receive proceeds of prepayments on the same basis as comparable Loans, (vii) the Borrower shall have received commitments from one or more existing Lenders or from other banks, financial institutions or investment funds, in each case in accordance with the terms set forth below (such Persons being referred to herein as the "Additional Loan Lenders"); provided that no existing Lender shall be required to provide a commitment with respect to such Incremental Facility, (viii) each Additional Loan shall be in a minimum principal amount of $10,000,000 and integral multiples of $1,000,000 in excess thereof, (ix) the proceeds of any Additional Loans will be used to finance capital expenditures and working capital and other general corporate purposes, including Permitted Acquisitions, (x) the Borrower shall execute such promissory notes as are necessary and requested by the Additional Loan Lenders to reflect the Additional Loans, (ix) the interest rate margins with respect to any Additional Term Loan shall be determined by the Borrower and the Additional Term Loan lenders providing such Additional Term Loan, (x) the conditions to Extensions of Credit in Section 4.1(b) and (c) and Section 4.2 shall have been satisfied and (xi) the Administrative Agent shall have received from the Borrower an Officer's Certificate, in form and substance reasonably satisfactory to the Administrative Agent, demonstrating that, after giving effect to any such Additional Loan, the Borrower will be (A) in compliance with the Senior Secured Leverage Incurrence Test and (B) in pro forma compliance with all financial covenants set forth in Section 6.6. The Borrower may invite other banks, financial institutions and investment funds reasonably acceptable to the Administrative Agent to join this Credit Agreement as Lenders hereunder for a portion of the Additional Loans, provided that such other banks, financial institutions and investment funds shall enter into such joinder agreements to give effect thereto as the Administrative Agent and the Borrower may reasonably request. In the case of Additional Revolving Loans, the existing Lenders shall make such assignments (which assignments shall not be subject to the requirements set forth in Section 9.6(c)) of the outstanding Revolving Loans and Participation Interests to the Additional Loan Lenders providing any Additional Revolving Loans so that, after giving effect to such assignments, each Lender holding a Revolving Commitment (including such Additional Loan Lenders) will hold Revolving Loans and Participation Interests equal to its Commitment Percentage of all outstanding Revolving Loans, Swingline Loans and LOC Obligations. Notwithstanding any provision of this Credit Agreement to the contrary, the Administrative Agent is authorized (with the consent of the Borrower and the Additional Loan Lenders), to enter into, on behalf of all Lenders, any amendment, modification or supplement to this Credit Agreement or any other Credit Document as may be necessary to incorporate the terms of any Additional Loans.

Section 2.4 Letter of Credit Subfacility.

(a) Issuance. Subject to the terms and conditions hereof and of the LOC Documents, if any, and any other terms and conditions which the Issuing Lender may reasonably require, during the Commitment Period the Issuing Lender shall issue, and the Revolving Lenders shall participate in, Letters of Credit for the account of the Borrower from time to time upon request in a form acceptable to the Issuing Lender; provided, however, that (i) the aggregate amount of LOC Obligations shall not at any time exceed ONE HUNDRED TWENTY MILLION DOLLARS ($120,000,000) (the "LOC Committed Amount"), (ii) the sum of outstanding Revolving Loans plus outstanding Swingline Loans plus LOC Obligations shall not at any time exceed the Revolving Committed Amount, (iii) all Letters of Credit shall be denominated in Dollars and

(iv) Letters of Credit shall be issued for lawful corporate purposes and may be issued as standby letters of credit, including in connection with workers' compensation and other insurance programs, and trade letters of credit. Except as otherwise expressly agreed upon by all the Revolving Lenders, no Letter of Credit shall have an original expiry date more than twelve (12) months from the date of issuance; provided, however, so long as no Default or Event of Default has occurred and is continuing and subject to the other terms and conditions to the issuance of Letters of Credit hereunder, the expiry dates of Letters of Credit may be extended annually or periodically from time to time on the request of the Borrower or by operation of the terms of the applicable Letter of Credit to a date not more than twelve (12) months from the date of extension; provided, further, that no Letter of Credit, as originally issued or as extended, shall have an expiry date (or potential draw date) extending beyond the date that is ten (10) days prior to the Revolving Commitment Termination Date (including an expiry date after the Revolving Commitment Termination Date), unless such Letter of Credit is or will be cash collateralized (x) by an amount equal to 105% of the maximum amount available to be drawn thereunder and (y) on other terms satisfactory to the Issuing Lender. Each Letter of Credit shall comply with the related LOC Documents. The issuance and expiry date of each Letter of Credit shall be a Business Day. Any Letters of Credit issued hereunder shall be in a minimum original face amount of $25,000 (or such lesser amount as approved by the Issuing Lender). Wachovia shall be the Issuing Lender on all Letters of Credit issued after the Closing Date. The Borrower's reimbursement obligations in respect of each Existing Letter of Credit, and each Lender's participation obligations in connection therewith, shall be governed by the terms of this Credit Agreement.

(b) Notice and Reports. The request for the issuance of a Letter of Credit shall be submitted to the Issuing Lender at least five (5) Business Days prior to the requested date of issuance, or such shorter period in each instance as may be agreed to by the Issuing Lender. The Issuing Lender will promptly upon request provide to the Administrative Agent for dissemination to the Revolving Lenders a detailed report specifying the Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of any prior report, and including therein, among other things, the account party, the beneficiary, the face amount, expiry date as well as any payments or expirations which may have occurred. The Issuing Lender will further provide to the Administrative Agent promptly upon request copies of the Letters of Credit. The Issuing Lender will provide to the Administrative Agent promptly upon request a summary report of the nature and extent of LOC Obligations then outstanding.

(c) Participations. Each Revolving Lender, (i) on the Closing Date with respect to each Existing Letter of Credit and (ii) upon issuance of any other Letter of Credit, shall be deemed to have purchased without recourse a risk participation from the Issuing Lender in such Letter of Credit and the obligations arising thereunder and any collateral relating thereto, in each case in an amount equal to its Revolving Commitment Percentage of the obligations under such Letter of Credit and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the Issuing Lender therefor and discharge when due, its Revolving

Commitment Percentage of the obligations arising under such Letter of Credit. Without limiting the scope and nature of each Revolving Lender's participation in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed as required hereunder or under any LOC Document, each such Revolving Lender shall pay to the Issuing Lender its Revolving Commitment Percentage of such unreimbursed drawing in same day funds on the day of notification by the Issuing Lender of an unreimbursed drawing pursuant to and in accordance with the provisions of subsection (d) hereof. The obligation of each Revolving Lender to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the Issuing Lender under any Letter of Credit, together with interest as hereinafter provided.

(d) Reimbursement. In the event of any drawing under any Letter of Credit, the Issuing Lender will promptly notify the Borrower and the Administrative Agent. The Borrower shall reimburse the Issuing Lender on the day on which the drawing under any Letter of Credit (with the proceeds of a Revolving Loan obtained hereunder or otherwise) is honored in same day funds as provided herein or in the LOC Documents. If the Borrower shall fail to reimburse the Issuing Lender as provided herein, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the Alternate Base Rate plus two percent (2%) for so long as such amount shall be unreimbursed. Unless the Borrower shall notify the Issuing Lender and the Administrative Agent prior to 11:00 a.m. on the date the drawing is honored of its intent to otherwise reimburse the Issuing Lender, the Borrower shall be deemed to have requested a Revolving Loan (a "LOC Mandatory Borrowing") in the amount of the drawing as provided in subsection (e) hereof, the proceeds of which will be used to satisfy the reimbursement obligations. The Borrower's reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of set-off, counterclaim or defense to payment the Borrower may claim or have against the Issuing Lender, the Administrative Agent, the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation any defense based on any failure of the Borrower to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. The Issuing Lender will promptly notify the other Revolving Lenders of the amount of any unreimbursed drawing and each Revolving Lender shall promptly pay to the Administrative Agent for the account of the Issuing Lender in Dollars and in immediately available funds, the amount of such Revolving Lender's Revolving Commitment Percentage of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Revolving Lender from the Issuing Lender if such notice is received at or before 2:00 p.m., otherwise such payment shall be made at or before 12:00 p.m. on the Business Day next succeeding the day such notice is received. If such Revolving Lender does not pay such amount to the Issuing Lender in full upon such request, such Revolving Lender shall, on demand, pay to the Administrative Agent for the account of the Issuing Lender interest on the unpaid amount during the period from the date of such drawing until such Revolving Lender pays such amount to the Issuing Lender in full at a rate per annum equal to, if paid within two (2) Business Days of the date of drawing, the Federal Funds Effective Rate and thereafter at a rate equal to the Alternate Base Rate. Each Revolving Lender's obligation to make such payment to the Issuing Lender, and the right of the Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Credit Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the Credit Party Obligations under the Credit Documents and shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Repayment with Revolving Loans. On any day on which the Borrower shall have requested, or been deemed to have requested, a Revolving Loan to reimburse a drawing under a Letter of Credit, the Administrative Agent shall give notice to the Revolving Lenders that a Revolving Loan has been requested or deemed requested in connection with a drawing under a Letter of Credit, in which case a Revolving Loan borrowing comprised entirely of Alternate Base Rate Loans (each such borrowing, a "Mandatory LOC Borrowing") shall be immediately made (without giving effect to any termination of the Commitments pursuant to Section 7.2) pro rata based on each Revolving Lender's respective Revolving Commitment Percentage (determined before giving effect to any termination of the Commitments pursuant to Section 7.2). The proceeds of such LOC Mandatory Borrowing shall be paid directly to the Issuing Lender for application to the respective LOC Obligations. Each Revolving Lender hereby irrevocably agrees to make such Revolving Loans immediately upon any such request or deemed request on account of each LOC Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the same such date notwithstanding (i) the amount of LOC Mandatory Borrowing may not comply with the minimum amount for borrowings of Revolving Loans otherwise required hereunder, (ii) whether any conditions specified in Section 4.2 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) failure for any such request or deemed request for Revolving Loan to be made by the time otherwise required in Section 2.1(b), (v) the date of such LOC Mandatory Borrowing, or (vi) any reduction in the Revolving Committed Amount after any such Letter of Credit may have been drawn upon. In the event that any LOC Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code), then each such Revolving Lender hereby agrees that it shall forthwith fund (as of the date the LOC Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) its Participation Interests in the outstanding LOC Obligations; provided, further, that in the event any Revolving Lender shall fail to fund its Participation Interest on the date the LOC Mandatory Borrowing would otherwise have occurred, then the amount of such Revolving Lender's unfunded Participation Interest therein shall bear interest payable by such Revolving Lender to the Issuing Lender upon demand, at the rate equal to, if paid within two (2) Business Days of such date, the Federal Funds Effective Rate, and thereafter at a rate equal to the Alternate Base Rate.

(f) Modification, Extension. The issuance of any supplement, modification, amendment, renewal, or extension to any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

(g) Uniform Customs and Practices. The Issuing Lender shall have the Letters of Credit be subject to The Uniform Customs and Practice for Documentary Credits, as published as of the date of issue by the International Chamber of Commerce (the "UCP"), in which case the UCP may be incorporated therein and deemed in all respects to be a part thereof.

(h) Designation of Subsidiaries as Account Parties. Notwithstanding anything to the contrary set forth in this Credit Agreement, including without limitation Section 2.4(a), a Letter of Credit issued hereunder shall upon the request of the Borrower be issued for the account of any Subsidiary of the Borrower, provided that notwithstanding such request, the Borrower shall be the actual account party for all purposes of this Credit Agreement for such Letter of Credit and such request shall not affect the Borrower's reimbursement obligations hereunder with respect to such Letter of Credit.

Section 2.5 Swingline Loan Subfacility.

(a) Swingline Commitment. During the Commitment Period, subject to the terms and conditions hereof, the Swingline Lender, in its individual capacity, agrees to make certain revolving credit loans to the Borrower (each a "Swingline Loan" and, collectively, the "Swingline Loans") for the purposes hereinafter set forth; provided, however, (i) the aggregate amount of Swingline Loans outstanding at any time shall not exceed FIFTEEN MILLION DOLLARS ($15,000,000) (the "Swingline Committed Amount"), and (ii) the sum of the outstanding Revolving Loans plus outstanding Swingline Loans plus LOC Obligations shall not exceed the Revolving Committed Amount. Swingline Loans hereunder may be repaid and reborrowed in accordance with the provisions hereof.

(b) Swingline Loan Borrowings.

(i) Notice of Borrowing and Disbursement. The Swingline Lender will make Swingline Loans available to the Borrower on any Business Day upon written request made by the Borrower not later than 12:00 p.m. on such Business Day. A notice of request for Swingline Loan borrowing shall be made in the form of Schedule 2.1(b)(i) with appropriate modifications (which notice may be made by fax). Not later than 4:00 p.m. on the Borrowing Date specified in a notice in respect of Swingline Loans, the Swingline Lender shall make available to the Administrative Agent for the account of the Borrower, in Dollars and in funds immediately available to the Administrative Agent, at the office of the Administrative Agent specified in Section 9.2 or such other office as the Administrative Agent may designate in writing the requested Swingline Loans. Such borrowing will then be made available to the Borrower by the Administrative Agent by crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Swingline Lender and in like funds as received by the Administrative Agent.

(ii) Repayment of Swingline Loans. Each Swingline Loan borrowing shall be due and payable on the Revolving Commitment Termination Date. The Swingline Lender may, at any time, in its sole discretion, by written notice to the Borrower and the Administrative Agent, demand repayment of its Swingline Loans by way of a Revolving Loan borrowing, in which case the Borrower shall be deemed to have requested a Revolving Loan borrowing comprised entirely of Alternate Base Rate Loans in the amount of such Swingline Loans; provided, however, that, in the following circumstances, any such demand shall also be deemed to have been given one Business Day prior to each of (i) the Revolving Commitment Termination Date, (ii) the occurrence of any Event of Default described in Section 7.1(f) or Section 7.1(g), (iii) upon acceleration of the Credit Party Obligations under the Credit Documents, whether on account of an Event of Default described in Section 7.1(f) or Section 7.1(g) or any other Event of Default, and (iv) the exercise of remedies in accordance with the provisions of Section 7.2 hereof (each such Revolving Loan borrowing made on account of any such deemed request therefor as provided herein being hereinafter referred to as a "Swingline Mandatory Borrowing"). Each Revolving Lender hereby irrevocably agrees to make such Revolving Loans promptly upon any such request or deemed request on account of each Swingline Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the same such date notwithstanding (A) the amount of Swingline Mandatory Borrowing may not comply with the minimum amount for borrowings of Revolving Loans otherwise required hereunder, (B) whether any conditions specified in Section 4.2 are then satisfied, (C) whether a Default or an Event of Default then exists, (D) failure of any such request or deemed request for Revolving Loans to be made by the time otherwise required in Section 2.1(b)(i), (E) the date of such Swingline Mandatory Borrowing, or (F) any reduction in the Revolving Committed Amount or termination of the Revolving Commitments immediately prior to such Swingline Mandatory Borrowing or contemporaneously therewith. In the event that any Swingline Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code), then each Revolving Lender hereby agrees that it shall forthwith purchase (as of the date the Swingline Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding Swingline Loans as shall be necessary to cause each such Revolving Lender to share in such Swingline Loans ratably based upon its respective Revolving Commitment Percentage (determined before giving effect to any termination of the Commitments pursuant to Section 7.2); provided that (I) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective Revolving Lender's participation is purchased, and (II) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Revolving Lender shall be required to pay to the Swingline Lender interest on the principal amount of such participation purchased for each day from and including the date upon which the purchase occurs hereunder to but excluding the date of payment for such participation, at the rate equal to, if paid within two (2) Business Days of the date of the Swingline Mandatory Borrowing, the Federal Funds Effective Rate, and thereafter at a rate equal to the Alternate Base Rate.

(c) Interest on Swingline Loans. Subject to the provisions of Section 2.10, Swingline Loans shall bear interest at a per annum rate equal to the Alternate Base Rate plus the Applicable Margin for Revolving Loans that are Alternate Base Rate Loans. Interest on Swingline Loans shall be payable in arrears on each Interest Payment Date.

(d) Swingline Note. The Swingline Loans shall be evidenced by a duly executed promissory note of the Borrower to the Swingline Lender in the original amount of the Swingline Committed Amount and substantially in the form of Schedule 2.5(d). The Borrower covenants and agrees to pay the Swingline Loans in accordance with the terms of this Agreement.

Section 2.6 Fees.

(a) Commitment Fee. In consideration of the Revolving Commitments, the Borrower agrees to pay to the Administrative Agent for the ratable benefit of the Revolving Lenders a commitment fee (the "Commitment Fee") in an amount equal to the Applicable Margin per annum on the average daily unused amount of the Revolving Committed Amount. For purposes of computation of the Commitment Fee, LOC Obligations and Swingline Loans shall be considered usage of the Revolving Committed Amount. The Commitment Fee shall be payable quarterly on the last Business Day of each calendar quarter for such calendar quarter then ending.

(b) Letter of Credit Fees. In consideration of the LOC Commitments, the Borrower agrees to pay to the Issuing Lender for the ratable benefit of the Revolving Lenders a fee (the "Letter of Credit Fee") equal to the Applicable Margin per annum on the average daily maximum amount available to be drawn under each Letter of Credit from the date of issuance to the date of expiration. In addition to such Letter of Credit Fee, the Issuing Lender shall charge, and retain for its own account without sharing by the other Revolving Lenders, an additional facing fee (the "Letter of Credit Facing Fee") of one-quarter of one percent (0.25%) per annum on the average daily maximum amount available to be drawn under each such Letter of Credit issued by it. The Issuing Lender shall promptly pay over to the Administrative Agent for the ratable benefit of the Revolving Lenders (including the Issuing Lender in its capacity as a Revolving Lender), the Letter of Credit Fee. The Letter of Credit Fee and the Letter of Credit Facing Fee shall be payable quarterly in arrears on the last Business Day of each calendar quarter for such calendar quarter then ending.

(c) Issuing Lender Fees. In addition to the Letter of Credit Fees payable pursuant to subsection (b) hereof, the Borrower shall pay to the Issuing Lender for its own account without sharing by the other Lenders the reasonable and customary charges from time to time of the Issuing Lender with respect to the amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit (collectively, the "Issuing Lender Fees").

(d) Administrative Fee. The Borrower agrees to pay to the Administrative Agent the annual administrative fee as described in the Fee Letter.

(e) Delayed Draw Commitment Fee. The Borrower agrees to pay to the Administrative Agent, for the pro rata benefit of the Delayed Draw Term Loan Lenders, a ticking fee (the "Delayed Draw Commitment Fee") in an amount equal to (i) for the six months immediately following the Closing Date, 0.75% and (ii) thereafter until the first anniversary of the Closing Date, 0.875%, in each case per annum on the aggregate daily amount of the Delayed Draw Term Loan Committed Amount less any drawings of the Delayed Draw Term Loan (computed on the basis of the actual number of days elapsed over a 360-day year), which Delayed Draw Commitment Fee shall accrue from the Closing Date to, and shall be payable in full to the Administrative Agent on, the earlier to occur of (A) the Delayed Draw Commitment Termination Date and (B) the date the Delayed Draw Term Loan Commitments are terminated, regardless of whether any Delayed Draw Funding Date actually occurs.

Section 2.7 Commitment Reductions.

(a) Voluntary Reductions. The Borrower shall have the right to terminate or permanently reduce the unused portion of the Revolving Committed Amount and/or the Delayed Draw Term Loan Committed Amount at any time or from time to time upon not less than five Business Days' prior notice (which notice may be made by fax) to the Administrative Agent (which shall notify the Revolving Lenders and/or the Delayed Draw Term Loan Lenders, as applicable, thereof as soon as practicable) of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction which shall be in a minimum amount of $1,000,000 or a whole multiple of $500,000 in excess thereof and shall be irrevocable and effective upon receipt by the Administrative Agent, provided that no such reduction or termination shall be permitted if after giving effect thereto, and to any prepayments of the Loans made on the effective date thereof, (i) with respect to termination or reduction of the Revolving Committed Amount, the sum of the outstanding Revolving Loans plus outstanding Swingline Loans plus LOC Obligations would exceed the Revolving Committed Amount or (ii) with respect to termination or reduction of the Delayed Draw Term Loan Committed Amount, the sum of outstanding Delayed Draw Term Loans would exceed the Delayed Draw Term Loan Committed Amount.

(b) Revolving Commitment Termination Date. The Revolving Commitment, the Swingline Commitment and the LOC Commitment shall automatically terminate on the Revolving Commitment Termination Date.

(c) Delayed Draw Commitment Termination Date. The Delayed Draw Term Loan Commitments shall automatically terminate on the Delayed Draw Commitment Termination Date.

Section 2.8 Prepayments.

(a) Optional Prepayments. The Borrower shall have the right to prepay Loans in whole or in part from time to time; provided, however, that each partial prepayment of a Revolving Loan and the Term Loans shall be in a minimum principal amount of $1,000,000 and integral multiples of $500,000 in excess thereof, and each partial prepayment of a Swingline Loan shall be in a minimum principal amount of $100,000 and integral multiples of $50,000 in excess thereof. The Borrower shall give the Administrative Agent (which shall notify the Lenders thereof as soon as practicable) three Business Days' irrevocable notice (which notice may be made by fax) of an optional payment in the case of LIBOR Rate Loans and one Business Day's irrevocable notice in the case of Alternate Base Rate Loans, such notice to be substantially in the form of Schedule 2.8(a). All optional prepayments pursuant to this Section 2.8(a) shall be applied as the Borrower may elect. All prepayments under this Section 2.8(a) shall be subject to Section 2.18, but otherwise without premium or penalty. Interest on the principal amount prepaid shall be payable on the date that a prepayment is made hereunder through the date of prepayment. Amounts prepaid on the Term Loan may not be reborrowed.

(b) Mandatory Prepayments.

(i) Revolving Committed Amount. If at any time after the Closing Date, the sum of the outstanding Revolving Loans plus outstanding Swingline Loans plus LOC Obligations shall exceed the Revolving Committed Amount, the Borrower immediately shall prepay the Loans in an amount sufficient to eliminate such excess (such prepayment to be applied as set forth in clause (vi) below).

(ii) Asset Dispositions. Promptly following any Asset Disposition by any Credit Party or any of their Subsidiaries in excess of $15,000,000 in the aggregate (for all Asset Dispositions) in any Fiscal Year, the Borrower shall prepay the Loans and/or cash collateralize the LOC Obligations in an aggregate amount equal to the Net Cash Proceeds derived from such Asset Disposition (such prepayment to be applied as set forth in clause (vi) below); provided, however, that so long as no Default or Event of Default has occurred and is continuing, such Net Cash Proceeds shall not be required to be so applied to the extent the Borrower delivers to the Administrative Agent a certificate stating that the Borrower intends to reinvest such Net Cash Proceeds in additional assets or properties utilized or intended to be utilized in any business permitted under Section 6.12 (including Permitted Acquisitions) within 360 days of the receipt of such Net Cash Proceeds, it being expressly agreed that any Net Cash Proceeds not so reinvested by the end of the applicable period shall be applied to repay the Loans and/or cash collateralize the LOC Obligations immediately thereafter as set forth in clause (vi) below.

(iii) Issuances. Immediately upon receipt by any Credit Party or any of their Subsidiaries of proceeds from any Debt Issuance, the Borrower shall prepay the Loans in an aggregate amount equal to one hundred percent (100%) of the Net Cash Proceeds of such Debt Issuance (each such prepayment to be applied as set forth in clause (vi) below).

(iv) Recovery Event. Promptly following the receipt of Cash proceeds from a Recovery Event in excess of $10,000,000 in the aggregate (for all Recovery Events) in any Fiscal Year by any Credit Party or any of their Subsidiaries, the Borrower shall prepay the Loans and/or cash collateralize the LOC Obligations in an aggregate amount equal to such Net Cash Proceeds (such prepayment to be applied as set forth in clause (vi) below); provided, however, that, so long as no Default or Event of Default has occurred and is continuing at the time of such Recovery Event, (A) the Credit Parties and their Subsidiaries may retain Net Cash Proceeds consisting of business interruption insurance proceeds and (B) any other Net Cash Proceeds shall not be required to be so applied to the extent the Borrower delivers to the Administrative Agent a certificate stating that the Borrower intends to use such Net Cash Proceeds to repair, restore or replace the assets subject to the Recovery Event within 360 days of the receipt of such Net Cash Proceeds, it being expressly agreed that any Net Cash Proceeds not so reinvested by the end of the applicable period shall be applied to repay the Loans and/or cash collateralize the LOC Obligations immediately thereafter as set forth in clause (vi) below.

(v) Excess Cash Flow. If the Consolidated Total Leverage Ratio is greater than 3.50 to 1.0 at the end of any Fiscal Year (commencing with the Fiscal Year ending September 27, 2007), within 95 days after such Fiscal Year end, the Borrower shall prepay the Loans and/or cash collateralize the LOC Obligations in an amount equal to the lesser of (a) 50% of the Excess Cash Flow earned during such Fiscal Year minus any voluntary prepayments of the Term Loan pursuant to Section 2.8(a) made during such Fiscal Year or (b) the amount of prepayment necessary to lower the Consolidated Total Leverage Ratio to 3.50 to 1.00, after giving pro forma effect to such prepayment. Any payments of Excess Cash Flow shall be applied as set forth in clause (vi) below.

(vi) Application of Mandatory Prepayments. All amounts required to be paid pursuant to this Section 2.8(b) shall be applied as follows: (A) with respect to all amounts prepaid pursuant to Section 2.8(b)(i), to the Revolving Loans and then (after all Revolving Loans have been repaid) to the Collateral Account in respect of LOC Obligations, (B) with respect to all amounts prepaid pursuant to Sections 2.8(b)(ii) through (v), (1) first, pro rata to the Term Loans (ratably to the remaining amortization payments relating thereto) and (2) second, after full payment of the Term Loans, to the Revolving Loans without a corresponding reduction in the Revolving Commitments and (after all Revolving Loans have been repaid) to the Collateral Account in respect of LOC Obligations. Within the parameters of the applications set forth above, prepayments shall be applied first to Alternate Base Rate Loans and then to LIBOR Rate Loans in direct order of Interest Period maturities. All prepayments under this Section 2.8(b) shall be subject to Section 2.18 and be accompanied by interest on the principal amount prepaid through the date of prepayment. In the event any amount required to be paid pursuant to this Section 2.8(b) is required to be applied to repay any LIBOR Rate Loan on any day other than the last day of the applicable Interest Period, so long as no Default or Event of Default has occurred and is continuing, the Borrower may request that such repayment amounts not be applied to the applicable LIBOR Rate Loan immediately, but rather be deposited in the Collateral Account. The Administrative Agent shall apply all such deposited amounts to repay the applicable LIBOR Rate Loans, in each case as of the last day of their respective Interest Periods (or, at the direction of the Borrower, at any earlier date) until the allocable amounts held in the Collateral Account for payment of such LIBOR Rate Loans have been exhausted. Upon the occurrence of a Default or an Event of Default, the Administrative Agent may, in its sole discretion, immediately apply all amounts held in the Collateral Account for payment of LIBOR Rate Loans to satisfy any of the Obligations.

(c) Hedging Obligations Unaffected. Any prepayment made pursuant to this Section 2.8 shall not affect the Borrower's obligation to continue to make payments under any Hedging Agreement, which shall remain in full force and effect notwithstanding such prepayment, subject to the terms of such Hedging Agreement.

Section 2.9 Minimum Borrowing Amounts and Lending Offices.

(a) Minimum Borrowing Amounts. Each Revolving Loan which is an Alternate Base Rate Loan shall be in a minimum aggregate amount of $1,000,000 and in integral multiples of $50,000 in excess thereof (or the remaining amount of the Revolving Committed Amount, if less). Each Revolving Loan which is a LIBOR Rate Loan shall be in a minimum aggregate amount of $2,000,000 and in integral multiples of $100,000 in excess thereof. Each Swingline Loan borrowing shall be in a minimum aggregate amount of $50,000 and in integral amounts of $25,000 in excess thereof.

(b) Lending Offices. LIBOR Rate Loans shall be made by each Lender at its LIBOR Lending Office and Alternate Base Rate Loans at its Domestic Lending Office.

Section 2.10 Default Rate and Payment Dates.

Upon the occurrence and during the continuance of an Event of Default under Section 7.1(a), at the option of the Required Lenders, all outstanding principal of and, to the extent permitted by law, accrued interest on the Loans and any other amounts owing hereunder or under the other Credit Documents shall bear interest, payable on demand, at a per annum rate 2% greater than the rate which would otherwise be applicable (or if no rate is applicable, whether in respect of interest, fees or other amounts, then the Alternate Base Rate plus the Applicable Margin plus 2%).

Section 2.11 Conversion and Continuation Options.

(a) The Borrower may, in the case of Revolving Loans and the Term Loan, elect from time to time to convert Alternate Base Rate Loans to LIBOR Rate Loans, by giving the Administrative Agent at least three Business Days' prior irrevocable written notice (which notice may be by fax) of such election. A form of Notice of Conversion/ Extension is attached as Schedule 2.11. If the date upon which an Alternate Base Rate Loan is to be converted to a LIBOR Rate Loan is not a Business Day, then such conversion shall be made on the next succeeding Business Day and during the period from such last day of an Interest Period to such succeeding Business Day such Loan shall bear interest as if it were an Alternate Base Rate Loan. All or any part of outstanding Alternate Base Rate Loans may be converted as provided herein; provided that (i) no Loan may be converted into a LIBOR Rate Loan when any Default or Event of Default has occurred and is continuing and (ii) partial conversions shall be in an aggregate principal amount of $2,000,000 or a whole multiple of $100,000 in excess thereof, or in any amount less than $2,000,000 which may represent the aggregate principal amount of all outstanding LIBOR Rate Loans.

(b) Any LIBOR Rate Loans may be continued as such upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in Section 2.11(a); provided, that no LIBOR Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, in which case such Loan shall be automatically converted to an Alternate Base Rate Loan at the end of the applicable Interest Period with respect thereto. If the Borrower shall fail to give timely notice of an election to continue a LIBOR Rate Loan, or the continuation of LIBOR Rate Loans is not permitted hereunder, such LIBOR Rate Loans shall be automatically converted to Alternate Base Rate Loans at the end of the applicable Interest Period with respect thereto.

Section 2.12 Computation of Interest and Fees.

(a) Interest payable hereunder with respect to Alternate Base Rate Loans based on the Prime Rate shall be calculated on the basis of a year of 365 days (or 366 days, as applicable) for the actual days elapsed. All other fees, interest and all other amounts payable hereunder shall be calculated on the basis of a 360 day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a LIBOR Rate on the Business Day of the determination thereof. Any change in the interest rate on a Loan resulting from a change in the Alternate Base Rate shall become effective as of the opening of business on the day on which such change in the Alternate Base Rate shall become effective. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change.

(b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Credit Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the computations used by the Administrative Agent in determining any interest rate.

(c) It is the intent of the Lenders and the Credit Parties to conform to and contract in strict compliance with applicable usury law from time to time in effect. All agreements between the Lenders and the Credit Parties are hereby limited by the provisions of this paragraph which shall override and control all such agreements, whether now existing or hereafter arising and whether written or oral. In no way, nor in any event or contingency (including but not limited to prepayment or acceleration of the maturity of any Obligation), shall the interest taken, reserved, contracted for, charged, or received under this Credit Agreement, under the Notes or otherwise, exceed the maximum nonusurious amount permissible under applicable law. If, from any possible construction of any of the Credit Documents or any other document, interest would otherwise be payable in excess of the maximum nonusurious amount, any such construction shall be subject to the provisions of this paragraph and such interest shall be automatically reduced to the maximum nonusurious amount permitted under applicable law, without the necessity of execution of any amendment or new document. If any Lender shall ever receive anything of value which is characterized as interest on the Loans under applicable law and which would, apart from this provision, be in excess of the maximum nonusurious amount, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the Loans and not to the payment of interest, or refunded to the Borrower or the other payor thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal amount of the Loans. The right to demand payment of the Loans or any other Indebtedness evidenced by any of the Credit Documents does not include the right to receive any interest which has not otherwise accrued on the date of such demand, and the Lenders do not intend to charge or receive any unearned interest in the event of such demand. All interest paid or agreed to be paid to the Lenders with respect to the Loans shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term (including any renewal or extension) of the Loans so that the amount of interest on account of such indebtedness does not exceed the maximum nonusurious amount permitted by applicable law.

Section 2.13 Pro Rata Treatment and Payments.

(a) Each borrowing of Revolving Loans and any reduction of the Revolving Commitments shall be made pro rata according to the respective Revolving Commitment Percentages of the Revolving Lenders. Subject to the terms of this Section 2.13(a) and to Section 2.13(b), each payment under this Credit Agreement or any Note shall be applied, first, to any fees then due and owing by the Borrower pursuant to Section 2.6, second, to interest then due and owing in respect of the Credit Party Obligations of the Borrower, third, to principal then due and owing hereunder and under the Credit Party Obligations of the Borrower and, fourth, to all amounts then due and owing in respect of the Credit Party Obligations. Each payment on account of any fees pursuant to Section 2.6 shall be made pro rata in accordance with the respective amounts due and owing (except as to the portion of the Letter of Credit retained by the Issuing Lender and the Issuing Lender Fees). Each payment (other than prepayments) by the Borrower on account of principal of and interest on the Revolving Loans and on the Term Loan shall be made pro rata to the Lenders according to the respective amounts due and owing. Prepayments made pursuant to Section 2.17 shall be applied in accordance with such Section. Each mandatory prepayment on account of principal of the Loans shall be applied in accordance with Section 2.8(b). All payments (including prepayments) to be made by the Borrower on account of principal, interest, fees and other amounts shall be made without defense, set-off or counterclaim and shall be made to the Administrative Agent for the account of the Lenders at the Administrative Agent's office on record with the Borrower in Dollars and in immediately available funds not later than 12:00 p.m. on the date when due. The Administrative Agent shall distribute such payments to the Lenders entitled thereto promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the LIBOR Rate Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a LIBOR Rate Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

(b) Allocation of Payments After Exercise of Remedies. Notwithstanding any other provisions of this Credit Agreement to the contrary, after the exercise of remedies (other than the invocation of default interest pursuant to Section 2.10) by the Administrative Agent or the Lenders pursuant to Section 7.2 (or after the Commitments shall automatically terminate and the Loans (with accrued interest thereon) and all other amounts under the Credit Documents (including without limitation the maximum amount of all contingent liabilities under Letters of Credit) shall automatically become due and payable in accordance with the terms of such Section), all amounts collected or received by the Administrative Agent or any Lender on account of the Credit Party Obligations or any other amounts outstanding under any of the Credit Documents or in respect of the Collateral shall be paid over or delivered as follows:

FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys' and consultants' fees) of the Administrative Agent in connection with enforcing the rights of the Lenders under the Credit Documents and any protective advances made by the Administrative Agent with respect to the Collateral under or pursuant to the terms of the Security Documents;

SECOND, to payment of any fees owed to the Administrative Agent in its capacity as such;

THIRD, to the payment of all reasonable and documented out-of-pocket costs and expenses (including, without limitation, reasonable attorneys' and consultants' fees unless otherwise prohibited by this Agreement) of each of the Lenders in connection with enforcing its rights under the Credit Documents or otherwise with respect to the Credit Party Obligations owing to such Lender;

FOURTH, to the payment of all of the Credit Party Obligations consisting of accrued fees and interest, and including with respect to any Secured Hedging Agreement, any fees, premiums and scheduled periodic payments due under such Secured Hedging Agreement and any interest accrued thereon;

FIFTH, to the payment of the outstanding principal amount of the Credit Party Obligations and the payment or cash collateralization of the outstanding LOC Obligations, and including with respect to any Secured Hedging Agreement, any breakage, termination or other payments to the extent then due under such Secured Hedging Agreement and any interest accrued thereon;

SIXTH, to all other Credit Party Obligations and other obligations which shall have become due and payable under the Credit Documents or otherwise and not repaid pursuant to clauses "FIRST" through "FIFTH" above;

SEVENTH, the payment of the surplus to whomever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (ii) each of the Lenders shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans and LOC Obligations held by such Lender bears to the aggregate then outstanding Loans and LOC Obligations) of amounts available to be applied pursuant to clauses "THIRD", "FOURTH", "FIFTH," and "SIXTH" above; and (iii) to the extent that any amounts available for distribution pursuant to clause "FIFTH" above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Administrative Agent in the Collateral Account and applied (A) first, to reimburse the Issuing Lender from time to time for any drawings under such Letters of Credit and (B) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses "FIFTH," and "SIXTH" above, and thereafter pursuant to clause "SEVENTH," in the manner provided in this Section 2.13(b). Notwithstanding the foregoing terms of this Section 2.13(b), only Collateral proceeds and payments under the Guaranty with respect to Secured Hedging Agreements shall be applied to obligations under any Secured Hedging Agreement.

Section 2.14 Non-Receipt of Funds by the Administrative Agent.

(a) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received written notice from a Lender prior to the proposed date of any Extension of Credit that such Lender will not make available to the Administrative Agent such Lender's share of such Extension of Credit, the

Administrative Agent may assume that such Lender has made such share available on such date in accordance with this Agreement and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Extension of Credit available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to Alternate Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Extension of Credit to the Administrative Agent, then the amount so paid shall constitute such Lender's Loan included in such Extension of Credit. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(b) Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Lender hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Lender, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under subsections (a) and (b) of this Section shall be conclusive, absent manifest error.

(c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Extension of Credit set forth in Article IV are not satisfied or waived in accordance with the terms thereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Term Loans and Revolving Loans, to fund participations in Letters of Credit and Swingline Loans and to make payments pursuant to Section 9.5(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any such payment under Section 9.5(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 9.5(c).

(e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

Section 2.15 Inability to Determine Interest Rate.

Notwithstanding any other provision of this Agreement, if (a) the Administrative Agent shall reasonably determine (which determination shall be conclusive and binding absent manifest error) that, by reason of circumstances affecting the relevant market, reasonable and adequate means do not exist for ascertaining the LIBOR Rate for such Interest Period, or (b) the Required Lenders shall reasonably determine (which determination shall be conclusive and binding absent manifest error) that the LIBOR Rate does not adequately and fairly reflect the cost to such Lenders of funding LIBOR Rate Loans that the Borrower has requested be outstanding as a LIBOR Tranche during such Interest Period, the Administrative Agent shall forthwith give telephone notice of such determination, confirmed in writing, to the Borrower, and the Lenders at least two (2) Business Days prior to the first day of such Interest Period. Unless the Borrower shall have notified the Administrative Agent upon receipt of such telephone notice that it wishes to rescind or modify its request regarding such LIBOR Rate Loans, any Loans that were requested to be made as LIBOR Rate Loans shall be made as Alternate Base Rate Loans and any Loans that were requested to be converted into or continued as LIBOR Rate Loans shall remain as or be converted into Alternate Base Rate Loans. Until any such notice has been withdrawn by the Administrative Agent, no further Loans shall be made as, continued as, or converted into, LIBOR Rate Loans for the Interest Periods so affected.

Section 2.16 Yield Protection.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBOR Rate) or the Issuing Lender;

(ii) subject any Lender or the Issuing Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any LIBOR Rate Loan made by it, or change the basis of taxation of payments to such Lender or the Issuing Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 2.19 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the Issuing Lender); or

(iii) impose on any Lender or the Issuing Lender or the London interbank market any other condition, cost or expense affecting this Agreement or LIBOR Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any LIBOR Rate Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the Issuing Lender of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the Issuing Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the Issuing Lender, the Borrower will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or the Issuing Lender determines that any Change in Law affecting such Lender or the Issuing Lender or any lending office of such Lender or such Lender's or the Issuing Lender's holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Lender's capital or on the capital of such Lender's or the Issuing Lender's holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Lender, to a level below that which such Lender or the Issuing Lender or such Lender's or the Issuing Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Lender's policies and the policies of such Lender's or the Issuing Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender or such Lender's or the Issuing Lender's holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender or the Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or the Issuing Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Lender, as the case may be, the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or the Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Lender's right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the Issuing Lender pursuant to this Section for any increased costs incurred or reductions suffered, as the case may be, to the extent that such Lender or the Issuing Lender fails to make a demand for such compensation more than nine (9) months after becoming aware of such Change in Law giving arise to such increased costs or reductions.

Section 2.17 Illegality.

Notwithstanding any other provision of this Credit Agreement, if any Change in Law by the relevant Governmental Authority to any Lender shall make it unlawful for such Lender or its LIBOR Lending Office to make or maintain LIBOR Rate Loans as contemplated by this Credit Agreement or to obtain in the interbank eurodollar market through its LIBOR Lending Office the funds with which to make such Loans, (a) such Lender shall promptly notify the Administrative Agent and the Borrower thereof, (b) the commitment of such Lender hereunder to make LIBOR Rate Loans or continue LIBOR Rate Loans as such shall forthwith be suspended until the Administrative Agent shall give notice that the condition or situation which gave rise to the suspension shall no longer exist, and (c) such Lender's Loans then outstanding as LIBOR Rate Loans, if any, shall be converted on the last day of the Interest Period for such Loans or within such earlier period as required by law as Alternate Base Rate Loans. The Borrower hereby agrees to promptly pay any Lender, upon its demand, any additional amounts necessary to compensate such Lender for actual and direct costs (but not including anticipated profits) reasonably incurred by such Lender in making any repayment in accordance with this Section including, but not limited to, any interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain its LIBOR Rate Loans hereunder. A certificate (which certificate shall include a description of the basis for the computation) as to any additional amounts payable pursuant to this Section submitted by such Lender, through the Administrative Agent, to the Borrower shall be conclusive in the absence of manifest error. Each Lender agrees to use reasonable efforts (including reasonable efforts to change its LIBOR Lending Office) to avoid or to minimize any amounts which may otherwise be payable pursuant to this Section; provided, however, that such efforts shall not cause the imposition on such Lender of any additional costs or legal or regulatory burdens deemed by such Lender in its sole discretion to be material.

Section 2.18 Indemnity.

The Borrower hereby agrees to indemnify each Lender and to hold such Lender harmless from any funding loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or interest on any Loan by such Lender in accordance with the terms hereof, (b) default by the Borrower in accepting a borrowing after the Borrower has given a notice in accordance with the terms hereof, (c) default by the Borrower in making any prepayment after the Borrower has given a notice in accordance with the terms hereof, and/or (d) the making by the Borrower of a prepayment of a Loan, or the conversion thereof, on a day which is not the last day of the Interest Period with respect thereto, in each case including, but not limited to, any such loss or expense arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain its Loans hereunder. A certificate as to any additional amounts payable pursuant to this Section (which certificate shall include a description of the basis for the computation) submitted by any Lender, through the Administrative Agent, to the Borrower (which certificate must be delivered to the Administrative Agent within thirty days following such default, prepayment or conversion) shall be conclusive in the absence of manifest error. The agreements in this Section shall survive termination of this Credit Agreement and payment of the Notes and all other amounts payable hereunder.

Section 2.19 Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Credit Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if the Borrower shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, any Lender or Issuing Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) Payment of Other Taxes by the Borrower. Without limiting the provisions of paragraph (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Lender, within ten (10) Business Days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or the Issuing Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Lender, shall be conclusive absent manifest error.

(d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Credit Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

(f) Foreign Lenders. Without limiting the generality of the foregoing, in the event that the Borrower is resident for tax purposes in the United States of America, any Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(i) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States of America is a party,

(ii) duly completed copies of Internal Revenue Service Form W-8ECI,

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (i) a certificate to the effect that such Foreign Lender is not (A) a "bank" within the meaning of section 881(c)(3)(A) of the Code, (B) a "10 percent shareholder" of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a "controlled foreign corporation" described in section 881(c)(3)(C) of the Code and (ii) duly completed copies of Internal Revenue Service Form W-8BEN, or

(iv) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made.

(g) Treatment of Certain Refunds. If the Administrative Agent, a Lender or the Issuing Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or the Issuing Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent, such Lender or the Issuing Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the Issuing Lender in the event the Administrative Agent, such Lender or the Issuing Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Administrative Agent, any Lender or the Issuing Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

Section 2.20 Indemnification; Nature of Issuing Lender's Duties.

(a) In addition to its other obligations under Section 2.4, the Borrower hereby agrees to protect, indemnify, pay and save each Issuing Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) that the Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit or (ii) the failure of the Issuing Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions, herein called "Government Acts").

(b) As between the Borrower and the Issuing Lender, the Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Issuing Lender shall not be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of a Letter of Credit to comply fully with conditions required in order to draw upon a Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (vii) for any consequences arising from causes beyond the control of the Issuing Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Lender's rights or powers hereunder.

(c) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Lender, under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put the Issuing Lender under any resulting liability to the Borrower. It is the intention of the parties that this Credit Agreement shall be construed and applied to protect and indemnify the Issuing Lender against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Borrower, including, without limitation, any and all risks of the acts or omissions, whether rightful or wrongful, of any Government Authority. The Issuing Lender shall not, in any way, be liable for any failure by the Issuing Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of the Issuing Lender.

(d) Nothing in this Section 2.20 is intended to limit the reimbursement obligation of the Borrower contained in Section 2.4(d) hereof. The obligations of the Borrower under this Section 2.20 shall survive the termination of this Credit Agreement. No act or omissions of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Issuing Lender to enforce any right, power or benefit under this Credit Agreement.

(e) Notwithstanding anything to the contrary contained in this Section 2.20, the Borrower shall have no obligation to indemnify the Issuing Lender in respect of any liability incurred by the Issuing Lender arising out of, and the Borrower shall retain all rights it may have against the Issuing Lender by reason of, the gross negligence or willful misconduct of the Issuing Lender (including action not taken by the Issuing Lender), as determined by a court of competent jurisdiction.

Section 2.21 Replacement of Lenders.

If (a) any Lender requests compensation under Section 2.16 or is unable to make or maintain LIBOR Rate Loans in accordance with the terms of Section 2.17, (b) the Borrower is required to pay any additional amount to any Lender (other than the Administrative Agent in its capacity as a Lender) or any Governmental Authority for the account of any Lender (other than the Administrative Agent in its capacity as a Lender) pursuant to Section 2.19, (c) any Lender defaults in its obligation to fund Loans hereunder, or (d) any Lender (other than Wachovia) fails to consent to any proposed amendment, modification, termination, waiver or consent with respect to any provision hereof or of any other Credit Document that requires the unanimous approval of all of the

Lenders, the approval of all of the Lenders affected thereby or the approval of a class of Lenders, in each case in accordance with the terms of Section 9.1, then the Borrower may, at its sole expense, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate at par, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.6), all of its interests, rights and obligations under the Credit Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(i) the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 9.6;

(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LOC Obligations, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Credit Documents (including any amounts under Sections 2.16, 2.17 and 2.19) from the assignee (to the extent of such outstanding principal) or the Borrower (to the extent of such outstanding interest, fees and other amounts);

(iii) in the case of any such assignment resulting from a claim for compensation under Section 2.16 or payments required to be made pursuant to Section 2.19, such assignment will result in a reduction in such compensation or payments thereafter;

(iv) in the case of any such assignment resulting from a Lender's failure to consent as described in clause (d), (A) the consent of the Required Lenders (or, with respect to any proposed amendment, modification, termination, waiver or consent requiring the approval of all Lenders affected thereby or a class of Lenders, the consent of the Lenders in such group of affected Lenders or such class holding a majority of the outstanding Loans and Commitments with respect to such group or class) entitled to vote thereon shall have been obtained with respect to such amendment, modification, termination, waiver or consent and (B) the assignee shall approve such amendment, modification, termination, waiver or consent; and

(v) such assignment does not conflict with applicable law.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

To induce the Lenders to enter into this Credit Agreement and to make the Extensions of Credit herein provided for, the Credit Parties hereby represent and warrant to the Administrative Agent and to each Lender that:

Section 3.1 Organization; Qualification; Good Standing; Subsidiaries; Etc.

(a) Organization and Powers. Each Credit Party is a corporation, limited liability company or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization as specified in Schedule 3.1-1 annexed hereto. Each Credit Party has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Credit Documents and Related Agreements to which it is a party and to carry out the transactions contemplated thereby.

(b) Qualification and Good Standing. Each Credit Party is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had and will not have a Material Adverse Effect.

(c) Conduct of Business. The Borrower and its Subsidiaries are engaged only in the businesses permitted to be engaged in pursuant to Section 6.12.

(d) Subsidiaries. All of the Subsidiaries of the Borrower as of the Closing Date are identified in Schedule 3.1-2 annexed hereto, as such Schedule 3.1-2 may be supplemented from time to time pursuant to the provisions of Section 5.1(o). The Capital Stock of each of the Subsidiaries of the Borrower identified in Schedule 3.1-2 annexed hereto is duly authorized, validly issued, fully paid and nonassessable and none of such Capital Stock constitutes Margin Stock. Each of the Subsidiaries of the Borrower identified in Schedule 3.1-2 annexed hereto is a corporation, limited liability company or partnership duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization set forth therein, has all requisite power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, in each case except where failure to be so qualified or in good standing or a lack of such power and authority has not had and will not have a Material Adverse Effect. Schedule 3.1-2 annexed hereto correctly sets forth for the Borrower and each of its Subsidiaries (i) the ownership interest of the Borrower and each of its Subsidiaries in each of the Subsidiaries of the Borrower identified therein and (ii) the number of issued and outstanding shares of Capital Stock of each such Subsidiary and the owners thereof.

Section 3.2 Authorization of Borrowing, Etc.

(a) Authorization of Borrowing. The execution, delivery and performance of the Credit Documents and the Related Agreements have been duly authorized by all necessary corporate, limited liability company or partnership action on the part of each Credit Party that is a party thereto.

(b) No Conflict. The execution, delivery and performance by the Credit Parties of the Credit Documents and the Related Agreements to which they are parties and the consummation of the transactions contemplated by the Credit Documents and such Related Agreements do not and will not (i) violate in any material respect any provision of any law or any governmental rule or regulation applicable to the Borrower or any of its Subsidiaries, or violate the Certificate or Articles of Incorporation or the Bylaws of the Borrower or any of its Subsidiaries or any order, judgment or decree of any Governmental Authority binding on the Borrower or any of its Subsidiaries, (ii) except as set forth in Schedule 3.2(b), conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of the Borrower or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of the Borrower or any of its Subsidiaries (other than any Liens created under any of the Credit Documents in favor of the Administrative Agent on behalf of the Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of the Borrower or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed on Schedule 3.2(b).

(c) Governmental Consents. The execution, delivery and performance by Credit Parties of the Credit Documents and the Related Agreements to which they are parties and the consummation of the transactions contemplated by the Credit Documents and such Related Agreements do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority except for (i) filings and recordings required to create or protect the Liens contemplated by the Security Documents and (ii) filings required under the federal securities laws disclosing this Agreement and the transactions contemplated hereby.

(d) Binding Obligation. Each of the Credit Documents and Related Agreements has been duly executed and delivered by each Credit Party that is a party thereto and is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

(e) Valid Issuance of Borrower's Capital Stock, Senior Subordinated Notes and Senior Subordinated Convertible Notes.

(i) Borrower's Capital Stock. The Capital Stock of the Borrower is duly and validly issued, fully paid and nonassessable. No stockholder of the Borrower has or will have any preemptive rights to subscribe for any additional Capital Stock of the Borrower. The issuance and sale of the outstanding Capital Stock of the Borrower either (A) has been registered or qualified under applicable federal and state securities laws or (B) is exempt therefrom.

(ii) Senior Subordinated Notes. The Borrower had the corporate power and authority to issue the Senior Subordinated Notes at the time they were issued. The Senior Subordinated Notes are the legally valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability. The subordination provisions of the Senior Subordinated Notes are enforceable against the holders thereof and the Loans and all other monetary Credit Party Obligations are within the definition of "Senior Indebtedness" included in such provisions. The Senior Subordinated Notes either (A) have been registered or qualified under applicable federal and state securities laws or (B) are exempt therefrom.

(iii) Senior Subordinated Convertible Notes. The Borrower had the corporate power and authority to issue the Senior Subordinated Convertible Notes at the time they were issued. The Senior Subordinated Convertible Notes are the legally valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability. The subordination provisions of the Senior Subordinated Convertible Notes are enforceable against the holders thereof and the Loans and all other monetary Credit Party Obligations are within the definition of "Senior Indebtedness" included in such provisions. The Senior Subordinated Convertible Notes either (A) have been registered or qualified under applicable federal and state securities laws or (B) are exempt therefrom.

Section 3.3 Financial Condition.

The Borrower has heretofore delivered to the Lenders, at the Lenders' request, the following financial statements and information: (a) audited financial statements of the Borrower and its Subsidiaries for the Fiscal Years 2004, 2005 and 2006, consisting of balance sheets and the related consolidated and consolidating statements of income, stockholders' equity and cash flows for each such period, (b) a pro forma balance sheet of the Borrower and its Subsidiaries as of December 28, 2006, (c) unaudited financial statements of the Borrower and its Subsidiaries for the period from September 28, 2006 to the last day of the most recent quarter ending prior to the Closing Date for which such financial statements are available and (d) five-year projections for the Borrower and its Subsidiaries, all in reasonable detail, in form and substance satisfactory to the Administrative Agent and certified by the chief financial officer of the Borrower that

(i) with respect to the audited financial statements, the results of their operations and their cash flows for the periods indicated fairly present the financial condition of the Borrower and its Subsidiaries as at the dates indicated and (ii) with respect to the pro forma balance sheet and the projections were prepared in good faith based upon, to the best of such officer's knowledge, reasonable assumptions. None of the Borrower nor any of its Subsidiaries has (and will not have following the Closing Date) any Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the foregoing financial statements or the notes thereto and which in any such case is material and adverse in relation to the business, operations, properties, assets, or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole.

Section 3.4 No Material Adverse Change; No Restricted Junior Payments.

Since September 28, 2006, (i) no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect and (ii) neither the Borrower nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except as permitted by Section 6.5.

Section 3.5 Title to Properties; Collateral Locations.

(a) Title to Properties; Liens. The Borrower and its Subsidiaries have (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), or (iii) good title to (in the case of all other personal property), all of their respective properties and assets reflected in the financial statements referred to in Section 3.3 or in the most recent financial statements delivered pursuant to Section 5.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under Section 6.7. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

(b) Real Property. As of the Closing Date, Schedule 3.5(b) annexed hereto contains a true, accurate and complete list of (i) all fee properties (including those currently designated as Development Properties) and (ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each Real Property Asset of any Credit Party, regardless of whether such Credit Party is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. Except as specified in Schedule 3.5(b) annexed hereto, each agreement listed in clause (ii) of the immediately preceding sentence is in full force and effect and the Credit Parties do not have knowledge of any default that has occurred and is continuing thereunder which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, and each such agreement constitutes the legally valid and binding obligation of each applicable Credit Party, enforceable against such Credit Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles.

(c) Location of Collateral. Set forth in Schedule 3.5(c) is (i) a list of all locations where any tangible personal property of the Borrower and its Subsidiaries is located as of the Closing Date and (ii) the chief executive office and principal place of business of the Borrower and its Subsidiaries as of the Closing Date.

Section 3.6 Litigation.

There are no actions, suits, proceedings, arbitrations or governmental investigations (whether or not purportedly on behalf of the Borrower or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims) that are pending or, to the knowledge of the Credit Parties, threatened against or affecting the Borrower or any of its Subsidiaries or any property of the Borrower or any of its Subsidiaries and that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries (a) is in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any other Governmental Authority, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

Section 3.7 Taxes.

Except to the extent permitted by Section 5.3, all tax returns and reports of the Borrower and its Subsidiaries required to be filed by any of them have been timely filed, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon the Borrower and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid prior to delinquency. Except as set forth in Schedule 3.7, the Credit Parties know of no proposed tax assessment against the Borrower or any of its Subsidiaries which is not being actively contested by the Borrower or such Subsidiary in good faith and by appropriate proceedings; provided that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

Section 3.8 Contractual Obligations; Restrictive Agreements; Material Contracts.

(a) Neither the Borrower nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, would not have a Material Adverse Effect.

(b) Neither the Borrower nor any of its Subsidiaries is a party to or is otherwise subject to any agreements or instruments or any charter or other internal restrictions which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

(c) All Material Contracts are in full force and effect and no material defaults currently exist thereunder.

Section 3.9 Governmental Regulation.

Neither the Borrower nor any of its Subsidiaries is subject to regulation under the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Credit Party Obligations unenforceable.

Section 3.10 Securities Activities.

(a) Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

(b) No part of the proceeds of any Loan hereunder will be used directly or indirectly for any purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. The Borrower and its Subsidiaries taken as a group do not own Margin Stock except as identified in the financial statements referred to in Section 3.3 and Section 5.1 and the aggregate value of all Margin Stock owned by the Borrower and its Subsidiaries taken as a group does not exceed 25% of the value of their assets.

Section 3.11 Employee Benefit Plans.

(a) The Borrower, each of its Subsidiaries and each of their respective ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan in all material respects, and have performed all their obligations under each Employee Benefit Plan. Each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Code is so qualified.

(b) No ERISA Event has occurred or is reasonably expected to occur.

(c) Except to the extent required under Section 4980B of the Code or except as set forth in Schedule 3.11 annexed hereto, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates.

(d) As of the most recent valuation date for any Pension Plan, the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), does not exceed $1,000,000.

(e) As of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of the Borrower, its Subsidiaries and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA, does not exceed $1,000,000.

(f) Prior to December 31, 2007, no "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 402 of ERISA) of $1,000,000 or more has occurred or is reasonably expected to occur. Effective for plan years starting on or after January 1, 2008, the "minimum required contribution" required under Section 430(a)(2) of the Code to satisfy the "minimum funding standards" of Section 412(a)(2) of the Code (both, as added by the Pension Protection Act) has been contributed to any Pension Plan maintained by the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates.

Section 3.12 Broker's Fees.

No broker's or finder's fee or commission will be payable with respect to this Agreement or any of the transactions contemplated hereby, and the Borrower hereby indemnifies the Lenders against, and agrees that it will hold the Lenders harmless from, any claim, demand or liability for any such broker's or finder's fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

Section 3.13 Environmental Protection.

Except as set forth in Schedule 3.13 annexed hereto:

(a) neither the Borrower nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to (i) any Environmental Law, (ii) any Environmental Claim, or (iii) any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

(b) neither the Borrower nor any of its Subsidiaries has received any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9604) or any comparable state law;

(c) there are and, to the Credit Parties' knowledge, have been no conditions, occurrences, or Hazardous Materials Activities which could reasonably be expected to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

(d) each of the Borrower and its Subsidiaries maintains an environmental management system for its and each of its Subsidiaries' operations that demonstrates a commitment to material environmental compliance and includes procedures for (i) preparing and updating written compliance manuals covering pertinent regulatory areas, (ii) tracking changes in applicable Environmental Laws and modifying operations to comply with new requirements thereunder, (iii) training employees to comply with applicable environmental requirements and updating such training as necessary, (iv) performing regular internal compliance audits of each Facility and ensuring correction of any incidents of non-compliance detected by means of such audits, and (v) reviewing the compliance status of off-site waste disposal facilities; and

(e) compliance with all current or reasonably foreseeable future requirements pursuant to or under Environmental Laws will not, individually or in the aggregate, have a reasonable possibility of giving rise to a Material Adverse Effect.

Notwithstanding anything in this Section to the contrary, no event or condition has occurred or is occurring with respect to the Borrower or any of its Subsidiaries relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity, including any matter disclosed on Schedule 3.13 annexed hereto, which individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect.

Section 3.14 Employee Matters.

There are no collective bargaining agreements or Multiemployer Plans covering the employees of the Borrower or any of its Subsidiaries as of the Closing Date and none of the Borrower or any of their Subsidiaries (a) has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years or (b) has knowledge of any potential or pending strike, walkout or work stoppage.

Section 3.15 Solvency.

Each Credit Party is and, upon the incurrence of any Credit Party Obligations by such Credit Party on any date on which this representation is made, will be, Solvent.

Section 3.16 Matters Relating to Collateral.

(a) Creation, Perfection and Priority of Liens. Subject to Sections 5.10 and 5.11, the execution and delivery of the Security Documents by the Credit Parties, together with (i) the actions taken on or prior to the date hereof pursuant to Sections 4.1(d), 5.10 and 5.11 and the filing of any Uniform Commercial Code financing statements and PTO filings delivered to the Administrative Agent for filing (but not yet filed) and the recording of any Mortgages or amendments to Mortgages delivered to the Administrative Agent for recording (but not yet recorded), and (ii) the delivery to the Administrative Agent of any Pledged Collateral will be, upon the due and proper completion of such filings and recordings, effective to create or to continue in favor of the Administrative Agent for the benefit of the Lenders, as security for the Credit Party Obligations, a valid and perfected First Priority Lien on all of the Collateral, subject to the periodic filing of Uniform Commercial Code continuation statements in respect of Uniform Commercial Code financing statements filed by or on behalf of the Administrative Agent.

(b) Governmental Authorizations. No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority is required for either (i) the pledge or grant by any Credit Party of the Liens purported to be created in favor of the Administrative Agent pursuant to any of the Security Documents or (ii) the exercise by the Administrative Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created pursuant to any of the Security Documents or created or provided for by applicable law), except for filings or recordings contemplated by Section 3.16(a) and except as may be required, in connection with the disposition of any Pledged Collateral, by laws generally affecting the offering and sale of securities.

(c) Absence of Third-Party Filings. Except such as may have been filed in favor of the Administrative Agent as contemplated by Section 3.16(a) or except as such may constitute Permitted Encumbrances, (i) no effective Uniform Commercial Code financing statement, fixture filing or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office and (ii) no effective filing covering all or any part of the Intellectual Property is on file in the PTO.

(d) Margin Regulations. The pledge of the Pledged Collateral pursuant to the Pledge Agreement does not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

(e) Information Regarding Collateral. All information supplied to the Administrative Agent by or on behalf of any Credit Party with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects.

Section 3.17 Related Agreements.

The Borrower has made available to the Administrative Agent complete and correct copies of each Related Agreement and of all exhibits and schedules thereto. Schedule 3.17 annexed hereto lists all Affiliate Agreements as of the Closing Date. Except as set forth in Schedule 3.17 annexed hereto, none of the Related Agreements have been amended, amended and restated, supplemented, restated or otherwise modified on or before the Closing Date since the date any such Related Agreement was first entered into.

Section 3.18 Disclosure.

No representation or warranty (except with respect to projections and pro forma financial information that are covered in the next sentence) of the Borrower or any of its Subsidiaries contained in any Credit Document or Related Agreement or in any other document, certificate or written statement furnished to the Lenders by or on behalf of the Borrower or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact (known to the Borrower or any of its Subsidiaries, in the case of any document not furnished by the Borrower and its Subsidiaries) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by the Borrower to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ materially from the projected results. There are no facts known (or which should upon the reasonable exercise of diligence be known) to the Credit Parties (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to the Lenders for use in connection with the transactions contemplated hereby.

Section 3.19 Permits.

Each of the Credit Parties, prior to and after giving effect to the transactions contemplated by the Credit Documents and the Related Agreements, has such certificates, permits, licenses, franchises, consents, approvals, authorizations and clearances that are material to the condition (financial or otherwise), business or operations of any Credit Party ("Permits") and is (and will be immediately after the consummation of such transactions) in compliance in all respects with all applicable laws as are necessary to own, lease or operate its properties and to conduct its businesses in the manner as presently conducted and to be conducted immediately after the consummation of such transactions except where failure to be in compliance could not reasonably be expected to result in a Material Adverse Effect, and all such Permits are valid and in full force and effect and will be valid and in full force and effect immediately upon consummation of such transactions except for those where the failure to be valid or in effect could not reasonably be expected to result in a Material Adverse Effect. Each of the Credit Parties, prior to and after giving effect to such transactions, is and will be in compliance in all respects with its obligations under such Permits except where failure to be in compliance could not reasonably be expected to result in a Material Adverse Effect, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of such Permits except where such revocation or termination could not reasonably be expected to result in a Material Adverse Effect.

Section 3.20 Indebtedness.

Except as otherwise permitted under Section 6.1 and Section 6.4, the Borrower and its Subsidiaries have no Indebtedness.

Section 3.21 Intellectual Property.

Each of the Borrower and its Subsidiaries owns, or has the legal right to use, all trademarks, tradenames, copyrights, technology, know-how, processes and other intellectual property necessary for each of them to conduct its business as currently conducted. Set forth on Schedule 3.21 is a list of all Intellectual Property owned by the Borrower and its Subsidiaries. Except as provided on Schedule 3.21, no claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property of the Borrower and its Subsidiaries or the validity or effectiveness of any such Intellectual Property, nor do the Borrower or any of its Subsidiaries know of any such claim, and, to the knowledge of the Borrower and its Subsidiaries, the use of such Intellectual Property by the Borrower or any of its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Schedule 3.21 may be updated from time to time by the Borrower to include new Intellectual Property by giving written notice thereof to the Administrative Agent.

Section 3.22 Investments.

All Investments of each of the Borrower and its Subsidiaries are Permitted Investments.

Section 3.23 Insurance.

The insurance coverage of the Credit Parties and their Subsidiaries as of the Closing Date is outlined as to carrier, policy number, expiration date, type and amount on Schedule 3.23 and such insurance coverage complies the requirements set forth in Section 5.4(b).

Section 3.24 Anti-Terrorism Laws.

Neither any Credit Party nor any of its Subsidiaries is an "enemy" or an "ally of the enemy" within the meaning of Section 2 of the Trading with the Enemy Act of the United States of America (50 U.S.C. App. §§ 1 et seq.), as amended. Neither any Credit Party nor any or its Subsidiaries is in violation of (a) the Trading with the Enemy Act, as amended, (b) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or (c) the Patriot Act. None of the Credit Parties (i) is a blocked person described in section 1 of the Anti-Terrorism Order or (ii) to the best of its knowledge, engages in any dealings or transactions, or is otherwise associated, with any such blocked person.

Section 3.25 Compliance with OFAC Rules and Regulations.

None of the Credit Parties or their Subsidiaries or their respective Affiliates (i) is a Sanctioned Person, (ii) has more than 15% of its assets in Sanctioned Countries, or (iii) derives more than 15% of its operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Countries. No part of the proceeds of any Extension of Credit hereunder will be used directly or indirectly to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country.

Section 3.26 Compliance with FCPA.

Each of the Credit Parties and their Subsidiaries is in compliance with the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1, et seq., and any foreign counterpart thereto. None of the Credit Parties or their Subsidiaries has made a payment, offering, or promise to pay, or authorized the payment of, money or anything of value (a) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party, party official or candidate for foreign political office, (b) to a foreign official, foreign political party or party official or any candidate for foreign political office, and (c) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to such Credit Party or its Subsidiary or to any other Person, in violation of the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1, et seq.

Section 3.27 VoiceStream Wireless.

The Uniform Commercial Code financing statements referenced in Schedule 6.2 naming a Credit Party as debtor and Voicestream Wireless Corp. as secured party relate to amounts currently in dispute by Voicestream Wireless Corp. and the Credit Parties. All amounts owed to Voicestream Wireless Corp. relating to such financing statements will not exceed $50,000 at any time.

ARTICLE IV

CONDITIONS PRECEDENT

Section 4.1 Conditions to Closing Date and Initial Loans.

This Credit Agreement shall become effective upon, and the obligation of each Lender to make the initial Revolving Loans and the Term Loan on the Closing Date is subject to, the satisfaction of the following conditions precedent:

(a) Execution of Agreement. The Administrative Agent shall have received (i) counterparts of this Credit Agreement for the Credit Parties, the Administrative Agent and each Lender, (ii) for the account of each Revolving Lender and Term Loan Lender that request a Note, a Revolving Note and Term Note, as applicable, (iii) for the account of the Swingline Lender, the Swingline Note, and (iv) counterparts of the Security

Agreement, the Pledge Agreement, each Mortgage to be entered into as of the Closing Date and each other Security Document, in each case conforming to the requirements of this Credit Agreement and executed by a duly authorized Responsible Officer of each party thereto.

(b) Authority Documents. The Administrative Agent shall have received the following, together with a secretary's certificate in substantially the form of Schedule 4.1-1 annexed hereto:

(i) Certificates of Incorporation; Charter Documents. Copies of the certificates of incorporation or other charter documents, as applicable, of each Credit Party certified to be true and complete as of a recent date by the appropriate governmental authority of the state of its incorporation and by a secretary or assistant secretary of such Credit Party as of the Closing Date to be true and correct and in force and effect as of the Closing Date

(ii) Resolutions. Copies of resolutions of the board of directors or comparable managing body of each Credit Party approving and adopting the Credit Documents, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a Responsible Officer of such Credit Party as of the Closing Date to be true and correct and in force and effect as of such date.

(iii) Bylaws. A copy of the bylaws or comparable operating agreement of each Credit Party certified by a Responsible Officer of such Credit Party as of the Closing Date to be true and correct and in force and effect as of such date.

(iv) Good Standing. Copies of (A) certificates of good standing, existence or its equivalent with respect to each Credit Party certified as of a recent date by the appropriate governmental authorities of the state of incorporation and each other state in which the failure to so qualify and be in good standing could reasonably be expected to have a Material Adverse Effect on the business or operations of the Borrower and its Subsidiaries in such state and (B) to the extent available, a certificate indicating payment of all corporate franchise taxes certified as of a recent date by the appropriate governmental taxing authorities.

(v) Incumbency. An incumbency certificate of each Credit Party certified by a secretary or assistant secretary to be true and correct as of the Closing Date.

(c) Legal Opinions of Counsel. The Administrative Agent shall have received opinions of legal counsel for the Credit Parties, dated the Closing Date and addressed to the Administrative Agent and the Lenders, which opinions shall provide, among other things, that the execution and delivery of the Credit Documents by the Credit Parties and the consummation of the transactions contemplated thereby will not violate the corporate instruments and material agreements of the Credit Parties, and shall otherwise be in form and substance acceptable to the Administrative Agent and the Lenders.

(d) Personal Property Collateral. The Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent:

(i) searches of Uniform Commercial Code filings in the jurisdiction of the chief executive office of each Credit Party and each jurisdiction where any Collateral is located or where a filing would need to be made in order to perfect the Lenders' security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens;

(ii) Uniform Commercial Code financing statements for each appropriate jurisdiction as is necessary, in the Administrative Agent's sole discretion, to perfect the Lenders' security interests in the Collateral;

(iii) duly executed consents as are necessary, in the Administrative Agent's sole discretion, to perfect the Lenders' security interest in the Collateral, including, without limitation estoppel letters, consents and/or waivers from landlords to the extent the Borrower is able to secure such letters, consents and waivers after using commercially reasonable efforts;

(iv) searches of ownership of Intellectual Property in the appropriate governmental offices and such patent/trademark/copyright filings as requested by the Administrative Agent in order to perfect the Administrative Agent's security interest in the Intellectual Property; and

(v) stock or membership certificates, to the extent not previously delivered to the Administrative Agent, evidencing the Capital Stock pledged to the Administrative Agent pursuant to the Pledge Agreement, along with duly executed in blank undated stock or transfer powers.

(e) Liability, Casualty, Business Interruption and Environmental Insurance. The Administrative Agent shall have received copies of insurance policies or certificates of insurance evidencing liability, casualty, business interruption and environmental insurance meeting the requirements set forth herein or in the Security Documents. The Administrative Agent shall be named as loss payee, mortgagee and/or additional insured, as its interest may appear, on all such insurance policies for the benefit of the Lenders.

(f) Fees. The Administrative Agent, the Arrangers and the Lenders shall have received all fees, if any, owing pursuant to the Fee Letter and Section 2.6.

(g) Litigation. There shall not exist any pending, ongoing or threatened litigation, investigation, injunction, order or claim affecting or relating (i) to the Credit Parties or any of their Subsidiaries, or (ii) this Credit Agreement or the other Credit

Documents that has not been settled, dismissed, vacated, discharged or terminated prior to the Closing Date which, in the case of clause (i), could be reasonably expected to have a Material Adverse Effect.

(h) Solvency Certificate. The Administrative Agent shall have received an Officer's Certificate for the Credit Parties prepared by the chief financial officer of the Borrower as to the financial condition, solvency and related matters of the Borrower and of the Credit Parties taken as a whole, in each case after giving effect to the initial borrowings under the Credit Documents, in substantially the form of Schedule 4.1-2 hereto.

(i) Account Designation Letter. The Administrative Agent shall have received the executed Account Designation Letter in the form of Schedule 1.1-1 hereto.

(j) Consents. The Administrative Agent shall have received evidence that all governmental, shareholder and material third party consents and approvals necessary in connection with the financings and other transactions contemplated hereby have been obtained and all applicable waiting periods have expired without any action being taken by any authority that could restrain, prevent or impose any material adverse conditions on such transactions or that could seek or threaten any of such transactions.

(k) Compliance with Laws. The financings and other transactions contemplated hereby shall be in compliance in all material respects with all applicable laws and regulations (including all applicable securities and banking laws, rules and regulations).

(l) Bankruptcy. There shall be no bankruptcy or insolvency proceedings with respect to any Credit Party.

(m) Material Adverse Effect. Since September 28, 2006, there shall be no event that has had, or could reasonably be expected to have, a material adverse change in the business, properties, operations or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole.

(n) Financial Statements. The Administrative Agent shall have received copies of the financial statements referred to in Section 3.3 hereof, each in form and substance satisfactory to it.

(o) Termination of Existing Indebtedness. All existing Indebtedness (except for Indebtedness permitted by the terms of this Credit Agreement and the Existing Credit Agreement which is amended and restated hereby) for borrowed money of the Borrower and its Subsidiaries shall have been repaid in full and all commitments relating thereto shall have been terminated and all Liens relating thereto shall have been terminated.

(p) Officer's Certificates. The Administrative Agent shall have received a certificate or certificates executed by a Responsible Officer of the Borrower as of the

Closing Date stating that (i) no action, suit, investigation or proceeding is pending, ongoing or, to the knowledge of any Credit Party, threatened in any court or before any other Governmental Authority that purports to affect any Credit Party or any other transaction contemplated by the Credit Documents, which action, suit, investigation or proceeding could be reasonably expected to have a Material Adverse Effect and (ii) immediately after giving effect to this Credit Agreement, the other Credit Documents, and all the transactions contemplated therein to occur on such date, (A) no Default or Event of Default exists, (B) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects, and (C) the Credit Parties are in compliance with each of the financial covenants set forth in Section 6.6.

(q) Patriot Act Certificate. The Administrative Agent shall have received, at least five (5) Business Days prior to the Closing Date, a certificate satisfactory thereto, for benefit of itself and the Lenders, provided by the Borrower that sets forth information required by the Patriot Act including, without limitation, the identity of the Borrower, the name and address of the Borrower and other information that will allow the Administrative Agent or any Lender, as applicable, to identify the Borrower in accordance with the Patriot Act.

(r) Structure. The Agents shall be reasonably satisfied with the corporate and capital structure and management of the Borrower and its Subsidiaries after giving effect to the transactions contemplated hereby and with the aggregate amount of fees and expenses payable in connection with the consummation of the Transactions.

(s) Collateral Account Agreement. The Administrative Agent shall have received a fully executed copy of the Collateral Account Agreement in form and substance satisfactory thereto.

(t) Additional Matters. All other documents and legal matters in connection with the transactions contemplated by this Credit Agreement shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

Section 4.2 Conditions to All Extensions of Credit.

The obligation of each Lender to make any Extension of Credit hereunder is subject to the satisfaction of the following conditions precedent on the date of making such Extension of Credit:

(a) Representations and Warranties. The representations and warranties made by the Credit Parties herein, in the Security Documents or which are contained in any certificate furnished at any time under or in connection herewith shall (i) with respect to representations and warranties that contain a materiality qualification, be true and correct and (ii) with respect to representations and warranties that do not contain a materiality qualification, be true and correct in all material respects, in each case on and as of the date of such Extension of Credit as if made on and as of such date except for any representation or warranty made as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date.

(b) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Extension of Credit to be made on such date unless such Default or Event of Default shall have been waived in accordance with this Credit Agreement.

(c) Compliance with Commitments. Immediately after giving effect to the making of any such Extension of Credit (and the application of the proceeds thereof), the sum of outstanding Revolving Loans plus outstanding Swingline Loans plus LOC Obligations shall not exceed the Revolving Committed Amount.

(d) Additional Conditions to Revolving Loans. If a Revolving Loan is requested, all conditions set forth in Section 2.1 shall have been satisfied.

(e) Additional Conditions to Initial Term Loan. If the Initial Term Loan is requested, all conditions set forth in Section 2.2(a) shall have been satisfied or waived by the Required Lenders.

(f) Additional Conditions to Delayed Draw Term Loan. If a borrowing under the Delayed Draw Term Loan is requested, (i) all conditions set forth in Section 2.2(b) shall have been satisfied or waived by the Required Lenders and (ii) the Borrower shall be in pro forma compliance with all the financial covenants set forth in Section 6.6.

(g) Additional Conditions to Additional Loans. If an Additional Loan is requested, all conditions set forth in Section 2.3 shall have been satisfied or waived by the Required Lenders.

(h) Additional Conditions to Letters of Credit. If the issuance of a Letter of Credit is requested, all conditions set forth in Section 2.4 shall have been satisfied.

(i) Additional Conditions to Swingline Loans. If a Swingline Loan is requested, all conditions set forth in Section 2.5 shall have been satisfied.

Each request for an Extension of Credit and each acceptance by the Borrower of any such Extension of Credit shall be deemed to constitute representations and warranties by the Borrower as of the date of such Extension of Credit that the applicable conditions in subsections (a) through (i) of this Section have been satisfied.

ARTICLE V

AFFIRMATIVE COVENANTS

The Credit Parties hereby covenant and agree that on the Closing Date, and thereafter for so long as this Credit Agreement is in effect and until the Commitments have terminated, no Note remains outstanding and unpaid and the Credit Party Obligations (other than inchoate indemnification and reimbursement obligations) together with interest, Commitment Fees and all other amounts owing to the Administrative Agent or any Lender hereunder and under the other Credit Documents, are paid in full, the Credit Parties shall, and shall cause each of their Subsidiaries, to perform the covenants set forth in this Article V.

Section 5.1 Financial Statements and Other Reports.

The Borrower will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. The Borrower will deliver to the Administrative Agent and the Lenders:

(a) Quarterly Financials. As soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year and within 90 days after the end of the fourth Fiscal Quarter of each Fiscal Year, (i) the consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated and consolidating statements of income, stockholders' equity and cash flows of the Borrower and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, all in reasonable detail and certified by the chief financial officer of the Borrower that they fairly present, in all material respects, the financial condition of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, and (ii) a narrative report describing the operations of the Borrower and its Subsidiaries in the form prepared for presentation to senior management for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter;

(b) Year-End Financials. As soon as available and in any event within 90 days after the end of each Fiscal Year, (i) the consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such Fiscal Year and the related consolidated and consolidating statements of income, stockholders' equity and cash flows of the Borrower and its Subsidiaries for such Fiscal Year, which shall be audited by Deloitte & Touche LLP or other independent certified public accountants of recognized national standing selected by the Borrower, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the Financial Plan for the Fiscal Year covered by such financial statements, all in reasonable detail and certified by the chief financial officer of the Borrower that they fairly present, in all material respects, the financial condition of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, (ii) a narrative report describing the operations of the Borrower and its Subsidiaries in the form prepared for presentation to senior management for such Fiscal Year, and (iii) in the case of such consolidated financial statements, a report thereon of Deloitte & Touche LLP or other independent certified public accountants of recognized national standing selected by the Borrower, with respect to such consolidated financial statements reported on without a material qualification or exception, including a "going concern" or like qualification or exception, or qualification indicating that the scope of the audit was inadequate to permit such independent certified public accountants to certify such financial statements without such qualification;

(c) Officers' and Compliance Certificates. Together with each delivery of financial statements of the Borrower and its Subsidiaries pursuant to subsections (a) and (b) above, an Officers' Certificate of the Borrower (i) stating that the signers have reviewed the terms of this Agreement and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of the Borrower and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of such Officers' Certificate, of any condition or event that constitutes a Default or an Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Borrower has taken, is taking and proposes to take with respect thereto and (ii) demonstrating in reasonable detail compliance during and at the end of the applicable accounting periods with the negative covenants contained in Article VI;

(d) Reconciliation Statements. If, as a result of any change in accounting principles and policies from those used in the preparation of the audited financial statements referred to in Section 3.3, the consolidated financial statements of the Borrower and its Subsidiaries delivered pursuant to subsections (a), (b) or (l) of this Section 5.1 will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subsections had no such change in accounting principles and policies been made, then (i) together with the first delivery of financial statements pursuant to subsections (a), (b) or (l) of this Section 5.1 following such change, consolidated financial statements of the Borrower and its Subsidiaries for (A) the current Fiscal Year to the effective date of such change and (B) the two full Fiscal Years immediately preceding the Fiscal Year in which such change is made, in each case prepared on a pro forma basis as if such change had been in effect during such periods, and (ii) together with each delivery of financial statements pursuant to subsections (a), (b) or (l) of this Section 5.1 following such change, a written statement of the chief accounting officer or chief financial officer of the Borrower setting forth the differences (including any differences that would affect any calculations relating to the financial covenants set forth in Section 6.6) which would have resulted if such financial statements had been prepared without giving effect to such change;

(e) Accountants' Certification. Beginning with the Fiscal Year ending September, 2007, together with each delivery of consolidated financial statements of the Borrower and its Subsidiaries pursuant to subsection (b) above, a written statement by the independent certified public accountants responsible for the preparation of such consolidated financial statements stating that in making the examination necessary to prepare such consolidated financial statements no knowledge was obtained of any Event of Default under Section 6.6, except as specified in such certificate;

(f) Accountants' Reports. Promptly upon receipt thereof (unless restricted by applicable professional standards), copies of all special project reports, annual management recommendation letters or other annual reports submitted in writing to the audit committee of the Borrower's board of directors by independent certified public accountants in connection with each annual, interim or special audit of the financial statements of the Borrower and its Subsidiaries made by such accountants;

(g) SEC Filings and Press Releases. Promptly upon their becoming available, copies of (i) all financial statements, reports, notices and proxy statements sent or made available generally by the Borrower to its security holders or by any Subsidiary of the Borrower to its security holders other than the Borrower or another Subsidiary of the Borrower, (ii) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by the Borrower or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any Governmental Authority or private regulatory authority, and (iii) all press releases and other statements made available generally by the Borrower or any of its Subsidiaries to the public concerning material developments in the business of the Borrower or any of its Subsidiaries; provided, however, the Borrower shall not be required to deliver the foregoing information to (A) the Administrative Agent and the Lenders if such information is readily available to such Persons through an online service such as EDGAR, unless specifically required by the Administrative Agent and (B) the Lenders to the extent such information has been delivered to the Administrative Agent and the Borrower has confirmed that such information has been made available to the Lenders by the Administrative Agent through an online service such as IntraLinks or otherwise distributed by the Administrative Agent to the Lenders;

(h) Events of Default, etc. Promptly (but in any event within three (3) Business Days thereof) upon any officer of a Credit Party or any of its Subsidiaries obtaining knowledge (i) of any condition or event that constitutes a Default or an Event of Default, or becoming aware that any Lender has given any notice (other than to the Administrative Agent) or taken any other action with respect to a claimed Default or Event of Default, (ii) that any Person has given any notice to the Borrower or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 7.1(b) or (iii) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material

Adverse Effect, an Officers' Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Default or Event of Default, default, event or condition, and what action the Credit Parties have taken, are taking and propose to take with respect thereto;

(i) Litigation or Other Proceedings. Promptly upon any officer of any Credit Party or any of its Subsidiaries obtaining knowledge of (i) the institution of, or non-frivolous threat of, any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration against or affecting the Borrower or any of its Subsidiaries or any property of the Borrower or any of its Subsidiaries (collectively, "Proceedings") not previously disclosed in writing by a Credit Party to the Lenders or (ii) any material development in any Proceeding that, in any case:

(A) if adversely determined, has a reasonable possibility of giving rise to a Material Adverse Effect; or

(B) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby;

written notice thereof together with such other information as may be reasonably available to the Credit Parties to enable the Lenders and their counsel to evaluate such matters;

(j) ERISA Events. Promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event that could reasonably be expected to result in a material liability, a written notice specifying the nature thereof, what action the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

(k) ERISA Notices. With reasonable promptness, copies of (i) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (ii) all notices received by the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event that could reasonably be expected to result in a material liability; and (iii) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as the Administrative Agent shall reasonably request;

(l) Financial Plans. As soon as practicable and in any event no later than 60 days after the beginning of each Fiscal Year, a consolidated plan and financial forecast for such Fiscal Year (the "Financial Plan" for such Fiscal Year), including (i) forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of the Borrower and its Subsidiaries for such Fiscal Year (prepared on a quarterly basis), together with an explanation of the assumptions on which such forecasts are based, and (ii) such other information and projections as any Lender may reasonably request;

(m) Insurance. As soon as practicable and in any event by the last day of each Fiscal Year, a report in form and substance satisfactory to the Administrative Agent outlining all material insurance coverage maintained as of the date of such report by the Borrower and its Subsidiaries and all material insurance coverage planned to be maintained by the Borrower and its Subsidiaries in the immediately succeeding Fiscal Year;

(n) Board of Directors. With reasonable promptness, written notice of any change in the board of directors of the Borrower, which notice will be deemed to have been properly delivered if such change is promptly disclosed in filings made with the SEC or press releases and delivered or made available to the Administrative Agent and Lenders under subsection (g) above;

(o) New Subsidiaries. Promptly upon any Person becoming a Subsidiary of the Borrower, a written notice setting forth with respect to such Person (a) the date on which such Person became a Subsidiary of the Borrower and (b) all of the data required to be set forth in Schedule 3.1-2 annexed hereto with respect to all Subsidiaries of the Borrower (it being understood that such written notice shall be deemed to supplement Schedule 3.1-2 annexed hereto for all purposes of this Agreement);

(p) Material Contracts. Promptly, and in any event within 10 Business Days after any Material Contract of the Borrower or any of its Subsidiaries is terminated or amended in a manner that is materially adverse to the Borrower or such Subsidiary, as the case may be, a written statement describing such event with copies of such material amendments, and an explanation of any actions being taken with respect thereto;

(q) Uniform Commercial Code Search Report. As promptly as practicable after the filing by the Administrative Agent of any Uniform Commercial Code financing statements pursuant to the terms hereof or the Security Documents, upon the request of the Administrative Agent, copies of completed Uniform Commercial Code searches evidencing the proper filing, recording and indexing of all such Uniform Commercial Code financing statements and listing all other effective financing statements that name such Credit Party as debtor, together with copies of all such other financing statements not previously delivered to the Administrative Agent by or on behalf of the Borrower or such Credit Party;

(r) Collateral Information. Upon the reasonable request of the Administrative Agent, the Borrower shall provide to the Administrative Agent (i) an updated list of all locations of any Collateral and (ii) an updated list of any or all of the Intellectual Property of the Borrower and its Subsidiaries.

(s) Asset Dispositions, Etc. Within 90 days after the end of each Fiscal Year of the Borrower, a certificate containing information regarding the amount of all Asset Dispositions, and Debt Issuances that were made during the prior Fiscal Year and amounts received in connection with any Recovery Event during the prior Fiscal Year together with a statement demonstrating a calculation of Excess Cash Flow;

(t) Environmental Report. As soon as practicable and in any event within 30 days after the end of each Fiscal Year, a management report in form and substance satisfactory to the Administrative Agent summarizing the status of any environmental remediation actions taken by the Borrower and its Subsidiaries during the previous Fiscal Year, any reserves established by the Borrower and its Subsidiaries with respect to such remediation actions, all expenses incurred by the Borrower and its Subsidiaries in connection with such remediation actions and any change to the Borrower's environmental insurance coverage; and

(u) Other Information. With reasonable promptness, such other information and data with respect to the Borrower or any of its Subsidiaries as from time to time may be reasonably requested by any Lender through the Administrative Agent.

Section 5.2 Corporate Existence, Etc.

Except as permitted under Section 6.7, the Borrower will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its corporate existence and all rights and franchises material to its business; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to preserve any such right or franchise if the board of directors of the Borrower or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Borrower, such Subsidiary or the Lenders.

Section 5.3 Payment of Taxes, Claims and Other Obligations; Tax Consolidation.

(a) The Borrower will, and will cause each of its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such charge or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (i) such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor and (ii) in the case of a charge or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such charge or claim.

(b) The Borrower will not, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than the Borrower or any of its Subsidiaries).

Section 5.4 Maintenance of Properties; Insurance.

(a) Maintenance of Properties. The Borrower will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of the Borrower and its Subsidiaries (including all Intellectual Property) and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.

(b) Insurance. The Borrower will maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance, casualty insurance and environmental insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of the Borrower and its Subsidiaries as may customarily be carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for corporations similarly situated in the industry; provided that environmental insurance shall not be required for properties in a state where any environmental liabilities or losses would be indemnified or reimbursed by a trust fund established by such state and such trust fund is solvent. Without limiting the generality of the foregoing, the Borrower will maintain or cause to be maintained (i) to the extent not adequately self-insured in a manner reasonably deemed adequate by the Administrative Agent and consistent with the Borrower's past practices of self-insurance, flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, and (ii) replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times satisfactory to the Administrative Agent in its commercially reasonable judgment. Each such policy of insurance shall (A) name the Administrative Agent for the benefit of the Lenders as an additional insured thereunder as its interests may appear and (B) in the case of each business interruption and casualty insurance policy, contain a loss payable clause or endorsement, satisfactory in form and substance to the Administrative Agent, that names the Administrative Agent for the benefit of the Lenders as the loss payee or mortgagee thereunder and provides for at least 30 days prior written notice to the Administrative Agent of any modification or cancellation of such policy.

Section 5.5 Books and Records; Inspection Rights.

The Borrower shall, and shall cause each of its Subsidiaries, to keep proper books of records and account in which complete entries consistent with sound business practices sufficient to support the preparation of financial statements conforming with GAAP shall be made of its dealings and transactions in relation to its businesses and activities. The Borrower shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by any Lender to visit and inspect any of the properties of the Borrower or of any of its Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided that the Borrower may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested.

Section 5.6 Compliance with Laws, Etc.

The Borrower shall comply, and shall cause each of its Subsidiaries to comply, with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including all Environmental Laws), noncompliance with which could reasonably be expected to cause, individually or in the aggregate, a Material Adverse Effect.

Section 5.7 Environmental Review and Investigation, Disclosure, Etc.

(a) Environmental Review and Investigation.

(i) The Borrower agrees that the Administrative Agent may, from time to time and in its reasonable discretion, retain, at the Borrower's expense, an independent professional consultant to review any environmental audits, investigations, analyses and reports relating to Hazardous Materials prepared by or for the Borrower with respect to any Mortgaged Property; and

(ii) in the event (A) the Administrative Agent reasonably believes that the Borrower has breached any representation, warranty or covenant contained in Sections 3.6, 3.13, 5.6, 5.7 or 5.8 or that there has been a material violation of Environmental Laws at any Facility or by the Borrower or any of its Subsidiaries at any other location or (B) a Default or Event of Default has occurred and is continuing, the Borrower agrees that the Administrative Agent may, from time to time and in its reasonable discretion, (i) retain, at the Borrower's expense, an independent professional consultant to review any environmental audits, investigations, analyses and reports relating to Hazardous Materials prepared by or for the Borrower and (ii) subject to the terms of any applicable lease, conduct its own investigation of any Facility; provided that, in the case of any Facility no longer owned, leased, operated or used by the Borrower or any of its Subsidiaries, the Borrower shall only be obligated to make reasonable efforts to obtain permission for the Administrative Agent's professional consultant to conduct an investigation of such Facility.

For purposes of conducting any review and/or investigation pursuant to subsection (a) or (b) above, subject to the terms of any applicable lease, the Borrower hereby grants to the Administrative Agent and its agents, employees, consultants and contractors the right to enter into or onto any Facilities currently owned, leased, operated or used by the Borrower or any of its Subsidiaries and to perform such tests on such property (including taking samples of soil, groundwater and suspected asbestos-containing materials) as are reasonably necessary in connection therewith. Any such investigation of any Facility shall be conducted, unless otherwise agreed to by the Borrower and the Administrative Agent, during normal business hours and, to the extent reasonably practicable, shall be conducted so as not to interfere with the ongoing operations at such Facility or to cause any damage or loss to any property at such Facility. The Borrower and the Administrative Agent hereby acknowledge and agree that any report of any investigation conducted at the request of the Administrative Agent pursuant to this Section will be obtained and shall be used by the Administrative Agent and the Lenders solely for the purposes of the Lenders' internal credit decisions, to monitor and police the Loans and to protect the Lenders' security interests created by the Credit Documents. The Administrative Agent agrees to deliver a copy of any such report to the Borrower with the understanding that the Borrower acknowledges and agrees that (1) it will indemnify and hold harmless the Administrative Agent and each Lender from any costs, losses or liabilities relating to the Borrower's use of or reliance on such report, (2) neither the Administrative Agent nor any Lender makes any representation or warranty with respect to such report, and (3) by delivering such report to the Borrower, neither the Administrative Agent nor any Lender is requiring or recommending the implementation of any suggestions or recommendations contained in such report.

(b) Environmental Disclosure. The Borrower will deliver to the Administrative Agent and the Lenders:

(i) Environmental Audits and Reports. As soon as practicable following receipt thereof, copies of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of the Borrower or any of its Subsidiaries or by independent consultants, Governmental Authorities or any other Persons, with respect to significant environmental matters at any Facility which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or with respect to any Environmental Claims which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

(ii) Notice of Certain Releases, Remedial Actions, Etc. Promptly upon the occurrence thereof, written notice describing in reasonable detail (A) any Release required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws the existence of which has a reasonable possibility of resulting in one or more Environmental

Claims having, individually or in the aggregate, a material adverse effect on the Mortgaged Property or Mortgage Properties where the Release occurred or a Material Adverse Effect, and (B) any remedial action taken by the Borrower or any other Person in response to (1) any Hazardous Materials Activities the existence of which has a reasonable possibility of resulting in one or more Environmental Claims having, individually or in the aggregate, a material adverse effect on the Mortgaged Property or Mortgage Properties where the Hazardous Materials Activities occurred or a Material Adverse Effect, or (2) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of resulting in a material adverse effect on the Mortgaged Property or Mortgage Properties to which the Environmental Claims relate or a Material Adverse Effect;

(iii) Written Communications Regarding Environmental Claims, Releases, Etc. As soon as practicable following the sending or receipt thereof by the Borrower or any of its Subsidiaries, a copy of any and all written communications with respect to (A) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of resulting in a material adverse effect on the Mortgaged Property or Mortgage Properties to which such Environmental Claims relate or a Material Adverse Effect, (B) any Release required to be reported to any federal, state or local governmental or regulatory agency the existence of which has a reasonable possibility of resulting in one or more Environmental Claims having, individually or in the aggregate, a material adverse effect on the Mortgaged Property or Mortgage Properties to which the Environmental Claims relate or a Material Adverse Effect, and (C) any request for information from any governmental agency that suggests such agency is investigating whether the Borrower or any of its Subsidiaries may be potentially responsible for any Hazardous Materials Activity that, individually or in the aggregate, have a reasonable possibility of resulting in a material adverse effect on the Mortgaged Property or Mortgage Properties at which the Hazardous Materials Activity occurred or a Material Adverse Effect;

(iv) Notice of Certain Proposed Actions Having Environmental Impact. Prompt written notice describing in reasonable detail (A) any proposed acquisition of stock, assets, or property by the Borrower or any of its Subsidiaries that could reasonably be expected to (1) expose the Borrower or any of its Subsidiaries to, or result in, Environmental Claims that, individually or in the aggregate, have a reasonable possibility of resulting in a material adverse effect on the Mortgaged Property or Mortgage Properties to which the Environmental Claims relate or a Material Adverse Effect or (2) affect the ability of the Borrower or any of its Subsidiaries to maintain in full force and effect all material Governmental Authorizations required under any Environmental Laws for their respective operations and (b) any proposed action to be taken by the Borrower or any of its Subsidiaries to modify current operations in a manner that could reasonably be expected to subject the Borrower or any of its Subsidiaries to any material additional obligations or requirements under any Environmental Laws; and

(v) Other Information. With reasonable promptness, such other documents and information as from time to time may be reasonably requested by the Administrative Agent in relation to any matters disclosed pursuant to this Section.

Section 5.8 Hazardous Materials Activities; Environmental Claims/Violations.

(a) Remedial Actions Relating to Hazardous Materials Activities. The Borrower shall, to the extent required by applicable law and orders of Governmental Authorities having jurisdiction, promptly undertake, and shall cause each of its Subsidiaries promptly to undertake, any and all investigations, studies, sampling, testing, abatement, cleanup, removal, remediation or other response actions necessary to remove, remediate, clean up or abate any Hazardous Materials Activity on, under or about any Facility that is in violation of any Environmental Laws. In the event the Borrower or any of its Subsidiaries undertakes any such action with respect to any Hazardous Materials, the Borrower or such Subsidiary shall conduct and complete such action in compliance with all applicable Environmental Laws and in accordance with the policies, orders and directives of all federal, state and local Governmental Authorities except when, and only to the extent that, the Borrower's or such Subsidiary's liability with respect to such Hazardous Materials Activity is being contested in good faith by the Borrower or such Subsidiary.

(b) Actions with Respect to Environmental Claims and Violations of Environmental Laws. The Borrower shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all actions necessary to (i) cure any material violation of applicable Environmental Laws by the Borrower or its Subsidiaries except when, and only to the extent that, the Borrower's or such Subsidiary's liability with respect to such Hazardous Materials Activity is being contested in good faith by the Borrower or such Subsidiary and (ii) make an appropriate response to any Environmental Claim against the Borrower or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder.

Section 5.9 Additional Guarantors.

The Credit Parties will cause each of their Domestic Subsidiaries with assets in excess of $1,000,000 or current annualized revenues in excess of $1,000,000, whether newly formed, after acquired or otherwise existing, to promptly (and in any event within sixty (60) days (or such longer period of time as agreed to by the Administrative Agent) after its formation or acquisition) become a Guarantor hereunder by way of execution of a Joinder Agreement; provided that at any time the value of assets and annualized revenues of all Domestic Subsidiaries of the Borrower that are not Credit Parties exceeds $5,000,000 in the aggregate, the Credit Parties will cause Domestic Subsidiaries that are not Credit Parties to promptly become Guarantors hereunder until the value of assets and annualized revenues of all Domestic

Subsidiaries of the Borrower that are not Credit Parties are less than or equal to $5,000,000 in the aggregate. The guaranty obligations of any such Additional Credit Party shall be secured by, among other things, the Collateral (subject to prohibitions on the granting of security interests imposed by state gaming laws and regulations with regard to any gaming license and related assets used by the Credit Parties) of the Additional Credit Party and a pledge of 100% of the Capital Stock or other equity interest of its Domestic Subsidiaries and 65% of the Capital Stock or other equity interest of its first-tier Foreign Subsidiaries, and a pledge by the Borrower or other Credit Party which is the owner of the Capital Stock or other equity interest in such Subsidiary of 100% of such Capital Stock or other equity interest. In connection with the foregoing, the Credit Parties shall deliver to the Administrative Agent, with respect to each new Guarantor to the extent applicable, substantially the same documentation required pursuant to Sections 4.1(b)-(d), 5.10 and 5.11 and such other documents or agreements as the Administrative Agent may reasonably request.

Section 5.10 Pledged Assets.

Each Credit Party will grant a First Priority Lien (subject in each case to Permitted Liens) in favor of the Administrative Agent in its real and personal property pursuant to the terms and conditions of the Security Documents or such other security documents as the Administrative Agent shall reasonably request, provided, no Lien shall be granted by any Credit Party in favor of the Administrative Agent (a) if any such security interest is prohibited by applicable state gaming laws and regulations with regard to any gaming license and related assets used by such Credit Party, (b) on any leasehold interest held by a Credit Party in any leased store property or (c) on any property subject to a sale leaseback transaction permitted by Section 6.8. Each Credit Party shall adhere to the covenants regarding personal property as set forth in the Security Documents.

Section 5.11 Matters Relating to Additional Real Property Collateral.

(a) Additional Real Property Collateral. From and after the Closing Date, in the event that (i) the Borrower or any Guarantor acquires any fee interest in real property or (ii) at the time any Person becomes a Guarantor, such Person owns or holds any fee interest in real property, in either case excluding (x) any such Real Property Asset held for sale as approved by the Administrative Agent, (y) any such Real Property Asset the encumbrancing of which requires the consent of any applicable then-existing senior lienholder, where the Borrower and its Subsidiaries are unable to obtain such senior lienholder's consent and (z) so long as no Event of Default shall have occurred and be continuing, any such Real Property Asset that the Borrower or such Guarantor intends to sell and lease back in accordance with Section 6.8 within ninety (90) days of the date of acquisition of such Real Property Asset, the date a store begins operation on a Development Property, or the date such Person becomes a Guarantor, as the case may be (any such non-excluded Real Property Asset described in the foregoing clauses (i) or (ii) being an "Additional Mortgaged Property"), the Borrower will promptly notify the Administrative Agent of that fact and the Borrower or such Guarantor shall deliver to the Administrative Agent, on or before the next Mortgage Notice Date which occurs at least 30 days after such Person acquires such Additional Mortgaged Property or becomes a

Guarantor (or such longer period of time as agreed to by the Administrative Agent) or, in the case of any such Real Property Asset which was excluded from being an Additional Mortgaged Property pursuant to clause (y) above, and which was not sold and leased back within the applicable 90-day period, on or before the next Mortgage Notice Date which occurs at least thirty (30) days after the expiration of such 90-day period, as the case may be, all or any of the following to the extent requested by the Administrative Agent in its sole discretion:

(A) Additional Mortgage. A fully executed and notarized Mortgage (an "Additional Mortgage"), duly recorded in all appropriate places in all applicable jurisdictions, encumbering the interest of such Credit Party in such Additional Mortgaged Property;

(B) Opinions of Counsel. Unless otherwise approved by the Administrative Agent, with respect to each Additional Mortgaged Property with a fair market value of $5,000,000 or more or which Additional Mortgaged Property is located in a jurisdiction as to which the Administrative Agent, the Lenders or their predecessors under the Existing Credit Agreement have not previously received an opinion as to the enforceability of the form of Mortgage to be executed with respect to such Mortgaged Property (1) a favorable opinion of counsel to such Credit Party, in form and substance satisfactory to the Administrative Agent and its counsel, as to the due authorization, execution and delivery by such Credit Party of such Additional Mortgage and such other matters as the Administrative Agent may reasonably request, and (2) an opinion of counsel (which counsel shall be reasonably satisfactory to the Administrative Agent) in the state in which such Additional Mortgaged Property is located with respect to the enforceability of the form of Additional Mortgage to be recorded in such states and such other matters (including any matters governed by the laws of such state regarding personal property security interests in respect of any Collateral) as the Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to the Administrative Agent;

(C) Title Insurance. Unless otherwise approved by the Administrative Agent, with respect to each Additional Mortgaged Property with a fair market value of $5,000,000 or more or if any Credit Party is purchasing title insurance or is otherwise being provided with title insurance with respect to such Additional Mortgaged Property, an ALTA mortgagee title insurance policy or an unconditional commitment therefor (an "Additional Mortgage Policy") with respect to such Additional Mortgaged Property, in an amount satisfactory to the Administrative Agent, insuring fee simple title to such Additional Mortgaged Property vested in such Credit Party and assuring the Administrative Agent that such Additional Mortgage creates a valid and enforceable First Priority mortgage Lien on such Additional Mortgaged Property, subject only to a standard survey exception, which Additional Mortgage Policy (1) shall include an endorsement for mechanics' liens, for future advances under this Agreement and for any other matters reasonably requested by the Administrative Agent and (2) shall provide for affirmative insurance and such reinsurance as the Administrative Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to the Administrative Agent;

(D) Title Report. Unless otherwise approved by the Administrative Agent, with respect to each Additional Mortgaged Property with a fair market value in excess of $3,500,000 or more or with respect to which any Credit Party has received a title report, a title report issued by a title company with respect thereto, in form and substance satisfactory to the Administrative Agent, and copies of all recorded documents listed as exceptions to title or otherwise referred to in such title report;

(E) Matters Relating to Flood Hazard Properties. (1) Evidence, which may be in the form of a letter from an insurance broker or a municipal engineer, as to (x) whether such Additional Mortgaged Property is a Flood Hazard Property and (y) if so, whether the community in which such Flood Hazard Property is located is participating in the National Flood Insurance Program, (2) if such Additional Mortgaged Property is a Flood Hazard Property, such Credit Party's written acknowledgement of receipt of written notification from the Administrative Agent (x) that such Additional Mortgaged Property is a Flood Hazard Property and (y) as to whether the community in which such Flood Hazard Property is located is participating in the National Flood Insurance Program, and (3) in the event such Additional Mortgaged Property is a Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, evidence that the Borrower has obtained flood insurance in respect of such Flood Hazard Property to the extent required under the applicable regulations of the Board of Governors of the Federal Reserve System; and

(F) Environmental Audit. Unless otherwise approved by the Administrative Agent, with respect to each Additional Mortgaged Property with a fair market value in excess of $3,500,000, reports and other information, in form, scope and substance satisfactory to the Administrative Agent, concerning any environmental hazards or liabilities to which the Borrower or any of its Subsidiaries may be subject with respect to such Additional Mortgaged Property; provided that, notwithstanding the foregoing, the Borrower shall provide to the Administrative Agent any environmental reports or other environmental information the Borrower has received with respect to such Additional Mortgaged Property.

(b) Florida Real Property. In the event that the real property securing the Credit Party Obligations located in the State of Florida increases in value after the Closing Date by an amount that the Administrative Agent in the exercise of its reasonable discretion deems to be material, then the Borrower hereby agrees upon request by the Administrative Agent to amend the Mortgages on the Florida real property to reflect such increase in value and to pay any recording or other real property taxes or fees arising as a result of such increased value and the recording of such amendments.

Section 5.12 Use of Proceeds.

The proceeds of the Extensions of Credit shall be used solely by the Borrower as follows:

(a) with respect to the Loans, to (i) refinance certain existing indebtedness of the Borrower, including indebtedness associated with the Existing Credit Agreement, (ii) pay fees and expenses in connection with the Credit Documents, and (iiiii) provide for working capital and other general corporate purposes of the Borrower and its Subsidiaries, including Permitted Acquisitions; and

(b) the Letters of Credit shall be used only for or in connection with appeal bonds, reimbursement obligations arising in connection with surety and reclamation bonds, reinsurance, domestic or international trade transactions and obligations not otherwise aforementioned relating to transactions entered into by the applicable account party in the ordinary course of business.

Section 5.13 Post-Closing Covenant; Further Assurances.

(a) Real Property Collateral. Within 90 days after the Closing Date (or such extended period of time as agreed to by the Administrative Agent), the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent:

(i) fully executed and notarized mortgage instruments (amendments or new mortgage instruments, as applicable) encumbering the Real Property Assets on Schedule 5.13;

(ii) a title report obtained by the Credit Parties in respect of 30 mortgaged Real Property Assets listed on Schedule 5.13, as selected by the Arrangers in their reasonable discretion; provided that the Arrangers shall have the right, in their reasonable discretion, to require title reports for additional mortgaged Real Property Assets listed on Schedule 5.13 to the extent the initial title reports reflect any Lien (other than a Permitted Encumbrance or non-material Lien) on one or more of such 30 mortgaged Real Property Assets;

(iii) an opinion of counsel to the Credit Parties for each jurisdiction in which the mortgaged Real Property Assets listed Schedule 5.13 are located; and

(iv)(A) evidence, which may be in the form of a letter from an insurance broker or a municipal engineer, as to (1) whether any mortgaged Real Property Asset listed on Schedule 5.13 is a Flood Hazard Property and (2) if so, whether the community in which such Flood Hazard Property is located is participating in the National Flood Insurance Program, (B) if any such mortgaged Real Property Asset is a Flood Hazard Property, such Credit Party's written acknowledgement of receipt of written notification from the Administrative Agent (1) that such mortgaged Real Property Asset is a Flood Hazard Property and (2) as to whether the community in which such Flood Hazard Property is located is participating in the National Flood Insurance Program, and (3) in the event such mortgaged Real Property Asset is a Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, evidence that the Borrower has obtained flood insurance in respect of such Flood Hazard Property to the extent required under the applicable regulations of the Board of Governors of the Federal Reserve System.

(b) Further Assurances. Upon the request of the Administrative Agent promptly perform or cause to be performed any and all acts and file or cause to be filed any and all documents for filing under the provisions of the Uniform Commercial Code or any other Requirement of Law which are necessary or advisable to maintain in favor of the Administrative Agent, for the benefit of the Lenders, Liens on the Collateral that are duly perfected in accordance with all applicable Requirements of Law.

ARTICLE VI

NEGATIVE COVENANTS

The Credit Parties hereby covenant and agree that on the Closing Date, and thereafter for so long as this Credit Agreement is in effect and until the Commitments have terminated, no Note remains outstanding and unpaid and the Credit Party Obligations (except for inchoate indemnification and reimbursement obligations) together with interest, Commitment Fees and all other amounts owing to the Administrative Agent or any Lender hereunder and under the other Credit Documents, are paid in full, the Credit Parties and their Subsidiaries shall be subject to the restrictions set forth in this Article VI.

Section 6.1 Indebtedness.

The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

(a) the Credit Parties may become and remain liable with respect to the Credit Party Obligations (including, without limitation, the Incremental Facilities);

(b) the Borrower and its Subsidiaries may become and remain liable with respect to Contingent Obligations permitted by Section 6.4 and, upon any matured obligations actually arising pursuant thereto, the Indebtedness corresponding to the Contingent Obligations so extinguished;

(c) the Borrower and its Subsidiaries may become and remain liable with respect to Indebtedness in respect of Capital Leases and Indebtedness, including Indebtedness recognized due to any sale and leaseback transaction permitted by Section 6.8, incurred in the ordinary course of business to finance the cost of acquisition or the cost of construction, improvement or remodeling of an asset used in the business of the Borrower and its Subsidiaries; provided that (i) the principal amount of such Indebtedness does not exceed the sum of 100% of such cost of acquisition, construction, improvement or remodeling, plus the reasonable fees and expenses incurred in connection therewith, (ii) any lien or encumbrance securing such Indebtedness is placed on such asset not more than 90 days after its acquisition or the completion of construction, improvement or remodeling, as the case may be and (iii) the Borrower is in pro forma compliance with the Senior Secured Leverage Incurrence Test;

(d) the Borrower may become and remain liable with respect to Indebtedness to any Guarantor, and any Guarantor may become and remain liable with respect to Indebtedness to the Borrower or any other Guarantor; provided that (i) all such intercompany Indebtedness shall be evidenced by promissory notes and such promissory notes shall be delivered to the Administrative Agent together with such allonges or endorsements as the Administrative Agent may require, (ii) all such intercompany Indebtedness owed by the Borrower to any of the Guarantors shall be subordinated in right of payment to the payment in full of the Credit Party Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement and (iii) any payment by any Guarantor under the Guaranty shall result in a pro tanto reduction of the amount of any intercompany Indebtedness owed by such Guarantor to the Borrower or to any other Guarantor for whose benefit such payment is made;

(e) the Borrower and its Subsidiaries, as applicable, may remain liable with respect to Indebtedness described in Schedule 6.1 annexed hereto and renewals, refinancings or extensions thereof in a principal amount not in excess of that outstanding as of the Closing Date and as the date of such renewal, refinancing or extension;

(f) so long as the Borrower is in pro forma compliance with the Interest Coverage Incurrence Test and no Default or Event of Default has occurred and is continuing or would otherwise arise as a result of the incurrence of the Indebtedness, the Credit Parties may become and remain liable with respect to Subordinated Indebtedness or unsecured Indebtedness and refinancings, exchanges, extensions and renewals thereof; provided that (i) the terms and conditions of such Indebtedness shall be consistent with market terms for similar issuances at such time and (ii) such Indebtedness shall otherwise be on terms and conditions reasonably acceptable to the Administrative Agent;

(g) the Borrower and its Subsidiaries may become and remain liable with respect to Indebtedness in respect of (i) customary indemnification obligations entered into in connection with any Permitted Acquisition, Development Property Expenditure or asset sale permitted under this Agreement and (ii) customary purchase price adjustments in connection with any Permitted Acquisition, Development Property Expenditure or asset sale permitted under this Agreement based on differences between estimated assets or liabilities at closing and the subsequent final determination of such assets or liabilities following closing;

(h) the Borrower and its Subsidiaries may become and remain liable in the ordinary course of business in respect of netting services, overdraft protection and other services in connection with deposit accounts; provided that the aggregate amount of such Indebtedness shall not exceed $5,000,000 at any time;

(i) the Borrower and its Subsidiaries may become and remain liable for Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within two (2) Business Days of the incurrence of such Indebtedness; and

(j) the Borrower and its Subsidiaries may become and remain liable with respect to other Indebtedness (including Indebtedness assumed in any Permitted Acquisition or Development Property Expenditure) in an aggregate principal amount not to exceed $45,000,000 at any time outstanding.

Section 6.2 Liens and Related Matters.

(a) Prohibition on Liens. The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of the Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any State or under any similar recording or notice statute, except the following Liens shall be permitted (the "Permitted Liens"):

(i) Permitted Encumbrances;

(ii) Liens granted pursuant to the Security Documents;

(iii) Liens existing as of the Closing Date and described in Schedule 6.2 annexed hereto; provided that (A) no such Lien shall at any time be extended to cover property or assets other than the property or assets subject thereto on the Closing Date and (B) the principal amount of the Indebtedness secured by such Liens shall not be increased, extended, renewed, refunded or refinanced except as permitted pursuant to the terms of Section 6.1;

(iv)(A) purchase money Liens securing Indebtedness (and refinancings thereof) permitted under Section 6.1(c) to the extent such Liens extend only to the assets financed with such Indebtedness and (B) Liens on escrow or other similar accounts and the deposits therein, established to hold funds that support customary indemnification and purchase price adjustment obligations permitted under Sections 6.1(g) and 6.4(c); and

(v) other Liens or notices of Liens securing or relating to Indebtedness (including Indebtedness and Liens assumed in any Permitted Acquisition or Development Property Expenditure) in an aggregate amount not to exceed $25,000,000 at any time outstanding; provided that such Liens shall not encumber any property or assets constituting Collateral, unless such property or assets are acquired in a Permitted Acquisition or Development Property Expenditure and such Liens (A) encumbered such property or assets immediately prior to the consummation of such Permitted Acquisition or Development Property Expenditure, (B) were not granted in anticipation of such Permitted Acquisition or Development Property Expenditure and (C) do not and will not encumber any other property or assets of the Credit Parties and their Subsidiaries.

(b) Equitable Lien in Favor of the Lenders. If the Borrower or any of its Subsidiaries shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Permitted Liens, it shall make or cause to be made effective provision whereby the Credit Party Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided that, notwithstanding the foregoing, this covenant shall not be construed as a consent by the Required Lenders to the creation or assumption of any such Lien that is not a Permitted Lien.

(c) No Further Negative Pledges. Except with respect to (i) specific property encumbered to secure Indebtedness permitted pursuant to the terms of Section 6.1(c), (ii) escrow or other similar accounts and the deposits therein, established to hold funds that support customary indemnification and purchase price adjustment obligations permitted under Sections 6.1(b) and 6.4(c), (iii) specific property to be sold pursuant to an executed agreement with respect to an asset sale permitted pursuant to the terms of Section 6.7, or (iv) subject to compliance with Section 6.12, prohibitions on Liens or restrictions imposed by gaming laws or regulations in any jurisdiction as such laws or regulations affect the Borrower's or its Subsidiaries' assets used in their video poker and lottery ticket sales activities, neither the Borrower nor any of its Subsidiaries shall enter into any agreement (other than the Senior Subordinated Note Indenture, the Senior Subordinated Convertible Note Indenture or any other agreement prohibiting only the creation of Liens securing Subordinated Indebtedness) prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.

(d) No Restrictions on Subsidiary Distributions to the Borrower or Other Subsidiaries. Except as provided herein, the Borrower will not, and will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to (i) pay dividends or make any other distributions on any of such Subsidiary's Capital Stock owned by the Borrower or any other Subsidiary of the Borrower, (ii) repay or prepay any Indebtedness owed by such Subsidiary to the Borrower or any other Subsidiary of the Borrower, (iii) make loans or advances to the Borrower or any other Subsidiary of the Borrower, or (iv) transfer any of its property or assets to the Borrower or any other Subsidiary of the Borrower; provided that the foregoing clause (iv) shall not apply to (A) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (B) arising by virtue of any agreement, option or right with respect to the sale or transfer of any asset permitted by Section 6.7 and (C) customary provisions in leases, licenses or other contracts restricting the assignment, subletting or sublicensing or transfer thereof.

Section 6.3 Investments; Joint Ventures.

The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make, own or hold any Investment in any Person, including any Joint Venture, except the following Investments shall be permitted (the "Permitted Investments"):

(a) the Borrower and its Subsidiaries may make and own Investments in Cash Equivalents;

(b) the Borrower and its Subsidiaries may make Investments in any Credit Party;

(c) the Borrower and its Subsidiaries may make intercompany loans permitted under subsection 6.1(d);

(d) the Borrower and its Subsidiaries may make and own Investments in connection with Permitted Acquisitions made in accordance with Section 6.7(d); provided that such Permitted Acquisitions shall at all times be Subsidiaries of the Borrower;

(e) the Borrower and its Subsidiaries may continue to own the Investments owned by them and described in Schedule 6.3 annexed hereto;

(f) the Borrower or any of its Subsidiaries may make loans to their employees for the purpose of purchasing Capital Stock of the Borrower; provided that the aggregate amount of such loans shall not exceed $2,000,000 at any time outstanding and such loans are in compliance with all Requirements of Law (including, without limitation, the Sarbanes-Oxley Act of 2002, as amended);

(g) the Credit Parties may enter into and permit to exist (i) Secured Hedging Agreements and other Hedging Agreements entered into in order to manage existing or anticipated interest rate, exchange rate or commodity price risks in the ordinary course of business and not for speculative purposes and (ii) Convertible Hedging Agreements; and

(h) the Borrower and its Subsidiaries may make and own other Investments in an aggregate amount not to exceed at any time $10,000,000 plus, with respect to Investments made in any Fiscal Year, any unused amount for Restricted Junior Payments permitted under Section 6.5(e) for such Fiscal Year; provided that such Investments are in compliance with all Requirements of Law (including, without limitation, the Sarbanes-Oxley Act of 2002, as amended).

Section 6.4 Contingent Obligations.

The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation, except:

(a) Subsidiaries of the Borrower may become and remain liable with respect to Contingent Obligations in respect of the Guaranty;

(b) the Credit Parties may become and remain liable with respect to Contingent Obligations in respect of Letters of Credit, surety bonds issued in the ordinary course that are required by applicable law or regulation and Hedging Agreements and Convertible Hedging Agreements permitted pursuant to Section 6.3(g);

(c) the Borrower and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of customary indemnification and purchase price adjustment obligations permitted pursuant to Section 6.1(g);

(d) the Borrower and its Subsidiaries may become and remain liable with respect to Contingent Obligations under guarantees in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of the Borrower and its Subsidiaries in an aggregate amount not to exceed at any time $5,000,000;

(e) the Borrower and its Subsidiaries, as applicable, may remain liable with respect to Contingent Obligations described in Schedule 6.4 annexed hereto;

(f) Guarantors may become and remain liable with respect to Contingent Obligations arising under guarantees of Indebtedness to the extent such Indebtedness is issued pursuant to and in accordance with the terms of Section 6.1(f) hereof; provided that (i) such guarantee shall be unsecured to the extent such guarantee is of unsecured Indebtedness and (ii) such guarantee shall constitute Subordinated Indebtedness to the extent such guarantee is of Subordinated Indebtedness;

(g) the Borrower may become and remain liable with respect to Contingent Obligations under guarantees in respect of Capital Leases and Operating Leases permitted hereunder that are entered into by the Borrower's Subsidiaries in the ordinary course of business or under guarantees in respect of obligations of the Borrower's Subsidiaries (other than Indebtedness for borrowed money) permitted hereunder that are incurred in the ordinary course of business;

(h) the Borrower and its Subsidiaries may become and remain liable with respect to other Contingent Obligations; provided that the maximum aggregate liability, contingent or otherwise, of the Borrower and its Subsidiaries in respect of all such Contingent Obligations shall at no time exceed $10,000,000; and

(i) the Borrower and its Subsidiaries may become and remain liable with respect to Contingent Obligations with respect to Indebtedness of a Credit Party under Permitted Sale Leaseback Transactions.

Section 6.5 Restricted Junior Payments.

The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment; provided that (a) the Borrower may make regularly scheduled payments of interest in respect of any Indebtedness permitted under Section 6.1(f) hereof in accordance with the terms of, and only to the extent required by, and subject to the subordination provisions contained in, the Senior Subordinated Indenture, the Senior Subordinated Convertible Note Indenture or the indenture or other contract pursuant to which such other Subordinated Indebtedness is issued, as the case may be, in each case, as such indenture or other contract may be amended from time to time to the extent permitted under Section 6.13(b), (b) the Borrower may make Restricted Junior Payments pursuant to and in accordance with stock option plans, stock purchase plans or other benefit plans for management or employees of the Borrower or any Subsidiary including the redemption or purchase of shares of common stock of the Borrower held by former employees of the Borrower or any Subsidiary following the termination of their employment, in an amount not to exceed $2,000,000 during the term of this Agreement (plus any amounts received by the Borrower after the Closing Date and prior to making such Restricted Junior Payment from the issuance of additional shares of its common stock to members of management or employees of the Borrower and its Subsidiaries), (c) the Borrower may make Restricted Junior Payments with proceeds from an issuance of its Capital Stock or from the issuance of Indebtedness, in each case, in replacement of, or exchange for, Indebtedness permitted under Section 6.1(f) to the extent such equity issuance or Indebtedness is issued on terms reasonably satisfactory to the Administrative Agent; provided that in each case (i) the Borrower shall be in pro forma compliance with Section 6.6 both before and after giving pro forma effect to each such Restricted Junior Payment and (ii) no Default or Event of Default shall have occurred and be continuing or would otherwise arise as a result of any such Restricted Junior Payment, (d) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Borrower may make payments of fractional shares upon conversion of the Senior Subordinated Convertible Notes on or after the Closing Date if required to do so by the holders thereof and (e) so long as the Borrower is in pro forma compliance with the Senior Secured Leverage Incurrence Test and no Default or Event of Default has occurred and is continuing or would result therefrom, the Borrower may make Restricted Junior Payment in an aggregate amount not to exceed (i) $35,000,000 per Fiscal Year plus (ii) the amount of Excess Cash Flow not required to be prepaid pursuant to Section 2.8(b)(v) for the previous Fiscal Year.

Section 6.6 Financial Covenants.

Commencing on the day immediately following the Closing Date, the Borrower shall, and shall cause its Subsidiaries to, comply with the following financial covenants:

(a) Consolidated Total Adjusted Leverage Ratio. The Consolidated Total Adjusted Leverage Ratio, as of the last day of each Fiscal Quarter of the Borrower occurring during the periods indicated below, shall be less than or equal to the following:

Period	Ratio
Fiscal Quarter ending September 27, 2007 through and including Fiscal Quarter ending June 25, 2009	6.50 to 1.00
Fiscal Quarter ending September 24, 2009 and each Fiscal Quarter ending thereafter	6.25 to 1.00

(b) Consolidated Interest Coverage Ratio. The Consolidated Interest Coverage Ratio, as of the last day of each Fiscal Quarter of the Borrower (beginning with the fiscal quarter ending September 27, 2007), shall be greater than or equal to 2.25 to 1.00 at all times.

Section 6.7 Restriction on Fundamental Changes, Asset Sales and Acquisitions.

The Borrower shall not, and shall not permit any of its Subsidiaries to, alter the corporate, capital or legal structure of the Borrower or any of its Subsidiaries, or enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all the business, property or fixed assets of, or Capital Stock or other evidence of beneficial ownership of, any Person or any division or line of business of any Person, except:

(a) so long as no Default or Event of Default shall have occurred and be continuing or shall be caused thereby, (i) any Guarantor or other Subsidiary of the Borrower may be merged with or into the Borrower or any wholly-owned Guarantor, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to the Borrower or any wholly-owned Guarantor and (ii) in connection with any Permitted Acquisition, the Borrower or any Guarantor may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided that (A) if such merger involves the Borrower, the Borrower shall be the continuing or surviving corporation and (B) if such a merger involves a wholly-owned Guarantor, such wholly-owned Guarantor shall be the continuing or surviving corporation or such continuing or surviving corporation shall be a wholly-owned Subsidiary of the Borrower and shall comply with Sections 5.9, 5.10 and 5.11 hereof;

(b) the Borrower and its Subsidiaries may sell inventory in the ordinary course of business and dispose of obsolete, worn out or surplus property in the ordinary course of business (but excluding dispositions of underperforming assets);

(c) subject to Section 6.11, the Borrower and its Subsidiaries may make (i) asset sales and dispositions (including sales and dispositions of underperforming assets) not otherwise permitted by this Section 6.7 of assets having a fair market value not in excess of $20,000,000 in the aggregate in any four Fiscal Quarter period, or $90,000,000 in the aggregate during the term of this Credit Agreement; provided that properties acquired in Permitted Acquisitions shall be excluded from the foregoing baskets to the extent the sale of such properties is contemplated at the time of such Permitted Acquisitions, and (ii) sale and leasebacks permitted by Section 6.8; provided that (A) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof, (B) at least 80% of the consideration received shall be Cash and (C) the Net Cash Proceeds of such asset sales shall be applied as required by Section 2.8(b)(ii);

(d) the Borrower or any Subsidiary of the Borrower may make acquisitions (each a "Permitted Acquisition") of assets and businesses (including acquisitions of the Capital Stock or other equity interests of another Person); provided that:

(i) immediately prior to and after giving effect to any such acquisition, the Borrower and its Subsidiaries shall be in compliance with the provisions of Section 6.12 hereof;

(ii) such Person becomes a Subsidiary of the Borrower, or such business, property or other assets are acquired by the Borrower or a Subsidiary of the Borrower;

(iii) prior to the consummation of any such acquisition that would result in the Borrower having completed Permitted Acquisitions for Net Cash Consideration exceeding $10,000,000 in any Fiscal Quarter, the Borrower shall deliver to the Administrative Agent (A) an Officers' Certificate (1) certifying that no Default or Event of Default under this Agreement shall then exist or shall occur as a result of such acquisition and (2) demonstrating, in a manner consistent with past practices or otherwise acceptable to the Administrative Agent, that after giving effect to such acquisition and to all Indebtedness to be incurred or assumed or repaid in connection with or as consideration for such acquisition, that the Borrower would be in pro forma compliance with the Senior Secured Leverage Incurrence Test for the four consecutive Fiscal Quarter period ending on or immediately prior to the date of the proposed acquisition; provided that if such acquisition is consummated during the first 45 days after the end of a Fiscal

Quarter, then such pro forma compliance shall be determined for the four consecutive Fiscal Quarter period ending on the last day of the penultimate Fiscal Quarter prior to the date of such acquisition, (B) a copy of all environmental reports obtained in connection with such acquisition and a copy of the principal documents (e.g., purchase agreement, merger agreement) related to such acquisition, (C) for any acquisition with Net Cash Consideration in excess of $50,000,000, a copy, prepared in conformity with GAAP or otherwise acceptable to the Administrative Agent, of financial statements (audited financial statements to the extent available) of the Person or business so acquired for the immediately preceding four consecutive Fiscal Quarter period corresponding to the calculation period for the financial covenants in the preceding clause (A) (and, if an asset purchase, pro forma financial statements on a historical basis), (D) for any acquisition with Net Cash Consideration in excess of $200,000,000, copies, prepared in conformity with GAAP or otherwise acceptable to the Administrative Agent, of audited financial statements of the Person or business so acquired for the most recent available Fiscal Year, and of unaudited financial statements prepared in a manner consistent with such Person's most recent audited financial statements for the four consecutive Fiscal Quarter period corresponding to the calculation period for the financial covenants in the preceding clause (A) (and, if an asset purchase, pro forma financial statements on a historical basis); provided that, if audited financial statements are not available for a period exceeding two Fiscal Quarters following the date of the most recent audited financial statements provided for the Person or business so acquired, then the Borrower also will provide a due diligence report in form and substance acceptable to the Administrative Agent from a third party auditor acceptable to the Administrative Agent and (E) such other information as the Administrative Agent may reasonably request;

(iv) the Borrower shall, and shall cause its Subsidiaries to, comply with the requirements of Sections 5.9, 5.10 and 5.11 hereof with respect to such acquisitions;

(v) after giving effect to such acquisition, there shall be at least $20,000,000 of borrowing availability under the Revolving Committed Amount;

(vi) such acquisition is not a "hostile" acquisition and has been approved by the board of directors and/or shareholders of the Borrower and the Person that is the subject of the acquisition; and

(vii) with respect to any single acquisition (or series of related acquisitions) of 20 or more stores or any single acquisition (or series of related acquisitions) where the purchase price is equal to or greater than $20,000,000, such Person has EBITDA for the twelve month period ending as of the most recent Fiscal Quarter end of such Person prior to the acquisition date in an amount greater than $0, after giving effect to all adjustments to EBITDA permitted pursuant to Regulation S-X and any cost savings or synergies acceptable to the Administrative Agent;

provided, however, to the extent an acquisition fails to meet the requirements set forth in Section 6.7(d)(iii)(A)(2) or Section 6.7(d)(v) above, but otherwise satisfies the other requirements set forth in this Section 6.7(d), the Borrower and its Subsidiaries may make such acquisition (each an "Additional Acquisition") subject to the following conditions: (1) no more than 10 stores may be acquired in any Fiscal Year pursuant to Additional Acquisitions, (2) the total consideration paid for Additional Acquisitions in any Fiscal Year shall not exceed $50,000,000 in the aggregate, (3) for purposes of this Credit Agreement, any such Additional Acquisition shall be treated as a capital expenditure rather than a Permitted Acquisition and shall be included in the calculation of Consolidated Capital Expenditures for the relevant period and (4) each such Additional Acquisition shall be subject to the approval of the Administrative Agent, not to be unreasonably withheld; provided, further, it is understood and agreed that an acquisition of a Development Property shall constitute a Consolidated Capital Expenditure unless it is part of a Permitted Acquisition.

(e) the Borrower may amend its Certificate of Incorporation to create and issue classes or series of preferred stock pursuant thereto; provided that any class or series of preferred stock issued under such authorized "blank check" preferred stock shall not be Disqualified Capital Stock;

(f) the Borrower may terminate any Hedging Agreement permitted pursuant to Section 6.3(g); and

(g) the Borrower and its Subsidiaries may make transfers of any of their properties or assets to another Person in transactions in which 80% of the consideration received by the transferor consists of properties or assets (other than Cash) that will be used in the business of the transferor; provided that (i) the aggregate fair market value (as determined in good faith by the board of directors of the Borrower) of the property or assets being transferred by the Borrower or such Subsidiary is not greater than the aggregate fair market value (as determined in good faith by the board of directors of the Borrower) of the property or assets received by the Borrower or such Subsidiary in such exchange, (ii) the aggregate fair market value (as determined in good faith by the board of directors of the Borrower) of all property or assets transferred by the Borrower and any of its Subsidiaries in connection with such exchanges in any Fiscal Year shall not exceed $20,000,000 and (iii) the terms of any such transaction shall be reasonably satisfactory to the Administrative Agent.

Section 6.8 Sales and Leasebacks.

The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (a) which the Borrower or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than the

Borrower or any of its Subsidiaries) or (b) which the Borrower or any of its Subsidiaries intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by the Borrower or any of its Subsidiaries to any Person (other than the Borrower or any of its Subsidiaries) in connection with such lease; provided that (i) the Borrower and its Subsidiaries may remain liable as lessee or as a guarantor or other surety with respect to any lease entered into by the Borrower or any such Subsidiary prior to the Closing Date and set forth on Schedule 6.8-1 annexed hereto, (ii) to the extent such sale and leaseback transaction relates to properties or assets owned by the Borrower or any of its Subsidiaries as of the Closing Date and set forth on Schedule 6.8-2 or acquired by the Borrower or any of its Subsidiaries after the Closing Date, including any Development Property, the Borrower and its Subsidiaries may become liable as lessee, guarantor or other surety with respect to new leases that would otherwise be prohibited by this Section 6.8 to the extent that (A) such lease, if a Capital Lease, is permitted pursuant to Section 6.1(c), (B) the consideration received is at least equal to the fair market value of the property sold as determined in good faith by the Borrower's board of directors or a duly-appointed executive committee thereof, (C) such sale and leaseback transaction occurs within 90 days of (1) the acquisition or completion of construction, improvement or remodeling, as the case may be, of such property or asset by the Borrower or any of its Subsidiaries, or (2) the date a store begins operations on a Development Property; (D) the aggregate amount of assets sold pursuant to all sales and leasebacks (excluding the properties listed on Schedule 6.8-2 and properties acquired in Permitted Acquisitions that are made subject to sale leaseback transactions contemplated at the time of such Permitted Acquisitions with respect to such properties) made after the Closing Date shall not exceed $20,000,000 and (E) the Net Cash Proceeds derived from the sale and leaseback of such sold properties or assets owned by the Borrower and its Subsidiaries shall be applied in accordance with Section 2.8(b)(ii) and (iii) without limiting the foregoing terms of this Section 6.8, the Borrower and its Subsidiaries shall have the right to subject existing properties of the Borrower and its Subsidiaries or properties acquired in Permitted Acquisitions to Permitted Sale Leaseback Transactions in exchange for properties that are already subject to such Permitted Sale Leaseback Transactions in an aggregate amount not to exceed $10,000,000 in value for the exchanged properties during any Fiscal Year and $25,000,000 in value for the exchanged properties during the term of this Agreement.

Section 6.9 Sale or Discount of Receivables.

The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable.

Section 6.10 Transactions with Shareholders and Affiliates.

The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of Capital Stock of the Borrower or with any Affiliate of the Borrower or of any such holder (collectively "Related Persons") on terms that are less favorable to the Borrower or that Subsidiary, as the case may be, than those that might be obtained at the time in an arm's length transaction from Persons who are not Related Persons; provided that the foregoing restriction shall not apply to (a) any transaction between the Borrower and any of its wholly-owned Subsidiaries or between any of its wholly-owned Subsidiaries, (b) reasonable and customary fees paid to members of the board of directors of the Borrower, (c) compensation arrangements and benefit plans for officers and other employees of the Borrower and its Subsidiaries entered into or maintained or established in the ordinary course of business and in accordance with historic practices of the Borrower and its Subsidiaries, (d) any Investment made in accordance with Section 6.3 or (e) any payment of cash dividends or repurchase of Capital Stock of the Borrower to the extent permitted by Section 6.5.

Section 6.11 Disposal of Subsidiary Capital Stock; Formation of New Subsidiaries.

(a) Disposal of Subsidiary Capital Stock. Except for any sale of 100% of the Capital Stock of any of its Subsidiaries in compliance with the provisions of Section 6.7(c), the Borrower shall not:

(i) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any shares of Capital Stock of any of its Subsidiaries, except to qualify directors if required by applicable law; or

(ii) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any shares of Capital Stock of any of its Subsidiaries (including such Subsidiary), except to the Borrower, another Subsidiary of the Borrower, or to qualify directors if required by applicable law.

(b) Formation of New Subsidiaries. The Borrower will not, nor will it permit any Subsidiary to, create, form or acquire any Subsidiaries, except for Domestic Subsidiaries which are joined as Additional Credit Parties if required in accordance with the terms hereof.

Section 6.12 Conduct of Business.

From and after the Closing Date, the Borrower shall not, and shall not permit any of its Subsidiaries to, engage in any business other than the businesses engaged in by the Borrower and its Subsidiaries on the Closing Date and similar or related businesses. The fair market value of the consolidated assets utilized by the Borrower and its Subsidiaries in gaming activities and the revenue derived by the Borrower and its Subsidiaries from gaming activities shall not exceed an amount equal to 4% of the consolidated assets and 4% of the consolidated revenues, respectively, of the Borrower and its Subsidiaries.

Section 6.13 Restrictions on Certain Amendments; Senior Debt Status.

(a) Amendments or Waivers of Certain Related Agreements. Neither the Borrower nor any of its Subsidiaries will agree to any material amendment to, or waive any of its material rights under, any Related Agreement (other than any Related

Agreement evidencing or governing any Subordinated Indebtedness) after the Closing Date without in each case obtaining the prior written consent of Required Lenders to such amendment or waiver.

(b) Amendments of Documents Relating to Subordinated Indebtedness. The Borrower shall not, and shall not permit any of its Subsidiaries to, amend or otherwise change the terms of any Subordinated Indebtedness, or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to increase the interest rate on such Subordinated Indebtedness, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto), change the redemption, prepayment or defeasance provisions thereof, change the subordination provisions thereof (or of any guaranty thereof), or change any collateral therefor (other than to release such collateral), or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of such Subordinated Indebtedness (or a trustee or other representative on their behalf) which would be adverse to the Borrower or the Lenders.

(c) Designation of "Designated Senior Indebtedness". The Borrower shall not designate any Indebtedness as "Designated Senior Indebtedness" (as defined in the Senior Subordinated Note Indenture, the Senior Convertible Note Indenture or the indenture pursuant to which any Subordinated Indebtedness permitted under Section 6.1(f) is issued) for purposes of the Senior Subordinated Note Indenture, Senior Convertible Note Indenture or such other indenture without the prior written consent of Required Lenders.

(d) Amendments to Organizational Documents. The Borrower shall not, and shall not permit any of its Subsidiaries to, amend, modify or change its certificate of incorporation, certificate of designation (or corporate charter or other similar organizational document) operating agreement or bylaws (or other similar document) in any respect that is materially adverse to the interests of the Lenders.

Section 6.14 Fiscal Year; State of Organization; Accounting Practices.

No Credit Party shall (a) change its Fiscal Year-end from the last Thursday in September without the consent of the Administrative Agent, (b) change its state of incorporation or organization without the consent of the Administrative Agent or (c) change its accounting policies and practices (except in accordance with GAAP) in any manner adverse to the interests of the Lenders.

Section 6.15 Management Fees.

The Borrower shall not, nor shall they permit any of its Subsidiaries, directly or indirectly, to pay any management, consulting or similar fees to any Affiliate or to any manager, director, officer or employee of the Borrower or any of its Subsidiaries.

Section 6.16 Letters of Credit.

The maximum amount of all letters of credit issued (including Letters of Credit issued hereunder) or bankers' acceptances facilities created for the account of the Borrower and its Subsidiaries and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), shall not exceed $180,000,000 in the aggregate at any one time.

Section 6.17 Maximum Consolidated Capital Expenditures.

The Borrower shall not, and shall not permit any of its Subsidiaries to, make Consolidated Capital Expenditures in any Fiscal Year in an aggregate amount in excess of (a) the greater of (i) $150,000,000 and (ii) 50% of the Borrower's Consolidated Pro Forma EBITDA for the immediately preceding Fiscal Year plus (b) up to 50% of the unused amount available for Consolidated Capital Expenditures under this Section for the immediately preceding Fiscal Year (excluding any carry forward available from any prior Fiscal Year); provided, that with respect to any Fiscal Year, Consolidated Capital Expenditures made during any such Fiscal Year shall be deemed to be made first with respect to the applicable limitation for such Fiscal Year under subsection (a)(i) or (a)(ii) above and then with respect to any carry forward amount under subsection (b) above to the extent applicable.

ARTICLE VII

EVENTS OF DEFAULT

Section 7.1 Events of Default.

An Event of Default shall exist upon the occurrence of any of the following specified events (each an "Event of Default"):

(a) Payment Default. (i) Failure by the Borrower to pay any installment of principal of any Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; (ii) failure by the Borrower to pay when due any amount payable to the Issuing Lender in reimbursement of any drawing under a Letter of Credit (it being understood that the payment of such amount with the proceeds of Revolving Loans in accordance with Section 2.4(d) hereof shall not be a failure by the Borrower to pay when due such amount); or (iii) failure by the Borrower to pay any interest on any Loan or any fee or any other amount due under this Agreement within five days after the date due; or

(b) Defaults in Other Agreements. (i) Failure of the Borrower or any of its Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in Section 7.1(a)) or Contingent Obligations with an aggregate principal amount of $20,000,000 or more, in each case beyond the end of any grace period provided therefor; or (ii) breach or default by the Borrower or any of its Subsidiaries with respect to any other material term of (A) one or more items of Indebtedness or Contingent Obligations in the aggregate principal amounts referred to in clause (i) above or (B) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness or Contingent Obligation(s), if the effect of such breach or default is to cause, or to permit the holder or holders of such Indebtedness or Contingent Obligation(s) or the beneficiary or beneficiaries of such Indebtedness or Contingent Obligation(s) (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, that Indebtedness or Contingent Obligation(s) to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise); or (iii) breach or default of any payment obligation under any Secured Hedging Agreement following any applicable grace period; or

(c) Breach of Certain Covenants. Failure of the Borrower to perform or comply with any term or condition contained in Sections 5.1(c), 5.1(h), 5.2, 5.12 or Article VI of this Agreement; provided that any breach by a Credit Party of the financial covenants in Section 6.6 shall only constitute an Event of Default with respect to the Revolving Facility and shall not constitute an Event of Default with respect to the Term Loan until the earlier of (i) the Required Revolving Lenders or the Administrative Agent on behalf of the Required Revolving Lenders exercise any remedy pursuant to the terms of Section 7.2 and/or the Revolving Commitments are terminated and the outstanding Revolving Loans and LOC Obligations are accelerated as a result of such breach in accordance with the terms of Section 7.2 or (ii) so long as such Event of Default has not been cured or waived by the Required Revolving Lenders, thirty (30) days after the date the delivery of the most recent covenant compliance certificate is required under Section 5.1(c); or

(d) Breach of Representation and Warranty. Any representation, warranty, certification or other statement made by the Borrower or any of its Subsidiaries in any Credit Document or in any statement or certificate at any time given by the Borrower or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false or misleading in any material respect on the date as of which made or deemed made; or

(e) Other Defaults Under Credit Documents. Any Credit Party shall default in the performance of or compliance with any term contained in this Agreement or any of the other Credit Documents, other than any such term referred to in any other subsections of this Section, and such default shall not have been remedied or waived within 30 days after its occurrence; or

(f) Involuntary Bankruptcy; Appointment of Receiver, Etc. (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Borrower or any of its Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against the Borrower or any of its Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Borrower or any of its Subsidiaries, or over all or a substantial part of its property, shall have been entered; or (iii) there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of the Borrower or any of its Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of the Borrower or any of its Subsidiaries, and any such event described in clause (ii) or (iii) shall continue for 60 days unless dismissed, bonded or discharged; or

(g) Voluntary Bankruptcy; Appointment of Receiver, Etc. (i) The Borrower or any of its Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or the Borrower or any of its Subsidiaries shall make any assignment for the benefit of creditors; or (ii) the Borrower or any of its Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or (iii) the Board of Directors of the Borrower or any of its Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clauses (i) or (ii) above; or

(h) Judgments and Attachments. Any money judgment, writ or warrant of attachment or similar process involving in the aggregate at any time an amount in excess of $20,000,000 (except to the extent adequately covered by insurance as to which a solvent and unaffiliated insurance company has not denied coverage) shall be entered or filed against the Borrower or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 90 days (or in any event later than five days prior to the date of any proposed sale thereunder); or

(i) Dissolution. Any order, judgment or decree shall be entered against the Borrower or any of its Subsidiaries decreeing the dissolution or split up of the Borrower or that Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

(j) Employee Benefit Plans. There shall occur one or more ERISA Events which individually or in the aggregate results in or might reasonably be expected to result in liability of the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates in excess of $2,000,000 during the term of this Agreement; or there shall exist an amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), which exceeds $2,000,000; or

(k) Change of Control. There shall occur a Change of Control; or

(l) Invalidity of Guaranty; Failure of Security; Repudiation of Credit Party Obligations. At any time after the execution and delivery thereof, (i) the Guaranty for any reason, other than the satisfaction in full of all Credit Party Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void, (ii) any Security Document shall cease to be in full force and effect (other than by reason of a release of Collateral thereunder in accordance with the terms hereof or thereof, the satisfaction in full of the Credit Party Obligations or any other termination of such Security Document in accordance with the terms hereof or thereof) or shall be declared null and void, or the Administrative Agent shall not have or shall cease to have a valid and perfected First Priority Lien in any Collateral purported to be covered thereby, in each case for any reason other than the failure of the Administrative Agent or any Lender to take any action within its control, or (iii) any Credit Party shall contest the validity or enforceability of any Credit Document (or the priority or perfection of any Lien granted thereunder) in writing or deny in writing that it has any further liability, including with respect to future advances by the Lenders, under any Credit Document to which it is a party; or

(m) Seniority of Credit Party Obligations. Any default (which is not waived or cured within the applicable period of grace) or event of default shall occur under any of the Senior Subordinated Notes, Senior Subordinated Convertible Notes or any other Subordinated Indebtedness, or the subordination provisions contained therein shall cease to be in full force and effect or to give the Lenders the rights, powers and privileges purported to be created thereby, or the Credit Party Obligations shall fail to be deemed senior Indebtedness under the terms of the Senior Subordinated Notes, the Senior Subordinated Convertible Notes or any other Subordinated Indebtedness; or

(n) Uninsured Loss. Any uninsured damage to or loss, theft or destruction of any assets of the Credit Parties or any of their Subsidiaries (except to the extent adequately covered by insurance as to which a solvent and unaffiliated insurance company has not denied coverage) shall occur that is in excess of $10,000,000.

Section 7.2 Acceleration; Remedies.

Upon the occurrence and during the continuance of an Event of Default, then, and in any such event:

(a) if such event is an Event of Default specified in Section 7.1(f) or (g) above, automatically the Commitments shall immediately terminate and the Loans (with accrued interest thereon), and all other amounts under the Credit Documents (including without limitation the maximum amount of all contingent liabilities under Letters of Credit) shall immediately become due and payable;

(b) if such event is an Event of Default specified in Section 7.1 that only applies to the Revolving Facility in accordance with the terms thereof, any or all of the following actions may be taken:

(i) with the written consent of the Required Revolving Lenders, the Administrative Agent may, or upon the written request of the Required Revolving Lenders, the Administrative Agent shall, by written notice to the Borrower, declare the Revolving Commitments to be terminated forthwith, whereupon the Revolving Commitments shall immediately terminate;

(ii) the Administrative Agent may, or upon the written request of the Required Revolving Lenders, the Administrative Agent shall, by written notice to the Borrower, declare the Revolving Loans, Swingline Loans and LOC Obligations (with accrued interest on any of the foregoing) and all other amounts owing under this Credit Agreement and the Revolving Notes with respect to the Revolving Facility to be due and payable forthwith and direct the Borrower to pay to the Administrative Agent cash collateral as security for the LOC Obligations for subsequent drawings under then outstanding Letters of Credit an amount equal to the maximum amount of which may be drawn under Letters of Credit then outstanding, whereupon the same shall immediately become due and payable; and/or

(iii) with the written consent of the Required Revolving Lenders, the Administrative Agent may, or upon the written request of the Required Revolving Lenders, the Administrative Agent shall, exercise such other rights and remedies with respect to the Revolving Facility as provided under the Credit Documents and under applicable law;

provided that if the Administrative Agent exercises any remedy pursuant to this subsection (b), (A) prior to the Delayed Draw Commitment Termination Date, (y) the Required Initial Term Loan Lenders shall have the right to direct in writing the Administrative Agent to exercise any such remedy with respect to the Initial Term Loan and (z) the Required Delayed Draw Term Loan Lenders shall have the right to direct in writing the Administrative Agent to exercise any such remedy with respect to the Delayed Draw Term Loan Commitment and Delayed Draw Term Loan or (B) after the Delayed Draw Commitment Termination Date, the Required Term Loan Lenders shall have the right to direct in writing the Administrative Agent to exercise any such remedy with respect to the Term Loan; and

(c) if such event is any other Event of Default (including, without limitation, any Event of Default under Section 7.1 that applies to the Revolving Facility and the Term Loan), any or all of the following actions may be taken:

(i) the Administrative Agent may, or upon the written request of the Required Lenders, the Administrative Agent shall, by written notice to the Borrower, declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate;

(ii) the Administrative Agent may, or upon the written request of the Required Lenders, the Administrative Agent shall, by written notice to the Borrower, declare the Loans (with accrued interest thereon) and all other amounts owing under this Credit Agreement and the Notes to be due and payable forthwith and direct the Borrower to pay to the Administrative Agent cash collateral as security for the LOC Obligations for subsequent drawings under then outstanding Letters of Credit an amount equal to the maximum amount of which may be drawn under Letters of Credit then outstanding, whereupon the same shall immediately become due and payable; and/or

(iii) the Administrative Agent may, or upon the written request of the Required Lenders, the Administrative Agent shall, exercise such other rights and remedies as provided under the Credit Documents and under applicable law.

ARTICLE VIII

THE AGENT

Section 8.1 Appointment and Authority.

Each of the Lenders and the Issuing Lender hereby irrevocably appoints Wachovia to act on its behalf as the Administrative Agent hereunder and under the other Credit Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Lender, and neither the Borrower nor any other Credit Party shall have rights as a third party beneficiary of any of such provisions.

Section 8.2 Nature of Duties.

Anything herein to the contrary notwithstanding, none of the joint lead bookrunners, Arrangers or other agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Credit Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the Issuing Lender hereunder. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Credit Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Section 8.3 Exculpatory Provisions.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Credit Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Credit Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Credit Document or applicable law; and

(c) shall not, except as expressly set forth herein and in the other Credit Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 9.1 and 7.2) or (ii) in the absence of its own gross negligence or willful misconduct.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Credit Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 8.4 Reliance by Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower; provided that no attorney-client relationship will arise or be deemed to exist based on any such consultation), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 8.5 Notice of Default.

The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, however, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not taken, only with the consent or upon the authorization of the Required Lenders, or all of the Lenders, as the case may be.

Section 8.6 Non-Reliance on Administrative Agent and Other Lenders.

Each Lender and the Issuing Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representation or warranty to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of any Credit Party, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender and the Issuing Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder.

Section 8.7 Indemnification.

The Lenders agree to indemnify the Administrative Agent, the Issuing Lender, and the Swingline Lender in its capacity hereunder and their Affiliates and their respective officers, directors, agents and employees (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought under this Section, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Credit Party Obligations) be imposed on, incurred by or asserted against any such indemnitee in any way relating to or arising out of any Credit Document or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any such indemnitee under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from such indemnitee's gross negligence or willful misconduct, as determined by a court of competent jurisdiction. The agreements in this Section shall survive the termination of this Agreement and payment of the Notes, any Reimbursement Obligation and all other amounts payable hereunder.

Section 8.8 Administrative Agent in Its Individual Capacity.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 8.9 Successor Administrative Agent.

The Administrative Agent may at any time give written notice of its resignation to the Lenders, the Issuing Lender and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right to appoint a successor, which may be an Affiliate of any such bank and so long as there is no Default or Event of Default, such successor agent shall be approved by the Borrower with such approval not to be unreasonably withheld. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the Issuing Lender, appoint a successor Administrative Agent meeting the qualifications set forth above provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents (except that in the case of any Collateral held by the Administrative Agent on behalf of the Lenders or the Issuing Lender under any of the Credit Documents, the retiring Administrative Agent shall continue to hold such Collateral until such time as a successor Administrative Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this paragraph. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent's resignation hereunder and under the other Credit Documents, the provisions of this Article and Section 9.5 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Section 8.10 Collateral and Guaranty Matters.

(a) The Lenders irrevocably authorize and direct the Administrative Agent:

(i) to release any Lien on any Collateral granted to or held by the Administrative Agent under any Credit Document (A) upon termination of the Commitments and payment in full of all Credit Party Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit, (B) that is transferred or to be transferred as part of or in connection with any sale or other disposition permitted under Section 6.7, or (C) subject to Section 9.1, if approved, authorized or ratified in writing by the Required Lenders;

(ii) to subordinate any Lien on any Collateral granted to or held by the Administrative Agent under any Credit Document to the holder of any Lien on such property that is permitted by Section 6.2; and

(iii) to release any Guarantor from its obligations under the applicable Guaranty if such Person ceases to be a Guarantor as a result of a transaction permitted hereunder.

(b) In connection with a termination or release pursuant to this Section, the Administrative Agent shall promptly execute and deliver to the applicable Credit Party, at the Borrower's expense, all documents that the applicable Credit Party shall reasonably request to evidence such termination or release. Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent's authority to release or subordinate its interest in particular types or items of Collateral, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section.

ARTICLE IX

MISCELLANEOUS

Section 9.1 Amendments, Waivers and Release of Collateral.

Neither this Credit Agreement, nor any of the Notes, nor any of the other Credit Documents, nor any terms hereof or thereof may be amended, supplemented, waived or modified except in accordance with the provisions of this Section nor may the Collateral be released except as specifically provided herein or in the Security Documents or in accordance with the provisions of this Section. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (a) enter into with the Borrower written amendments, supplements or modifications hereto and to the other Credit Documents for the purpose of adding any provisions to this Credit Agreement or the other Credit Documents or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders may specify in such instrument, any of the requirements of this Credit Agreement or the other Credit Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, waiver, supplement, modification or release shall:

(i) without the written consent of each Lender directly affected thereby: (A) reduce or forgive the principal amount, or extend the scheduled date of payment or maturity, of any Loan or Note or any installment thereon; or (B) reduce the stated rate of or forgive any interest or fee payable hereunder (other than interest at the increased post-default rate) or extend or waive the scheduled date of any payment of interest or fee; or (C) provide for Interest Periods greater than six months; or (D) increase the amount or extend the expiration date of any Lender's Commitment; provided that it is understood and agreed that (1) no waiver, reduction or deferral of a mandatory prepayment required pursuant to Section 2.8(b), nor any amendment of Section 2.8(b) or the definitions of Asset Disposition, Debt Issuance, Excess Cash Flow or Recovery Event, shall constitute a reduction or forgiveness of the amount of, or an extension of the scheduled date or maturity of, or any Loan or Note or any installment thereon, (2) any reduction in the stated rate of interest on Revolving Loans shall only require the written consent of each Lender holding a Revolving Commitment and (3) any reduction in the stated rate of interest on the Term Loan shall only require the written consent of each Lender holding a portion of the outstanding Term Loan, or

(ii) amend, modify or waive any provision of this Section or change the percentage specified in the definition of Required Lenders without the written consent of each Lender directly affected thereby, or

(iii) amend, modify or waive any provision of Section 2.13(a) or any other term with respect to the priority of any Loan or the pro rata treatment of payments without the written consent of each Lender directly affected thereby, or

(iv) amend, modify or waive the order in which Credit Party Obligations are paid in Section 2.8(b) or Section 2.13(b) without the written consent of each Lender and each Hedging Agreement Provider directly affected thereby, or

(v) except as otherwise permitted by this Agreement, release all or substantially all of the Guarantors from their obligations under the Guaranty without the written consent of all of the Lenders, or

(vi) release all or substantially all of the Collateral without the written consent of all of the Lenders, or

(vii) amend, modify or waive any provision of the Credit Documents requiring consent, approval or request of the Required Lenders or all Lenders, without the written consent of all of the Required Lenders or the Lenders as appropriate, or

(viii) amend, modify or waive any provision of the Credit Documents affecting the rights or duties of the Administrative Agent (including Article VIII), the Issuing Lender or the Swingline Lender without the written consent of the Administrative Agent, the Issuing Lender or the Swingline Lender, as applicable, in addition to the Lenders required herein to take such action, or

(ix) without the consent of the Required Revolving Lenders or the Required Delayed Draw Term Loan Lenders, as applicable, amend, modify or waive any provision in Section 2.3 or 4.2 or waive any Default or Event of Default (or amend any Credit Document to effectively waive any existing Default or Event of Default) if the effect of such amendment, modification or waiver is that the Revolving Lenders or the Delayed Draw Term Loan Lenders, as applicable, shall be required to fund Revolving Loans or Delayed Draw Term Loans, as applicable, when such Revolving Lenders or Delayed Draw Term Loan Lenders would otherwise not be required to so fund pursuant to the terms of Section 2.3 and 4.2, or

(x) amend or modify the definition of Credit Party Obligations to delete or exclude any obligation or liability described therein without the written consent of each Lender directly affected thereby, or

(xi) amend the definitions of "Hedging Agreement," "Secured Hedging Agreement," or "Hedging Agreement Provider" without the consent of any Hedging Agreement Provider that would be adversely affected thereby.

Any such waiver, any such amendment, supplement or modification and any such release shall apply equally to each of the Lenders and shall be binding upon the Borrower, the other Credit Parties, the Lenders, the Issuing Lender, the Administrative Agent and all future holders of the Notes. In the case of any waiver, the Borrower, the other Credit Parties, the Lenders, the Issuing Lender and the Administrative Agent shall be restored to their former position and rights hereunder and under the outstanding Loans and Notes and other Credit Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

Notwithstanding the foregoing, any amendment, waiver or other modification to the financial covenants set forth in Section 6.6 or any component definition of such financial covenants shall only require the consent of the Required Revolving Lenders; provided that any amendment, waiver or other modification to a component definition of the financial covenants in Section 6.6 shall only apply to the computation of such financial covenants.

Notwithstanding any of the foregoing to the contrary, the consent of the Borrower shall not be required for any amendment, modification or waiver of the provisions of Article VIII (other than the provisions of Section 8.9 and Section 8.10); provided, however, that the Administrative Agent will provide written notice to the Borrower of any such amendment, modification or waiver. In addition, the Borrower and the Lenders hereby authorize the Administrative Agent to modify this Credit Agreement by unilaterally amending or supplementing Section 9.2 from time to time in the manner requested by the Borrower, the Administrative Agent or any Lender in order to reflect any assignments or transfers of the Loans as provided for hereunder; provided, however, that the Administrative Agent shall promptly deliver a copy of any such modification to the Borrower and each Lender.

Notwithstanding the fact that the consent of all Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein and (y) the Required Lenders may consent to allow a Credit Party to use Cash collateral in the context of a bankruptcy or insolvency proceeding.

Section 9.2 Notices.

Except as otherwise provided in Article II, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) when delivered by hand, (b) when transmitted via telecopy (or other facsimile device) to the number set out herein, (c) the next Business Day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case, addressed as follows in the case of the Borrower, the other Credit Parties and the Administrative Agent, and at the addresses provided to the Borrower in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

The Borrower and the other Credit Parties:	The Pantry, Inc. 1801 Douglas Drive
Sanford, North Carolina 27330
	Attention:	Chief Financial Officer
	Telecopier:	(919) 774-3329
	Telephone:	(919) 774-6700

Administrative Agent:	Wachovia Bank, National Association, as Administrative Agent Charlotte Plaza
201 South College Street, CP8
Charlotte, North Carolina 28288-0680
	Attention:	Syndication Agency Services
	Telecopier:	(704) 383-0288
	Telephone:	(704) 374-2698

with a copy to:

Wachovia Bank, National Association
One Wachovia Center, TW-5
Charlotte, North Carolina 28288-0760
	Attention:	Michael Jordan
	Telecopier:	(704) 383-6647
	Telephone:	(704) 383-8155

Section 9.3 No Waiver; Cumulative Remedies.

No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Section 9.4 Survival of Representations and Warranties.

All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Credit Agreement and the Notes and the making of the Loans, provided that all such representations and warranties shall terminate on the date upon which the Commitments have been terminated and all amounts owing hereunder and under any Notes have been paid in full.

Section 9.5 Payment of Expenses and Taxes; Indemnity.

(a) Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Agents, the Arrangers and their respective Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent) in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Credit Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Lender and the Swingline Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or Swingline Loan or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by any Agent, any Arranger, any Lender, the Issuing Lender or the Swingline Lender (including the reasonable fees, charges and disbursements of any counsel for the any Agent, any Arranger, any Lender, the Issuing Lender or the Swingline Lender) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Credit Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit; provided, except to the extent a conflict of interest exists that requires separate legal counsel, the Borrower shall be obligated to pay the reasonable fees and out-of-pocket expenses of only one counsel for the Lenders (other than counsel to the Arrangers, the Agents, the Issuing Lender and the Swingline Lender) in connection with the enforcement or protection of their rights.

(b) Indemnification by the Borrower. The Borrower shall indemnify each Agent (and any sub-agent thereof), each Arranger, each Lender, the Issuing Lender and the Swingline Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Credit Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Credit Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any liability under Environmental Law related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Credit Party, and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (A) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (B) result from a claim brought by the Borrower or any other Credit Party against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Credit Document, if the Borrower or such Credit Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under paragraph (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the Issuing Lender, Swingline Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Issuing Lender, Swingline Lender or such Related Party, as the case may be, such Lender's Commitment Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), Swingline Lender or the Issuing Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), Swingline Lender or Issuing Lender in connection with such capacity.

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any

Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Credit Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the unauthorized use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby.

(e) Payments. All amounts due under this Section shall be payable promptly/not later than five (5) Business Days after demand therefor.

Section 9.6 Successors and Assigns; Participations.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $1,000,000, in the case of any assignment in respect of a revolving facility, or $1,000,000, in the case of any assignment in respect of a term facility, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, that Commitments and outstanding Loans of related Approved Funds shall be aggregated for purposes of determining compliance with such minimum assignment amounts.

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Tranches on a non-pro rata basis.

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:

(A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) a Revolving Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of such facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (ii) a Term Loan Commitment to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund; and

(C) the consent of the Issuing Lender (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of a Revolving Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of such facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; provided that no more than one such fee shall be payable in connection with simultaneous assignments to or by two or more Approved Funds.

(v) No Assignment to Borrower. No such assignment shall be made to the Borrower or any of the Borrower's Affiliates or Subsidiaries.

(vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.16 and 9.5 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in Charlotte, North Carolina a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person

(other than a natural person or the Borrower or any of the Borrower's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders, Issuing Lender and Swingline Lender shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that affects such Participant. Subject to paragraph (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.16 and 2.18 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.7 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.

(e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Sections 2.16 and 2.19 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.19 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.19 as though it were a Lender.

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 9.7 Right of Set-off; Sharing of Payments.

(a) If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Lender, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the Issuing Lender or any such Affiliate to or for the credit or the account of the Borrower or any other Credit Party against any and all of the obligations of the Borrower or such Credit Party now or hereafter existing under this Agreement or any other Credit Document to such Lender or the Issuing Lender, irrespective of whether or not such Lender or the Issuing Lender shall have made any demand under this Agreement or any other Credit Document and although such obligations of the Borrower or such Credit Party may be contingent or unmatured or are owed to a branch or office of such Lender or the Issuing Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, the Issuing Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Issuing Lender or their respective Affiliates may have. Each Lender and the Issuing Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

(b) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender's receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (i) notify the Administrative Agent of such fact, and (ii) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this paragraph shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in Letters of Credit to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this paragraph shall apply).

(c) Each Credit Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Credit Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Credit Party in the amount of such participation.

Section 9.8 Table of Contents and Section Headings.

The table of contents and the Section and subsection headings herein are intended for convenience only and shall be ignored in construing this Credit Agreement.

Section 9.9 Counterparts.

This Credit Agreement may be executed by one or more of the parties to this Credit Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Credit Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

Section 9.10 Effectiveness.

This Credit Agreement shall become effective on the date on which all of the parties hereto have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Administrative Agent pursuant to Section 9.2 or, in the case of the Lenders, shall have given to the Administrative Agent written, telecopied or telex notice (actually received) at such office that the same has been signed and mailed to it. Upon this Credit Agreement becoming effective, the Existing Credit Agreement shall be deemed amended and restated by this Credit Agreement and all obligations of the lenders under the Existing Credit Agreement to make extensions of credit thereunder shall terminate. This Credit Agreement shall not constitute a novation of the Existing Credit Agreement or the obligations of the Credit Parties thereunder.

Section 9.11 Severability.

Any provision of this Credit Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 9.12 Integration.

This Credit Agreement and the Notes represent the agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent, the Borrower or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the Notes.

Section 9.13 Governing Law.

This Credit Agreement and the Notes and the rights and obligations of the parties under this Credit Agreement and the Notes shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

Section 9.14 Consent to Jurisdiction and Service of Process.

All judicial proceedings brought against the Borrower and/or any other Credit Party with respect to this Credit Agreement, any Note or any of the other Credit Documents may be brought in any state or federal court of competent jurisdiction in the State of New York, and, by execution and delivery of this Credit Agreement, each of the Borrower and the other Credit Parties accepts, for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Credit Agreement from which no appeal has been taken or is available. Each of the Borrower and the other Credit Parties irrevocably agrees that all service of process in any such proceedings in any such court may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address set forth in Section 9.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto, such service being hereby acknowledged by the Borrower and the other Credit Parties to be effective and binding service in every respect. Each of the Borrower, the other Credit Parties, the Administrative Agent and the Lenders irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have to the bringing of any such action or proceeding in any such jurisdiction. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of the Administrative Agent or any Lender to bring proceedings against the Borrower or the other Credit Parties in the court of any other jurisdiction.

Section 9.15 Confidentiality.

(a) Each of the Administrative Agent, the Lenders and the Issuing Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to (i) its Affiliates and to its and its Affiliates' respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and will agree to keep such Information confidential, which agreement may be in the form of an electronic acknowledgement) and (ii) its Funds and to its and its Funds' respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e)

in connection with the exercise of any remedies hereunder, under any other Credit Document or Secured Hedging Agreement or any action or proceeding relating to this Agreement, any other Credit Document or Secured Hedging Agreement or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) (i) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (ii) an investor or prospective investor in securities issued by an Approved Fund that also agrees that Information shall be used solely for the purpose of evaluating an investment in such securities issued by the Approved Fund, (iii) a trustee, collateral manager, servicer, backup servicer, noteholder or secured party in connection with the administration, servicing and reporting on the assets serving as collateral for securities issued by an Approved Fund, or (iv) a nationally recognized rating agency that requires access to information regarding the Credit Parties, the Loans and Credit Documents in connection with ratings issued in respect of securities issued by an Approved Fund (in each case, it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (h) with the consent of the Borrower or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the Issuing Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.

For purposes of this Section, "Information" means all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the Issuing Lender on a nonconfidential basis prior to disclosure by the Borrower or any of its Subsidiaries, provided that, in the case of information received from the Borrower or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

(b) Borrower will cooperate with the Administrative Agent in connection with the publication of certain materials and/or information provided by or on behalf of the Borrower to the Administrative Agent and Lenders (collectively, "Information Materials") pursuant to this Article IX and will designate Information Materials (A) that are either available to the public or not material with respect to the Borrower and its Subsidiaries or any of their respective securities for purposes of United States federal and state securities laws, as "Public Information" and (B) that are not Public Information as "Private Information".

Section 9.16 Acknowledgments.

The Borrower and the other Credit Parties each hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of each Credit Document;

(b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower or any other Credit Party arising out of or in connection with this Credit Agreement and the relationship between the Administrative Agent and the Lenders, on one hand, and the Borrower and the other Credit Parties, on the other hand, in connection herewith is solely that of debtor and creditor; and

(c) no joint venture exists among the Lenders or among the Borrower or the other Credit Parties and the Lenders.

Section 9.17 Waivers of Jury Trial.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.18 USA Patriot Act Notice.

Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the Patriot Act it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act.

ARTICLE X

GUARANTY

Section 10.1 The Guaranty.

In order to induce the Lenders to enter into this Agreement and any Hedging Agreement Provider to enter into any Secured Hedging Agreement and to extend credit hereunder and thereunder and in recognition of the direct benefits to be received by the Guarantors from the Extensions of Credit hereunder and any Secured Hedging Agreement, each of the Guarantors hereby agrees with the Administrative Agent, the Lenders and the Hedging Agreement Providers as follows: each Guarantor hereby unconditionally and irrevocably jointly and severally guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, by acceleration or otherwise, of any and all Credit Party Obligations. If any or all of the indebtedness becomes due and payable hereunder or under any Secured Hedging Agreement, each Guarantor unconditionally promises to pay such indebtedness to the Administrative Agent, the Lenders, the Hedging Agreement Providers, or their respective order, or demand, together with any and all reasonable expenses which may be incurred by the Administrative Agent or the Lenders in collecting any of the Credit Party Obligations. The Guaranty set forth in this Article X is a guaranty of timely payment and not of collection. The word "indebtedness" is used in this Article X in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities of the Borrower, including specifically all Credit Party Obligations, arising in connection with this Agreement, the other Credit Documents or any Secured Hedging Agreement, in each case, heretofore, now, or hereafter made, incurred or created, whether voluntarily or involuntarily, absolute or contingent, liquidated or unliquidated, determined or undetermined, whether or not such indebtedness is from time to time reduced, or extinguished and thereafter increased or incurred, whether the Borrower may be liable individually or jointly with others, whether or not recovery upon such indebtedness may be or hereafter become barred by any statute of limitations, and whether or not such indebtedness may be or hereafter become otherwise unenforceable.

Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents, to the extent the obligations of a Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of each such Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code).

Section 10.2 Bankruptcy.

Additionally, each of the Guarantors unconditionally and irrevocably guarantees jointly and severally the payment of any and all Credit Party Obligations of the Borrower to the Lenders and any Hedging Agreement Provider whether or not due or payable by the Borrower upon the occurrence of any of the events specified in Section 7.1(f) or Section 7.1(g) and unconditionally promises to pay such Credit Party Obligations to the Administrative Agent for the account of the Lenders and to any such Hedging Agreement Provider, or order, on demand, in lawful money of the United States. Each of the Guarantors further agrees that to the extent that the Borrower or a Guarantor shall make a payment or a transfer of an interest in any property to the Administrative Agent, any Lender or any Hedging Agreement Provider, which payment or transfer or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, or otherwise is avoided, and/or required to be repaid to the Borrower or a Guarantor, the estate of the Borrower or a Guarantor, a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such avoidance or repayment, the obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made.

Section 10.3 Nature of Liability.

The liability of each Guarantor hereunder is exclusive and independent of any security for or other guaranty of the Credit Party Obligations of the Borrower whether executed by any such Guarantor, any other guarantor or by any other party, and no Guarantor's liability hereunder shall be affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Credit Party Obligations of the Borrower, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, or (e) any payment made to the Administrative Agent, the Lenders or any Hedging Agreement Provider on the Credit Party Obligations which the Administrative Agent, such Lenders or such Hedging Agreement Provider repay the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each of the Guarantors waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

Section 10.4 Independent Obligation.

The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor or the Borrower, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor or the Borrower and whether or not any other Guarantor or the Borrower is joined in any such action or actions.

Section 10.5 Authorization.

Each of the Guarantors authorizes the Administrative Agent, each Lender and each Hedging Agreement Provider without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to (a) renew, compromise, extend, increase, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Credit Party Obligations or any part thereof in accordance with this Agreement and any Secured Hedging Agreement, as applicable, including any increase or decrease of the rate of interest thereon, (b) take and hold security from any Guarantor or any other party for the payment of this Guaranty or the Credit Party Obligations and exchange, enforce waive and release any such security, (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent and the Lenders in their discretion may determine, (d) release or substitute any one or more endorsers, Guarantors, the Borrower or other obligors and (e) to the extent otherwise permitted herein, release or substitute any Collateral.

Section 10.6 Reliance.

It is not necessary for the Administrative Agent, the Lenders or any Hedging Agreement Provider to inquire into the capacity or powers of the Borrower or the officers, directors, members, partners or agents acting or purporting to act on its behalf, and any Credit Party Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

Section 10.7 Waiver.

(a) Each of the Guarantors waives any right (except as shall be required by applicable statute and cannot be waived) to require the Administrative Agent, any Lender or any Hedging Agreement Provider to (i) proceed against the Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrower, any other guarantor or any other party, or (iii) pursue any other remedy in the Administrative Agent's, any Lender's or any Hedging Agreement Provider's power whatsoever. Each of the Guarantors waives any defense based on or arising out of any defense of the Borrower, any other guarantor or any other party other than payment in full of the Credit Party Obligations (other than contingent indemnity obligations), including without limitation any defense based on or arising out of the disability of the Borrower, any other guarantor or any other party, or the unenforceability of the Credit Party Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the Credit Party Obligations. The Administrative Agent may, at its election, foreclose on any security held by the Administrative Agent or a Lender by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Administrative Agent or any Lender may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Credit Party Obligations have been paid in full and the Commitments have been terminated. Each of the Guarantors waives any defense arising out of any such election by the Administrative Agent or any of the Lenders, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Guarantors against the Borrower or any other party or any security.

(b) Each of the Guarantors waives all presentments, demands for performance, protests and notices, including without limitation notices of nonperformance, notice of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Credit Party Obligations. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Credit Party Obligations and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and agrees that neither the Administrative Agent nor any Lender shall have any duty to advise such Guarantor of information known to it regarding such circumstances or risks.

(c) Each of the Guarantors hereby agrees it will not exercise any rights of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the U.S. Bankruptcy Code, or otherwise) to the claims of the Lenders or any Hedging Agreement Provider against the Borrower or any other guarantor of the Credit Party Obligations of the Borrower owing to the Lenders or such Hedging Agreement Provider (collectively, the "Other Parties") and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from any Other Party which it may at any time otherwise have as a result of this Guaranty until such time as the Credit Party Obligations shall have been paid in full and the Commitments have been terminated. Each of the Guarantors hereby further agrees not to exercise any right to enforce any other remedy which the Administrative Agent, the Lenders or any Hedging Agreement Provider now have or may hereafter have against any Other Party, any endorser or any other guarantor of all or any part of the Credit Party Obligations of the Borrower and any benefit of, and any right to participate in, any security or collateral given to or for the benefit of the Lenders and/or the Hedging Agreement Providers to secure payment of the Credit Party Obligations of the Borrower until such time as the Credit Party Obligations (other than contingent indemnity obligations) shall have been paid in full and the Commitments have been terminated.

Section 10.8 Limitation on Enforcement.

The Lenders and the Hedging Agreement Providers agree that this Guaranty may be enforced only by the action of the Administrative Agent acting upon the instructions of the Required Lenders or such Hedging Agreement Provider (only with respect to obligations under the applicable Secured Hedging Agreement) and that no Lender or Hedging Agreement Provider shall have any right individually to seek to enforce or to enforce this Guaranty, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent for the benefit of the Lenders under the terms of this Agreement and for the benefit of any Hedging Agreement Provider under any Secured Hedging Agreement. The Lenders and the Hedging Agreement Providers further agree that this Guaranty may not be enforced against any director, officer, employee or stockholder of the Guarantors.

Section 10.9 Confirmation of Payment.

The Administrative Agent and the Lenders will, upon request after payment of the Credit Party Obligations which are the subject of this Guaranty and termination of the Commitments relating thereto, confirm to the Borrower, the Guarantors or any other Person that such indebtedness and obligations have been paid and the Commitments relating thereto terminated, subject to the provisions of Section 10.2.

Section 10.10 Release of Guarantor.

A Guarantor shall be released from all of its obligations under this Guaranty at any time (i) such Guarantor sells all of its assets and ceases to exist or merges with or into the Borrower or any other wholly-owned Guarantor, in any case on terms permitted by this Agreement, (ii) the Borrower sells all of the Capital Stock of such Guarantor to a Person that is not a Credit Party, or (iii) such Guarantor ceases to hold assets in excess of $1,000,000 or to have annualized revenues in excess of $1,000,000, in each case in a transaction in permitted by the terms of this Agreement; provided that at any one time the value of assets and annualized revenues of all Domestic Subsidiaries of the Borrower that are not Credit Parties shall not exceed $5,000,000 in the aggregate.

IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed and delivered by its proper and duly authorized officers as of the day and year first above written.

BORROWER:	THE PANTRY, INC., a Delaware corporation

	By:	/s/ Daniel J. Kelly
	Name:	Daniel J. Kelly
	Title:	Chief Financial Officer, Vice President – Finance and Secretary

GUARANTORS:	R. & H. MAXXON, INC., a South Carolina corporation

	By:	/s/ Daniel J. Kelly
	Name:	Daniel J. Kelly
	Title:	Executive Vice President and Assistant
Secretary

KANGAROO, INC., a Georgia corporation

	By:	/s/ Daniel J. Kelly
	Name:	Daniel J. Kelly
	Title:	Executive Vice President and Assistant Secretary

ADMINISTRATIVE AGENT AND LENDERS:	WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent and a Lender

	By:	/s/ Jorge A. Gonzalez
	Name:	Jorge A. Gonzalez
	Title:	Managing Director

[signature pages continue]

THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND, as a Lender

By:	/s/ Richard Cameron
Name:	Richard Cameron
Title:	Senior Vice President

By:	/s/ Peter Dancy
Name:	Peter Dancy
Title:	Managing Director

[signature pages continue]

BMO CAPITAL MARKETS FINANCING, INC., as a Lender

By:	/s/ Graeme Robertson
Name:	Graeme Robertson
Title:	Vice President

[signature pages continue]

CAROLINA FIRST BANK, as a Lender

By:	/s/ Charles D. Chamberlain
Name:	Charles D. Chamberlain
Title:	Executive Vice President

[signature pages continue]

CREDIT INDUSTRIEL ET COMMERCIAL, as a Lender

By:	/s/ Anthony Rock
Name:	Anthony Rock
Title:	Managing Director

By:	/s/ Marcus Edward
Name:	Marcus Edward
Title:	Managing Director

[signature pages continue]

ISRAEL DISCOUNT BANK OF NEW YORK, as a Lender

By:	/s/ Andy Ballta
Name:	Andy Ballta
Title:	First VP

By:	/s/ Walter T. Duffy III
Name:	Walter T. Duffy III
Title:	First VP

[signature pages continue]

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Robert P. Carswell
Name:	Robert P. Carswell
Title:	Vice President

[signature pages continue]

NORTH FORK BUSINESS CAPITAL CORPORATION, as a Lender

By:	/s/ Ron Walker
Name:	Ron Walker
Title:	Vice President

[signature pages continue]

RAYMOND JAMES BANK FSB, as a Lender

By:	/s/ Andrew D. Hahn
Name:	Andrew D. Hahn
Title:	Vice President

[signature pages continue]

RZB FINANCE LLC, as a Lender

By:	/s/ Randall Abrams
Name:	Randall Abrams
Title:	Vice President

By:	/s/ Christoph Hoedl
Name:	Christoph Hoedl
Title:	Group Vice President

[signature pages continue]

STATE BANK OF INDIA, as a Lender

By:	/s/ Ashok Wanchoo
Name:	Ashok Wanchoo
Title:	Vice President & Head (Credit)

[signature pages continue]

SUNTRUST BANK, as a Lender

By:	/s/ Kelly Gunter
Name:	Kelly Gunter
Title:	Vice President

[signature pages continue]

UNITED OVERSEAS BANK LIMITED, NEW YORK AGENCY, as a Lender

By:	/s/ George Lim
Name:	George Lim
Title:	SVP & GM

By:	/s/ Mario Sheng
Name:	Mario Sheng
Title:	AVP

[signature pages continue]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Co-Documentation Agent and a Lender

By:	/s/ S. Michael St. Geme
Name:	S. Michael St. Geme
Title:	Senior Vice President

[signature pages continue]

COOPERATIVE CENTRALE RAIFFEISEN- BOERENLEENBANK B.A. "RABOBANK NEDERLAND", NEW YORK BRANCH, as a Lender

By:	/s/ Theodore W. Cox
Name:	Theodore W. Cox
Title:	Executive Director

By:	/s/ Rebecca Morrow
Name:	Rebecca Morrow
Title:	Executive Director

[signature pages continue]

REGIONS BANK, as a Lender

By:	/s/ Elaine B. Passman
Name:	Elaine B. Passman
Title:	Vice President

[signature pages continue]

GENERAL ELECTRIC CAPITAL CORPORATION, as a Lender

By:	/s/ Rebecca A. Ford
Name:	Rebecca A. Ford
Title:	Duly Authorized Signatory

[signature pages end]

Schedule 1.1-1

ACCOUNT DESIGNATION LETTER

[Date]

Wachovia Bank, National Association,
as Administrative Agent under the
Credit Agreement referred to below
Charlotte Plaza
201 South College Street, CP-8
Charlotte, North Carolina  28288-0680

Attn:  Syndication Agency Services

Ladies and Gentlemen:

This Account Designation Letter is delivered to you by The Pantry, Inc., a Delaware corporation (the "Borrower"), pursuant to the Third Amended and Restated Credit Agreement dated as of May 15, 2007 (as amended, restated, amended and restated or otherwise modified from time to time, the "Credit Agreement") by and among the Borrower, the Domestic Subsidiaries of the Borrower from time to time party thereto (individually a "Guarantor" and collectively, the "Guarantors"), the Lenders from time to time party thereto and Wachovia Bank, National Association, as administrative agent (the "Administrative Agent").

The Administrative Agent is hereby authorized to disburse all Loan proceeds into the following account, unless the Borrower shall designate in writing to the Administrative Agent one or more other accounts:

[INSERT Name of Bank/
ABA Routing Number/
and Account Number]

This Account Designation Letter may, upon execution, be delivered by facsimile or electronic mail, which shall be deemed for all purposes to be an original signature.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

THE PANTRY, INC.

By:
Name:
Title:

Schedule 1.1-3

MATERIAL CONTRACTS

1.	Branded Jobber Contract dated February 1, 2003 between The Pantry and BP Products North America Inc.

2.	Amendment to the Branded Jobber Contract dated February 14, 2003 between The Pantry and BP Products North America Inc.

3.	Second Amendment to the Branded Jobber Contract dated June 11, 2004 between The Pantry and BP Products North America Inc.

4.	Third Amendment to the Branded Jobber Contract dated July 18, 2006 between The Pantry and BP Products North America Inc.

5.	Distributor Franchise Agreement dated August 2000 between The Pantry and CITGO Petroleum Corporation.

6.	Amended and Restated Addendum to the Distributor Franchise Agreement dated February 11, 2003 between The Pantry and CITGO Petroleum Corporation.

7.	Letter Amendment to the Amended and Restated Addendum to the Distributor Franchise Agreement dated July 7, 2004 between The Pantry and CITGO Petroleum Corporation.

8.	First Amendment to the Amended and Restated Addendum to the Distributor Franchise Agreement dated March 31, 2005 between The Pantry and CITGO Petroleum Corporation.

9.	Second Amendment to Amended and Restated Addendum to Distribution Franchise Agreement dated October 17, 2005 between The Pantry and CITGO Petroleum Corporation.

10.	Third Amendment to Amended and Restated Addendum to Distribution Franchise Agreement dated March 24, 2006 between The Pantry and CITGO Petroleum Corporation.

11.	Fourth Amendment to Amended and Restated Addendum to Distribution Franchise Agreement dated December 18, 2006 between The Pantry and CITGO Petroleum Corporation.

12.	Distribution Service Agreement dated October 10, 1999 among The Pantry, Lil� Champ Food Stores, Inc. and McLane Company, Inc.

13.	First Amendment to Distribution Service Agreement dated June 28, 2001 among The Pantry, Lil� Champ Food Stores, Inc. and McLane Company, Inc.

14.	Second Amendment to Distribution Service Agreement dated September 8, 2001 among The Pantry, Lil� Champ Food Stores, Inc. and McLane Company, Inc.

15.	Third Amendment to the Distribution Service Agreement dated October 5, 2002 among The Pantry, Lil� Champ Food Stores, Inc. and McLane Company, Inc.

16.	Fourth Amendment to the Distribution Service Agreement dated October 16, 2003 between The Pantry and McLane Company, Inc.

17.	Fifth Amendment to the Distribution Service Agreement dated April 1, 2004 between The Pantry and McLane Company, Inc.

18.	Sixth Amendment to the Distribution Service Agreement dated April 21, 2005 between The Pantry and McLane Company, Inc.

19.	Seventh Amendment to the Distribution Service Agreement dated May 11, 2006 between The Pantry and McLane Company, Inc.

20.	Eighth Amendment to the Distribution Service Agreement dated April 1, 2007 between The Pantry and McLane Company, Inc.

21.	Indenture dated February 19, 2004 among The Pantry, the subsidiaries named therein and U.S. Bank National Association, as successor to Wachovia Bank, National Association, as Trustee.

22.	Indenture dated November 22, 2005, among The Pantry, the subsidiaries named therein and U.S. Bank National Association, as successor to Wachovia Bank, National Association, as Trustee.

23.	Chevron Branded Jobber Petroleum Products Agreement dated April 22, 2003 between Chevron Products Company and The Pantry.

24.	Amendment to Chevron Branded Jobber Petroleum Products Agreement dated November 5, 2003 between Chevron Products Company and The Pantry.

25.	Motor Gasoline Price Discount Agreement dated June 14, 2004 between Chevron Products Company and The Pantry.

Schedule 1.1-4

EXISTING LETTERS OF CREDIT

The Pantry
LC Exposure as of 4/19/07

L/C #	LC Amount	Issue Date	Expiry Date	Beneficiary

SM200753	1,920,000.00	11/7/2002	11/1/2007	Royal and SunAlliance
SM200868	30,000.00	11/19/2002	12/8/2007	Louisian Dept of Envir
SM207317	13,583,990.00	3/11/2004	2/28/2008	Ace American Insurance
SM211191	1,500,000.00	12/6/2004	12/2/2007	Westchester Fire Insurance
SM218196	1,600,000.00	2/6/2006	2/1/2008	ExxonMobil
SM219594	5,000.00	4/25/2006	4/24/2008	Town of Cary
SM225372	100,000.00	4/19/2007	4/19/2008	Apex Oil Company, Inc.
SM407742C	13,500,000.00	2/9/1999	1/31/2008	Citgo Petroleum Corp
SM408070C	400,000.00	3/10/1999	9/10/2007	Marathon Ashland Petroleum
SM409516	125,000.00	7/20/1999	7/14/2008	Miller Enterprises
SM410464	1,000,000.00	10/14/1999	1/31/2008	AMOCO Oil Co
SM416342	1,960,785.00	4/3/2001	12/31/2007	Greenwich Insurance
SM419043C	1,520,076.00	11/14/2001	11/11/2007	Liberty Mutual
SM420233	863,400.00	3/14/2002	3/9/2008	NC Dept of Envir.
SM420234	25,000.00	3/13/2002	3/8/2008	SC Dept of Envir.
SM420235	200,000.00	3/13/2002	3/1/2008	Commonwealth of Virginia
SM420859	60,000.00	5/7/2002	4/19/2008	Indian Dept. of Envir. Mgmt
SM422200W	25,000.00	8/7/2002	7/30/2008	Georgia Dept of Natural
SM422232	77,500.00	8/6/2002	4/19/2008	Tennessee Dept of Envir
SM422235W	25,000.00	8/6/2002	4/19/2008	Kentucky Dept of Envir
S014220	150,000.00	10/27/1987	1/31/2008	KY Dept of Labor
S027149	1,000.00	7/18/1990	1/31/2008	Dept of Agric - SC
S029762	1,000.00	4/23/1991	1/31/2008	Dept of Agric - NC
S031030	2,825,000.00	7/31/1991	3/15/2008	BP Exploration & Oil
S139521	2,500,000.00	11/28/1997	7/31/2007	Chevron Products
	43,997,751.00

Schedule 1.1-5

EXISTING HEDGING AGREEMENTS

The Pantry, Inc.
Outstanding Swap Arrangements
April 27, 2007

	Expiration	Notional Amount	Pay Rate

Wachovia	4/16/2008	7,500,000	4.17%
Wachovia	4/16/2009	50,000,000	4.28%
Credit Suisse	4/17/2008	7,500,000	4.17%
Credit Suisse	4/17/2009	50,000,000	4.28%

Total		115,000,000

Schedule 1.1-6

COMMITMENTS

Lenders	Revolving Commitment	Revolving Commitment Percentage	LOC Committed Amount	LOC Commitment Percentage	Initial Term Loan Commitment Percentage	Delayed Draw Term Loan Commitment Percentage
The Governor and Company of the Bank of Ireland	$5,000,000.00	2.222222222%	$2,666,666.67	2.222222222%	0.000000000%	0.000000000%
BMO Capital Markets	$20,000,000.00	8.888888889%	$10,666,666.67	8.888888889%	0.000000000%	0.000000000%
Carolina First Bank	$12,500,000.00	5.555555556%	$6,666,666.67	5.555555556%	0.000000000%	0.000000000%
Credit Industriel et Commercial	$10,000,000.00	4.444444444%	$5,333,333.33	4.444444444%	0.000000000%	0.000000000%
General Electric Cpaital Corp.	$7,000,000.00	3.111111111%	$3,733,333.33	3.111111111%	0.000000000%	0.000000000%
Israel Discount Bank Limited	$7,500,000.00	3.333333333%	$4,000,000.00	3.333333333%	0.000000000%	0.000000000%
JPMorgan Chase Bank, N.A.	$22,500,000.00	10.000000000%	$12,000,000.00	10.000000000%	0.000000000%	0.000000000%
North Fork Business Capital Corporation	$15,000,000.00	6.666666667%	$8,000,000.00	6.666666667%	0.000000000%	0.000000000%
Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A. �Rabobank Nederland�, New York Branch	$20,000,000.00	8.888888889%	$10,666,666.67	8.888888889%	0.000000000%	0.000000000%
Raymond James Bank FSB	$15,000,000.00	6.666666667%	$8,000,000.00	6.666666667%	0.000000000%	0.000000000%
Regions Financial Corp.	$15,000,000.00	6.666666667%	$8,000,000.00	6.666666667%	0.000000000%	0.000000000%
RZB Finance LLC	$6,000,000.00	2.666666667%	$3,200,000.00	2.666666667%	0.000000000%	0.000000000%
State Bank of India	$5,000,000.00	2.222222222%	$2,666,666.67	2.222222222%	0.000000000%	0.000000000%
SunTrust Bank	$15,000,000.00	6.666666667%	$8,000,000.00	6.666666667%	0.000000000%	0.000000000%
United Overseas Bank Limited, New York Agency	$7,000,000.00	3.111111111%	$3,733,333.33	3.111111111%	0.000000000%	0.000000000%
Wachovia Bank, National Association	$22,500,000.00	10.000000000%	$12,000,000.00	10.000000000%	100.000000000%	100.000000000%
Wells Fargo Bank, National Association	$20,000,000.00	8.888888889%	$10,666,666.67	8.888888889%	0.000000000%	0.000000000%

Total	$225,000,000.00	100.000000000%	$120,000,000.00	100.000000000%	100.000000000%	100.000000000%

Schedule 2.1(b)(i)

FORM OF NOTICE OF BORROWING

[Date]

Wachovia Bank, National Association,
as Administrative Agent under the
Credit Agreement referred to below
Charlotte Plaza
201 South College Street, CP-8
Charlotte, North Carolina  28288-0680

Attention:  Syndication Agency Services

Ladies and Gentlemen:

Pursuant to Section [2.1(b)][2.2(b)][2.5(b)] of the Third Amended and Restated Credit Agreement dated as of May 15, 2007 (as amended, restated, amended and restated or otherwise modified from time to time, the "Credit Agreement") by and among The Pantry, Inc., a Delaware corporation (the "Borrower"), the Domestic Subsidiaries of the Borrower from time to time party thereto (individually a "Guarantor" and collectively, the "Guarantors"), the Lenders from time to time party thereto and Wachovia Bank, National Association, as administrative agent (the "Administrative Agent"), the Borrower hereby requests that the following Loans be made on [date] as follows (the "Proposed Borrowing"):

I.	Revolving Loans requested:

(1)	Total Amount of Revolving Loans Requested		$

(2)	Amount of (1) to be allocated to LIBOR Rate Loans		$

(3)	Amount of (1) to be allocated to Alternate Base Rate Loans		$

(4)	Interest Periods and amounts to be allocated thereto in respect of the LIBOR Rate Loans referenced in (2) (amounts must total (2)):

	(i)	one month	$

	(ii)	two months	$

	(iii)	three months	$

	(iv)	six months	$

	Total LIBOR Rate Loans		$

NOTE:
REVOLVING LOAN BORROWINGS MUST BE IN MINIMUM AMOUNTS OF (A) WITH RESPECT TO LIBOR RATE LOANS $2,000,000 AND $100,000 INCREMENTS IN EXCESS THEREOF AND (B) WITH RESPECT TO ALTERNATE BASE RATE LOANS, $1,000,000 AND $50,000 INCREMENTS IN EXCESS THEREOF.

II.	Delayed Draw Term Loan requested:

(1)	Total Amount of Delayed Draw Term Loan Requested		$

(2)	Amount of (1) to be allocated to LIBOR Rate Loans		$

(3)	Amount of (1) to be allocated to Alternate Base Rate Loans		$

(4)	Interest Periods and amounts to be allocated thereto in respect of the LIBOR Rate Loans referenced in (2) (amounts must total (2)):

	(i)	one month	$

	(ii)	two months	$

	(iii)	three months	$

	(iv)	six months	$

	Total LIBOR Rate Loans		$

NOTE:	DELAYED DRAW TERM LOAN BORROWINGS MUST BE IN MINIMUM AMOUNTS OF $1,500,000 AND $500,000 INCREMENTS IN EXCESS THEREOF.

IIII.	Swingline Loans requested:

(1)	Total Amount of Swingline Loans Requested	$

NOTE:	SWINGLINE LOAN BORROWINGS MUST BE IN MINIMUM AMOUNTS OF $50,000 AND IN INTEGRAL AMOUNTS OF $25,000 IN EXCESS THEREOF.

Terms defined in the Credit Agreement shall have the same meanings when used herein.

The undersigned hereby certifies that the following statements are true on the date hereof and will be true on the date of the Proposed Borrowing:

(a)           The representations and warranties made by the Credit Parties in the Credit Agreement, in the Security Documents or which are contained in any certificate furnished at any time under or in connection with the Credit Agreement are (i) with respect to representations and warranties that contain a materiality qualification, true and correct and (ii) with respect to representations and warranties that do not contain a materiality qualification, true and correct in all material respects, in each case on and as of the date of such Proposed Borrowing as if made on and as of such date except for any representation or warranty made as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date.

(b)           No Default or Event of Default has occurred and is continuing after giving effect to the Proposed Borrowing.

(c)           Immediately after giving effect to the Proposed Borrowing (and the application of the proceeds thereof), the sum of outstanding Revolving Loans plus outstanding Swingline Loans plus LOC Obligations shall not exceed the Revolving Committed Amount.

(d)           Additional Conditions to Revolving Loans.  If a Revolving Loan is requested, all conditions set forth in Section 2.1 of the Credit Agreement have been satisfied.

(e)           Additional Conditions to Delayed Draw Term Loan.  If a borrowing under the Delayed Draw Term Loan is requested, (i) all conditions set forth in Section 2.2(b) of the Credit Agreement have been satisfied and (ii) the Borrower is in pro forma compliance with all the financial covenants set forth in Section 6.6.

(f)           Additional Conditions to Swingline Loans.  If a Swingline Loan is requested, all conditions set forth in Section 2.5 of the Credit Agreement have been satisfied.

This Notice of Borrowing may, upon execution, be delivered by facsimile or electronic mail, which shall be deemed for all purposes to be an original signature.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

THE PANTRY, INC.

By:
Name:
Title:

Schedule 2.1(e)

FORM OF REVOLVING NOTE

Lender:______________	[Date]

FOR VALUE RECEIVED, the undersigned, THE PANTRY, INC., a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay, on the Revolving Commitment Termination Date (as defined in the Credit Agreement referred to below), to the order of the above-named Lender (the "Lender") at the office of the Administrative Agent (as defined below) located at Charlotte Plaza, 201 South College Street, CP-8, Charlotte, North Carolina  28288-0680, in lawful money of the United States of America and in immediately available funds, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the undersigned pursuant to Section 2.1 of the Credit Agreement.  The undersigned further agrees to pay interest in like money at such office on the unpaid principal amount hereof and, to the extent permitted by law, accrued interest in respect hereof from time to time from the date hereof until payment in full of the principal amount hereof and accrued interest hereon, at the rates and on the dates set forth in the Credit Agreement.

The holder of this Revolving Note is authorized to endorse the date and amount of each Revolving Loan made pursuant to Section 2.1 of the Credit Agreement and each payment of principal and interest with respect thereto and its character as a LIBOR Rate Loan or an Alternate Base Rate Loan on Schedule 1 annexed hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, which endorsement shall constitute prima facie evidence of the accuracy of the information endorsed; provided, however, that the failure to make any such endorsement shall not affect the obligations of the undersigned under this Revolving Note.

This Revolving Note is one of the Revolving Notes referred to in the Third Amended and Restated Credit Agreement dated as of May 15, 2007 (as amended, restated, amended and restated or otherwise modified from time to time, the "Credit Agreement") by and among the Borrower, the Domestic Subsidiaries of the Borrower from time to time party thereto, as Guarantors, the Lenders from time to time party thereto and Wachovia Bank, National Association, as administrative agent (the "Administrative Agent"), and the holder is entitled to the benefits thereof.  Terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

Upon the occurrence and during the continuance of any Event of Default, all amounts then remaining unpaid on this Revolving Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.  In the event this Revolving Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to principal and interest, all costs of collection, including reasonable attorneys� fees.

All parties now and hereafter liable with respect to this Revolving Note, whether maker, principal, surety, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

This Revolving Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

This Revolving Note may, upon execution, be delivered by facsimile or electronic mail, which shall be deemed for all purposes to be an original signature.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

THE PANTRY, INC.

By:
Name:
Title:

SCHEDULE 1
to
Revolving Note

LOANS AND PAYMENTS OF PRINCIPAL

Date	Amount of Loan	Type of Loan1	Interest Rate	Interest Period	Principal Paid or Converted	Principal Balance	Notation Made By

1	The type of Loan may be represented either by "L" for LIBOR Rate Loans or "ABR" for Alternate Base Rate Loans.

Schedule 2.2(d)

FORM OF TERM NOTE

Lender:_____________	[Date]

FOR VALUE RECEIVED, the undersigned, THE PANTRY, INC., a Delaware corporation, hereby unconditionally promises to pay, on each date specified in the Credit Agreement referred to below for the payment of principal and on the Term Loan Maturity Date (as defined in the Credit Agreement), to the order of the above-named Lender (the "Lender") at the office of the Administrative Agent (as defined below) located at Charlotte Plaza, 201 South College Street, CP-8, Charlotte, North Carolina  28288-0680, in lawful money of the United States of America and in immediately available funds, the aggregate unpaid principal amount of the Term Loan made by the Lender to the undersigned pursuant to Section 2.2 of the Credit Agreement.  The undersigned further agrees to pay interest in like money at such office on the unpaid principal amount hereof and, to the extent permitted by law, accrued interest in respect hereof from time to time from the date hereof until payment in full of the principal amount hereof and accrued interest hereon, at the rates and on the dates set forth in the Credit Agreement.

The holder of this Term Note is authorized to endorse the date and amount of each Term Loan pursuant to Section 2.2 of the Credit Agreement and each payment of principal and interest with respect thereto and its character as a LIBOR Rate Loan or an Alternate Base Rate Loan on Schedule 1 annexed hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, which endorsement shall constitute prima facie evidence of the accuracy of the information endorsed; provided, however, that the failure to make any such endorsement shall not affect the obligations of the undersigned under this Term Note.

This Note is one of the Term Notes referred to in the Third Amended and Restated Credit Agreement dated as of May 15, 2007 (as amended, restated, amended and restated or otherwise modified from time to time, the "Credit Agreement") by and among the Borrower, the Domestic Subsidiaries of the Borrower from time to time party thereto, as Guarantors, the Lenders from time to time party thereto and Wachovia Bank, National Association, as administrative agent (the "Administrative Agent"), and the holder is entitled to the benefits thereof.  Terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

Upon the occurrence and during the continuance of any Event of Default, all amounts then remaining unpaid on this Term Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.  In the event this Term Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to principal and interest, all costs of collection, including reasonable attorneys' fees.

All parties now and hereafter liable with respect to this Term Note, whether maker, principal, surety, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

This Term Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

This Term Note may, upon execution, be delivered by facsimile or electronic mail, which shall be deemed for all purposes to be an original signature.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

THE PANTRY, INC.

By:
Name:
Title:

SCHEDULE 1
to
Term Note

LOANS AND PAYMENTS OF PRINCIPAL

Date	Amount of Loan	Type of Loan1	Interest Rate	Interest Period	Maturity Date	Principal Paid or Converted	Principal Balance	Notation Made By

1	The type of Loan may be represented by "L" for LIBOR Rate Loans or "ABR" for Alternate Base Rate Loans.

Schedule 2.5(d)

FORM OF SWINGLINE NOTE

[Date]

FOR VALUE RECEIVED, the undersigned, THE PANTRY, INC., a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay on the Revolving Commitment Termination Date (as defined in the Credit Agreement referred to below), to the order of WACHOVIA BANK, NATIONAL ASSOCIATION (the "Swingline Lender") at the office of the Administrative Agent (as defined below) located at Charlotte Plaza, 201 South College Street, CP-8, Charlotte, North Carolina  28288-0680, in lawful money of the United States of America and in immediately available funds the aggregate unpaid principal amount of all Swingline Loans made by the Swingline Lender to the undersigned pursuant to Section 2.5 of the Credit Agreement referred to below.  The undersigned further agrees to pay interest in like money at such office on the unpaid principal amount hereof and, to the extent permitted by law, accrued interest in respect hereof from time to time from the date hereof until payment in full of the principal amount hereof and accrued interest hereon, at the rates and on the dates set forth in the Credit Agreement.

The holder of this Swingline Note is authorized to endorse the date and amount of each Swingline Loan made pursuant to Section 2.5 of the Credit Agreement and each payment of principal and interest with respect thereto on Schedule 1 annexed hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, which endorsement shall constitute prima facie evidence of the accuracy of the information endorsed; provided, however, that the failure to make any such endorsement shall not affect the obligations of the undersigned under this Swingline Note.

This Swingline Note is the Swingline Note referred to in the Third Amended and Restated Credit Agreement dated as of May 15, 2007 (as amended, restated, amended and restated or otherwise modified from time to time, the "Credit Agreement") by and among the Borrower, the Domestic Subsidiaries of the Borrower from time to time party thereto, as Guarantors, the Lenders from time to time party thereto and Wachovia Bank, National Association, as administrative agent (the "Administrative Agent"), and the holder is entitled to the benefits thereof.  Terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

Upon the occurrence and during the continuance of any Event of Default, all amounts then remaining unpaid on this Swingline Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.  In the event this Swingline Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to principal and interest, all costs of collection, including reasonable attorneys' fees.

All parties now and hereafter liable with respect to this Swingline Note, whether maker, principal, surety, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

This Swingline Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

This Swingline Note may, upon execution, be delivered by facsimile or electronic mail, which shall be deemed for all purposes to be an original signature.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

THE PANTRY, INC.

By:
Name:
Title:

SCHEDULE 1
to
Swingline Note

LOANS AND PAYMENTS OF PRINCIPAL

Date	Amount of Loan	Principal Paid	Principal Balance	Notation Made By

Schedule 2.8(a)

FORM OF NOTICE OF PREPAYMENT

Dated as of: ________________

Wachovia Bank, National Association,
as Administrative Agent under the
Credit Agreement referred to below
Charlotte Plaza
201 South College Street, CP-8
Charlotte, North Carolina  28288-0680
Attn:  Syndication Agency Services

Ladies and Gentlemen:

This irrevocable Notice of Prepayment is delivered to you by The Pantry, Inc. (the "Borrower"), in connection with the Third Amended and Restated Credit Agreement dated as of May 15, 2007 (as amended, restated, amended and restated or otherwise modified from time to time, the "Credit Agreement") by and among the Borrower, the Domestic Subsidiaries of the Borrower from time to time party thereto, as Guarantors, the Lenders from time to time party thereto and Wachovia Bank, National Association, as administrative agent (the "Administrative Agent").

1.           The Borrower hereby provides notice to the Administrative Agent that it shall voluntarily prepay the following [Alternate Base Rate Loans] [LIBOR Rate Loans] in an amount equal to _____________.

2.           The Loan to be prepaid is a [check applicable box]

☐           Revolving Loan

☐           Term Loan

3.           The Borrower shall prepay the above-referenced Loans on the following Business Day: _______________. (Complete with a Business Day at least one (1) Business Day subsequent to the date of this Notice of Prepayment with respect to an Alternate Base Rate Loan and three (3) Business Days subsequent to the date of this Notice of Prepayment with respect to any LIBOR Rate Loan).

4.           Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

5.           This Notice of Prepayment may, upon execution, be delivered by facsimile or electronic mail, which shall be deemed for all purposes to be an original signature.

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THE PANTRY, INC.

By:
Name:
Title:

Schedule 2.11

FORM OF NOTICE OF CONVERSION/EXTENSION

[Date]

Wachovia Bank, National Association,
as Administrative Agent under the
Credit Agreement referred to below
Charlotte Plaza
201 South College Street, CP-8
Charlotte, North Carolina  28288-0680
Attn:  Syndication Agency Services

Ladies and Gentlemen:

Pursuant to Section 2.11 of the Third Amended and Restated Credit Agreement, dated as of May 15, 2007 (as amended, restated, amended and restated or otherwise modified from time to time, the "Credit Agreement"), among The Pantry, Inc. (the "Borrower"), the Domestic Subsidiaries of the Borrower from time to time party thereto, as Guarantors, the Lenders from time to time party thereto and Wachovia Bank, National Association, as administrative agent (the "Administrative Agent"), the Borrower hereby requests conversion or extension of the following Loans be made on [date] as follows (the "Proposed Conversion/Extension"):

Applicable Loan

Revolving Loan
Term Loan

(1)	Total Amount of Loans to be converted/extended	$

(2)	Amount of (1) to be allocated to LIBOR Rate Loans	$

(3)	Amount of (1) to be allocated to Alternate Base Rate Loans	$

(4)	Interest Periods and amounts to be allocated thereto in respect of the LIBOR Rate Loans referenced in (2) (amounts must total (2)):

(i)	one month	$

(ii)	two months	$

(iii)	three months	$

(iv)	six months	$

Total LIBOR Rate Loans		$

NOTE:	CONVERSIONS TO LIBOR LOANS MUST BE IN MINIMUM AMOUNTS OF $2,000,000 AND $100,000 INCREMENTS IN EXCESS THEREOF.

Terms defined in the Credit Agreement shall have the same meanings when used herein.

The undersigned hereby certifies that, as of the date hereof and as of the date of the Proposed Conversion/Extension, no Default or Event of Default has occurred and is continuing after giving effect to the Proposed Conversion/Extension.

This Notice of Conversion/Extension may, upon execution, be delivered by facsimile or electronic mail, which shall be deemed for all purposes to be an original signature.

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THE PANTRY, INC.

By:
Name:
Title:

Schedule 3.1-1

JURISDICTIONS OF INCORPORATION/ORGANIZATION

Borrower

Name	State of Incorporation

The Pantry, Inc.	Delaware

Subsidiaries

Name	State of Incorporation

R. & H. Maxxon, Inc.	South Carolina

Kangaroo, Inc.	Georgia

D. & D. Oil Co., Inc.	Georgia

Shop-A-Snak Food Mart, Inc.	Delaware

Marco Petroleum, Inc.	Alabama

Angler�s Mini-Mart, Inc.	South Carolina

Coastal Petroleum Company, Inc.	South Carolina

Schedule 3.1-2

SUBSIDIARIES; CAPITAL STRUCTURE

1.	Kangaroo, Inc has authorized 100,000 shares of common stock; no par value per share, of which 9,900 shares, all of which are owned by The Pantry, Inc., are issued and outstanding.

2.	R. & H. Maxxon, Inc. has authorized 10,000 shares of common stock; $10.00 par value per share, of which 2,210 shares, all of which are owned by The Pantry, Inc., are issued and outstanding.

3.	D. & D. Oil Co., Inc. has authorized 500,000 shares of common stock, $1.00 par value per share, of which 54,033 shares, all of which are owned by The Pantry, Inc., are issued and outstanding.

4.
Shop-A-Snak Food Mart, Inc. has authorized 10,000 shares of Class A common stock, 10,000 shares of Class B common stock (nonvoting) and 20,000 shares of preferred stock, each with a $0.01 par value per share, of which 2,860 shares of Class A common, all of which are owned by The Pantry, Inc., are issued and outstanding.

5.
Marco Petroleum, Inc. has authorized 1,000 shares of common stock, $1.00 par value per share, of which issued and outstanding 100 shares, all of which are owned by Shop-A-Snak Food Mart, Inc., are issued and outstanding.

6.	Angler�s Mini-Mart, Inc. has authorized 10,000 shares of common stock, $1.00 par value per share, of which 10,000 shares, all of which are owned by The Pantry, Inc., are issued and outstanding.

7.
Coastal Petroleum Company, Inc. has authorized 100,000 shares of common stock, no par value per share, of which 1,000 shares, all of which are owned by Angler�s Mini Mart, Inc., are issued and outstanding.

Schedule 3.2(b)

CONFLICTS WITH CONTRACTUAL OBLIGATIONS; CONSENTS

None.

Schedule 3.5(b)

REAL PROPERTIES

Store #	Old Cobra #	Owned/Leased	Comment	Open Date	County	Street Address	City/State/Zip
1		Owned Fee-Property	Non-Operating		Lee	1801 DOUGLAS DR	SANFORD, NC 27330
2		Leased Property	Non-Operating			300 INDEPENDENT DR	SANFORD, NC 27330
3		Leased Property	Non-Operating			8930 WESTERN WAY	JACKSONVILLE, FL 32256
7		Leased Property	Non-Operating			118 MCNEILL RD.	SANFORD, NC 27330
9		Leased Property	Non-Operating			514 CAROLINA AVENUE	WASHINGTON, NC 27889
10		Leased Property	Non-Operating			ATLANTA HWY.	GAINESVILLE, GA
12		Owned Fee-Property	Non-Operating			2385 HURT ROAD	MARIETTA, GA
18		Leased Property	Non-Operating			3612 MUNDY MILL RD.	OAKWOOD, GA
22		Leased Property	Non-Operating			192 W. COURTLAND DRIVE	SANFORD, NC 27330
70		Owned Fee-Property	Non-Operating			7428 HIXON PIKE	HIXON, TN 37343
73		Owned Fee-Property	Non-Operating			8600 HIXON PIKE	HIXON, TN 37343
74		Owned Fee-Property	Non-Operating			5723 HIXON PIKE	HIXON, TN 37343
75		Leased Property	Non-Operating			5323 RIVERS AVE	NORTH CHARLESTON, SC 29406
77		Leased Property	Non-Operating			1807 DOUGLAS DR	SANFORD, NC 27330
79		Leased Property	Non-Operating			200 INDEPENDENT DR.	SANFORD, NC 27330
80		Leased Property	Non-Operating			110 PARKWAY BLVD.	SUMMERVILLE, SC 29483
##		Leased Property	Non-Operating			3925 STUART ANDREW BLVD.	CHARLOTTE, NC 28217
1500		Leased Property		4/19/2007	SPARTANBURG	1505 JOHN B WHITE SR. BLVD.	SPARTANBURG, SC 29036
1501		Leased Property		4/19/2007	SPARTANBURG	691 NORTH PINE STREET	SPARTANBURG, SC 29032
1502		Leased Property		4/19/2007	SPARTANBURG	12020 ASHEVILLE HWY.	INMAN, SC 29349
1503		Leased Property		4/19/2007	SPARTANBURG	304 NORTH MAIN ST.	WOODRUFF, SC 29388
1504		Leased Property		4/19/2007	CHESTER	1801 JA COCHRAN BYPASS	CHESTER, SC 29706
1505		Leased Property		4/19/2007	SPARTANBURG	1475 FERNWOOD-GLENDALE RD	SPARTANBURG, SC 29032
1506		Leased Property		4/19/2007	UNION	1315 LOCKHART HWY.	UNION, SC 29379
1507		Leased Property		4/19/2007	UNION	400 SOUTH MAIN ST.	JONESVILLE, SC 29353
1508		Leased Property		4/19/2007	SPARTANBURG	620 E WADE HAMPTON BLVD.	GREER, SC 29651
1509		Leased Property		4/19/2007	SPARTANBURG	2050 SOUTH PINE ST.	SPARTANBURG, SC 29302
1510		Leased Property		4/19/2007	SPARTANBURG	8700 ASHEVILLE HWY.	SPARTANBURG, SC 29302
3994		Leased Property		4/26/2007	WAKE	781 CENTER STREET	APEX, NC 27502

NEWLY ACQUIRED PROPERTY - TO BE RETAINED BY PANTRY

Corporate Office Adj. Property, Sanford, NC
953 New Berlin Road, Jacksonville, FL
*Opp. Corner, Benton Rd., Bossier City, LA

NEWLY ACQUIRED PROPERTY - FUTURE SALE/LEASEBACKS

NEC US98 & Transmitter Rd, Springfield, FL
SWC 58th Ave/College Lane, Vero Beach, FL
14024 Outback Dr., Jacksonville, FL 32218
Highway 52 & I-65, Pelham, AL
4402 Ten Ten Road/Holly Springs, Apex, NC
1971 Clements Ferry Rd., Charleston, SC
Hwy 41 & Joe Rouse, Mt. Pleasant, SC
Ten Ten & Kildaire Farm Road, Cary, NC
Hwy 160 W & Dam Road, Tega Cay, SC

Store Property Type and Address

Property Type	Store #	Open Date	County	Address Line 1	City/State/Zip

Owned	105	03/01/1981	LEE	809 CARTHAGE ST	SANFORD, NC 27330
Owned	112	01/06/1986	ALAMANCE	110 W HAGGARD ST	ELON COLLEGE, NC 27244
Owned	130	01/01/1974	ROWAN	264 EAST MAIN STREET	ROCKWELL, NC 28138
Owned	140	01/01/1974	WATAUGA	1218 STATE FARM RD.	BOONE, NC 28607
Owned	147	07/02/1978	WATAUGA	1056 EAST KING ST.	BOONE, NC 28607
Owned	150	07/01/1974	RANDOLPH	127 EAST SWANNANOA	LIBERTY, NC 27298
Owned	157	11/01/1978	IREDELL	250 MAIN ST	TROUTMAN, NC 28166
Owned	161	07/07/1975	ALAMANCE	1031 HWY 87 NORTH	ELON COLLEGE, NC 27244
Owned	170	05/04/1984	GUILFORD	3101 PLEASANT GARDEN RD	GREENSBORO, NC 27406
Owned	172	08/29/1975	IREDELL	354 S MAIN ST	MOORESVILLE, NC 28115
Owned	182	08/24/1976	ROWAN	300 S SALISBURY ST	SPENCER, NC 28159
Owned	192	05/01/1985	FORSYTH	700 JONESTOWN RD	WINSTON-SALEM, NC 27103
Owned	215	07/01/1976	STOKES	101 E KING ST	KING, NC 27021
Owned	218	12/05/1985	LEE	1130 N HORNER BLVD	SANFORD, NC 27330
Owned	239	03/24/1978	CATAWBA	1200 E MAIN ST	MAIDEN, NC 28650
Owned	240	07/21/1977	CATAWBA	334 EAST 20TH ST	NEWTON, NC 28658
Owned	247	05/25/1978	HORRY	348 DICK POND RD	MYRTLE BEACH, SC 29577
Owned	277	06/12/1980	BEAUFORT	71 MATTHEWS DR & HWY 278	HILTON HEAD ISLAND, SC 29
Owned	288	10/30/1980	CHARLESTON	2572 ASHLEY RIVER RD	CHARLESTON, SC 29414
Owned	294	06/02/1980	CHATHAM	11399 US HWY 15-501 SOUTH	CHAPEL HILL, NC 27514
Owned	295	10/16/1980	BEAUFORT	1810 RIBALT RD	PORT ROYAL, SC 29935
Owned	302	03/24/1981	CUMBERLAND	736 S REILLY RD	FAYETTEVILLE, NC 28304
Owned	305	01/22/1981	CUMBERLAND	1501 PAMALEE DR	FAYETTEVILLE, NC 28303
Owned	315	04/16/1981	KERSHAW	2507 MAIN STREET	ELGIN, SC 29045
Owned	321	04/08/1982	BERKELEY	1044 REDBANK RD	GOOSE CREEK, SC 29445
Owned	323	01/07/1982	RICHLAND	317-B ROYAL TOWER RD	IRMO, SC 29063
Owned	326	10/22/1981	SUMTER	550 SOUTH PIKE EAST	SUMTER, SC 29150
Owned	330	08/13/1981	BERKELEY	215 RED BANK RD.	GOOSE CREEK, SC 29445
Owned	331	12/31/1971	LEE	1612 TRAMWAY ROAD	SANFORD, NC 27330
Owned	332	10/08/1981	LEXINGTON	3950 AUGUSTA RD	WEST COLUMBIA, SC 29169
Owned	334	07/16/1981	HORRY	1011 GLENN BAY RD	SURFSIDE BEACH, SC 29575
Owned	340	10/22/1981	GREENWOOD	1530 BYPASS NE	GREENWOOD, SC 29646
Owned	355	06/10/1971	LEE	429 EAST WEATHERSPOON ST	SANFORD, NC 27330
Owned	366	06/26/1982	LEE	812 SOUTH HORNER BLVD.	SANFORD, NC 27330
Owned	376	08/21/1981	CUMBERLAND	4000 SOUTH MAIN ST	HOPE MILLS, NC 28348
Owned	391	05/27/1982	CHRISTIAN	3249 LAFAYETTE RD	HOPKINSVILLE, KY 42240
Owned	394	06/17/1982	CHRISTIAN	932 NORTH MAIN ST	HOPKINSVILLE, KY 42240
Owned	398	11/12/1981	SUMTER	503 BROAD & MILLER ST	SUMTER, SC 29150
Owned	399	01/07/1982	LEXINGTON	1190 SUNSET BLVD	WEST COLUMBIA, SC 29169
Owned	402	04/06/1982	MONTGOMERY	560 DOVER RD	CLARKSVILLE, TN 37040
Owned	405	10/01/1981	LEE	3006 HAWKINS AVENUE	SANFORD, NC 27330
Owned	406	10/03/1981	HARNETT	1404 S MAIN ST	LILLINGTON, NC 27546
Owned	407	03/30/1982	MONTGOMERY	1874 MEMORIAL DR	CLARKSVILLE, TN 37040
Owned	410	12/13/1982	WATAUGA	1996 BLOWING ROCK RD.	BOONE, NC 28607
Owned	419	12/15/1983	LOGAN	1034 N. MAIN STREET	RUSSELLVILLE, KY 42276
Owned	420	12/08/1983	LOGAN	407 HOPKINSVILLE RD	RUSSELLVILLE, KY 42276
Owned	422	04/13/1984	HORRY	511 HWY 17, 6TH AVE. S.	NORTH MYRTLE BEACH, SC 29

Store Property Type and Address

Property Type	Store #	Open Date	County	Address Line 1	City/state/zip

Owned	427	07/26/1984	HOPKINS	HWY US 41A & 62	NORTONVILLE, KY 42442
Owned	430	09/20/1984	BEAUFORT	1610 FORDING ISLAND ROAD	BLUFFTON, SC 29926
Owned	442	02/21/1985	LEXINGTON	3504 CHARLESTON HWY	WEST COLUMBIA, SC 29169
Owned	443	05/23/1985	MONTGOMERY	648 LA FAYETTE RD	CLARKSVILLE, TN 37042
Owned	445	02/07/1985	RICHLAND	806 BROAD RIVER RD	COLUMBIA, SC 29210
Owned	446	05/15/1985	BERKELEY	830 COLLEGE PARK ROAD	LADSON, SC 29456
Owned	448	05/03/1985	BERKELEY	1677 NORTH MAIN	SUMMERVILLE, SC 29483
Owned	450	05/30/1985	NEW HANOVER	2400 N. COLLEGE RD	WILMINGTON, NC 28405
Owned	451	05/09/1985	MONTGOMERY	1801 MADISON STREET	CLARKSVILLE, TN 37040
Owned	452	05/08/1985	LEXINGTON	3516 BUSH RIVER RD	COLUMBIA, SC 29210
Owned	453	04/27/1985	RICHLAND	3800 ROSEWOOD DRIVE	COLUMBIA, SC 29205
Owned	454	07/26/1985	GUILFORD	2522 RANDLEMAN RD	GREENSBORO, NC 27406
Owned	457	07/18/1985	WAKE	705 E. WILLIAMS STREET	APEX, NC 27502
Owned	458	10/03/1985	SUMNER	601 HARTSVILLE PIKE	GALLATIN, TN 37066
Owned	461	07/25/1985	HORRY	860 HWY 17 N.	LITTLE RIVER, SC 29566
Owned	462	09/27/1985	GUILFORD	101 PISGAH CHURCH	GREENSBORO, NC 27405
Owned	463	08/22/1985	MONTGOMERY	301 PROVIDENCE ROAD	CLARKSVILLE, TN 37042
Owned	464	08/05/1985	NEW HANOVER	2375 S 17TH STREET	WILMINGTON, NC 28401
Owned	467	08/08/1985	BRUNSWICK	1130 NORTH HOWE STREET	SOUTHPORT, NC 28461
Owned	470	01/15/1986	RICHLAND	4400 BETHEL CHURCH ROAD	FOREST ACRES, SC 29206
Owned	472	04/10/1986	BEDFORD	320 MADISON ST	SHELBYVILLE, TN 37160
Owned	473	12/05/1985	MONTGOMERY	1791 WILMA RUDOLPH BLVD.	CLARKSVILLE, TN 37040
Owned	474	03/20/1986	RUTHERFORD	302 W NORTHFIELD BLVD	MURFREESBORO, TN 37129
Owned	475	11/27/1985	MOORE	10805 S US HWY 15 501	SOUTHERN PINES, NC 28387
Owned	476	12/18/1985	LEXINGTON	1259 CHAPIN RD	CHAPIN, SC 29036
Owned	477	05/01/1986	BEDFORD	702 S CANNON BLVD.	SHELBYVILLE, TN 37160
Owned	481	02/27/1986	CUMBERLAND	3458 N. MAIN ST.	HOPE MILLS, NC 28348
Owned	482	05/08/1986	HORRY	13 HWY 90 EAST	LITTLE RIVER, SC 29566
Owned	484	08/25/1986	NEW HANOVER	5800 CASTLE HAYNE RD	CASTLE HAYNE, NC 28429
Owned	485	08/14/1986	BEDFORD	900 N MAIN STREET	SHELBYVILLE, TN 37160
Owned	489	11/18/1986	RICHLAND	7800 GARNERS FERRY RD	COLUMBIA, SC 29209
Owned	490	10/03/1986	BEAUFORT	1301 RIBAULT ROAD	PORT ROYAL, SC 29935
Owned	494	06/27/1987	CHARLESTON	3586 SAVANNAH HWY	JOHNS ISLAND, SC 29455
Owned	497	04/03/1987	RICHLAND	2235 DECKER BLVD	COLUMBIA, SC 29209
Owned	498	05/15/1987		5098 DORCHESTER RD	CHARLESTON, SC 29418
Owned	500	04/22/1987	CUMBERLAND	1300 HOPE MILLS RD	FAYETTEVILLE, NC 28304
Owned	702	07/14/1986	HENDERSON	2336 S GREEN ST	HENDERSON, KY 42420
Owned	706	05/02/1977	HENDERSON	300 WATSON LANE	HENDERSON, KY 42420
Owned	725	05/22/1981	MUHLENBERG	6059 US HWY 62 W	GRAHAM, KY 42344
Owned	773	09/15/1986	GREENVILLE	429 WADE HAMPTON BLVD	GREENVILLE, SC 29604
Owned	788	10/16/1987	DORCHESTER	207 OLD TROLLEY RD	SUMMERVILLE, SC 29483
Owned	794	03/09/1989	DORCHESTER	1595 TROLLEY RD	SUMMERVILLE, SC 29483
Owned	812	12/17/1987	VANDERBURGH	325 S KENTUCKY AVE	EVANSVILLE, IN 47714
Owned	820	06/25/1989	CHARLESTON	906 FOLLY ROAD	JAMES ISLAND, SC 29412
Owned	833	11/21/1989	KERSHAW	521 HWY 601 S	LUGOFF, SC 29078
Owned	839	03/01/1990		42 CENTER STREET	FOLLY BEACH, SC 29439
Owned	840	09/27/1990		1402 BEN SAWYER BLVD	MOUNT PLEASANT, SC 29464
Owned	843	12/14/1989	HENDERSON	2001 U.S. 60 EAST	HENDERSON, KY 42420
Owned	1013	01/14/1972	Bradford	2158 N TEMPLE AVENUE	STARKE, FL 32091
Owned	1035	07/16/1972	St. Johns	9900 SHANDS PIER RD	JACKSONVILLE, FL 32259
Owned	1041	12/02/1972	Levy	392 N. HATHAWAY AVE	BRONSON, FL 32612
Owned	1043	12/09/1972	St. Johns	6929 A1A, S	ST AUGUSTINE, FL 32086

Store Property Type and Address

Property Type	Store #	Open Date	County	Address Line 1	City/state/zip

Owned	1066	01/31/1974	Seminole	1920 FRENCH AVENUE	SANFORD, FL 32771
Owned	1069	03/08/1974	St. Johns	4760 US 1, N, SUITE A	ST AUGUSTINE, FL 32095
Owned	1084	07/26/1974	Duval	11985 BEACH BLVD	JACKSONVILLE, FL 32246
Owned	1095	07/25/1975	Duval	2810 SR A1A	ATLANTIC BEACH, FL 32233
Owned	1101	08/27/1976	St. Johns	511 ANASTASIA BLVD	ST AUGUSTINE, FL 32084
Owned	1102	09/24/1976	Alachua	5708 NW 34TH ST	GAINESVILLE, FL 32653
Owned	1106	11/18/1976	Alachua	203 NE 39TH AVE	GAINESVILLE, FL 32609
Owned	1119	08/23/1977	Alachua	16130- 10 N.W. US HWY 441	ALACHUA, FL 32615
Owned	1127	08/03/1978	Duval	953 NEW BERLIN RD	JACKSONVILLE, FL 32218
Owned	1132	02/15/1979	Duval	9750 OLD ST AUGUSTINE RD	JACKSONVILLE, FL 32257
Owned	1158	09/17/1981	Duval	1005 EDGEWOOD AVE, S	JACKSONVILLE, FL 32205
Owned	1172	01/06/1983	Clay	2468 BLANDING BLVD	MIDDLEBURG, FL 32068
Owned	1195	08/09/1984	Duval	4525 SUNBEAM RD	JACKSONVILLE, FL 32257
Owned	1202	03/14/1985	Alachua	14411 N.W. US HIGHWAY 441	ALACHUA, FL 32615
Owned	1205	06/13/1985	Osceola	101 BUENAVENTURA BLVD	KISSIMMEE, FL 34743
Owned	1208	06/20/1985	Duval	5408 MAIN STREET	JACKSONVILLE, FL 32208
Owned	1220	12/04/1986	Alachua	7404 NE WALDO RD	GAINESVILLE, FL 32609
Owned	1223	03/12/1987	Alachua	5200 NE WALDO RD	GAINESVILLE, FL 32609
Owned	1226	02/19/1987	Seminole	7499 SR 427	SANFORD, FL 32773
Owned	1227	05/03/1987	Orange	18359 E COLONIAL DR	ORLANDO, FL 32820
Owned	1228	05/03/1987	Clay	3075 HWY 17	GREEN COVE SPRINGS, FL 32
Owned	1229	05/28/1987	Flagler	4850 E HIGHWAY 100	FLAGLER BEACH, FL 32136
Owned	1231	08/06/1987	Duval	3605 ST JOHN'S BLUFF RD	JACKSONVILLE, FL 32224
Owned	1233	02/03/1988	Flagler	500 E MOODY STREET	BUNNELL, FL 32110
Owned	1236	02/18/1988	Osceola	4301 13TH STREET	ST CLOUD, FL 34769
Owned	1237	03/11/1988	Man" on	3232 W SILVER SPGS BLVD	OCALA, FL 34475
Owned	1238	04/21/1988	Marion	14780 NE HWY 315	FT MCCOY, FL 32134
Owned	1239	04/14/1988	Osceola	1700 N THACKER AVENUE	KISSIMMEE, FL 34741
Owned	1240	04/22/1988	Orange	2438 SHADER ROAD	ORLANDO, FL 32804
Owned	1242	08/25/1988	Marion	17980 N US HWY 441	ORANGE LAKE, FL 32681
Owned	1244	07/16/1988	Seminole	2095 COUNTY RD 427 N	LONGWOOD, FL 32750
Owned	1248	07/31/1988	St. Johns	800 S PONCE DELEON BLVD	ST AUGUSTINE, FL 32084
Owned	1250	01/12/1989	Duval	5711 BOWDEN ROAD, #1	JACKSONVILLE, FL 32216
Owned	1251	11/16/1988	Marion	7676 N US HWY 441	OCALA, FL 34475
Owned	1253	12/28/1988	Duval	5001 HECKSCHER DR	JACKSONVILLE, FL 32226
Owned	1256	04/05/1989	Volusia	1712 DOYLE ROAD	DELTONA, FL 32738
Owned	1259	04/20/1989	Marion	12995 N US HWY 441	CITRA, FL 34475
Owned	1262	10/12/1989	Nassau	551726 US HWY 1	HILLIARD, FL 32046
Owned	1263	09/15/1989	Volusia	1380 HOWLAND BLVD	DELTONA, FL 32738
Owned	1265	01/18/1990	Flagler	1201 PALM HARBOR PKWY	PALM COAST, FL 32137
Owned	1266	02/15/1990	Osceola	1297 SIMPSON RD	KISSIMMEE, FL 34744
Owned	1267	04/12/1990	Flagler	#3 KINGSWOOD DR	PALM COAST, FL 32137
Owned	1271	05/24/1991	Volusia	1520 N US 1	ORMOND BEACH, FL 32174
Owned	1273	08/15/1991	Volusia	2798 ELKCAM BLVD	DELTONA, FL 32738
Owned	1276	01/16/1992	Orange	808 CHICKASAW TRAIL, N	ORLANDO, FL 32825
Owned	1277	04/16/1992	Seminole	690 W AIRPORT BLVD	SANFORD, FL 32773
Owned	1278	12/10/1992	Flagler	5484 N OCEANSHORE BLVD	PALM COAST, FL 32137
Owned	1279	03/30/1995	St. Johns	2919 COASTAL HWY	ST AUGUSTINE, FL 32095
Owned	1285	12/22/1994	Clay	2816 HENLEY ROAD	GREEN COVE SPRINGS, FL 32
Owned	1286	05/11/1995	Citrus	7985 NORTH CITRUS AVE	CRYSTAL RIVER, FL 34428
Owned	1290	08/21/1997	Flagler	890 PALM COAST PKWY SW	PALM COAST, FL 32137
Owned	1291	10/17/1996	Brevard	7290 GEORGE T.EDWARD DR	MELBOURNE, FL 32940

Store Property Type and Address

Property Type	Store #	Open Date	County	Address Line 1	City/State/Zip

Owned	1305	05/02/1998	Alachua	2300 E UNIVERSITY AVE	GAINESVILLE, FL 32609
Owned	1309	05/02/1998	Gilchrist	705 N MAIN ST	TRENTON, FL 32693
Owned	1313	04/29/1998	Alachua	4221 NW 16TH BLVD	GAINESVILLE, FL 32605
Owned	1322	09/01/1998	Baker	340 E MACCLENNY AVE	MACCLENNY, FL 32063
Owned	1323	09/01/1998	Clay	205 S. LAWRENCE BLVD	KEYSTONE HEIGHTS, FL 3265
Owned	2046	01/28/1999	Volusia	1101 DERBYSHIRE	HOLLY HILL, FL 32117
Owned	2049	01/28/1999	Seminole	4140 E SR46	SANFORD, FL 32771
Owned	2050	01/28/1999	Volusia	1591 DUNLAWTON AVE	PORT ORANGE, FL 32119
Owned	2053	01/28/1999	Putnam	1171 HIGHWAY 17S	SATSUMA, FL 32189
Owned	2072	01/28/1999	Volusia	239 N. CENTER STREET	PIERSON, FL 32180
Owned	2074	01/28/1999	Volusia	2123 INTERNATIONAL SPEEDW	DELAND, FL 32724
Owned	2102	01/28/1999	Volusia	2185 W. STATE ROAD 44	DELAND, FL 32720
Owned	2103	01/28/1999	Orange	10 E. SILVER STAR ROAD	OCOEE, FL 34761
Owned	2104	01/28/1999	Volusia	1058 N. US 1	ORMOND BEACH, FL 32174
Owned	2105	01/28/1999	Marion	13873 S.E. HIGHWAY 42	WEIRSDALE, FL 32195
Owned	2106	01/28/1999	Orange	8299 SILVER STAR ROAD	ORLANDO, FL 32818
Owned	2107	01/28/1999	Putnam	551 S. SUMMIT STREET	CRESCENT CITY, FL 32112
Owned	2108	01/28/1999	Lake	1525 US HWY 27	CLERMONT, FL 34711
Owned	2110	01/28/1999	Seminole	5690 WEST SR 46	SANFORD, FL 32771
Owned	2111	01/28/1999	Brevard	6004 US HIGHWAY 1	SCOTTSMOOR, FL 32775
Owned	2114	01/28/1999	Lake	810 US HWY 27	MINNEOLA, FL 34755
Owned	2115	01/28/1999	Volusia	1099 W.INT'L SPEEDWAY BLV	DELAND, FL 32720
Owned	2116	01/28/1999	orange	17503 W SR 50	OAKLAND, FL 34760
Owned	2117	01/28/1999	Putnam	241 S. HIGHWAY 17	EAST PALATKA, FL 32131
Owned	2118	01/28/1999	Lake	24425 SR 44	EUSTIS, FL 32736
Owned	2119	01/28/1999	citrus	8486 N. CARL G. ROSE HWY	HERNANDO, FL 34442
Owned	2120	01/28/1999	Marion	14870 S US HIGHWAY 441	SUMMERFIELD, FL 34491
Owned	2122	04/22/1999	Marion	3550 N US HIGHWAY 441	OCALA, FL 34475
Owned	2123	01/28/1999	Marion	6155 SW HIGHWAY 200	OCALA, FL 34476
Owned	2125	02/04/1999	Polk	45489 US HWY 27	DAVENPORT, FL 33837
Owned	2157	01/28/1999	Putnam	440 CR 309	WELAKA, FL 32193
Owned	2184	01/28/1999	Volusia	1022 E. NEW YORK AVE	DELAND, FL 32724
Owned	2207	01/28/1999	orange	12390 E. COLONIAL DR	ORLANDO, FL 32826
Owned	2209	01/28/1999	Polk	101 POLO PARK BLVD E	DAVENPORT, FL 33837
Owned	2234	01/28/1999	Volusia	1701 N. VOLUSIA AVE	ORANGE CITY, FL 32763
Owned	2235	01/28/1999	Putnam	624 S STATE ROAD 19 N	PALATKA, FL 32177
Owned	2236	01/28/1999	Brevard	2498 TURPENTINE RD	MIMS, FL 32754
Owned	2258	01/28/1999	Volusia	1717 S US 17	BARBERVILLE, FL 32105
Owned	2271	01/28/1999	Volusia	1695 N. US 17	SEVILLE, FL 32190
Owned	2291	01/28/1999	St. Johns	6750 US1 SOUTH	ST AUGUSTINE, FL 32086
Owned	2292	01/28/1999	Lake	7609 US 441	LEESBURG, FL 34748
Owned	2314	01/28/1999	Marion	10143 SE SUNSET HARBOR RD	SUMMERFIELD, FL 34491
Owned	2321	01/28/1999	Marion	13002 NE JACKSONVILLE ROA	SPARR, FL 32192
Owned	2322	01/28/1999	Marion	15877 E HWY 40	SILVER SPRINGS, FL 34488
Owned	2326	01/28/1999	Marion	12475 NW GAINESVILLE RD	LOWELL, FL 32663
Owned	2328	01/28/1999	Marion	1940 SE 58TH AVENUE	OCALA, FL 34471
Owned	2329	01/28/1999	Putnam	902 SR 20	INTERLACHEN, FL 32148
Owned	2332	01/28/1999	Lake	10030 CR 44	LEESBURG, FL 34788
Owned	2334	01/28/1999	Orange	4914 ROCK SPRINGS ROAD	APOPKA, FL 32712
Owned	2403	01/28/1999	Lake	23932 SR46 (SORRENTO AVE)	SORRENTO, FL 32776
Owned	2404	01/28/1999	Orange	1252 S. APOPKA BLVD	APOPKA, FL 32703
Owned	2405	01/28/1999	Marion	225 NE 28TH AVE	OCALA, FL 34471

Store Property Type and Address

Property Type	Store #	Open Date	County	Address Line 1	City/State/Zip

Owned	2406	01/28/1999	Seminole	4181 ORANGE BLVD	LAKE MONROE, FL 32747
Owned	2408	01/28/1999	Volusia	3930 SR 44	NEW SMYRNA BEACH, FL 3216
Owned	2416	01/28/1999	Alachua	6905 NE HWY 301	HAWTHORNE, FL 32640
Owned	2419	01/28/1999	Volusia	446 S LAKEVIEW DRIVE	LAKE HELEN, FL 32744
Owned	2426	01/28/1999	Putnam	519 N. SUMMIT STREET	CRESCENT CITY, FL 32112
Owned	2430	01/28/1999	Volusia	905 S SPRING GARDEN AVE	DELAND, FL 32720
Owned	2483	01/28/1999	Seminole	905 SR 434	ALTAMONTE SPRINGS, FL 327
Owned	2502	01/28/1999	Seminole	1000 LOCWOOD BLVD	OVIEDO, FL 32765
Owned	2503	01/28/1999	Lake	2101 SR 19	TAVARES, FL 32778
Owned	2504	01/28/1999	Orange	10001 LAKE UNDERHILL DR	ORLANDO, FL 32825
Owned	2505	01/28/1999	Volusia	399 S US 17/92	DEBARY, FL 32713
Owned	2548	01/28/1999	Bradford	11735 SW SR 231	BROOKER, FL 32622
Owned	2574	01/28/1999	Volusia	1520 SR 40	ORMOND BEACH, FL 32174
Owned	2575	01/28/1999	Lake	100 MILLER STREET	FRUITLAND PARK, FL 34731
Owned	2576	01/28/1999	St. Johns	1115 A1A BEACH BLVD	ST AUGUSTINE BEACH, FL 32
Owned	2655	01/28/1999	Seminole	135 E. SR 46	GENEVA, FL 32732
Owned	2777	01/28/1999	Putnam	1777 HIGHWAY 17S	POMONA PARK, FL 32181
Owned	2798	01/28/1999	Lake	2999 W. MAIN STREET	LEESBURG, FL 34748
Owned	2800	01/28/1999	Lake	8049 SR 48	YALAHA, FL 34797
Owned	2802	01/28/1999	Putnam	2803 SILVER LAKE DRIVE	PALATKA, FL 32177
Owned	2804	01/28/1999	Lake	391 N. CENTRAL AVENUE	UMATILLA, FL 32784
Owned	2805	01/28/1999	Orange	400 FRANKLIN STREET	OCOEE, FL 34761
Owned	2806	01/28/1999	Volusia	320 N. SR 415	OSTEEN, FL 32764
Owned	2904	01/28/1999	Volusia	2095 E. NEW YORK AVENUE	DELAND, FL 32724
Owned	2908	01/28/1999	Marion	8664 SW 103RD STREET RD	OCALA, FL 34481
Owned	2910	01/28/1999	Volusia	601 BEVILLE ROAD	S. DAYTONA, FL 32119
Owned	3012	07/02/1998	CUMBERLAND	901 MCARTHUR ROAD	FAYETTEVILLE, NC 28306
Owned	3255	07/22/1999	Richmond	3477 WRIGHTSBORO RD	AUGUSTA, GA 30909
Owned	3260	07/22/1999	LEXINGTON	1900 BUSH RIVER ROAD	COLUMBIA, SC 29210
Owned	3265	07/22/1999	Columbia	440 SOUTH BELAIR RD	AUGUSTA, GA 30909
Owned	3291	07/22/1999	SPARTANBURG	2204 CHESNEE HWY	SPARTANBURG, SC 29303
Owned	3295	07/22/1999	CHEROKEE	862 WINDSLOW AVE	GAFFNEY, SC 29341
Owned	3313	11/11/1999	Habersham	3951 STATE HWY 365	ALTO, GA 30510
Owned	3340	11/11/1999	white	78 S. MAIN STREET	CLEVELAND, GA 30528
Owned	3406	06/29/2000	CHEROKEE	100 SHELBY HWY	GAFFNEY, SC 29340
Owned	3451	12/21/2000	QUACHITA	4320 DESIARD	MONROE, LA 71201
Owned	3493	10/16/2003	HAMILTON	3200 REDDING ROAD	RED BANK, TN 37415
Owned	3507	10/16/2003	Walker	118 KAY CONLEY ROAD	ROCK SPRINGS, GA 30739
Owned	3509	10/16/2003	Walker	728 PARK CITY RD.	ROSSVILLE, GA 30741
Owned	3520	10/16/2003	Chattooga	11134 HWY. 27	SUMMERVILLE, GA 30747
Owned	3522	10/16/2003	Floyd	3129 MAPLE STREET	LINDALE, GA 30147
Owned	3525	10/16/2003	Whitfield	201 CARBONDALE RD. SW	DALTON, GA 30720
Owned	3530	10/16/2003	Whitfield	1321 DUG GAP ROAD	DALTON, GA 30720
Owned	3534	10/16/2003	walker	1111 NORTH MAIN ST.	LAFAYETTE, GA 30728
Owned	3572	10/16/2003	HAMILTON	4858 HWY. 58	CHATTANOOGA, TN 37416
Owned	3591	10/16/2003	MARION	1200 SOUTH CEDAR	SOUTH PITTSBURG, TN 37380
Owned	3600	10/16/2003	MCMINN	230 TENNESSEE AVE.	ETOWAH, TN 37331
Owned	3603	10/16/2003	BRADLEY	1700 HARRISON PIKE	CLEVELAND, TN 37311
Owned	3633	12/16/2004	WAKE	2105 TEN TEN ROAD	APEX, NC 27539
Owned	3697	08/18/2005	Cheasapeake	1001 GEORGE WASHINGTON	CHESAPEAKE, VA 23323
Owned	3699	08/18/2005	Suffolk	1125 WILROY RD.	SUFFOLK, VA 23434
Owned	3701	08/18/2005	Suffolk	819 W. WASHINGTON ST.	SUFFOLK, VA 23434

Store Property Type and Address

Property Type	Store #	Open Date	County	Address Line 1	City/State/Zip

Owned	3704	08/18/2005	York	115 OTTIS ST.	YORKTOWN, VA 23693
Owned	3705	08/18/2005	WYTHE	2622 E LEE HWY	WYTHEVILLE, VA 24382
Owned	3706	08/18/2005	WYTHE	1020 PEPPERS FERRY RD.	WYTHEVILLE, VA 24382
Owned	3710	08/18/2005	WYTHE	1682 LEAD MINE RD.	AUSTINVILLE, VA 24312
Owned	3711	08/18/2005	Pulaski	5149 STATE PARK RD.	DUBLIN, VA 24084
Owned	3719	08/18/2005	Henry	1560 VIRGINIA AVE.	MARTINSVILLE, VA 24112
Owned	3735	10/20/2005	SPARTANBURG	1706 BOILING SPRINGS RD	SPARTANBURG, SC 29301
Owned	3800	05/11/2006		821 GREEN SPRINGS HWY.	HOMEWOOD, AL 35209
Owned	3803	05/11/2006		6408 OLD SPRINGVILLE RD.	PINSON, AL 35126
Owned	3804	05/11/2006		301 ROBERT JEMISON RD.	BIRMINGHAM, AL 35209
Owned	3807	05/11/2006	Shelby	2112 BUTLER RD.	ALABASTER, AL 35007
Owned	3812	05/11/2006		232 ROEBUCK PLAZA DR.	BIRMINGHAM, AL 35206
Owned	3814	05/11/2006		2803 PINSON VALLEY PARKWA	BIRMINGHAM, AL 35217
Owned	3815	05/11/2006		7994 HELENA ROAD	PELHAM, AL 35124
Owned	3816	05/11/2006	Shelby	1107A TOWNHOUSE RD.	HELENA, AL 35080
Owned	3818	05/11/2006		1685 MONTCLAIR RD.	BIRMINGHAM, AL 35210
Owned	3820	05/11/2006		7701 1ST AVE. NORTH	BIRMINGHAM, AL 35206
Owned	3822	05/11/2006		830 9TH AVE. NORTH	BESSEMER, AL 35010
Owned	3826	05/11/2006		1139 MARTIN LUTHER KING E	ANDALUSIA, AL 36420
Owned	3828	05/11/2006		9401 PARKWAY EAST	BIRMINGHAM, AL 35215
Owned	3829	05/11/2006		4970 MONTGOMERY HWY	DOTHAN, AL 36303
Owned	3830	05/11/2006		716 SOUTH MEMORIAL DR.	PRATTVILLE, AL 36067
Owned	3833	05/11/2006		998 ACADEMY DR.	BESSEMER, AL 35022
Owned	3834	05/11/2006		603 BESSEMER RD.	MIDFIELD, AL 35228
Owned	3836	05/11/2006		1050 SOUTH MAIN ST	GRAYSVILLE, AL 35073
Owned	3840	08/10/2006	MOORE	170 BEVERLY LANE	SOUTHERN PINES, NC 28387
Owned	3936	04/05/2007	MECKLENBURG	2701 GRAHAM STREET	CHARLOTTE, NC 28269
Owned	3937	04/05/2007	MECKLENBURG	2301 BEATIES FORD ROAD	CHARLOTTE, NC 28216
Owned	3942	04/05/2007	MECKLENBURG	100 S. POLK STREET	PINEVILLE, NC 28134
Owned	3959	04/05/2007	CHEROKEE	1711 FLOYD BAKER BLVD.	GAFFNEY, SC 29341
Owned	3983	04/05/2007	UNION	1692 W. FRANKLIN ST.	MONROE, NC 28112
Owned	3986	04/05/2007	UNION	2226 LANCASTER AVE.	MONROE, NC 28112
Owned	6009	04/14/1983	Putnam	400 SR 26	MELROSE, FL 32666
Owned	6019	09/28/1983	Clay	2000 STATE ROAD 16W	GREEN COVE SPRINGS, FL 32
Owned	6020	08/29/1971	Nassau	1015 ATLANTIC BLVD	FERNANDINA BEACH, FL 3203
Owned	6034	04/14/1973	Clay	102 SUZANNE AVE	ORANGE PARK, FL 32073
Owned	6038	04/23/1985	Duval	7992 NORMANDY BLVD	JACKSONVILLE, FL 32221
Owned	6039	08/11/1983	Duval	4024 SOUTHSIDE BLVD	JACKSONVILLE, FL 32216
Owned	6042	06/22/1973	Clay	2584 SR 220	DOCTORS INLET, FL 32030
Owned	6051	10/10/1985	Bradford	2652 S E STATE RD 21	MELROSE, FL 32666
Owned	6058	05/14/1975	Alachua	5420 W SR 235 (P.O. BOX 2	LACROSSE, FL 32658
Owned	6059	07/03/1975	Alachua	1516 SE 4TH ST	GAINESVILLE, FL 32641
Owned	6070	06/24/1976	Marion	16991 EAST HIGHWAY 40	SILVER SPRINGS, FL 34488
Owned	6073	10/21/1976	Duval	8181 103RD ST	JACKSONVILLE, FL 32210
Owned	6079	07/14/1977	Lake	24421 SR 40/BOX 336	ASTOR, FL 32102
Owned	6081	07/22/1977	Volusia	4622 S CLYDE MORRIS BLVD	PORT ORANGE, FL 32119
Owned	6082	08/12/1977	Volusia	1379 BEVILLE RD	DAYTONA BEACH, FL 32119
Owned	6084	01/20/1978	St. Johns	1790 SR 13	JACKSONVILLE, FL 32259
Owned	6094	03/23/1978	Brevard	3164 MAIN ST, W	MIMS, FL 32754
Owned	6109	10/12/1978	Nassau	540251 US HIGHWAY 1	CALLAHAN, FL 32011
Owned	6116	12/19/1978	Duval	13434 OLD ST AUGUSTINE RD	JACKSONVILLE, FL 32258
Owned	6118	08/04/1981	St. Johns	2800 US 1, S	ST AUGUSTINE, FL 32086

Store Property Type and Address

Property Type	Store #	Open Date	County	Address Line 1	City/state/zip

Owned	6120	09/13/1979	Pasco	15434 HWY 19, N	HUDSON, FL 34667
Owned	6128	04/10/1980	Brevard	6155 N COURTENAY	MERRITT ISLAND, FL 32953
Owned	6130	01/31/1980	Duval	8838 ATLANTIC BLVD	JACKSONVILLE, FL 32211
Owned	6131	03/06/1980	Brevard	4001 N WICKHAM RD	MELBOURNE, FL 32935
Owned	6145	01/13/1982	Brevard	7175 HWY 1 N	COCOA, FL 32927
Owned	6149	06/10/1982	Brevard	701 S PARK AVENUE	TITUSVILLE, FL 32780
Owned	6150	05/05/1982	Volusia	2460 OCEAN SHORE BLVD	ORMOND BEACH, FL 32176
Owned	6152	05/19/1982	Duval	1092 S MCDUFF AVENUE	JACKSONVILLE, FL 32205
Owned	6155	11/18/1982	Orange	4252 S ORANGE BLOSSOM TR	ORLANDO, FL 32839
Owned	6156	01/05/1983	Brevard	3990 LAKE DRIVE	COCOA, FL 32926
Owned	6157	01/20/1983	orange	808 S PARK AVENUE	APOPKA, FL 32703
Owned	6158	01/27/1983	Nassau	1403 LEWIS STREET	FERNANDINA BEACH, FL 3203
Owned	6159	01/13/1983	Duval	8804 LONE STAR RD	JACKSONVILLE, FL 32211
Owned	6160	03/09/1983	Duval	1310 S 3RD ST	JACKSONVILLE BEACH, FL 32
Owned	6161	03/17/1983	Alachua	45 SW 250TH ST	NEWBERRY, FL 32669
Owned	6163	08/10/1983	Duval	1001 N LANE AVENUE	JACKSONVILLE, FL 32254
Owned	6165	05/04/1983	Orange	11205 S ORG BLOSSOM TR	ORLANDO, FL 32837
Owned	6167	09/18/1983	Volusia	1150 OCEAN SHORE BLVD	ORMOND BEACH, FL 32176
Owned	6168	10/13/1983	Volusia	2625 BEVILLE RD	DAYTONA BEACH, FL 32119
Owned	6169	01/04/1984	Duval	14376 BEACH BLVD	JACKSONVILLE, FL 32224
Owned	6175	05/12/1983	Baker	584 SIXTH ST	MACCLENNY, FL 32063
Owned	6183	11/10/1983	Citrus	743 HIGHWAY 41 SOUTH	INVERNESS, FL 34450
Owned	6195	11/29/1984	Pasco	6226 ROWAN RD	NEW PORT RICHEY, FL 34653
Owned	6210	03/07/1985	Brevard	1060 EMERSON DR NE	PALM BAY, FL 32907
Owned	6229	12/19/1985	Brevard	2595 EMERSON DRIVE	PALM BAY, FL 32909
Owned	6236	08/07/1985	Duval	1209 MONUMENT RD	JACKSONVILLE, FL 32225
Owned	6249	05/01/1985	St. Johns	70 MASTERS DRIVE	ST AUGUSTINE, FL 32095
Owned	6262	07/17/1985	Nassau	3331 S FLETCHER AVE	FERNANDINA BEACH, FL 3203
Owned	6267	11/07/1985	clay	338 COLLEGE DR	ORANGE PARK, FL 32065
Owned	6271	05/08/1986	Duval	4815 SAN PABLO RD	JACKSONVILLE, FL 32224
Owned	6272	01/22/1986	Putnam	543 SOUTH HWY 17	SAN MATEO, FL 32187
Owned	6273	02/13/1986	Duval	1839 8TH ST, E	JACKSONVILLE, FL 32206
Owned	6274	06/04/1986	Levy	4 HIGHWAY 19 SOUTH	INGLIS, FL 34449
Owned	6279	03/13/1987	Citrus	6296 W GULF TO LAKE HWY	CRYSTAL RIVER, FL 34429
Owned	6282	04/23/1987	Seminole	495 PEARL LAKE CAUSEWAY	ALTAMONTE SPRINGS, FL 327
Owned	6283	09/11/1986	Pasco	6618 EMBASSY BLVD	PORT RICHEY, FL 34668
Owned	6284	05/15/1986	Nassau	1484 NASSAUVILLE RD	FERNANDINA BEACH, FL 3203
Owned	6285	10/09/1986	Duval	2615 ST JOHNS BLUFF S	JACKSONVILLE, FL 32246
Owned	6286	06/06/1986	Clay	4486 CR 218, W	MIDDLEBURG, FL 32068
Owned	6288	03/05/1987	Hernando	999 NORTH BROAD STREET	BROOKSVILLE, FL 34601
Owned	6289	05/13/1987	Putnam	744 S HWY 17	SATSUMA, FL 32189
Owned	6290	08/15/1986	Clay	3128 BLANDING BLVD	MIDDLEBURG, FL 32068
Owned	6294	11/14/1986	Orange	1515 WURST RD	OCOEE, FL 34761
Owned	6295	01/16/1987	Clay	1091 BLANDING BLVD	ORANGE PARK, FL 32065
Owned	6296	01/28/1987	Duval	636 S MCDUFF AVE	JACKSONVILLE, FL 32205
Owned	6298	01/23/1987	Lake	451 W MYERS	MASCOTTE, FL 34753
Owned	6504	10/23/1986	Volusia	807 INDIAN RIVER BLVD	EDGEWATER, FL 32132
Owned	6510	06/10/1987	Clay	486 BLANDING BLVD	ORANGE PARK, FL 32073
Owned	6511	07/01/1987	Volusia	799 BILL FRANCE DRIVE	DAYTONA BEACH, FL 32114
Owned	6512	09/25/1987	Hernando	13075 SPRINGHILL DRIVE	SPRING HILL, FL 34609
Owned	6513	09/11/1987	Brevard	900 MALABAR ROAD, SW	PALM BAY, FL 32907
Owned	6516	03/10/1988	Pasco	13705 HWY 19	HUDSON, FL 34667

Store Property Type and Address

Property Type	Store #	Open Date	County	Address Line 1	City/state/zip

Owned	6517	09/18/1987	Duval	3051 MONUMENT RD	JACKSONVILLE, FL 32225
Owned	6518	02/18/1988	Duval	8735 N KINGS RD	JACKSONVILLE, FL 32219
Owned	6519	12/16/1987	clay	804 BLANDING BLVD	ORANGE PARK, FL 32065
Owned	6524	01/19/1989	Marion	3873 SW COLLEGE RD	OCALA, FL 34474
Owned	6527	05/31/1989	Alachua	9404 NW 39TH AVENUE	GAINESVILLE, FL 32606
Owned	6528	11/09/1989	Brevard	748 PALM BAY RD, NE	PALM BAY, FL 32905
Owned	6532	02/22/1989	orange	9988 S ORANGE AVE	ORLANDO, FL 32824
Owned	6534	03/01/1989	Duval	4856 PARK STREET	JACKSONVILLE, FL 32205
Owned	6535	09/30/1988	Alachua	2152 NW 39TH AVE	GAINESVILLE, FL 32605
Owned	6537	03/25/1991	Putnam	720 S STATE ROAD 19 (HWY	PALATKA, FL 32177
Owned	6542	01/17/1991	Brevard	3088 HARBOR CITY BLVD N	MELBOURNE, FL 32935
Owned	6548	11/20/1991	Clay	695 KINGSLEY AVE	ORANGE PARK, FL 32073
Owned	6549	01/30/1992	Brevard	2200 S FISKE BOULEVARD	ROCKLEDGE, FL 32955
Leased	104	06/06/1982	DURHAM	4835 HOPE VALLEY RD	DURHAM, NC 27707
Leased	131	08/20/1973	ROWAN	513 MAIN STREET	CHINA GROVE, NC 28023
Leased	141	01/01/1973	WATAUGA	771 BLOWING ROCK RD.	BOONE, NC 28607
Leased	144	09/01/1973	LEE	200 NORTH MAIN STREET	BROADWAY, NC 27505
Leased	146	01/01/1974	CLEVELAND	123 N MAIN ST	BOILING SPRINGS, NC 28017
Leased	158	06/12/1975	IREDELL	1803 SAFREIT RD	STATESVILLE, NC 28625
Leased	164	07/01/1975	WATAUGA	1220 WEST KING ST.	BOONE, NC 28607
Leased	174	06/08/1976	CHATHAM	620 WEST STREET	PITTSBORO, NC 27312
Leased	219	03/11/1977	LEE	1413 BROADWAY ROAD	SANFORD, NC 27330
Leased	242	12/12/1977	ALLEGHANY	144 S MAIN ST	SPARTA, NC 28675
Leased	250	11/16/1979	AVERY	379 SHAWNEEHAW AVE	BANNER ELK, NC 28604
Leased	258	06/26/1979	LEE	3000 JEFFERSON DAVIS HWY	SANFORD, NC 27330
Leased	267	12/29/1979	CHATHAM	1516 E 11TH STREET	SILER CITY, NC 27344
Leased	273	12/21/1979	HORRY	3305 N KINGS HWY	MYRTLE BEACH, SC 29577
Leased	301	04/30/1981	GEORGETOWN	3730 HWY. 17 BYPASS	MURRELLS INLET, SC 29576
Leased	303	10/22/1980	GASTON	100 RAKIN ST & S MAIN ST	MT HOLLY, NC 28120
Leased	312	07/25/1981	IREDELL	1924 NEWTON DRIVE	STATESVILLE, NC 28677
Leased	314	03/08/1982	MUHLENBERG	101 N JOHN PRINE AVE	DRAKESBORO, KY 42337
Leased	320	10/31/1981	WAKE	3289 AVENT FERRY RD	RALEIGH, NC 27606
Leased	336	02/01/1971	CUMBERLAND	5659 BRAGG BLVD.	FAYETTEVILLE, NC 28304
Leased	338	03/09/1981	HORRY	1001 N 62ND AVE	MYRTLE BEACH, SC 29577
Leased	351	04/16/1981	CALDWELL	328 SOUTH JEFFERSON	PRINCETON, KY 42445
Leased	357	11/01/1971	RICHMOND	104 S. CHERAW ROAD	HAMLET, NC 28345
Leased	358	05/18/1976	CUMBERLAND	6428 CAMDEN ROAD	FAYETTEVILLE, NC 28306
Leased	382	05/01/1974	ORANGE	HWY 70 EAST BYPASS	HILLSBOROUGH, NC 27278
Leased	386	06/15/1974	ORANGE	500 JONES FERRY ROAD	CARRBORO, NC 27510
Leased	395	09/10/1981	CLEVELAND	3600 W DIXSON BLVD	SHELBY, NC 28150
Leased	400	03/10/1983	BEAUFORT	85 POPE AVENUE	HILTON HEAD ISLAND, SC 29
Leased	403	11/19/1981	HORRY	2005 BUSINESS HWY 17 &	GARDEN CITY, SC 29576
Leased	408	07/15/1982	BEAUFORT	31 ARROW RD	HILTON HEAD ISLAND, SC 29
Leased	423	05/10/1984	PICKENS	507 COLLEGE AVE	CLEMSON, SC 29631
Leased	424	12/20/1984	HORRY	3400 SOCASTEE BLVD	MYRTLE BEACH, SC 29577
Leased	425	08/10/1984	HORRY	1710 21ST AVE NORTH EXT	MYRTLE BEACH, SC 29577
Leased	426	05/10/1984	GUILFORD	295 EAST PARRIS AVE	HIGH POINT, NC 27261
Leased	429	07/12/1984	GREENVILLE	485 HAYWOOD RD	GREENVILLE, SC 29607
Leased	431	05/24/1984	HORRY	9701 N KINGS HWY	MYRTLE BEACH, SC 29577
Leased	437	02/07/1985	NEW HANOVER	6759 CAROLINA BEACH RD.	WILMINGTON, NC 28409
Leased	438	12/22/1984	LEE	1007 SPRING LANE	SANFORD, NC 27330
Leased	440	01/10/1985	NEW HANOVER	6306 CAROLINA BEACH RD	WILMINGTON, NC 28409

Store Property Type and Address

Property Type	Store #	Open Date	County	Address Line 1	City/State/zip

Leased	441	10/04/1984	ALAMANCE	1013 SOUTH MAIN ST	GRAHAM, NC 27253
Leased	444	04/04/1985	NEW HANOVER	3053 CASTLE HAYNE RD.	WILMINGTON, NC 28401
Leased	449	04/16/1985	HOPKINS	1350 NORTH MAIN & CHELSEA	MADISONVILLE, KY 42431
Leased	456	06/20/1985	CUMBERLAND	RT 14 BOX 275F	FAYETTEVILLE, NC 28304
Leased	465	07/17/1985	HORRY	999 HWY 17 SOUTH	SURFSIDE BEACH, SC 29575
Leased	478	01/09/1986	CUMBERLAND	1525 NORTH BRAGG BLVD	SPRING LAKE, NC 28390
Leased	479	01/29/1986	HORRY	1009 THIRD AVE. SO.	MYRTLE BEACH, SC 29577
Leased	486	07/03/1986	CUMBERLAND	6605 RAEFORD RD.	FAYETTEVILLE, NC 28304
Leased	492	07/17/1986		1206 PALM BLVD	ISLE OF PALMS, SC 29451
Leased	499	12/19/1987	DORCHESTER	1365 BOONE HILL RD	SUMMERVILLE, SC 29483
Leased	528	03/05/1973	LEXINGTON	2015 STATE ST	CAYCE, SC 29033
Leased	547	09/20/1973	GREENVILLE	932 N E MAIN ST	SIMPSONVILLE, SC 29681
Leased	571	07/01/1974	KERSHAW	2001 JEFFERSON DAVIS HWY	CAMDEN, SC 29020
Leased	574	10/16/1986	RICHLAND	2841 BROAD RIVER ROAD	COLUMBIA, SC 29210
Leased	579	07/11/1975	GREENVILLE	1501 RUTHERFORD RD	GREENVILLE, SC 29609
Leased	584	04/26/1976	RICHLAND	1200 WHALEY ST	COLUMBIA, SC 29201
Leased	593	01/06/1977	DORCHESTER	201 W 5TH ST NORTH	SUMMERVILLE, SC 29483
Leased	594	04/01/1977	DORCHESTER	1210 CENTRAL AVE	SUMMERVILLE, SC 29483
Leased	601	04/27/1977	GREENVILLE	1006 WOODRUFF RD	GREENVILLE, SC 29615
Leased	615	11/18/1978	COLLETON	1551 N JEFFRIES RD	WALTERBORO, SC 29488
Leased	620	09/02/1978	GREENVILLE	2201 WOODRUFF RD.	SIMPSONVILLE, SC 29681
Leased	621	09/29/1978	YORK	101 MAIN ST	CLOVER, SC 29710
Leased	626	09/15/1979	YORK	2165 EBENEZER RD &	ROCK HILL, SC 29730
Leased	652	09/01/1978	HOPKINS	7050 HANSON ROAD	HANSON, KY 42413
Leased	653	04/26/1971	HOPKINS	RT 5 GRAPEVINE & MCLEOD L	MADISONVILLE, KY 42431
Leased	657	07/15/1980	WEBSTER	158 US 41 SOUTH	SEBREE, KY 42455
Leased	659	08/20/1979	HOPKINS	422 CENTER ST	MADISONVILLE, KY 42431
Leased	670	06/27/1979	CALDWELL	700 N JEFFERSON	PRINCETON, KY 42445
Leased	672	07/12/1984	MCLEAN	830 MAIN ST	CALHOUN, KY 42327
Leased	675	08/30/1979	WEBSTER	RT 3 BOX 125A	CLAY, KY 42404
Leased	677-	08/01/1979	DAVIESS	2510 TAMARACK RD	OWENSBORO, KY 42301
Leased	679	09/01/1977	CHRISTIAN	2175 RUSSELLVILLE RD	HOPKINSVILLE, KY 42240
Leased	686	04/10/1980	DAVIESS	2737 W PARRISH AVE	OWENSBORO, KY 42301
Leased	698	09/01/1976	DAVIESS	409 CRABTREE	OWENSBORO, KY 42301
Leased	711	11/24/1978	HOPKINS	20 CHARLESTON RD	DAWSON SPRINGS, KY 42408
Leased	714	12/15/1980	HENDERSON	1308 ATKINSON ST	HENDERSON, KY 42420
Leased	717	06/01/1978	HENDERSON	528 MAIN ST.	CORYDON, KY 42406
Leased	727	06/26/1981	DAVIESS	5625 STATE RT 144	OWENSBORO, KY 42301
Leased	732	09/01/1978	WARRICK	611 W STATE RD 62	BOONVILLE, IN 47601
Leased	737	11/11/1977	WARRICK	720 N 3RD ST	BOONVILLE, IN 47601
Leased	742	07/18/1978	PIKE	901 N MAIN AND FACTORY	WINSLOW, IN 47598
Leased	743	08/15/1977	PIKE	2039 E MAIN ST	PETERSBURG, IN 47567
Leased	751	02/28/1981	VANDERBURGH	2400 E RIVERSIDE DR	EVANSVILLE, IN 47714
Leased	763	07/27/1979	CHEATHAM	545 SOUTH MAIN STREET	ASHLAND CITY, TN 37015
Leased	775	08/07/1987	CHARLESTON	106 MAIN RD	JOHNS ISLAND, SC 29455
Leased	784	12/15/1986	IREDELL	703 N MAIN ST	MOORESVILLE, NC 28115
Leased	787	02/13/1988	BEAUFORT	1 GUMTREE RD	HILTON HEAD ISLAND, SC 29
Leased	790	05/27/1988	HORRY	658 WACHESAW ROAD	MURRELLS INLET, SC 29576
Leased	791	06/27/1988	GEORGETOWN	315 CHURCH ST	GEORGETOWN, SC 29440
Leased	792	10/27/1988	HORRY	2591 GLENNS BAY RD	SURFSIDE BEACH, SC 29575
Leased	795	02/27/1992	FORSYTH	2010 W. MOUNTAIN ST.	KERNERSVILLE, NC 27284
Leased	797	04/27/1989	CHARLESTON	2213 ASHLEY PHOSPHATE RD	NORTH CHARLESTON, SC 2941

Store Property Type and Address

Property Type	Store #	Open Date	County	Address Line 1	City/State/Zip

Leased	799	02/08/1989	PITT	316 E 10TH STREET	GREENVILLE, NC 27858
Leased	806	12/17/1987	DAVIESS	RT 1, 5611 HWY 54	PHILPOT, KY 42366
Leased	807	12/17/1987	VANDERBURGH	5817 STRINGTOWN RD	EVANSVILLE, IN 47711
Leased	814	12/17/1987	VANDERBURGH	960 S WEINBACH AVE	EVANSVILLE, IN 47714
Leased	815	12/17/1987	VANDERBURGH	1650 S KENTUCKY AVE	EVANSVILLE, IN 47714
Leased	816	06/28/1989	WAKE	1807 HARRISON AVE	CARY, NC 27513
Leased	818	11/02/1989	ORANGE	2015 OLD NC 86	HILLSBOROUGH, NC 27278
Leased	819	07/20/1989	HORRY	4625 DICK POND RD	MYRTLE BEACH, SC 29575
Leased	822	10/19/1989	RICHLAND	3416 LEESBURG RD	COLUMBIA, SC 29209
Leased	823	10/19/1989	WAKE	5801 TRYON RD	CARY, NC 27511
Leased	825	06/30/1989	ONSLOW	2561 ONSLOW DRIVE	JACKSONVILLE, NC 28540
Leased	826	09/20/1989	PITT	4000 S. MEMORIAL DR.	GREENVILLE, NC 27835
Leased	827	09/20/1989	PITT	2195 S EVANS ST	GREENVILLE, NC 27834
Leased	828	03/01/1990	MECKLENBURG	10329 PARK ROAD	CHARLOTTE, NC 28210
Leased	831	08/24/1989	BEDFORD	1316 MADISON ST	SHELBYVILLE, TN 37160
Leased	832	09/20/1989	PITT	501 S. MEMORIAL DRIVE	GREENVILLE, NC 27835
Leased	836	11/09/1989	DAVIESS	1816 TRIPLETT ST	OWENSBORO, KY 42301
Leased	837	12/14/1989	HENDERSON	197 GARDEN MILE RD	HENDERSON, KY 42420
Leased	838	02/21/1990	DURHAM	2503 HWY 55 & RIDDLE ROAD	DURHAM, NC 27022
Leased	841	03/01/1990	RUTHERFORD	5022 MURFREESBORO RD	LA VERGNE, TN 37086
Leased	842	04/19/1990	LEXINGTON	5372 SUNSET BLVD	LEXINGTON, SC 29072
Leased	845	04/23/1993		9195 UNIVERSITY DRIVE	NORTH CHARLESTON, SC 2941
Leased	846	10/01/1992	WAKE	1800 LAURA DUNCAN RD.	APEX, NC 27502
Leased	848	06/17/1994	CHARLESTON	1786 MAIN ROAD	JOHNS ISLAND, SC 29455
Leased	849	02/23/1995	RICHLAND	2101 CLEMSON RD.	COLUMBIA, SC 29223
Leased	850	04/05/1995	WAKE	100 FACTORY SHOPS RD.	MORRISVILLE, NC 27560
Leased	851	10/13/1994	ALAMANCE	1110 HUFFMAN MILL RD.	BURLINGTON, NC 27216
Leased	852	11/05/1994	CLEVELAND	1698 E. MARION ST.	SHELBY, NC 28151
Leased	853	06/15/1995	HORRY	2995 10TH AVE. NO. EXT.	MYRTLE BEACH, SC 29577
Leased	854	02/08/1995	WILSON	1207 FOREST HILLS RD.	WILSON, NC 27896
Leased	855	08/13/1998	BEAUFORT	6 PALMETTO BAY ROAD	HILTON HEAD ISLAND, SC 29
Leased	858	08/17/1995	NEW HANOVER	1711 EASTWOOD RD.	WILMINGTON, NC 28405
Leased	859	09/14/1995	PITT	1900 E FIRETOWER	GREENVILLE, NC 27834
Leased	860	09/21/1995	CABARRUS	1145 COPPERFIELD BLVD.	CONCORD, NC 28025
Leased	861	01/25/1996	GUILFORD	3101 YANCEYVILLE STREET	GREENSBORO, NC 27402
Leased	862	11/02/1995	BEAUFORT	290 ROBERT SMALLS PARKWAY	BEAUFORT, SC 29906
Leased	864	11/08/1996	GUILFORD	601 GALLIMORE DAIRY RD	HIGH POINT, NC 27261
Leased	869	02/01/1996	WAKE	8500 LITCHFORD ROAD	RALEIGH, NC 27615
Leased	872	04/04/1997	DARE	1400 SOUTH CROATAN HWY	KILL DEVIL HILLS, NC 2794
Leased	873	04/30/1997		2846 HWY 17N	MOUNT PLEASANT, SC 29464
Leased	874	04/30/1997		404 COLEMAN BVLD.	MOUNT PLEASANT, SC 29464
Leased	875	04/30/1997		3689 DORCHESTER RD	CHARLESTON, SC 29405
Leased	876	04/30/1997	CHARLESTON	1340 CHUCK DAWLEY BLVD	MOUNT PLEASANT, SC 29464
Leased	877	04/30/1997		2220 MIDDLE STREET	SULLIVAN'S ISLAND, SC 294
Leased	878	04/30/1997		10105 HIGHWAY 17 NORTH	MCCLELLANVILLE, SC 29458
Leased	879	04/30/1997	BERKELEY	2391 HIGHWAY 41	WANDO, SC 29492
Leased	880	04/30/1997		1805 SAVANNAH HWY	CHARLESTON, SC 29407
Leased	881	04/30/1997		6303 SAVANNAH HIGHWAY	RAVENEL, SC 29470
Leased	882	04/30/1997		5154 N RHETT AVENUE	CHARLESTON, SC 29406
Leased	883	04/30/1997		6923 RIVERS AVE	CHARLESTON, SC 29418
Leased	884	04/30/1997	CHARLESTON	2802 MAYBANK HIGHWAY	JOHNS ISLAND, SC 29455
Leased	885	04/30/1997	CHARLESTON	503 MAIN ROAD	JOHNS ISLAND, SC 29455

Store Property Type and Address

Property Type	Store #	Open Date	County	Address Line 1	City/State/Zip

Leased	886	04/30/1997		4315 SAVANNAH HIGHWAY	RAVENEL, SC 29470
Leased	887	04/30/1997	DORCHESTER	2895 W. 5TH NORTH ST	SUMMERVILLE, SC 29483
Leased	890	06/12/1997	PITT	215 W. 3RD STREET	AYDEN, NC 28513
Leased	891	06/12/1997	CRAVEN	7921 MAIN STREET	VANCEBORO, NC 28586
Leased	892	06/12/1997	ONSLOW	1505 PINEY GREEN ROAD	JACKSONVILLE, NC 28546
Leased	893	06/12/1997	PITT	211 MILL STREET	WINTERVILLE, NC 28590
Leased	894	06/12/1997	WAYNE	515 E. NEW HOPE ROAD	GOLDSBORO, NC 27530
Leased	895	06/12/1997	PITT	1930 N. MEMORIAL DRIVE	GREENVILLE, NC 27834
Leased	896	06/12/1997	ONSLOW	1070 PINEY GREEN ROAD	JACKSONVILLE, NC 28546
Leased	898	06/12/1997	LENOIR	1690 HWY 258 N	KINSTON, NC 28504
Leased	900	06/12/1997	PITT	4300 EASTERN PINES ROAD	GREENVILLE, NC 27858
Leased	901	06/12/1997	PITT	2600 S. CHARLES ST.	GREENVILLE, NC 27858
Leased	906	06/12/1997	CARTERET	1501 LIVE OAK ST.	BEAUFORT, NC 28516
Leased	907	05/30/1997	BEAUFORT	845 ROBERT SMALLS PARKWAY	BEAUFORT, SC 29902
Leased	908	10/30/1997	HORRY	1500 HWY 544	CONWAY, SC 29526
Leased	909	02/19/1998	HORRY	1695 HWY 501 W	MYRTLE BEACH, SC 29577
Leased	910	07/16/1998	HORRY	4700 HOLMESTOWN ROAD	MYRTLE BEACH, SC 29575
Leased	911	08/28/1997	JASPER	6194 SOUTH OKATIE HWY	HARDEEVILLE, SC 29927
Leased	912	08/28/1997	JASPER	2819 NORTH OKATIE HWY	RIDGELAND, SC 29936
Leased	913	08/28/1997	JASPER	130 INDEPENDENCE BLVD	HARDEEVILLE, SC 29927
Leased	914	06/11/1998	WAKE	1001 SE CARY PARKWAY	CARY, NC 27511
Leased	915	07/30/1998	NEW HANOVER	5717 CASTLE HAYNE ROAD	CASTLE HAYNE, NC 28429
Leased	916	05/01/1999	WAKE	3721 TRYON ROAD	RALEIGH, NC 27607
Leased	917	01/22/1998	BEAUFORT	1553 FORDING ISLAND ROAD	HILTON HEAD ISLAND, SC 29
Leased	918	03/19/1998	CARTERET	605 E. FORT MACON	ATLANTIC BEACH, NC 28512
Leased	919	03/19/1998	WAYNE	1601 EAST ASH STREET	GOLDSBORO, NC 27530
Leased	920	03/19/1998	WAYNE	2606 N. WILLIAM STREET	GOLDSBORO, NC 27530
Leased	921	03/19/1998	WAYNE	1908 U. S. HWY 117 S.	GOLDSBORO, NC 27530
Leased	922	03/19/1998	WAYNE	2101 WAYNE MEMORIAL DRIVE	GOLDSBORO, NC 27534
Leased	924	03/19/1998	WAYNE	600 SPENCE AVENUE	GOLDSBORO, NC 27534
Leased	925	03/19/1998	WAYNE	1818 N. BERKLEY BLVD.	GOLDSBORO, NC 27534
Leased	926	03/19/1998	WAYNE	2007 WAYNE MEMORIAL	GOLDSBORO, NC 27534
Leased	927	03/19/1998	WAYNE	901 W. GRANTHAM ST.	GOLDSBORO, NC 28530
Leased	928	03/19/1998	WAYNE	453 BUCK SWAMP ROAD	GOLDSBORO, NC 27530
Leased	929	03/19/1998	PITT	559 QUEENS ST.	GRIFTON, NC 28530
Leased	930	03/19/1998	ONSLOW	1731 LEJEUNE BLVD	JACKSONVILLE, NC 28540
Leased	931	03/19/1998	JOHNSTON	402 SOUTH CHURCH STREET	KENLY, NC 27542
Leased	932	03/19/1998	LENOIR	701 WEST VERNON AVENUE	KINSTON, NC 28501
Leased	934	03/19/1998	CRAVEN	1211 SIMMONS STREET	NEW BERN, NC 28560
Leased	935	03/19/1998	WAKE	3128 CAPITAL BLVD.	RALEIGH, NC 27604
Leased	937	03/19/1998	NEW HANOVER	2028 OLEANDER DRIVE	WILMINGTON, NC 28403
Leased	938	03/19/1998	NEW HANOVER	2305 S. COLLEGE ROAD	WILMINGTON, NC 28412
Leased	939	03/19/1998	WILSON	2928 U.S. HWY 301 S.	WILSON, NC 27893
Leased	940	03/19/1998	WILSON	4934 RALEIGH ROAD PKWY W	WILSON, NC 27893
Leased	941	09/28/2000	ORANGE	102 B HWY 54W	CARRBORO, NC 27510
Leased	1001	07/01/1971	Alachua	3423 SE HAWTHORNE RD	GAINESVILLE, FL 32641
Leased	1002	07/01/1971	Alachua	4310 SE HAWTHORNE RD	GAINESVILLE, FL 32641
Leased	1003	07/01/1971	Alachua	6825 SE 221ST STREET	HAWTHORNE, FL 32640
Leased	1010	11/20/1971	Marion	5198 SE ABSHIER BLVD	BELLEVIEW, FL 34420
Leased	1014	01/06/1972	Duval	5573 PLAYA WAY	JACKSONVILLE, FL 32211
Leased	1030	05/14/1972	Osceola	4899 E IRLO BRONSON MEMOR	ST CLOUD, FL 34771
Leased	1040	10/14/1972	St. Johns	120 VILANO ROAD	ST AUGUSTINE, FL 32095

Store Property Type and Address

Property Type	Store #	Open Date	County	Address Line 1	City/state/zip

Leased	1051	02/01/1973	Duval	5959 OLD KINGS RD	JACKSONVILLE, FL 32254
Leased	1058	05/18/1973	Duval	15411 N. MAIN ST	JACKSONVILLE, FL 32218
Leased	1060	06/29/1973	St. Johns	465 STATE ROAD 16	ST AUGUSTINE, FL 32095
Leased	1063	12/14/1973	Orange	2691 ORANGE BLOSSOM TR	ZELLWOOD, FL 32798
Leased	1064	04/19/1974	Duval	1696 HAMMOND BLVD	JACKSONVILLE, FL 32221
Leased	1085	08/01/1974	Duval	630 US 90 WEST	BALDWIN, FL 32234
Leased	1086	10/11/1974	Duval	9763 103RD STREET	JACKSONVILLE, FL 32210
Leased	1107	12/16/1976	Alachua	3520 N WALDO RD	GAINESVILLE, FL 32609
Leased	1110	03/03/1977	Seminole	551 W HWY 436	ALTAMONTE SPRINGS, FL 327
Leased	1120	08/23/1977	Alachua	410 NW SANTA FE BLVD	HIGH SPRINGS, FL 32643
Leased	1125	04/27/1978	Duval	13857 N MAIN ST	JACKSONVILLE, FL 32218
Leased	1137	10/04/1979	Duval	12743 ATLANTIC BLVD	JACKSONVILLE, FL 32225
Leased	1138	09/11/1979	Alachua	4234 SW 20TH AVENUE	GAINESVILLE, FL 32607
Leased	1142	07/24/1980	Alachua	3509 WILLISTON ROAD SW	GAINESVILLE, FL 32608
Leased	1146	07/31/1980	Duval	301 ATLANTIC BLVD	NEPTUNE BEACH, FL 32266
Leased	1147	10/02/1980	Duval	5553 ST AUGUSTINE RD	JACKSONVILLE, FL 32207
Leased	1148	10/09/1980	Duval	4152 OLD MIDDLEBURG RD	JACKSONVILLE, FL 32210
Leased	1150	02/12/1981	Duval	1081 US 301 SOUTH	BALDWIN, FL 32234
Leased	1156	10/09/1981	Orange	3965 SILVER STAR RD	ORLANDO, FL 32808
Leased	1159	10/29/1981	Duval	1765 JONES ROAD	JACKSONVILLE, FL 32220
Leased	1160	12/10/1981	Duval	7603 103RD STREET	JACKSONVILLE, FL 32210
Leased	1161	11/14/1982	St. Johns	3690 US 1, S	ST AUGUSTINE, FL 32086
Leased	1165	03/25/1982	Duval	7079 N MAIN ST	JACKSONVILLE, FL 32208
Leased	1167	06/10/1982	Alachua	14225 W NEWBERRY RD	NEWBERRY, FL 32669
Leased	1168	06/17/1982	clay	1312 BLANDING BLVD	ORANGE PARK, FL 32065
Leased	1169	07/02/1982	St. Johns	351 A1A BEACH BLVD	ST AUGUSTINE BEACH, FL 32
Leased	1170	10/28/1982	Clay	1300 IDLEWILD AVE	GREEN COVE SPRINGS, FL 32
Leased	1174	02/17/1983	Duval	9615 HECKSCHER DR	JACKSONVILLE, FL 32226
Leased	1176	03/25/1983	St. Johns	8880 A1A SOUTH	ST AUGUSTINE, FL 32086
Leased	1177	05/06/1983	Duval	10401 NORMANDY BLVD	JACKSONVILLE, FL 32221
Leased	1178	06/02/1983	Duval	5700 PHILLIPS HWY	JACKSONVILLE, FL 32216
Leased	1179	06/09/1983	Duval	11410 OLD ST AUGUSTINE	RD JACKSONVILLE, FL 32258
Leased	1180	07/21/1983	Duval	8350 BAYMEADOWS RD	JACKSONVILLE, FL 32256
Leased	1181	08/11/1983	Levy	553 N MAIN ST	WILLISTON, FL 32696
Leased	1182	08/18/1983	Levy	349 E NOBLE AVE	WILLISTON, FL 32696
Leased	1185	09/16/1983	Duval	770 MCDUFF AVE	JACKSONVILLE, FL 32254
Leased	1187	10/13/1983	Duval	1601 PENMAN ROAD	JACKSONVILLE BEACH, FL 32
Leased	1198	11/02/1984	Clay	2816 BLANDING BLVD	MIDDLEBURG, FL 32068
Leased	1200	11/15/1984	Duval	10910 ATLANTIC BLVD	JACKSONVILLE, FL 32225
Leased	1201	02/14/1985	St. Johns	651 SR 13 N	JACKSONVILLE, FL 32259
Leased	1203	04/18/1985	Orange	14902 E COLONIAL DR	ORLANDO, FL 32826
Leased	1210	07/18/1985	Duval	1031 BEACH BLVD	JACKSONVILLE BEACH, FL 32
Leased	1212	10/31/1985	Duval	14801 NORMANDY BLVD	JACKSONVILLE, FL 32234
Leased	1214	02/13/1986	St. Johns	2525 SR 207	ST AUGUSTINE, FL 32086
Leased	1215	04/24/1986	Duval	9901 NEW KINGS RD	JACKSONVILLE, FL 32219
Leased	1222	11/20/1986	Duval	12453 PHILLIPS HWY	JACKSONVILLE, FL 32256
Leased	1230	06/17/1987	Flagler	1501 ST JOE GRADE	PALM COAST, FL 32137
Leased	1234	12/22/1987	Volusia	2910 HOWLAND BLVD	DELTONA, FL 32725
Leased	1235	02/26/1988	Lake	401 US HWY 441	LADY LAKE, FL 32159
Leased	1246	06/15/1988	Duval	10500 PHILLIPS HWY	JACKSONVILLE, FL 32256
Leased	1249	08/04/1988	St. Johns	224 SAN MARCO AVE	ST AUGUSTINE, FL 32084
Leased	1255	01/19/1989	St. Johns	2330 SR 16 & I-95	ST AUGUSTINE, FL 32095

Store Property Type and Address

Property Type	Store #	Open Date	County	Address Line 1	City/state/zip

Leased	1257	02/09/1989	Duval	721 CHAFFEE RD, S	JACKSONVILLE, FL 32221
Leased	1268	09/13/1990	St. Johns	1710 SR 207	ST AUGUSTINE, FL 32086
Leased	1269	04/11/1991	Volusia	312 DIRKSEN DRIVE	DEBARY, FL 32725
Leased	1270	04/04/1991	Duval	10100 GRANITE PLACE	JACKSONVILLE, FL 32226
Leased	1280	09/03/1992	Duval	9001 SOUTHSIDE BLVD	JACKSONVILLE, FL 32256
Leased	1281	03/14/1996	Volusia	400 WELCOME CENTER DR	DELTONA, FL 32725
Leased	1282	10/07/1993	Duval	11025 PHILLIPS HWY	JACKSONVILLE, FL 32256
Leased	1283	08/20/1993	Flagler	191 CYPRESS POINT PKY	PALM COAST, FL 32164
Leased	1284	03/17/1994	Osceola	1400 OSCEOLA PARKWAY	KISSIMMEE, FL 34744
Leased	1287	11/30/1995	Duval	14641 DUVAL ROAD	JACKSONVILLE, FL 32218
Leased	1288	06/13/1996	orange	1500 N WEKIVA SPRINGS RD	APOPKA, FL 32712
Leased	1294	01/19/2000	Bradford	312 W. BROWNLEE	STARKE, FL 32091
Leased	1295	06/15/2000	Alachua	14300 W NEWBERRY RD	NEWBERRY, FL 32669
Leased	1296	07/20/2000	Duval	13697 BEACH BLVD	JACKSONVILLE, FL 32224
Leased	1297	09/28/2000	Clay	5105 CR 218	MIDDLEBURG, FL 32068
Leased	1299	02/09/2000	St. Johns	4301 US A1A, SOUTH	ST AUGUSTINE, FL 32084
Leased	1301	05/02/1998	Alachua	7501 W NEWBERRY ROAD	GAINESVILLE, FL 32606
Leased	1302	05/02/1998	Alachua	3901 SW ARCHER RD	GAINESVILLE, FL 32608
Leased	1303	05/02/1998	Alachua	2320 SW ARCHER RD	GAINESVILLE, FL 32608
Leased	1304	05/02/1998	Alachua	5310 NW 13 ST	GAINESVILLE, FL 32653
Leased	1306	05/02/1998	Alachua	12771 SW STATE RD 45	ARCHER, FL 32618
Leased	1307	05/02/1998	Alachua	20 NE WALDO ROAD	GAINESVILLE, FL 32641
Leased	1310	05/02/1998	Alachua	4103 SW 43RD ST	GAINESVILLE, FL 32608
Leased	1311	05/02/1998	Alachua	9303 NW 39TH AVE	GAINESVILLE, FL 32606
Leased	1314	03/31/1998	Alachua	1255 W UNIVERSITY AVE	GAINESVILLE, FL 32601
Leased	1320	09/01/1998	Duval	300 BEACH BLVD	JACKSONVILLE BEACH, FL 32
Leased	1401	03/08/2001	Duval	2425 MAYPORT ROAD	ATLANTIC BEACH, FL 32233
Leased	1413	09/11/2003	St. Johns	715 STATE ROAD 207	ST. AUGUSTINE, FL 32086-3
Leased	1414	12/15/2005	St. Johns	1720 COUNTY ROAD 210 W	JACKSONVILLE, FL 32259
Leased	1415	12/22/2005	Duval	11869 PULASKI ROAD	JACKSONVILLE, FL 32218
Leased	1416	10/19/2006	Alachua	1515 N. MAIN STREET	GAINESVILLE, FL 32601
Leased	1421	06/09/2005	Marion	5986 WEST HWY 40	OCALA, FL 34482
Leased	1422	11/09/2006	Marion	6820 MARICAMP ROAD	OCALA, FL 34472
Leased	1423	05/04/2006	Marion	1986 SW 27TH AVENUE	OCALA, FL 34474
Leased	1426	03/01/2007	Bay	4402 HIGHWAY 98	PANAMA CITY, FL 32405
Leased	2003	01/28/1999	Seminole	4625 W. LAKE MARY BLVD	LAKE MARY, FL 32746
Leased	2005	01/28/1999	Brevard	4790 N US1	MIMS, FL 32754
Leased	2006	01/28/1999	Putnam	1986 STATE ROAD 20	HAWTHORNE, FL 32640
Leased	2051	01/28/1999	Marion	909 NE 28TH STREET	OCALA, FL 34470
Leased	2054	01/28/1999	Putnam	2110 HIGHWAY 17S	CRESCENT CITY, FL 32112
Leased	2109	01/28/1999	Putnam	1205 S STATE ROAD 19	PALATKA, FL 32177
Leased	2112	01/28/1999	Clay	101 WEST WALKER DRIVE	KEYSTONE HEIGHTS, FL 3265
Leased	2183	01/28/1999	Seminole	5700 REDBUG LAKE ROAD	WINTER SPRINGS, FL 32707
Leased	2272	01/28/1999	Putnam	1140 CR 309	CRESCENT CITY, FL 32112
Leased	2290	01/28/1999	Lake	19516 E SR 44	EUSTIS, FL 32726
Leased	2298	01/28/1999	St. Johns	6573 A1A SOUTH	ST AUGUSTINE, FL 32084
Leased	2318	01/28/1999	Marion	14990 NW HIGHWAY 225	FAIRFIELD, FL 32634
Leased	2319	01/28/1999	Marion	4899 NE JACKSONVILLE RD	OCALA, FL 34479
Leased	2356	01/28/1999	Bradford	1701 S. WATER STREET	STARKE, FL 32091
Leased	2357	01/28/1999	Bradford	19499 NW SR 16	STARKE, FL 32091
Leased	2398	01/28/1999	Volusia	431 N. ATLANTIC AVE	DAYTONA BEACH, FL 32118
Leased	2407	01/28/1999	Lake	933 HIGHWAY 448	TAVARES, FL 32778

Store Property Type and Address

Property Type	Store #	Open Date	County	Address Line 1	City/state/zip

Leased	2427	01/28/1999	Bradford	23039 NW SR 16	STARKE, FL 32091
Leased	2428	01/28/1999	Putnam	643 N. HIGHWAY 17	PALATKA, FL 32177
Leased	2429	01/28/1999	Volusia	2600 N. DIXIE FREEWAY	NEW SMYRNA BEACH, FL 3216
Leased	2432	01/28/1999	union	585 SW 6TH STREET	LAKE BUTLER, FL 32054
Leased	2478	01/28/1999	Putnam	1420 HWY 20	INTERLACHEN, FL 32148
Leased	2485	01/28/1999	Seminole	303 E. 25TH STREET	SANFORD, FL 32771
Leased	2501	01/28/1999	Lake	42404 STATE ROAD 19	ALTONA, FL 32702
Leased	2525	01/28/1999	Volusia	1805 S. RIDGEWOOD AVE	EDGEWATER, FL 32132
Leased	2527	01/28/1999	orange	347 N. THOMPSON ROAD	APOPKA, FL 32703
Leased	2577	01/28/1999	Putnam	1119 SR 100	FLORAHOME, FL 32140
Leased	2612	01/28/1999	Volusia	2495 TOMOKA FARMS RD	PORT ORANGE, FL 32124
Leased	2643	01/28/1999	Putnam	3300 CRILL AVENUE	PALATKA, FL 32177
Leased	2645	01/28/1999	Volusia	2590 OLD NEW YORK AVE	DELAND, FL 32720
Leased	2759	01/28/1999	Seminole	691 HUNT CLUB BLVD	LONGWOOD, FL 32779
Leased	2799	01/28/1999	Lake	25615 SR 46	SORRENTO, FL 32776
Leased	2803	01/28/1999	Putnam	1900 ST JOHNS AVENUE	PALATKA, FL 32177
Leased	2842	01/28/1999	union	SR121/SR229	RAIFORD, FL 32083
Leased	2846	01/28/1999	Volusia	1380 SR 40 W	BARBERVILLE, FL 32105
Leased	2856	01/28/1999	Marion	24282 NE HWY 315 (FT. MCC	ORANGE SPRINGS, FL 32182
Leased	2901	01/28/1999	Marion	7590 E. HWY 25	BELLEVIEW, FL 34420
Leased	2902	01/28/1999	Marion	6961 N US HWY 441	OCALA, FL 34475
Leased	2903	01/28/1999	Sumter	9985 N. US 301	WILDWOOD, FL 34785
Leased	2907	01/28/1999	Marion	5160 S. PINE AVENUE	OCALA, FL 34480
Leased	3001	07/02/1998	CUMBERLAND	2450 IRELAND DR	FAYETTEVILLE, NC 28306
Leased	3002	07/02/1998	CUMBERLAND	1764 IRELAND DR.	FAYETTEVILLE, NC 28304
Leased	3003	07/02/1998	SAMPSON	209 MT. OLIVE DRIVE	NEWTON GROVE, NC 28366
Leased	3004	07/02/1998	CUMBERLAND	3931 ROSEHILL ROAD	FAYETTEVILLE, NC 28301
Leased	3005	07/02/1998	CUMBERLAND	5617 ROCKFISH RD./HWY 59	HOPE MILLS, NC 28348
Leased	3006	07/02/1998	CUMBERLAND	801 NORTH MAIN STREET	SPRING LAKE, NC 28390
Leased	3007	07/02/1998	CUMBERLAND	1302 ROBESON STREET	FAYETTEVILLE, NC 28305
Leased	3009	07/02/1998	CUMBERLAND	6454 ROCKFISH RD	FAYETTEVILLE, NC 28306
Leased	3010	07/02/1998	CUMBERLAND	1571 MCARTHUR ROAD	FAYETTEVILLE, NC 28301
Leased	3011	07/02/1998	CUMBERLAND	2820 LILLINGTON HWY	SPRING LAKE, NC 28390
Leased	3013	07/02/1998	CUMBERLAND	144 CEDAR CREEK RD	FAYETTEVILLE, NC 28301
Leased	3014	07/02/1998	CUMBERLAND	2501 HOPE MILLS ROAD	FAYETTEVILLE, NC 28302
Leased	3015	07/02/1998	CUMBERLAND	CAMDEN AND NATAL ROADS	FAYETTEVILLE, NC 28306
Leased	3016	07/02/1998	CUMBERLAND	5542 BRAGG BLVD AT SHAW R	FAYETTEVILLE, NC 28306
Leased	3017	07/02/1998	CUMBERLAND	405 BRAGG BLVD.	SPRING LAKE, NC 28390
Leased	3018	07/02/1998	ROBESON	504 W MARTIN LUTHER KING	MAXTON, NC 28364
Leased	3019	07/02/1998	HARNETT	400 ERWIN ROAD	DUNN, NC 28334
Leased	3020	07/02/1998	CATAWBA	3261 E. MAIN ST.	CLAREMONT, NC 28610
Leased	3021	07/02/1998	CATAWBA	903 HWY 16 N	CONOVER, NC 28613
Leased	3022	07/02/1998	CUMBERLAND	2326 OWEN DR./CUMBERLAND	FAYETTEVILLE, NC 28306
Leased	3023	07/02/1998	IREDELL	598 NORTH MAIN STREET	MOORESVILLE, NC 28115
Leased	3024	07/02/1998	CATAWBA	506 SOUTHWEST BLVD	NEWTON, NC 28658
Leased	3025	07/02/1998	CATAWBA	1612 CONOVER BLVD EAST	CONOVER, NC 28613
Leased	3026	07/02/1998	CATAWBA	2442 W.N.C. HIGHWAY 10	NEWTON, NC 28658
Leased	3027	07/02/1998	CUMBERLAND	2001 SKIBO ROAD	FAYETTEVILLE, NC 28304
Leased	3029	07/02/1998	CUMBERLAND	300 MURCHISON ROAD	SPRING LAKE, NC 28390
Leased	3033	07/02/1998	CUMBERLAND	1902 OWEN DRIVE	FAYETTEVILLE, NC 28304
Leased	3034	07/02/1998	CUMBERLAND	5201 RAEFORD ROAD	FAYETTEVILLE, NC 28304
Leased	3035	07/02/1998	CUMBERLAND	2110 CEDAR CREEK ROAD	FAYETTEVILLE, NC 28301

Store Property Type and Address

Property Type	Store #	Open Date	County	Address Line 1	City/state/Zip

Leased	3036	07/02/1998	CUMBERLAND	2990 GILLESPIE STREET	FAYETTEVILLE, NC 28306
Leased	3037	07/02/1998	CUMBERLAND	3102 BRAGG BLVD/CAIN RD.	FAYETTEVILLE, NC 28302
Leased	3038	07/02/1998	CUMBERLAND	500 BUNCE RD./CLIFFDALE	FAYETTEVILLE, NC 28304
Leased	3039	07/02/1998	CUMBERLAND	316 HWY 210 NORTH	SPRING LAKE, NC 28390
Leased	3040	07/02/1998	CUMBERLAND	2075 NORTH BRAGG BLVD.	SPRING LAKE, NC 28390
Leased	3041	07/02/1998	CUMBERLAND	5762 RAMSEY ST/METHODIST	FAYETTEVILLE, NC 28311
Leased	3042	07/02/1998	CUMBERLAND	1135 PAMALEE DR./BLANTON	FAYETTEVILLE, NC 28303
Leased	3043	07/02/1998	CUMBERLAND	100 REILLY ROAD	FAYETTEVILLE, NC 28303
Leased	3044	07/02/1998	UNION	13719 HWY 74 W	INDIAN TRAIL, NC 28079
Leased	3045	07/02/1998	UNION	4103 HWY 74	MONROE, NC 28110
Leased	3046	07/02/1998	CUMBERLAND	674 CHICKEN FOOT ROAD	HOPE MILLS, NC 28348
Leased	3047	07/02/1998	CUMBERLAND	7910 RAEFORD ROAD	FAYETTEVILLE, NC 28304
Leased	3048	07/02/1998	HOKE	9615 FAYETTEVILLE ROAD	RAEFORD, NC 28379
Leased	3049	07/02/1998	BRUNSWICK	7095 OCEAN HWY NORTH	SOUTH BRUNSWICK, NC 28470
Leased	3050	07/02/1998	CUMBERLAND	327 CHICKEN FOOT ROAD	HOPE MILLS, NC 28348
Leased	3051	07/02/1998	CUMBERLAND	3319 MURPHY	FAYETTEVILLE, NC 28301
Leased	3052	07/02/1998	CUMBERLAND	6777 RAEFORD RD/GRAHAM RD	FAYETTEVILLE, NC 28304
Leased	3053	07/02/1998	HARNETT	41 E CORNELIUS HARNETT BL	LILLINGTON, NC 27546
Leased	3054	07/02/1998	CUMBERLAND	6245 RAMSEY STREET	FAYETTEVILLE, NC 28311
Leased	3055	07/02/1998	COLUMBUS	1730 JK POWELL BLVD	WHITEVILLE, NC 28472
Leased	3056	07/02/1998	MOORE	3384 US 1 HWY	VASS, NC 28394
Leased	3057	07/02/1998	HORRY	2101 HWY 17 SOUTH	NORTH MYRTLE BEACH, SC 29
Leased	3058	07/02/1998	GEORGETOWN	10459 OCEAN HWY	PAWLEYS ISLAND, SC 29585
Leased	3059	07/02/1998	HORRY	5600 HWY 17	MYRTLE BEACH, SC 29575
Leased	3060	07/02/1998	HORRY	4570 SOCASTEE BLVD.	SOCASTEE, SC 29575
Leased	3061	07/02/1998	HORRY	400 SEA MOUNTAIN HWY	NORTH MYRTLE BEACH, SC 29
Leased	3062	07/02/1998	HORRY	1611 HWY 17 SOUTH	SURFSIDE BEACH, SC 29577
Leased	3063	07/02/1998	HORRY	HWY 544 AND 137	SOCASTEE, SC 29588
Leased	3064	07/02/1998	HORRY	3710 HWY 501	MYRTLE BEACH, SC 29579
Leased	3065	07/02/1998	HORRY	1350 KINGS HWY	NORTH MYRTLE BEACH, SC 29
Leased	3066	07/02/1998	HORRY	4509 HWY 17	NORTH MYRTLE BEACH, SC 29
Leased	3067	07/02/1998	GEORGETOWN	5146 HWY 17BP/PENDERGRASS	MURRELLS INLET, SC 29576
Leased	3068	07/02/1998	HORRY	3481 HWY 9 EAST	LITTLE RIVER, SC 29566
Leased	3069	07/02/1998	HORRY	4815 HWY 17 SOUTH	NORTH MYRTLE BEACH, SC 29
Leased	3070	07/02/1998	HORRY	2301 DICK POND ROAD	MYRTLE BEACH, SC 29577
Leased	3071	07/02/1998	HORRY	4408 HWY 501	MYRTLE BEACH, SC 29579
Leased	3072	07/02/1998	HORRY	1708 HWY 17	LITTLE RIVER, SC 29566
Leased	3073	07/02/1998	HORRY	4481 SOCASTEE BLVD/	MYRTLE BEACH, SC 29588
Leased	3075	11/05/1998	ONSLOW	2868 PINEY GREEN RD.	JACKSONVILLE, NC 28546
Leased	3076	07/16/1998	LENOIR	700 E. NEW BERN ROAD	KINSTON, NC 28502
Leased	3077	07/16/1998	EDGECOMBE	235 FAIRVIEW ROAD	ROCKY MOUNT, NC 27801
Leased	3078	07/16/1998	NASH	7545 NC 48	BATTLEBORO, NC 27809
Leased	3079	07/16/1998	NASH	5102 DORCHES BLVD	ROCKY MOUNT, NC 27804
Leased	3080	07/16/1998	NASH	1400 CENTURA HWY	ROCKY MOUNT, NC 27804
Leased	3081	07/16/1998	NASH	3537 SUNSET AVENUE	ROCKY MOUNT, NC 27804
Leased	3082	07/16/1998	FRANKLIN	102 BICKETT BLVD	LOUISBURG, NC 27549
Leased	3083	07/16/1998	PITT	700 S. MEMORIAL DRIVE	GREENVILLE, NC 27834
Leased	3084	07/16/1998	NASH	900 RALEIGH ROAD	ROCKY MOUNT, NC 27803
Leased	3085	07/16/1998	NASH	240 S. WESLEYAN BLVD	ROCKY MOUNT, NC 27804
Leased	3087	07/16/1998	NASH	1830 N. WESLEYAN BLVD	ROCKY MOUNT, NC 27804
Leased	3088	07/16/1998	DURHAM	4830 HOPE VALLEY ROAD	DURHAM, NC 27707
Leased	3089	07/16/1998	ORANGE	1501 FRANKLIN STREET	CHAPEL HILL, NC 27514

Store Property Type and Address

Property Type	Store #	Open Date	County	Address Line 1	City/state/Zip

Leased	3090	07/16/1998	NASH	425 W. THOMAS STREET	ROCKY MOUNT, NC 27801
Leased	3091	07/16/1998	DURHAM	3705 N. DUKE STREET	DURHAM, NC 27705
Leased	3092	07/16/1998	WAKE	2101 MILLBROOK ROAD	RALEIGH, NC 27604
Leased	3093	07/16/1998	DURHAM	3223 NC HWY 55	DURHAM, NC 27713
Leased	3095	07/16/1998	WAKE	4330 LOUISBURG ROAD	RALEIGH, NC 27604
Leased	3096	07/16/1998	NASH	3601 SUNSET AVENUE	ROCKY MOUNT, NC 27804
Leased	3098	07/16/1998	WAKE	4302 WAKE FOREST ROAD	RALEIGH, NC 27609
Leased	3099	07/16/1998	PITT	1531 SE GREENVILLE BLVD	GREENVILLE, NC 27834
Leased	3100	07/16/1998	WAKE	6317 CREEDMOOR ROAD	RALEIGH, NC 27612
Leased	3101	07/16/1998	DURHAM	2229 NC HWY 54 EAST	CHAPEL HILL, NC 27514
Leased	3102	07/16/1998	ORANGE	201 S ESTES DRIVE	CHAPEL HILL, NC 27515
Leased	3104	07/16/1998	PITT	1301 ARLINGTON BLVD	GREENVILLE, NC 27834
Leased	3105	07/16/1998	NASH	367 W WASHINGTON STREET	NASHVILLE, NC 27856
Leased	3106	07/16/1998	NASH	1630 SUNSET AVENUE	ROCKY MOUNT, NC 27804
Leased	3108	07/16/1998	Virginia Beach	1912 LASKIN ROAD	VIRGINIA BEACH, VA 23454
Leased	3109	07/16/1998	Colonial Height	891 TEMPLE AVENUE	COLONIAL HEIGHTS, VA 2383
Leased	3110	07/16/1998	STAFFORD	34 PROSPERITY LANE	STAFFORD, VA 22556
Leased	3112	07/16/1998	HANOVER	610 ENGLAND STREET	ASHLAND, VA 23005
Leased	3113	07/16/1998	Richmond (city)	1013 NORTH BLVD	RICHMOND, VA 23230
Leased	3114	07/16/1998	HALIFAX	1014 BILL TUCK HIGHWAY	SOUTH BOSTON, VA 24592
Leased	3115	07/16/1998	Emporia (City)	128 N MAIN STREET	EMPORIA, VA 23847
Leased	3116	07/16/1998	MECKLENBURG	702 EAST ATLANTIC AVENUE	SOUTH HILL, VA 23970
Leased	3117	07/16/1998	NASH	3653 US HWY 301S	SHARPSBURG, NC 27878
Leased	3118	07/30/1998	WAKE	919 DURHAM HIGHWAY	WAKE FOREST, NC 27587
Leased	3119	10/22/1998	JOHNSTON	1137 N. BRIGHTLEAF BLVD	SMITHFIELD, NC 27577
Leased	3120	10/22/1998	ONSLOW	4450 GUMBRANCH ROAD	JACKSONVILLE, NC 28540
Leased	3121	10/22/1998	HARNETT	770 N. RALEIGH STREET	ANGIER, NC 27501
Leased	3122	10/22/1998	NEW HANOVER	6480 MARKET STREET	WILMINGTON, NC 28405
Leased	3123	08/31/2000	HARNETT	873 LONGBRANCH ROAD	DUNN, NC 28334
Leased	3125	10/22/1998	ONSLOW	116 PINEY GREEN RD	JACKSONVILLE, NC 28540
Leased	3126	10/22/1998	ONSLOW	2865 PINEY GREEN RD	MIDWAY PARK, NC 28544
Leased	3127	10/22/1998	JOHNSTON	234 W. MARKET STREET	SMITHFIELD, NC 27577
Leased	3128	10/22/1998	JOHNSTON	10081 HWY 70 WEST	CLAYTON, NC 27520
Leased	3129	10/22/1998	JOHNSTON	825 BROGDEN ROAD & 1-95	SMITHFIELD, NC 27577
Leased	3130	10/22/1998	DUPLIN	2713 HWY 24 WEST	WARSAW, NC 28398
Leased	3132	11/05/1998	COLUMBUS	424 N. BROWN ST.	CHADBOURN, NC 28431
Leased	3134	11/05/1998	ROBESON	501 W. 3RD ST.	PEMBROKE, NC 28372
Leased	3135	11/05/1998	BRUNSWICK	100 YAUPON DR.	OAK ISLAND, NC 28465
Leased	3136	11/05/1998	SCOTLAND	1135 S. MAIN ST.	LAURINBURG, NC 28352
Leased	3138	11/05/1998	FLORENCE	2701 S. IRBY ST.	FLORENCE, SC 29501
Leased	3139	11/05/1998	CUMBERLAND	1208 BRAGG BLVD.	FAYETTEVILLE, NC 28301
Leased	3140	11/05/1998	HORRY	3498 HWY 9 EAST	LITTLE RIVER, SC 29566
Leased	3141	11/05/1998	CUMBERLAND	1886 N. BRAGG BLVD	SPRING LAKE, NC 28390
Leased	3142	11/05/1998	CUMBERLAND	3122 FT. BRAGG RD.	FAYETTEVILLE, NC 28303
Leased	3143	11/05/1998	BRUNSWICK	4523 MAIN STREET	SHALLOTTE, NC 28459
Leased	3144	11/05/1998	CUMBERLAND	6489 YADKIN RD.	FAYETTEVILLE, NC 28303
Leased	3146	11/05/1998	WAKE	1720 MAIN ST.	FUQUAY-VARINA, NC 27526
Leased	3147	11/05/1998	RICHMOND	980 US 1 N.& WIREGRASS RD	ROCKINGHAM, NC 28379
Leased	3149	11/05/1998	DARLINGTON	1001 S GOVERNOR WILLIAMS	DARLINGTON, SC 29532
Leased	3150	11/05/1998	HORRY	1390 HWY 501 E.	CONWAY, SC 29526
Leased	3151	07/27/2000	NEW HANOVER	6648 GORDON RD.	WILMINGTON, NC 28405
Leased	3152	11/05/1998	FLORENCE	3114 E. PALMETTO ST.	FLORENCE, SC 29506

Store Property Type and Address

Property Type	Store #	Open Date	County	Address Line 1	City/State/Zip

Leased	3154	02/25/1999	RANDOLPH	11315 N. MAIN STREET	ARCHDALE, NC 27263-2856
Leased	3155	02/25/1999	NOTTOWAY	321 CHURCH STREET	BLACKSTONE, VA 23824-1601
Leased	3156	02/25/1999	BLADEN	318 WEST SEABOARD STREET	BLADENBORO, NC 28320-9710
Leased	3157	02/25/1999	CARTERET	302 W.B. MCLEAN DR.	CAPE CARTERET, NC 28584-9
Leased	3158	02/25/1999	MOORE	401 MONROE STREET	CARTHAGE, NC 28327
Leased	3159	02/25/1999	ORANGE	1509 E. FRANKLIN STREET	CHAPEL HILL, NC 27514-288
Leased	3160	02/25/1999	FORSYTH	2471 LEWISVILLE-CLEMMONS	CLEMMONS, NC 27012-8709
Leased	3161	02/25/1999	DURHAM	3301 GUESS ROAD	DURHAM, NC 27705-2105
Leased	3162	02/25/1999	DURHAM	2301 HOLLOWAY STREET	DURHAM, NC 27703-3315
Leased	3163	02/25/1999	DURHAM	2322 HIGHWAY 54	DURHAM, NC 27713-9714
Leased	3164	02/25/1999	CHOWAN	200 N BROAD STREET	EDENTON, NC 27932-1904
Leased	3165	02/25/1999	PASQUOTANK	1313 W. EHRINGHAUS ST.	ELIZABETH CITY, NC 27909-
Leased	3166	02/25/1999	BLADEN	340 S. POPLAR STREET	ELIZABETHTOWN, NC 28337-0
Leased	3167	02/25/1999	ROBESON	310 WALNUT STREET	FAIRMONT, NC 28340-2036
Leased	3168	02/25/1999	CUMBERLAND	400 GROVE STREET	FAYETTEVILLE, NC 28301-09
Leased	3170	02/25/1999	CUMBERLAND	2410 OWEN DRIVE	FAYETTEVILLE, NC 28306-29
Leased	3171	02/25/1999	WAKE	1529 N. MAIN STREET	FUQUAY-VARINA, NC 27526-9
Leased	3172	02/25/1999	ALAMANCE	419 S. MAIN STREET	GRAHAM, NC 27253-3303
Leased	3174	02/25/1999	CRAVEN	1234 E. MAIN STREET	HAVELOCK, NC 28532-2405
Leased	3175	02/25/1999	GUILFORD	1901 WESTCHESTER DRIVE	HIGH POINT, NC 27260-7011
Leased	3176	02/25/1999	GUILFORD	2608 S. MAIN STREET	HIGH POINT, NC 27263-1941
Leased	3177	02/25/1999	FORSYTH	801 BODENHAMER STREET	KERNERSVILLE, NC 27284-31
Leased	3178	02/25/1999	STOKES	583 S MAIN STREET	KING, NC 27021
Leased	3179	02/25/1999	LENOIR	2011 W. VERNON AVE.	KINSTON, NC 28504-3329
Leased	3180	02/25/1999	LENOIR	2305 N. HERITAGE ST.	KINSTON, NC 28501-1601
Leased	3183	02/25/1999	DAVIDSON	1401 WINSTON RD	LEXINGTON, NC 27292-1448
Leased	3184	02/25/1999	DAVIDSON	905 S. TALBERT BLVD	LEXINGTON, NC 27292-3937
Leased	3185	02/25/1999	ROCKINGHAM	226 W. HARRISON ST	REIDSVILLE, NC 27320-5012
Leased	3186	02/25/1999	NASH	737 RALEIGH RD	ROCKY MOUNT, NC 27803-262
Leased	3188	02/25/1999	FORSYTH	1065 BETHANIA-RURAL HALL	RURAL HALL, NC 27045-9706
Leased	3189	02/25/1999	ROWAN	2270 STATESVILLE ROAD	SALISBURY, NC 28147-9166
Leased	3190	02/25/1999	HALIFAX	826 S. MAIN STREET	SCOTLAND NECK, NC 27874-1
Leased	3191	02/25/1999	FORSYTH	4401 KERNERSVILLE RD	KERNERSVILLE, NC 27284-81
Leased	3192	02/25/1999	CHATHAM	14685 HWY 64 W	SILER CITY, NC 27344
Leased	3193	02/25/1999	JOHNSTON	1331 BRIGHTLEAF BLVD	SMITHFIELD, NC 27577-4230
Leased	3194	02/25/1999	IREDELL	102 SIGNAL HILL RD	STATESVILLE, NC 28625-430
Leased	3195	02/25/1999	IREDELL	1542 SALISBURY HIGHWAY	STATESVILLE, NC 28677-625
Leased	3196	02/25/1999	DAVIDSON	705 NATIONAL HIGHWAY	THOMASVILLE, NC 27360-263
Leased	3197	02/25/1999	DUPLIN	1330 N. NORWOOD STREET	WALLACE, NC 28466-1332
Leased	3198	02/25/1999	BEAUFORT	481 FIFTH & BRIDGES ST	WASHINGTON, NC 27889-4308
Leased	3199	02/25/1999	COLUMBUS	703 N. MADISON STREET	WHITEVILLE, NC 28472-3330
Leased	3200	02/25/1999	WILKES	610 W MAIN STREET	WILKESBORO, NC 28697-2835
Leased	3201	02/25/1999	WILSON	2877 WARD BLVD	WILSON, NC 27893-1746
Leased	3202	02/25/1999	FORSYTH	289 S STRATFORD ROAD	WINSTON-SALEM, NC 27103-1
Leased	3203	02/25/1999	FORSYTH	3499 ROBIN HOOD ROAD	WINSTON-SALEM, NC 27106-4
Leased	3204	02/25/1999	FORSYTH	4843 COUNTRY CLUB RD.	WINSTON-SALEM, NC 27104-4
Leased	3205	02/25/1999	FORSYTH	106 HICKORY TREE RD.	WINSTON-SALEM, NC 27107
Leased	3206	02/25/1999	ALBEMARLE	1099 RIO ROAD	CHARLOTTESVILLE, VA 22901
Leased	3207	02/25/1999	Covington (city	1106 S MONROE STREET	COVINGTON, VA 24426-2053
Leased	3209	02/25/1999	ROANOKE	3919 ELECTRIC ROAD	ROANOKE, VA 24018
Leased	3210	02/25/1999	Staunton (city)	636 GREENVILLE AVE.	STAUNTON, VA 24401-4804
Leased	3211	02/25/1999	SHENANDOAH	629 S. MAIN STREET	WOODSTOCK, VA 22664-1259

Store Property Type and Address

Property Type	Store #	Open Date	County	Address Line 1	City/state/Zip

Leased	3212	02/25/1999	WYTHE	690 E. MAIN STREET	WYTHEVILLE, VA 24382-2035
Leased	3214	07/15/1999	KERSHAW	840 HWY 1 SOUTH	LUGOFF, SC 29078
Leased	3215	07/15/1999	RICHLAND	8200 TWO NOTCH ROAD	COLUMBIA, SC 29223
Leased	3216	07/15/1999	FLORENCE	3817 W. PALMETTO STREET	FLORENCE, SC 29501
Leased	3217	07/15/1999	MARION	200 E. MCINTYRE STREET	MULLINS, SC 29574
Leased	3219	07/15/1999	DILLON	1375 HWY 38 WEST	LATTA, SC 29565
Leased	3220	07/15/1999	HORRY	1599 US HWY 17	LITTLE RIVER, SC 29566
Leased	3221	07/15/1999	HORRY	1929 10TH AVE NORTH	MYRTLE BEACH, SC 29577
Leased	3222	07/15/1999	DILLON	201 HWY 301 SOUTH	DILLON, SC 29536
Leased	3223	07/15/1999	FLORENCE	4735 E. PALMETTO STREET	FLORENCE, SC 29506
Leased	3224	07/15/1999	HORRY	2863 S. HWY 17 & ATLANTIC	GARDEN CITY, SC 29576
Leased	3225	07/15/1999	HORRY	669 HWY 544	CONWAY, SC 29526
Leased	3226	07/15/1999	HORRY	1217 3RD AVE. SOUTH	MYRTLE BEACH, SC 29577
Leased	3227	07/15/1999	FLORENCE	210 NATIONAL CEMETARY RD	FLORENCE, SC 29501
Leased	3228	07/15/1999	HORRY	1600 CHURCH STREET	CONWAY, SC 29526
Leased	3229	07/15/1999	GEORGETOWN	3741 HWY 17 SOUTH	MURRELLS INLET, SC 29576
Leased	3230	07/15/1999	MARION	1401 E LIBERTY ST	MARION, SC 29571
Leased	3231	07/15/1999	FLORENCE	3200 PINE NEEDLES RD	FLORENCE, SC 29501
Leased	3232	07/15/1999	HORRY	2590 GLENNS BAY ROAD	SURFSIDE BEACH, SC 29575
Leased	3233	07/15/1999	FLORENCE	717 SECOND LOOP ROAD	FLORENCE, SC 29501
Leased	3235	07/15/1999	DILLON	402 S. RICHARDSON ST	LATTA, SC 29565
Leased	3236	07/15/1999	FLORENCE	103 PAMPLICO HWY N.	PAMPLICO, SC 29583
Leased	3237	07/15/1999	FLORENCE	104 GEORGETOWN AVE	JOHNSONVILLE, SC 29555
Leased	3238	07/15/1999	KERSHAW	433 SUMTER HWY	CAMDEN, SC 29020
Leased	3239	07/15/1999	KERSHAW	136 E. DEKALB STREET	CAMDEN, SC 29020
Leased	3240	07/15/1999	FLORENCE	728 SOUTH CASHUA DRIVE	FLORENCE, SC 29501
Leased	3241	07/15/1999	HORRY	1405 S. KINGS HWY	MYRTLE BEACH, SC 29577
Leased	3242	08/12/1999	KERSHAW	2501 N. BROAD STREET	CAMDEN, SC 29020
Leased	3243	07/22/1999	AIKEN	3540 RICHLAND DRIVE	WEST AIKEN, SC 29801
Leased	3244	07/22/1999	AIKEN	1850 WHISKEY ROAD	AIKEN, SC 29803
Leased	3245	07/22/1999	AIKEN	349 EDGEFIELD DRIVE	BELVEDERE, SC 29841
Leased	3246	07/22/1999	AIKEN	1107 YORK STREET	AIKEN, SC 29801
Leased	3247	07/22/1999	AIKEN	3533 AUGUSTA ROAD	WARRENVILLE, SC 29851
Leased	3248	07/22/1999	AIKEN	318 HAMPTON	AIKEN, SC 29801
Leased	3249	07/22/1999	AIKEN	421 W MARTINTOWN RD	NORTH AUGUSTA, SC 29841
Leased	3250	07/22/1999	AIKEN	702 SILVER BLUFF RD	AIKEN, SC 29803
Leased	3251	07/22/1999	AIKEN	1176 AUGUSTA ROAD	BATH, SC 29816
Leased	3252	07/22/1999	AIKEN	1011 EAST PINE LOG ROAD	AIKEN, SC 29803
Leased	3253	07/22/1999	AIKEN	101 ATOMIC ROAD	JACKSON, SC 29831
Leased	3254	07/22/1999	LEXINGTON	I-20 AND RTE 6	LEXINGTON, SC 29072
Leased	3256	07/22/1999	AIKEN	937 EDGE FIELD RD	NORTH AUGUSTA, SC 29841
Leased	3257	07/22/1999	AIKEN	2981 WHISKEY ROAD	AIKEN, SC 29803
Leased	3261	07/22/1999	Richmond	3011 WASHINGTON ROAD	AUGUSTA, GA 30907
Leased	3262	07/22/1999	Richmond	3434 WRIGHTSBORO ROAD	AUGUSTA, GA 30909
Leased	3263	07/22/1999	Richmond	4101 WINDSOR SPRING ROAD	HEPHZIBAH, GA 30815
Leased	3264	07/22/1999	Richmond	2822 PEACH ORCHARD RD	AUGUSTA, GA 30907
Leased	3266	07/22/1999	Richmond	3003 DEANS BRIDGE ROAD	AUGUSTA, GA 30906
Leased	3267	07/22/1999	LEXINGTON	5500 SUNSET BLVD	LEXINGTON, SC 29072
Leased	3270	07/22/1999	Richmond	1494 JONES STREET	AUGUSTA, GA 30901
Leased	3271	07/22/1999	AIKEN	2655 COLUMBIA HWY NORTH	AIKEN, SC 29801
Leased	3272	07/22/1999	LEXINGTON	4048 CHARLESTON HWY	WEST COLUMBIA, SC 29172
Leased	3273	07/22/1999	LEXINGTON	1100 SOUTH LAKE DRIVE	LEXINGTON, SC 29072

Store Property Type and Address

Property Type	Store #	Open Date	County	Address Line 1	City/State/zip

Leased	3274	07/22/1999	LEXINGTON	959 OLD CHREOKEE RD	LEXINGTON, SC 29072
Leased	3275	07/22/1999	Richmond	3333 WASHINGTON RD	MARTINEZ, GA 30907
Leased	3277	07/22/1999	GREENVILLE	3713 EAST NORTH ST	GREENVILLE, SC 29615
Leased	3278	07/22/1999	GREENVILLE	1001 WOODRUFF ROAD	GREENVILLE, SC 29607
Leased	3280	07/22/1999	GREENVILLE	901 W WADE HAMPTON BLVD	GREER, SC 29650
Leased	3281	07/22/1999	GREENVILLE	7901 WHITE HORSE RD	GREENVILLE, SC 29611
Leased	3282	07/22/1999	GREENVILLE	820 CHURCH STREET	GREENVILLE, SC 29601
Leased	3283	07/22/1999	GREENVILLE	2008 ANDERSON ROAD	GREENVILLE, SC 29611
Leased	3284	07/22/1999	GREENVILLE	906 HAYWOOD ROAD	GREENVILLE, SC 29615
Leased	3285	07/22/1999	GREENVILLE	5010 PELHAM RD	GREENVILLE, SC 29615
Leased	3286	07/22/1999	GREENVILLE	1814 WOODRUFF ROAD	GREENVILLE, SC 29615
Leased	3287	07/22/1999	GREENVILLE	1609 WEST BLUE RIDGE	GREENVILLE, SC 29611
Leased	3289	07/22/1999	GREENVILLE	2571 WOODRUFF RD	SIMPSONVILLE, SC 29681
Leased	3290	07/22/1999	SPARTANBURG	1460 W.O. EZELL BLVD	SPARTANBURG, SC 29301
Leased	3292	07/22/1999	SPARTANBURG	1812 EAST MAIN STREET	SPARTANBURG, SC 29301
Leased	3294	07/22/1999	SPARTANBURG	2195 EAST MAIN STREET	DUNCAN, SC 29334
Leased	3296	08/19/1999		2171 N HWY 17	MOUNT PLEASANT, SC 29464
Leased	3297	10/07/1999	CHATHAM	201 EAST 11TH ST HWY 64	SILER CITY, NC 27344
Leased	3298	10/07/1999	CHATHAM	196 SANFORD ROAD	PITTSBORO, NC 27312
Leased	3299	10/07/1999	LEE	3106 S. HORNER BLVD	SANFORD, NC 27330
Leased	3300	10/07/1999	LEE	12457 HWY 421 SOUTH	BROADWAY, NC 27505
Leased	3301	10/07/1999	MOORE	11495 HWY 15-501 AND 211	ABERDEEN, NC 28315
Leased	3302	10/07/1999	WAKE	1414 E WILLIAMS ST HWY 55	APEX, NC 27502
Leased	3303	10/07/1999	WAKE	2506 S. SAUNDERS AND I-40	RALEIGH, NC 27603
Leased	3304	11/11/1999	Hall	2640 DAWSONVILLE HWY	GAINESVILLE, GA 30501
Leased	3305	11/11/1999	Hall	937 QUEEN CITY PARKWAY	GAINESVILLE, GA 30501
Leased	3307	11/11/1999	Hall	1261 THOMPSON BRIDGE RD	GAINESVILLE, GA 30501
Leased	3308	11/11/1999	Hall	615 E E BUTLER ST	GAINESVILLE, GA 30501
Leased	3309	11/11/1999	Hall	3471 MUNDY MILL RD	OAKWOOD, GA 30542
Leased	3310	11/11/1999	Habersham	1007 NORTH MAIN STREET	CORNELIA, GA 30531
Leased	3311	11/11/1999	Hall	1785 BROWNS BRIDGE RD	GAINESVILLE, GA 30501
Leased	3312	11/11/1999	Hall	1680 PARK HILL RD	GAINESVILLE, GA 30501
Leased	3314	11/11/1999	Hall	506 JESSE JEWELL PKWY SW	GAINESVILLE, GA 30501
Leased	3315	11/11/1999	Clarke	615 EAST SPRING ST	MONROE, GA 30655
Leased	3316	11/11/1999	Clarke	1333 LUMPKIN ST	ATHENS, GA 30606
Leased	3317	11/11/1999	Jackson	614 S BROAD ST	COMMERCE, GA 30529
Leased	3318	11/11/1999	Dawson	78 HWY 9 NORTH	DAWSONVILLE, GA 30534
Leased	3319	11/11/1999	White	301 N MAIN ST	CLEVELAND, GA 30528
Leased	3320	11/11/1999	white	990 PRINCE AVE	ATHENS, GA 30605
Leased	3321	11/11/1999	Hall	3350 THOMPSON BRIDGE RD	GAINESVILLE, GA 30506
Leased	3322	11/11/1999	Hall	1260 CANDLER RD	GAINESVILLE, GA 30501
Leased	3323	11/11/1999	Hall	2550 LIMESTONE PKWY	GAINESVILLE, GA 30501
Leased	3324	11/11/1999	Habersham	5000 TALMADGE DRIVE	HOLLYWOOD, GA 30523
Leased	3325	11/11/1999	Barrow	634 CHRISTMAS AVE	BETHLEHEM, GA 30620
Leased	3326	11/11/1999	Henry	1080 JODECO RD	STOCKBRIDGE, GA 30281
Leased	3328	11/11/1999	Henry	5080 BILL GARDNER PKY	LOCUST GROVE, GA 30248
Leased	3330	11/11/1999	Henry	32 E MAIN ST	HAMPTON, GA 30228
Leased	3331	11/11/1999	Spalding	3420 JACKSON RD	GRIFFIN, GA 30253
Leased	3332	11/11/1999	Henry	610 MACON ST	MCDONOUGH, GA 30253
Leased	3333	11/11/1999	Henry	978 HWY 155 W	MCDONOUGH, GA 30253
Leased	3334	11/11/1999	Habersham	1291 LEVEL GROVE RD	CORNELIA, GA 30531
Leased	3336	11/11/1999	Gwinnett	2275 BUFORD HWY	BUFORD, GA 30518

Store Property Type and Address

Property Type	Store #	Open Date	County	Address Line 1	City/state/Zip

Leased	3337	11/11/1999	Dawson	5425 HWY 53 EAST	DAWSONVILLE, GA 30534
Leased	3339	11/11/1999	Hall	2412 OLD CORNELIA HWY	GAINESVILLE, GA 30507
Leased	3341	11/11/1999	Barrow	1334 ATLANTA HWY NW	AUBURN, GA 30011
Leased	3342	11/11/1999	Hall	5804 CORNELIA HWY	ALTO, GA 30510
Leased	3343	11/11/1999	Rockdale	2992 HWY 155	STOCKBRIDGE, GA 30281
Leased	3344	11/11/1999	Henry	3148 JODECO RD	MCDONOUGH, GA 30253
Leased	3345	11/11/1999	Barrow	93 EAST MAY ST	WINDER, GA 30680
Leased	3346	11/11/1999	Clarke	290 US HWY 29 N	ATHENS, GA 30601
Leased	3347	11/11/1999	Henry	181 FAIRVIEW RD	STOCKBRIDGE, GA 30281
Leased	3349	11/11/1999	Madison	18 HWY 72 WEST	COMER, GA 30629
Leased	3350	11/11/1999	Henry	4315 JODECO RD	MCDONOUGH, GA 30253
Leased	3353	11/04/1999		1141 OLD TOWNE ROAD	CHARLESTON, SC 29407
Leased	3354	11/04/1999	CHARLESTON	5255 RIVERS AVE	NORTH CHARLESTON, SC 2940
Leased	3355	11/04/1999		1968 MEETING STREET	CHARLESTON, SC 29404
Leased	3356	11/04/1999	CHARLESTON	897 FOLLY ROAD	CHARLESTON, SC 29412
Leased	3357	11/04/1999		349 COLEMAN BLVD	MOUNT PLEASANT, SC 29464
Leased	3358	11/04/1999		1301 SAM RITTENBERG RD	CHARLESTON, SC 29407
Leased	3359	11/04/1999		1406 SAVANNAH HWY	CHARLESTON, SC 29407
Leased	3361	01/27/2000	BERKELEY	110 SOUTH HIGHWAY 52	MONCKS CORNER, SC 29461
Leased	3362	01/27/2000	BERKELEY	2276 N HWY 52	BONNEAU, SC 29431
Leased	3363	01/27/2000	BERKELEY	3862 BYRNES DRIVE	ST STEPHEN, SC 29431
Leased	3364	01/27/2000	Galax (city)	806 S MAIN ST	GALAX, VA 24333
Leased	3365	01/27/2000	Galax (city)	532 E STUART DRIVE	GALAX, VA 24333
Leased	3366	01/27/2000	Galax (city)	967-A E STUART DR	GALAX, VA 24333
Leased	3367	01/27/2000	CARROLL	62 KELLY RD	FANCY GAP, VA 24328
Leased	3368	01/27/2000	SURRY	2372 ZEPHYR RD	DOBSON, NC 27017
Leased	3369	01/27/2000	CARROLL	2662 CARROLLTON PIKE	HILLSVILLE, VA 24343
Leased	3370	01/27/2000	WYTHE	125 HOLSTON RD	WYTHEVILLE, VA 24382
Leased	3372	01/27/2000	CARROLL	14264 FANCY GAP HWY	CANA, VA 24317
Leased	3373	01/27/2000	SMYTH	5522 HWY 11	ATKINS, VA 24311
Leased	3375	01/27/2000	CARROLL	140 E STUART DR	HILLSVILLE, VA 24343
Leased	3376	01/27/2000	CARROLL	7115 CHANCES CREEK RD	FANCY GAP, VA 24328
Leased	3377	04/20/2000	BEAUFORT	1 B REGENCY PARKWAY	HILTON HEAD ISLAND, SC 29
Leased	3378	04/27/2000	SUMTER	1281 BROAD STREET	SUMTER, SC 29150
Leased	3379	04/27/2000	SUMTER	1 N. WASHINGTON STREET	SUMTER, SC 29150
Leased	3380	04/27/2000	SUMTER	660 W. LIBERTY STREET	SUMTER, SC 29150
Leased	3381	04/27/2000	SUMTER	484 PINEWOOD ROAD	SUMTER, SC 29154
Leased	3382	04/27/2000	SUMTER	2995 BROAD STREET	SUMTER, SC 29154
Leased	3383	09/07/2000	Newport News (c	683 J. CLYDE MORRIS BLVD.	NEWPORT NEWS, VA 23601
Leased	3384	06/29/2000	Jackson	1501 BIENVILLE HWY	OCEAN SPRINGS, MS 39564
Leased	3385	06/29/2000	Forest	7060 HIGHWAY 49 NORTH	HATTIESBURG, MS 39402
Leased	3386	06/29/2000	Forest	2273 HWY 49	BROOKLYN, MS 39425
Leased	3387	06/29/2000	Perry	91933 HIGHWAY 98	MCLAIN, MS 39456
Leased	3388	06/29/2000	Lauderdale	1408 ROEBUCK	MERIDIAN, MS 39301
Leased	3389	06/29/2000	Harrison	13490 HIGHWAY 49 N	GULFPORT, MS 39507
Leased	3390	06/29/2000	Perry	403 HIGHWAY 98 WEST	NEW AUGUSTA, MS 39462
Leased	3391	06/29/2000	Jones	101 FRONT STREET	SANDERSVILLE, MS 39477
Leased	3392	06/29/2000	Jones	905 CHANTILLY STREET	LAUREL, MS 39440
Leased	3393	06/29/2000	Pearl	1102 SOUTH MAIN STREET	POPLARVILLE, MS 39470
Leased	3395	06/29/2000	Forest	4050 HIGHWAY 11 SOUTH	HATTIESBURG, MS 39402
Leased	3396	06/29/2000	Covington	2985 HIGHWAY 49	COLLINS, MS 39428
Leased	3397	06/29/2000	Simpson	121 PINOLA DRIVE	MAGEE, MS 39111

Store Property Type and Address

Property Type	Store #	Open Date	County	Address Line 1	City/State/Zip

Leased	3398	06/29/2000	Lamar	4607 HARDY STREET	HATTIESBURG, MS 39402
Leased	3399	06/29/2000	Lamar	4904 HARDY STREET	HATTIESBURG, MS 39402
Leased	3401	06/29/2000	Marion	519 HIGHWAY 98 BYPASS	COLUMBIA, MS 39429
Leased	3402	09/28/2000	Marion	1911 S AZALEA DRIVE	WIGGINS, MS 39577-8111
Leased	3403	06/29/2000	SPARTANBURG	2445 COUNTRY CLUB RD	SPARTANBURG, SC 29302
Leased	3404	06/29/2000	UNION	908 S DUNCAN BYPASS	UNION, SC 29379
Leased	3405	06/29/2000	SPARTANBURG	7800 WARREN H. ABERNATHY	SPARTANBURG, SC 29301
Leased	3407	06/29/2000	SPARTANBURG	118 CEDAR SPRINGS RD	SPARTANBURG, SC 29302
Leased	3408	06/29/2000	SPARTANBURG	688 E MAIN STREET	SPARTANBURG, SC 29302
Leased	3409	06/29/2000	SPARTANBURG	1245 ASHEVILLE HWY	SPARTANBURG, SC 29303
Leased	3410	06/29/2000	SPARTANBURG	3106 S CHURCH ST	SPARTANBURG, SC 29306
Leased	3411	06/29/2000	SPARTANBURG	2795 BOILING SPRINGS RD	BOILING SPRINGS, SC 29316
Leased	3412	06/29/2000	UNION	2908 FURMAN FENDLEY HWY	JONESVILLE, SC 29353
Leased	3414	06/29/2000	SPARTANBURG	1605 EAST MAIN STREET	DUNCAN, SC 29334
Leased	3415	06/29/2000	SPARTANBURG	315 JOHN DODD RD	SPARTANBURG, SC 29303
Leased	3416	06/29/2000	SPARTANBURG	6200 HWY 221	ROEBUCK, SC 29376
Leased	3417	10/12/2000	SUMTER	2000 WEDGEFIELD RD	SUMTER, SC 29154-4653
Leased	3418	08/24/2000	HORRY	11 HWY 17 BUSINESS	NORTH SURFSIDE BEACH, SC
Leased	3419	08/31/2000	PITT	2200 SOUTH EVANS STREET	GREENVILLE, NC 27858
Leased	3420	09/14/2000	Rankin	2605 COURTHOUSE CIRCLE	JACKSON, MS 39208
Leased	3421	09/14/2000	Rankin	1691 W. GOVERNMENT STREET	BRANDON, MS 39042
Leased	3424	09/14/2000	Madison	1198 GLUCKSTADT ROAD	MADISON, MS 39110
Leased	3425	09/14/2000	Hinds	3434 TERRY ROAD	JACKSON, MS 39212
Leased	3428	09/14/2000	Hinds	1302 NORTH STATE STREET	JACKSON, MS 39202
Leased	3429	09/14/2000	Madison	1008 HWY 51 NORTH	MADISON, MS 39110
Leased	3430	09/14/2000	Hinds	1157 NORTHSIDE DRIVE	JACKSON, MS 39206
Leased	3432	09/14/2000	Madison	725 RICE ROAD	RIDGELAND, MS 39157
Leased	3433	09/14/2000	Rankin	104 GRANTS FERRY ROAD	BRANDON, MS 39042
Leased	3434	09/14/2000	Rankin	320 W. GOVERNMENT STREET	BRANDON, MS 39042
Leased	3435	09/14/2000	Madison	1963 HWY 43	MADISON, MS 39046
Leased	3436	09/14/2000	Madison	1442 WEST PEACE STREET	CANTON, MS 39046
Leased	3437	09/14/2000	Rankin	3100 HWY 49 SOUTH	FLORENCE, MS 39073
Leased	3438	12/18/2001	CHEROKEE	403 SHELBY HIGHWAY	GAFFNEY, SC 29340
Leased	3439	06/27/2002	SPARTANBURG	8998 S.C. HWY. 11	CAMPOBELLO, SC 29322
Leased	3440	09/14/2000	Pearl	100 CROSS PARK DR	PEARL, MS 39208
Leased	3441	08/31/2000	NEWBERRY	2208 SC HIGHWAY 773	PROSPERITY, SC 29127-8469
Leased	3442	11/16/2000	DURHAM	3406 HWY 70E & PAGE ROAD	DURHAM, NC 27703
Leased	3443	12/21/2000	Warren	3400 HALLS FERRY RD	VICKSBURG, MS 39180
Leased	3444	12/21/2000	warren	3140 INDIANA AVE	VICKSBURG, MS 39180
Leased	3445	12/21/2000	Warren	574 HWY 61 N	VICKSBURG, MS 39180
Leased	3446	12/21/2000	warren	4888 HWY 61 S	VICKSBURG, MS 39180
Leased	3447	12/21/2000	warren	4150 WASHINGTON ST	VICKSBURG, MS 39180
Leased	3448	12/21/2000	Yazoo	1501 JERRY CLOWER BLVD	YAZOO CITY, MS 39194
Leased	3449	12/21/2000	Washington	1541 HWY 1 S	GREENVILLE, MS 38701
Leased	3450	12/21/2000	MADISON	1503 HWY 65	TALLULAH, LA 71282
Leased	3452	12/21/2000	MOREHOUSE	1514 E MADISON	BASTROP, LA 71220
Leased	3453	12/21/2000	QUACHITA	200 BRIDGE ST	WEST MONROE, LA 71291
Leased	3454	12/21/2000	QUACHITA	1501 NORTH 18TH ST	MONROE, LA 71201
Leased	3455	12/21/2000	QUACHITA	1471 GARRETT RD	MONROE, LA 71202
Leased	3456	12/21/2000	Rankin	2391 LAKELAND DRIVE	FLOWOOD, MS 39232
Leased	3457	12/21/2000	Harrison	10010 HWY 49	GULFPORT, MS 39501
Leased	3458	12/21/2000	Harrison	1000 CEDAR LAKE	BILOXI, MS 39530

Store Property Type and Address

Property Type	Store #	Open Date	County	Address Line 1	City/state/zip

Leased	3459	12/21/2000	Harrison	10073 RODRIQUEZ	D'IBERVILLE, MS 39540
Leased	3461	12/21/2000	Jackson	1104 BIENVILLE BLVD	OCEAN SPRINGS, MS 39564
Leased	3462	12/21/2000	Harrison	#1 PASS RD	GULFPORT, MS 39501
Leased	3465	12/21/2000	Harrison	11160 LORRAINE RD	GULFPORT, MS 39503
Leased	3466	12/21/2000	Harrison	11791 HWY 15	D'IBERVILLE, MS 39540
Leased	3467	12/21/2000	TANGIPAHOA	900 AVENUE G	KENTWOOD, LA 70444
Leased	3468	12/21/2000	TANGIPAHOA	46011 N PUMA DR	HAMMOND, LA 70401
Leased	3469	12/21/2000	Simpson	1539 SIMPSON HWY	MAGEE, MS 39111
Leased	3470	02/08/2001	CABARRUS	3065 DALE EARNHARDT BLVD	KANNAPOLIS, NC 28083
Leased	3471	01/25/2001	WILSON	4940 RALEIGH ROAD PKWY W	WILSON, NC 27893
Leased	3472	01/25/2001	LENOIR	509 E NEW BERN RD	KINSTON, NC 28504
Leased	3473	01/25/2001	CARTERET	5230 HWY 70 W	MOREHEAD CITY, NC 28557-4
Leased	3474	01/25/2001	WAYNE	2035 HWY 70 W	GOLDSBORO, NC 27530-9543
Leased	3475	01/25/2001	WAKE	3741 CAPITAL BLVD	RALEIGH, NC 27604-3329
Leased	3476	01/25/2001	GUILFORD	3302 S HOLDEN RD	GREENSBORO, NC 27407-1410
Leased	3477	01/25/2001	DURHAM	4604 N ROXBORO RD	DURHAM, NC 27704-1410
Leased	3478	01/25/2001	PITTSYLVANIA	9181 US HWY 29	BLAIRS, VA 24527-0284
Leased	3479	01/25/2001	WAKE	1900 HWY 70 E	GARNER, NC 27529-8794
Leased	3480	01/25/2001	MOORE	1395 US HWY 1 S	ABERDEEN, NC 28387-6265
Leased	3481	01/25/2001	CUMBERLAND	5336 CLIFFDALE RD	FAYETTEVILLE, NC 28314-23
Leased	3482	03/22/2001	HORRY	501 HIGHWAY 17 NORTH	SURFSIDE BEACH, SC 29587
Leased	3483	04/26/2001	GEORGETOWN	3525 HWY 17 S. BUSINESS	MURRELLS INLET, SC 29576
Leased	3484	05/10/2001	HORRY	1501 HIGHWAY 17 NORTH	NORTH MYRTLE BEACH, SC 29
Leased	3485	06/28/2001	RICHLAND	927 ELMWOOD DRIVE	COLUMBIA, SC 29201
Leased	3486	06/28/2001	RICHLAND	5425 FOREST DRIVE	COLUMBIA, SC 29201
Leased	3487	12/27/2001	BRUNSWICK	16 OCEAN HIGHWAY WEST	SUPPLY, NC 28462
Leased	3488	10/09/2003	WAKE	1032 N HARRISON AVE.	CARY, NC 27513
Leased	3489	03/20/2003	DURHAM	7840 LEONARDO DRIVE	DURHAM, NC 27713
Leased	3490	04/03/2003	HORRY	3791 OLEANDER DRIVE	MYRTLE BEACH, SC 29577
Leased	3491	05/01/2003	GEORGETOWN	49 BLACK GUM DRIVE	PAWLEY'S ISLAND, SC 29585
Leased	3494	10/16/2003	HAMILTON	11280 DAYTON PIKE	SODDY DAISY, TN 37379
Leased	3495	10/16/2003	HAMILTON	4011 RINGGOLD ROAD	CHATTANOOGA, TN 37412
Leased	3496	10/16/2003	HAMILTON	9300 LEE HIGHWAY	OOLTEWAH, TN 37363
Leased	3497	10/16/2003	HAMILTON	5030 HUNTER ROAD	OOLTEWAH, TN 37363
Leased	3498	10/16/2003	HAMILTON	8229 MAHAN GAP ROAD	OOLTEWAH, TN 37363
Leased	3499	10/16/2003	Murray	225 GREEN RD. @ HWY. 76	CHATSWORTH, GA 30705
Leased	3501	10/16/2003	Whitfield	4529 CLEVELAND HWY.	COHUTTA, GA 30710-9109
Leased	3502	10/16/2003	Whitfield	3608 CHATSWORTH HWY.	DALTON, GA 30720
Leased	3503	10/16/2003	Catoosa	5703 ALABAMA HWY.	RINGGOLD, GA 30736
Leased	3504	10/16/2003	whitfield	2622 CHATTANOOGA ROAD	ROCKY FACE, GA 30740
Leased	3505	10/16/2003	Whitfield	2800 S. DIXIE HIGHWAY	DALTON, GA 30720
Leased	3506	10/16/2003	walker	CHATTANOOGA VALLEY ROAD	FLINSTONE, GA 30725
Leased	3508	10/16/2003	walker	1897 MCFARLAND GAP AVE.	ROSSVILLE, GA 30741
Leased	3510	10/16/2003	Walker	400 WEST MAIN STREET	LA FAYETTE, GA 30728
Leased	3511	10/16/2003	Walker	209 LEE GORDON MILL RD.	CHICKAMAUGA, GA 30707
Leased	3512	10/16/2003	Whitfield	2200 CLEVELAND HWY.	DALTON, GA 30721
Leased	3513	10/16/2003	Gordon	1476 RED BUD ROAD	CALHOUN, GA 30701
Leased	3514	10/16/2003	HAMILTON	4806 HWY. 58 NORTH	CHATTANOOGA, TN 37416
Leased	3515	10/16/2003	HAMILTON	8701 E. BRAINERDL	CHATTANOOGA, TN 37421
Leased	3516	10/16/2003	Murray	3120 HWY. 52 ALT.	CHATSWORTH, GA 30705
Leased	3517	10/16/2003	HAMILTON	6960 LEE HWY.	CHATTANOOGA, TN 37421
Leased	3518	10/16/2003	Gordon	NORTH HWY. 41	CALHOUN, GA 30701

Store Property Type and Address

Property Type	Store #	Open Date	County	Address Line 1	City/state/zip

Leased	3519	10/16/2003	Gordon	702 E. HIGHWAY 53 SE	CALHOUN, GA 30701
Leased	3521	10/16/2003	Chattooga	406 LYLERLY HWY.	SUMMERVILLE, GA 30747
Leased	3523	10/16/2003	Whitfield	1010 E. WALNUT AVE.	DALTON, GA 30720
Leased	3524	10/16/2003	HAMILTON	234 BROWN'S FERRY RD.	CHATTANOOGA, TN 37419
Leased	3526	10/16/2003	Murray	102 E. FORT STREET	CHATSWORTH, GA 30705
Leased	3527	10/16/2003	HAMILTON	2514 AMNICOLA HWY.	CHATTANOOGA, TN 37406
Leased	3528	10/16/2003	Dade	190 SOUTH MAIN STREET	TRENTON, GA 30752
Leased	3533	10/16/2003	HAMILTON	5501 HWY. 153	HIXSON, TN 37343
Leased	3535	10/16/2003	BRADLEY	2300 SPRING PLACE ROAD	CLEVELAND, TN 37323
Leased	3536	10/16/2003	Floyd	4818 ALABAMA HWY.	ROME, GA 30161
Leased	3537	10/16/2003	Floyd	4350 MARTHA BERRY HWY.	ROME, GA 30161
Leased	3538	10/16/2003	HAMILTON	10086 DAYTON PIKE	SODDY DAISY, TN 37379
Leased	3539	10/16/2003	HAMILTON	6224 HIXSON PIKE	CHATTANOOGA, TN 37343
Leased	3540	10/16/2003	HAMILTON	1182 MOUNTAIN CREEK ROAD	CHATTANOOGA, TN 37405
Leased	3541	10/16/2003	HAMILTON	1005 HIXSON PIKE	CHATTANOOGA, TN 37405
Leased	3543	10/16/2003	HAMILTON	2501 DAYTON BLVD.	RED BANK, TN 37415
Leased	3544	10/16/2003	HAMILTON	902 DALLAS ROAD	CHATTANOOGA, TN 37405
Leased	3545	10/16/2003	HAMILTON	5710 LAKE RESORT DRIVE	CHATTANOOGA, TN 37415
Leased	3546	10/16/2003	BRADLEY	3480 KEITH STREET NW	CLEVELAND, TN 37312
Leased	3547	10/16/2003	BRADLEY	4850 GEORGETOWN PIKE	CLEVELAND, TN 37312
Leased	3548	10/16/2003	MCMINN	703 SOUTH WHITE STREET	ATHENS, TN 37303
Leased	3549	10/16/2003	Floyd	910 NORTH BROAD, NE	ROME, GA 30161
Leased	3550	10/16/2003	HAMILTON	712 SIGNAL MOUNTAIN ROAD	CHATTANOOGA, TN 37405
Leased	3551	10/16/2003	Floyd	6 SHORTER AVENUE	ROME, GA 30165
Leased	3552	10/16/2003	HAMILTON	3740 TENNESSEE AVE.	CHATTANOOGA, TN 37409
Leased	3553	10/16/2003	Catoosa	5337 ALABAMA HWY.	RINGGOLD, GA 30736
Leased	3554	10/16/2003	Bartow	902 JOE FRANKLIN PARKWAY	CARTERSVILLE, GA 30120
Leased	3555	10/16/2003	Walker	1301 LAFAYETTE ROAD	ROSSVILLE, GA 30741
Leased	3556	10/16/2003	MARION	4919 MAIN STREET	JASPER, TN 37347
Leased	3557	10/16/2003	HAMILTON	4849 HIXSON PIKE	HIXSON, TN 37343
Leased	3558	10/16/2003	SEQUATCHIE	17330 RANKIN AVE.	DUNLAP, TN 37327
Leased	3559	10/16/2003	COFFEE	1200 MCARTHUR STREET	MANCHESTER, TN 37355
Leased	3560	10/16/2003	Dade	I-59 @ HWY. 136	TRENTON, GA 30752
Leased	3561	10/16/2003	Catoosa	4257 CLOUD SPRINGS RD.	RINGGOLD, GA 30736
Leased	3562	10/16/2003	RUTHERFORD	2493 SOUTH CHURCH STREET	MURFREESBORO, TN 37127
Leased	3563	10/16/2003	Gordon	1401 RED BUD ROAD	CALHOUN, GA 30701
Leased	3564	10/16/2003	Floyd	3070 CEDARTOWN HWY. SW	ROME, GA 30161
Leased	3565	10/16/2003	COFFEE	1264 MCMINNVILLE HWY.	MANCHESTER, TN 37355
Leased	3566	10/16/2003	RUTHERFORD	2374 OLD FORT PKWY.	MURFREESBORO, TN 37128
Leased	3567	10/16/2003	COFFEE	2278 HILLSBORO BLVD.	MANCHESTER, TN 37355
Leased	3568	10/16/2003	BRADLEY	2695 BLACKBURN ROAD, SE	CLEVELAND, TN 37323
Leased	3569	10/16/2003	RHEA	8994 RHEA COUNTY HWY.	DAYTON, TN 37321
Leased	3570	10/16/2003	HAMILTON	6708 RINGGOLD ROAD	EAST RIDGE, TN 37412
Leased	3571	10/16/2003	MCMINN	835 HWY. 411 NORTH	ETOWAH, TN 37331
Leased	3573	10/16/2003	HAMILTON	8540 HIXSON PIKE	HIXSON, TN 37343
Leased	3574	10/16/2003	HAMILTON	13424 DAYTON PIKE	SODDY DAISY, TN 37379
Leased	3575	10/16/2003	HAMILTON	8640 DAYTON PIKE	SODDY DAISY, TN 37379
Leased	3576	10/16/2003	HAMILTON	4026 SHALLOWFORD ROAD	CHATTANOOGA, TN 37411
Leased	3577	10/16/2003	HAMILTON	3407 AMNICOLA HWY.	CHATTANOOGA, TN 37406
Leased	3578	10/16/2003	HAMILTON	4300 NORCROSS RD.	HIXSON, TN 37343
Leased	3580	10/16/2003	GRUNDY	1675 MAIN STREET	MONTEAGLE, TN 37356
Leased	3581	10/16/2003	whitfield	3390 AIRPORT ROAD	DALTON, GA 30721

Store Property Type and Address

Property Type	Store #	Open Date	County	Address Line 1	City/State/zip

Leased	3582	10/16/2003	HAMILTON	3743 CUMMINGS HWY.	CHATTANOOGA, TN 37419
Leased	3583	10/16/2003	RUTHERFORD	1702 SOUTH RUTHERFORD BLV	MURFREESBORO, TN 37130
Leased	3584	10/16/2003	RUTHERFORD	519 WALDRON ROAD	LA VERGNE, TN 37086
Leased	3585	10/16/2003	WILLIAMSON	8003 HORTON HWY.	ARRINGTON, TN 37014
Leased	3586	10/16/2003	POLK	4147 HWY. 411	OCOEE, TN 37361
Leased	3587	10/16/2003	Catoosa	3095 BATTLEFIELD PARKWAY	FT. OGLETHORPE, GA 30742
Leased	3588	10/16/2003	HAMILTON	9652 E. BRAINERD RD.	CHATTANOOGA, TN 37421
Leased	3589	10/16/2003	BRADLEY	210 25TH STREET, NW	CLEVELAND, TN 37336
Leased	3590	10/16/2003	Whitfield	2214 EAST WALNUT AVE.	DALTON, GA 30721
Leased	3592	10/16/2003	BRADLEY	2280 SPRING PLACE RD SE	CLEVELAND, TN 37323
Leased	3593	10/16/2003	BRADLEY	2502 BLUE SPRINGS RD.	CLEVELAND, TN 37311
Leased	3594	10/16/2003	MONROE	416 SWEETWATER-VONROE RD	SWEETWATER, TN 37874
Leased	3595	10/16/2003	MEGIS	106 HIGHWAY 58 SOUTH	DECATUR, TN 37322
Leased	3596	10/16/2003	POLK	5067 HIGHWAY 64	DUCKTOWN, TN 37326
Leased	3597	10/16/2003	POLK	6254 HWY. 411	BENTON, TN 37307
Leased	3598	10/16/2003	MCMINN	MT. VERD ROAD & I-75	ATHENS, TN 37303
Leased	3599	10/16/2003	MONROE	1157 HIGHWAY 68	SWEETWATER, TN 37874
Leased	3601	10/16/2003	MONROE	708 SOUTH MAIN STREET	SWEETWATER, TN 37874
Leased	3602	10/16/2003	HAMILTON	6003 SHALLOWFORD ROAD	CHATTANOOGA, TN 37421
Leased	3604	10/16/2003	Whitfield	1200 CLEVELAND HWY.	DALTON, GA 30721
Leased	3605	10/16/2003	HAMILTON	5012 HIXSON PIKE	HIXSON, TN 37343
Leased	3606	10/16/2003	MCMINN	2631 DECATUR PIKE	ATHENS, TN 37303
Leased	3607	10/16/2003	HAMILTON	6239 HIGHWAY 58	HARRISON, TN 37341
Leased	3608	10/16/2003	RUTHERFORD	796 NISSAN DRIVE	SMYRNA, TN 37167
Leased	3609	10/16/2003	DAVIDSON	198 HAYWOOD LANE	NASHVILLE, TN 37211
Leased	3610	10/16/2003	COFFEE	989 INTERSTATE DRIVE	MANCHESTER, TN 37355
Leased	3611	10/16/2003	HAMILTON	109 SEQUOYAH ACCESS RD.	SODDY DAISY, TN 37379
Leased	3612	10/16/2003	Whitfield	3901 CLEVELAND HWY.	DALTON, GA 30721
Leased	3613	10/16/2003	RUTHERFORD	5183 MURFREESBORO ROAD	LA VERGNE, TN 37086
Leased	3614	10/16/2003	HAMILTON	7020 E. BRAINERD ROAD	CHATTANOOGA, TN 37421
Leased	3615	10/16/2003	Catoosa	6855 BATTLEFIELD PARKWAY	RINGGOLD, GA 30736
Leased	3616	10/16/2003	HAMILTON	4900 BRAINERD RD.	CHATTANOOGA, TN 37411
Leased	3617	10/16/2003	RUTHERFORD	2610 SOUTH CHURCH ST.	MURFREESBORO, TN 37127
Leased	3618	10/16/2003	SUMNER	1221 SOUTH WATER AVE.	GALLATIN, TN 37066
Leased	3619	10/16/2003	walker	1001 LAFAYETTE ROAD	CHICKAMAUGA, GA 30707
Leased	3620	10/16/2003	WILSON	10576 LEBANON ROAD	MT. JULIET, TN 37122
Leased	3621	10/16/2003	BEDFORD	2098 MADISON ST.	SHELBYVILLE, TN 37160
Leased	3622	10/16/2003	Catoosa	11418 HIGHWAY 41	RINGGOLD, GA 30736
Leased	3623	10/16/2003	HAMILTON	600 ASHLAND TERRACE	CHATTANOOGA, TN 37415
Leased	3624	10/16/2003	HAMILTON	2300 JENKINS RD.	CHATTANOOGA, TN 37421
Leased	3625	10/16/2003	WILSON	1309 WEST MAIN STREET	LEBANON, TN 37087
Leased	3626	10/16/2003	RUTHERFORD	3401 MEMORIAL ROAD	MURFREESBORO, TN 37129
Leased	3627	10/16/2003	PUTNAM	1300 EAST SPRING STREET	COOKVILLE, TN 38501
Leased	3628	10/16/2003	BRADLEY	2890 WATERLEVEL HIGHWAY	CLEVELAND, TN 37323
Leased	3629	10/16/2003	HAMILTON	6917 MIDDLE VALLEY RD.	HIXSON, TN 37343
Leased	3630	06/03/2004	JASPER	14 D. MARK CUMMINGS ROAD	HARDEEVILLE, SC 29927
Leased	3631	12/01/2005	RUTHERFORD	1880 ALMAVILLE ROAD	SMYRNA, TN 37167
Leased	3636	04/21/2005	Floyd	500 BURNETT FERRY RD.	ROME, GA 30165
Leased	3637	04/21/2005	Floyd	2221 SHORTER AVE.	ROME, GA 30165
Leased	3638	04/21/2005	Floyd	1808 DEAN ST.	ROME, GA 30165
Leased	3639	04/21/2005	Bartow	1361 JOE FRANK HARRIS	CARTERSVILLE, GA 30120
Leased	3640	04/21/2005	Floyd	1501 MARTHA BERRY BLVD	ROME, GA 30165

Store Property Type and Address

Property Type	Store #	Open Date	County	Address Line 1	City/State/Zip

Leased	3641	04/21/2005	Pike	101 us 231 SOUTH	TROY, AL 36081
Leased	3642	04/21/2005	Colbert	4319 JACKSON HWY	SHEFFIELD, AL 35660
Leased	3643	04/21/2005	Houston	4196 ROSS CLARK CIRCLE	DOTHAN, AL 36303
Leased	3644	04/21/2005	Bartow	5265 GLADE RD.	ACWORTH, GA 30101
Leased	3645	04/21/2005	Carroll	1218 MAPLE ST.	CARROLLTON, GA 30117
Leased	3646	04/21/2005	Bartow	898 JOE FRANK HARRIS PKWY	CARTERSVILLE, GA 30120
Leased	3647	04/21/2005	Floyd	1881 OLD CALHOUN RD.	ROME, GA 30161
Leased	3648	04/21/2005	Floyd	1407 KINGSTON HWY	ROME, GA 30161
Leased	3649	04/21/2005	Etowah	1205 W. MEIGHAN BLVD.	GADSDEN, AL 35904
Leased	3650	04/21/2005	Carroll	1871 HWY 27	CARROLLTON, GA 30117
Leased	3651	04/21/2005	Gordon	808 SOUTH WALL ST.	CALHOUN, GA 30701
Leased	3652	04/21/2005	Chattooga	4326 HWY 27	SUMMERVILLE, GA 30747
Leased	3653	04/21/2005	Bartow	1325 EAST MAIN ST.	CARTERSVILLE, GA 30120
Leased	3654	04/21/2005	Marshall	2242 US HWY 431	BOAZ, AL 35957
Leased	3655	04/21/2005	Floyd	2401 GARDEN LAKES BLVD	ROME, GA 30165
Leased	3656	04/21/2005	Whitfield	220 CONNECTOR 3	DALTON, GA 30721
Leased	3658	04/21/2005	Chattooga	10935 NORTH COMMERCE ST.	SUMMERVILLE, GA 30747
Leased	3659	04/21/2005	Floyd	1425 TURNER MCCALL BLVD.	ROME, GA 30161
Leased	3660	04/21/2005	Murray	1607 HWY 411 N.	CHATSWORTH, GA 30705
Leased	3661	04/21/2005	Murray	6110 HWY 411 N.	CHATSWORTH, GA 30705
Leased	3662	04/21/2005	Catoosa	15 DIETZ RD.	RINGGOLD, GA 30736
Leased	3663	04/21/2005	Lee	3902 PEPPERELL PKWY.	OPELIKA, AL 36801
Leased	3664	04/21/2005	Talladega	32344 US HWY 280	CHILDERSBURG, AL 35044
Leased	3665	04/21/2005	Calhoun	800 SOUTH QUINTARD AVE	ANNISTON, AL 36202
Leased	3666	04/21/2005	Calhoun	1050 PELHAM RD.	JACKSONVILLE, AL 36265
Leased	3667	04/21/2005		1601 HWY 21 S / I-20	OXFORD, AL 36203
Leased	3668	04/21/2005	DeKalb	1707 GLENN BLVD.	FT. PAYNE, AL 35968
Leased	3669	04/21/2005	Bartow	496 E. MAIN STREET	CARTERSVILLE, GA 30120
Leased	3670	04/21/2005	Morgan	2317 HWY 31 S/I-65	DECATUR, AL 35601
Leased	3671	04/21/2005	Bartow	924 ADAIRSVILLE HWY	ADAIRSVILLE, GA 30103
Leased	3672	04/21/2005	Jefferson	1700 TALLAPOOSA ST.	BIRMINGHAM, AL 35234
Leased	3673	04/21/2005	Montgomery	966 WEST SOUTH BLVD.	MONTGOMERY, AL 36105
Leased	3674	04/21/2005	Etowah	100 TAYLOR ST./I-59	GADSDEN, AL 35904
Leased	3675	04/21/2005	Bartow	5646 HWY 20 SE	CARTERSVILLE, GA 30120
Leased	3676	04/21/2005	Carroll	1123 N. PARK STREET	CARROLLTON, GA 30117
Leased	3677	04/21/2005	Madison	6278 UNIVERSITY DRIVE	HUNTSVILLE, AL 35806
Leased	3678	04/21/2005	Floyd	5880 NEW CALHOUN RD.	ROME, GA 30161
Leased	3679	04/21/2005	Madison	5000 MEMORIAL PKWY. NW	HUNTSVILLE, AL 35810
Leased	3680	04/21/2005	Jefferson	1200 W. BANKHEAD HWY	BIRMINGHAM, AL 35234
Leased	3681	04/21/2005	Harrison	2803 25TH AVENUE	GULFPORT, MS 39501
Leased	3682	04/21/2005	Shelby	715 CAHABA VALLEY RD/I-65	PELHAM, AL 35124
Leased	3683	04/21/2005	Bartow	501 N. TENNESSEE ST.	CARTERSVILLE, GA 30120
Leased	3684	04/21/2005	Madison	540 JORDAN LANE	HUNTSVILLE, AL 35806
Leased	3685	04/21/2005	Colbert	2525 AVALON AVE.	MUSCLE SHOALS, AL 35661
Leased	3686	04/21/2005	Jackson	21700 JOHN T REID PKWY/	SCOTTSBORO, AL 35768
Leased	3687	04/21/2005	Carroll	3008 ALABAMA AVE.	BREMEN, GA 30110
Leased	3688	04/21/2005	Calhoun	851 LAGARDE AVE	ANNISTON, AL 36201
Leased	3689	04/28/2005	Lauderdale	602 COX CREEK PARKWAY	FLORENCE, AL 35630
Leased	3690	07/21/2005	Montgomery	6500 ATLANTA HWY	MONTGOMERY, AL 36117
Leased	3691	05/12/2005	CHARLESTON	5302 RIVERS AVE	NORTH CHARLESTON, SC 2940
Leased	3692	05/12/2005	CHARLESTON	2957 WEST MONTAGUE	NORTH CHARLESTON, SC 2941
Leased	3693	05/12/2005	CHARLESTON	1190 REMOUNT ROAD	NORTH CHARLESTON, SC 2940

Store Property Type and Address

Property Type	Store #	Open Date	County	Address Line 1	City/State/Zip

Leased	3695	05/26/2005		510 EAST MAIN STREET	SENATOBIA, MS 38668
Leased	3696	01/04/2007		11006 HIGHWAY 49 SOUTH	GULFPORT, MS 39503
Leased	3698	08/18/2005	Cheasapeake	5191 W. MILITARY HWY	CHESAPEAKE, VA 23321
Leased	3700	08/18/2005	Suffolk	2865 PRUDEN BLVD.	SUFFOLK, VA 23434
Leased	3702	08/18/2005	Norfolk	1146 N. MILITARY HWY	NORFOLK, VA 23504
Leased	3703	08/18/2005	Franklin	1643 ARMORY DR.	FRANKLIN, VA 23851
Leased	3707	08/18/2005	BOTETOURT	2765 LEE HWY S	TROUTVILLE, VA 24175
Leased	3708	08/18/2005	WYTHE	117 READY MIX RD.	WYTHEVILLE, VA 24382
Leased	3709	08/18/2005	BLAND	74 INDIAN VILLAGE TRAIL	BASTIAN, VA 24314
Leased	3712	08/18/2005	BLAND	8006 SOUTH SCENIC HWY.	BLAND, VA 24315
Leased	3713	08/18/2005	AUGUSTA	313 SPRING FIELD LANE	STAUNTON, VA 24401
Leased	3714	08/18/2005	BLAND	6168 NORTH SCENIC HIGHWAY	BASTIAN, VA 24314
Leased	3715	08/18/2005	WYTHE	1995 E. MAIN ST.	WYTHEVILLE, VA 24382
Leased	3716	08/18/2005	WYTHE	152 MAJOR GRAHAMS RD.	MAX MEADOWS, VA 24360
Leased	3717	08/18/2005	AMHERST	4243 S. AMHERST HWY	MADISON HEIGHTS, VA 24572
Leased	3718	08/18/2005	ROANOKE	7107 WILLIAMSON RD.	ROANOKE, VA 24019
Leased	3720	01/19/2006	Floyd	2995 CEDARTOWN ROAD	ROME, GA 30161
Leased	3721	09/22/2005	TUSCALOOSA	12001 HWY 43 N	NORTHPORT, AL 35475
Leased	3722	09/22/2005	TUSCALOOSA	4324 CRABBE RD.	NORTHPORT, AL 35476
Leased	3723	09/22/2005	TUSCALOOSA	4513 UNIVERSITY BLVD. E	TUSCALOOSA, AL 35404
Leased	3724	09/22/2005	TUSCALOOSA	3509 CULVER RD.	TUSCALOOSA, AL 35401
Leased	3725	09/22/2005	TUSCALOOSA	3850 UNIVERSITY BLVD. EAS	TUSCALOOSA, AL 35404
Leased	3726	09/22/2005	GREENE	30054 U.S. HIGHWAY 11	KNOXVILLE, AL 35469
Leased	3727	09/22/2005	TUSCALOOSA	15463 HWY 216	BROOKWOOD, AL 35444
Leased	3728	09/22/2005	TUSCALOOSA	6718 HWY 69 S	TUSCALOOSA, AL 35405
Leased	3729	09/22/2005	TUSCALOOSA	4500 HIGHWAY 171	NORTHPORT, AL 35476
Leased	3730	09/22/2005	TUSCALOOSA	1701 LURLEEN WALLACE BLVD	NORTHPORT, AL 35476
Leased	3731	09/22/2005	TUSCALOOSA	6404 UNIVERSITY BLVD E,	COTTONDALE, AL 35453
Leased	3732	09/22/2005		5525 MCFARLAND BLVD. (HWY	NORTHPORT, AL 35476
Leased	3733	09/22/2005	TUSCALOOSA	4751 RICE MINE ROAD NE	TUSCALOOSA, AL 35406
Leased	3736	11/17/2005	Madison	100 COLONY CROSSING BLVD	MADISON, MS 39110
Leased	3737	12/15/2005	Richmond	3539 WHEELER ROAD	AUGUSTA, GA 30909
Leased	3738	02/16/2006	Hinds	1264 HIGH ST.	JACKSON, MS 39202
Leased	3739	02/16/2006	warren	3060 INDIANA AVE.	VICKSBURG, MS 39180
Leased	3741	02/16/2006	ST TAMMANY	350 VOTERS RD.	SLIDELL, LA 70461
Leased	3742	02/16/2006	Hinds	7442 SIWELL RD.	JACKSON, MS 39212
Leased	3743	02/16/2006	Madison	1860 MAIN ST.	MADISON, MS 39110
Leased	3744	02/16/2006	ST TAMMANY	101 BROWN SWITCH RD.	SLIDELL, LA 70459
Leased	3745	02/16/2006	Hinds	6154 OLD CANTON RD,	JACKSON, MS 39211
Leased	3746	02/16/2006	Hinds	549 HIGHWAY 80 WEST	CLINTON, MS 39056
Leased	3747	02/16/2006	Rankin	2675 LAKELAND DR	FLOWOOD, MS 39232
Leased	3748	02/16/2006	Rankin	461 SOUTH PEARSON RD.	PEARL, MS 39208
Leased	3749	02/16/2006	Rankin	690 GRANTS FERRY RD.	FLOWOOD, MS 39047
Leased	3750	02/16/2006	warren	3326 CLAY ST.	VICKSBURG, MS 39183
Leased	3751	02/16/2006	Hinds	550 SPRINGRIDGE RD.	CLINTON, MS 39056
Leased	3752	02/16/2006	Hancock	100 NORTHEAST INTERCHANGE	DIAMONDHEAD, MS 39525
Leased	3753	02/16/2006	Warren	4460 CLAY ST.	VICKSBURG, MS 39183
Leased	3754	02/16/2006	Warren	725 HIGHWAY 61 SOUTH	VICKSBURG, MS 39180
Leased	3755	02/16/2006	Harrison	11305 THREE RIVERS RD.	GULFPORT, MS 39506
Leased	3756	02/16/2006	ST TAMMANY	70325 HIGHWAY 21	COVINGTON, LA 70433
Leased	3757	02/16/2006	Jackson	8000 TUCKER RD.	OCEAN SPRINGS, MS 39564
Leased	3758	02/16/2006	Jackson	7100 HIGHWAY 63	MOSS POINT, MS 39563

Store Property Type and Address

Property Type	Store #	Open Date	County	Address Line 1	City/State/zip

Leased	3759	02/16/2006	Rankin	3104 HIGHWAY 49	FLORENCE, MS 39073
Leased	3760	02/16/2006	Harrison	10406 HIGHWAY 49	GULFPORT, MS 39506
Leased	3761	02/16/2006	Rankin	345 AIRPORT ROAD	PEARL, MS 39208
Leased	3762	02/16/2006	TANGIPAHOA	15389 HIGHWAY 22	PONCHATOULA, LA 70454
Leased	3763	02/16/2006	ST TAMMANY	69290 HIGHWAY 21	COVINGTON, LA 70433
Leased	3764	02/16/2006	ST TAMMANY	4115 HIGHWAY 59	MANDEVILLE, LA 70471
Leased	3765	02/16/2006	Harrison	3716 SANGANI BLVD	D'IBERVILLE, MS 39540
Leased	3766	02/16/2006	Rankin	2145 HIGHWAY 18	BRANDON, MS 39042
Leased	3767	04/27/2006	LIVINGSTON	28437 HWY 43	ALBANY, LA 70711
Leased	3768	02/16/2006	ST TAMMANY	4095 HWY. 59	MANDEVILLE, LA 70448
Leased	3769	02/16/2006	BOSSIER	1980 AIRLINE DR.	BOSSIER CITY, LA 71112
Leased	3770	02/16/2006	BOSSIER	4006 BARKSDALE BLVD.	BOSSIER CITY, LA 71112
Leased	3771	02/16/2006	BOSSIER	2651 BENTON RD.	BOSSIER CITY, LA 71111
Leased	3772	02/16/2006	CADDO	5112 MONKHOUSE DR.	SHREVEPORT, LA 71109
Leased	3773	02/16/2006	CADDO	1901 NORTH MARKET	SHREVEPORT, LA 71107
Leased	3774	02/16/2006	CADDO	7950 YOUREE DR.	SHREVEPORT, LA 71115
Leased	3775	02/16/2006	CADDO	3100 BERT KOUNS	SHREVEPORT, LA 71118
Leased	3776	02/16/2006	CADDO	5725 HEARNE	SHREVEPORT, LA 71108
Leased	3777	02/09/2006	LEE	2062 HORNER BLVD.	SANFORD, NC 27330
Leased	3778	02/09/2006	LEE	2219 JEFFERSON DAVIS HWY	SANFORD, NC 27330
Leased	3779	02/09/2006	ROBESON	921 W. BROAD ST.	ST. PAUL'S, NC 28384
Leased	3780	02/09/2006	DURHAM	3321 APEX HWY 55	DURHAM, NC 27713
Leased	3781	02/09/2006	DURHAM	106 NC 54 I-40 & FAYETTEV	DURHAM, NC 27713
Leased	3782	02/09/2006	GUILFORD	3001 PLEASANT GARDEN RD	GREENSBORO, NC 27406
Leased	3783	02/09/2006	GUILFORD	501 TEAGUE ST.	GREENSBORO, NC 27406
Leased	3785	02/09/2006	GUILFORD	337 W. WENDOVER AVE.	GREENSBORO, NC 27408
Leased	3786	02/09/2006	GUILFORD	621 GREEN VALLEY RD.	GREENSBORO, NC 27408
Leased	3787	02/09/2006	GUILFORD	6400 BURLINGTON RD.	WHITSETT, NC 27377-9716
Leased	3788	02/09/2006	GUILFORD	820 N. MAIN ST.	HIGH POINT, NC 27262
Leased	3790	02/09/2006	WATAUGA	2200 US HWY 421 SOUTH	BOONE, NC 28607
Leased	3791	02/09/2006	ALAMANCE	801 E. HARDEN ST.	GRAHAM, NC 27253
Leased	3792	02/09/2006	ALAMANCE	2602 S. MEBANE ST.	BURLINGTON, NC 27215
Leased	3793	02/09/2006	WAKE	1237 N. MAIN ST.	FUQUAY-VARINA, NC 27526
Leased	3794	02/09/2006	WAKE	4201 PLEASANT VALLEY RD.	RALEIGH, NC 27612
Leased	3795	02/09/2006	WAKE	1410 W. WILLIAMS ST.	APEX, NC 27502
Leased	3797	03/02/2006	WAKE	302 EAST WILLIAMS STREET	APEX, NC 27502
Leased	3798	02/16/2006	CADDO	6911 LINWOOD AVE	SHREVEPORT, LA 71108
Leased	3799	05/11/2006		580 14TH ST. SOUTH	BESSEMER, AL 35020
Leased	3801	05/11/2006		401 PALISADES BLVD.	BIRMINGHAM, AL 35209
Leased	3802	05/11/2006		3935 CROSSHAVEN DR.	BIRMINGHAM, AL 35243
Leased	3805	05/11/2006		1816 CRESTWOOD BLVD.	IRONDALE, AL 35210
Leased	3806	05/11/2006		16725 HIGHWAY 280	CHELSEA, AL 35043
Leased	3808	05/11/2006		2078-A VALLEYDALE RD.	HOOVER, AL 35244
Leased	3809	05/11/2006		2677 VALLEYDALE RD.	BIRMINGHAM, AL 35244
Leased	3810	05/11/2006		1503 11TH AVE. SOUTH	BIRMINGHAM, AL 35205
Leased	3811	05/11/2006		2258 BESSEMER RD.	BIRMINGHAM, AL 35208
Leased	3813	05/11/2006		3640 LORNA ROAD	HOOVER, AL 35216
Leased	3817	05/11/2006		701 KEY DR.	BIRMINGHAM, AL 35242
Leased	3819	05/11/2006		400 GREEN SPRINGS HWY.	HOMEWOOD, AL 35209
Leased	3821	05/11/2006		2501 JOHN HAWKINS PARKWAY	HOOVER, AL 35244
Leased	3823	05/11/2006	TUSCALOOSA	7245 SKYLAND BLVD. EAST	TUSCALOOSA, AL 35401
Leased	3824	05/11/2006	TUSCALOOSA	2400 MCFARLAND BLVD.	TUSCALOOSA, AL 35405

Store Property Type and Address

Property Type	Store #	Open Date	County	Address Line 1	City/State/Zip

Leased	3825	05/11/2006	TUSCALOOSA	615 UNIVERSITY BLVD.	TUSCALOOSA, AL 35401
Leased	3827	05/11/2006		199 MAIN ST.	TRUSSVILLE, AL 35173
Leased	3831	05/11/2006		1846 HWY 14 E	PRATTVILLE, AL 36066
Leased	3832	05/11/2006		613 HWY 78 E	JASPER, AL 35501
Leased	3835	05/11/2006		2195 HWY 150	HOOVER, AL 35244
Leased	3838	06/15/2006		1747 RAINBOW DR.	GADSDEN, AL 35901
Leased	3839	08/10/2006	CHATHAM	1513 E. 11TH ST	SILER CITY, NC 27344
Leased	3841	08/10/2006	MOORE	2120 JUNIPER LAKE RD	WEST END, NC 27376
Leased	3842	08/10/2006	MOORE	7249 US HWY 15-501	CARTHAGE, NC 28327
Leased	3843	08/10/2006	LEE	4470 NC HWY 87 S	SANFORD, NC 27332
Leased	3844	08/10/2006	LEE	2206 JEFFERSON DAVIS HWY	SANFORD, NC 27332
Leased	3845	08/17/2006	Forest	103 CAMPBELL LOOP	HATTIESBURG, MS 39402
Leased	3848	08/31/2006	Duval	2517 SOUTH 3RD STREET	JACKSONVILLE BEACH, FL 32
Leased	3849	08/31/2006	Duval	10550 SAN JOSE BLVD	JACKSONVILLE, FL 32223
Leased	3851	09/28/2006	Okaloosa	34920 EMERALD COAST PKWY	DESTIN, FL 32541
Leased	3852	09/28/2006	Okaloosa	4563 HWY 20 EAST	NICEVILLE, FL 32578
Leased	3853	10/19/2006	DARE	1800 N. CROATAN HWY	KILL DEVIL HILLS, NC 2794
Leased	3854	10/19/2006	DARE	100 W. OCEAN BAY BLVD	KILL DEVIL HILLS, NC 2794
Leased	3855	11/02/2006	JASPER	574 INDEPENDENCE BLVD	HARDEEVILLE, SC 29927
Leased	3856	11/16/2006	MONTGOMERY	601 TINY TOWN ROAD	CLARKSVILLE, TN 37042
Leased	3857	11/16/2006	MONTGOMERY	523 DOVER ROAD	CLARKSVILLE, TN 37042
Leased	3858	11/16/2006	SUMNER	377 HANCOCK STREET	GALLATIN, TN 37066
Leased	3860	12/14/2006	Collier	4025 PINE RIDGE RD. EXT.	NAPLES, FL 34119
Leased	3861	12/21/2006		100 HWY 51 NORTH	BATESVILLE, MS 38606
Leased	3862	12/21/2006		201 WILSON DRIVE	SENATOBIA, MS 38668
Leased	3863	12/21/2006		1700 BELK AVENUE	OXFORD, MS 38655
Leased	3864	12/21/2006		625 HWY 51 SOUTH	BATESVILLE, MS 38606
Leased	3865	12/21/2006		217 MARTIN LUTHER STREET	MARKS, MS 38646
Leased	3866	12/21/2006		696 HWY 6 EAST	BATESVILLE, MS 38606
Leased	3867	12/21/2006		903 HWY 9 SOUTH	EUPORA, MS 39744
Leased	3868	01/11/2007	LEE	14591 HWY 27 W	SANFORD, NC 27332
Leased	3869	01/18/2007		21195 HWY 25	COLUMBIANA, AL 35051
Leased	3870	01/11/2007	BERKELEY	605A NORTH MAIN STREET	MONCKS CORNER, SC 29461
Leased	3871	01/11/2007	BERKELEY	1571 NORTH MAIN STREET	SUMMERVILLE, SC 29483
Leased	3872	01/11/2007	WILLIAMSBURG	485 NORTH MAIN STREET	HEMINGWAY, SC 29554
Leased	3873	01/11/2007	GEORGETOWN	1802 SOUTH ISLAND ROAD	GEORGETOWN, SC 29440
Leased	3874	01/11/2007	CHARLESTON	50 41ST STREET	ISLE OF PALMS, SC 29451
Leased	3875	01/11/2007	BERKELEY	1003 FRENCH SANTEE ROAD	JAMESTOWN, SC 29453
Leased	3876	01/11/2007	COLLETON	16273 ACE BASIN PARKWAY	ROUND O, SC 29474
Leased	3877	01/11/2007	CHARLESTON	7500 DORCHESTER ROAD	NORTH CHARLESTON, SC 2941
Leased	3878	01/11/2007	COLLETON	1111 SNIDERS HIGHWAY	WALTERBORO, SC 29488
Leased	3879	01/11/2007	GEORGETOWN	2602 HIGH MARKET STREET	GEORGETOWN, SC 29440
Leased	3880	01/11/2007	BERKELEY	2800 HIGHWAY 52	MONCKS CORNER, SC 29461
Leased	3881	01/11/2007	HORRY	3656 HIGHWAY 701 SOUTH	CONWAY, SC 29527
Leased	3882	01/11/2007	BERKELEY	901 ISLAND PARK DRIVE	DANIEL ISLAND, SC 29492
Leased	3883	01/11/2007	CHARLESTON	3746 LADSON RD	LADSON, SC 29456
Leased	3884	01/11/2007	CHARLESTON	2421 AVIATION AVE	NORTH CHARLESTON, SC 2940
Leased	3885	01/11/2007	BERKELEY	210 SAINT JAMES AVENUE	GOOSE CREEK, SC 29445
Leased	3887	02/08/2007	Gadsden	1134 W. JEFFERSON ST.	QUINCY, FL 32351
Leased	3888	02/08/2007	Gadsden	208 SOUTH MAIN STREET	HAVANA, FL 32333
Leased	3889	02/08/2007	Holmes	2 EAST WASHINGTON ST.	CHATTAHOOCHEE, FL 32324
Leased	3890	02/08/2007	Leon	1520 JACKSON BLUFF RD.	TALLAHASSEE, FL 32304

Store Property Type and Address

Property Type	Store #	Open Date	County	Address Line 1	City/state/zip

Leased	3891	02/08/2007		1541 MOCK RD.	ALBANY, GA 31705
Leased	3892	02/08/2007		2011 E. SHOTWELL ST.	BAINBRIDGE, GA 39819
Leased	3893	02/08/2007		301 US 19 SOUTH	CAMILLA, GA 31730
Leased	3894	02/08/2007		1405 HWY 27 SOUTH	BAINBRIDGE, GA 39817
Leased	3895	02/08/2007		401 US 27 NORTH	BAINBRIDGE, GA 39817
Leased	3896	02/08/2007		359 SOUTH FOURTH ST.	COLQUITT, GA 31737
Leased	3897	02/08/2007		10317 HWY 84 EAST	THOMASVILLE, GA 31757
Leased	3898	02/08/2007	Wakulia	3180 COASTAL HWY	MEDART, FL 32326
Leased	3899	02/08/2007	Leon	3500 NORTH MONROE ST.	TALLAHASSEE, FL 32304
Leased	3900	02/08/2007	Leon	3433 CRAWFORDVILLE RD.	TALLAHASSEE, FL 32303
Leased	3901	02/08/2007	Leon	1458 CAPITAL CIRCLE NW	TALLAHASSEE, FL 32303
Leased	3902	02/08/2007		1000 FIRST AVE. SE	MOULTRIE, GA 31768
Leased	3903	02/08/2007		742 NORTH MAIN ST.	DAWSON, GA 31742
Leased	3904	02/08/2007		2306 HWY 231 SOUTH	OZARK, AL 36360
Leased	3905	02/08/2007	Houston	2357 REEVES ST.	DOTHAN, AL 36303
Leased	3906	02/08/2007		1315 PARK AVE.	ENTERPRISE, AL 36331
Leased	3907	02/08/2007	Leon	9160 WOODVILLE HWY	TALLAHASSEE, FL 32311
Leased	3908	02/08/2007	Wakulia	979 WOODVILLE HWY	CRAWFORDVILLE, FL 32327
Leased	3909	02/08/2007		1204 MARTIN LUTHER KING B	AMERICUS, GA 31709
Leased	3910	02/08/2007		1800 DOTHAN RD.	BAINBRIDGE, GA 39817
Leased	3911	02/01/2007	Alachua	16070 NW US HWY 441	ALACHUA, FL 32615
Leased	3912	02/01/2007	Alachua	9260 NW 39TH AVE	GAINESVILLE, FL 32606
Leased	3913	02/01/2007	Alachua	3424 SW WILLISTON RD	GAINESVILLE, FL 32608
Leased	3914	02/01/2007	Alachua	17025 SE CR 234	MICANOPY, FL 32667
Leased	3915	02/01/2007	Marion	4150 W HWY 236	OCALA, FL 34482
Leased	3916	02/01/2007	Marion	5201 S PINE AVENUE	OCALA, FL 34480
Leased	3917	02/01/2007	Sumter	861 EAST SR 44	WILDWOOD, FL 34785
Leased	3918	02/01/2007	Alachua	17030 SE CR 234	MICANOPY, FL 32667
Leased	3919	02/15/2007	Collier	1000 WHIPPOORWILL LANE	NAPLES, FL 34105
Leased	3920	03/01/2007	HORRY	7020 HWY 90	LONGS, SC 29568
Leased	3921	04/05/2007	MECKLENBURG	4600 INDEPENDENCE BLVD.	CHARLOTTE, NC 28212
Leased	3922	04/05/2007	MECKLENBURG	7208 E. INDEPENDENCE BLVD	CHARLOTTE, NC 28212
Leased	3923	04/05/2007	MECKLENBURG	4500 RANDOLPH ROAD	CHARLOTTE, NC 28211
Leased	3924	04/05/2007	MECKLENBURG	6500 FAIRVIEW ROAD	CHARLOTTE, NC 28210
Leased	3925	04/05/2007	MECKLENBURG	100 EAST JOHN STREET	MATTHEWS, NC 28105
Leased	3926	04/05/2007	MECKLENBURG	4336 PARK ROAD	CHARLOTTE, NC 28209
Leased	3927	04/05/2007	MECKLENBURG	7035 E. W.T. HARRIS BLVD	CHARLOTTE, NC 28215
Leased	3928	04/05/2007	MECKLENBURG	421 TYVOLA ROAD	CHARLOTTE, NC 28217
Leased	3929	04/05/2007	MECKLENBURG	605 CANTON ROAD	CHARLOTTE, NC 28217
Leased	3930	04/05/2007	MECKLENBURG	4900 N. TRYON STREET	CHARLOTTE, NC 28262
Leased	3931	04/05/2007	MECKLENBURG	3800 WILKINSON BLVD.	CHARLOTTE, NC 28214
Leased	3932	04/05/2007	YORK	2541 N. CHERRY ROAD	ROCK HILL, SC 29730
Leased	3933	04/05/2007	LINCOLN	2230 E. MAIN STREET	LINCOLNTON, NC 28092
Leased	3934	04/05/2007	GASTON	2483 FRANKLIN BLVD.	GASTONIA, NC 28052
Leased	3935	04/05/2007	MECKLENBURG	2200 S. TRYON ST.	CHARLOTTE, NC 28217
Leased	3938	04/05/2007	MECKLENBURG	6229 W. SUGAR CREEK ROAD	CHARLOTTE, NC 28269
Leased	3939	04/05/2007	MECKLENBURG	9716 SOUTH BLVD.	CHARLOTTE, NC 28273
Leased	3940	04/05/2007	MECKLENBURG	10409 MALLARD CREEK ROAD	CHARLOTTE, NC 28362
Leased	3941	04/05/2007	MECKLENBURG	8505 S. TRYON STREET	CHARLOTTE, NC 28273
Leased	3943	04/05/2007	YORK	249 CAROWINDS BLVD.	FORT MILL, SC 29715
Leased	3944	04/05/2007	MECKLENBURG	11640 PROVIDENCE ROAD	CHARLOTTE, NC 28277
Leased	3945	04/05/2007	MECKLENBURG	4718 N. GRAHAM STREET	CHARLOTTE, NC 28269

Store Property Type and Address

Property Type	Store #	Open Date	County	Address Line 1	City/State/zip

Leased	3946	04/05/2007	LINCOLN	7405 HWY 73	DENVER, NC 28037
Leased	3947	04/05/2007	MECKLENBURG	20008 W. CATAWBA AVE.	CORNELIUS, NC 28031
Leased	3948	04/05/2007	IREDELL	131 TURNERSBURG HWY.	STATESVILLE, NC 28625
Leased	3949	04/05/2007	YORK	910 LIBERTY STREET	YORK, SC 29745
Leased	3950	04/05/2007	MECKLENBURG	15620 JOHN DELANEY BLVD.	CHARLOTTE, NC 28277
Leased	3951	04/05/2007	CABARRUS	8501 CONCORD MILLS BLVD.	CONCORD, NC 28027
Leased	3952	04/05/2007	YORK	1420 CELANESE ROAD	ROCK HILL, SC 29732
Leased	3953	04/05/2007	YORK	618 TINSLEY WAY	ROCK HILL, SC 29730
Leased	3954	04/05/2007	CATAWBA	2350 HWY 70 SOUTHEAST	HICKORY, NC 28602
Leased	3955	04/05/2007	DAVIDSON	1115 RANDOLPH ST.	THOMASVILLE, NC 27360
Leased	3956	04/05/2007	LINCOLN	1627 E. MAIN STREET	LINCOLNTON, NC 28092
Leased	3957	04/05/2007	GASTON	6441 WILKINSON BLVD	BELMONT, NC 28012
Leased	3958	04/05/2007	CATAWBA	2853 N. CENTER ST.	HICKORY, NC 28601
Leased	3960	04/05/2007	CABARRUS	1529 CONCORD PARKWAY, NOR	CONCORD, NC 28027
Leased	3961	04/05/2007	CHEROKEE	1103 HYATT STREET	GAFFNEY, SC 29341
Leased	3962	04/05/2007	YORK	4568 CHARLOTTE HWY	LAKE WYLIE, SC 29710
Leased	3963	04/05/2007	CATAWBA	807 CONOVER BLVD.	CONOVER, NC 28613
Leased	3964	04/05/2007	MECKLENBURG	220 S. INDEPENDENCE BLVD.	CHARLOTTE, NC 28204
Leased	3965	04/05/2007	MECKLENBURG	4923 S. TRYON STREET	CHARLOTTE, NC 28217
Leased	3966	04/05/2007	GASTON	2434 S. NEW HOPE ROAD	GASTONIA, NC 28054
Leased	3967	04/05/2007	GASTON	2001 N. CHESTER HWY 321	GASTONIA, NC 28052
Leased	3968	04/05/2007	YORK	4044 CHARLOTTE HWY	LAKE WYLIE, SC 29710
Leased	3969	04/05/2007	YORK	3473 US HWY 21	FORT MILL, SC 29715
Leased	3970	04/05/2007	CLEVELAND	225 CLEVELAND AVENUE	KINGS MOUNTAIN, NC 28086
Leased	3971	04/05/2007	MECKLENBURG	10000 N. TRYON STREET	CHARLOTTE, NC 28262
Leased	3972	04/05/2007	GASTON	516 COX ROAD	GASTONIA, NC 28054
Leased	3973	04/05/2007	GASTON	3794 E. FRANKLIN BLVD.	GASTONIA, NC 28056
Leased	3974	04/05/2007	GASTON	2106 N. CHESTER STREET	GASTONIA, NC 28052
Leased	3975	04/05/2007	MECKLENBURG	9424 S. TRYON STREET	CHARLOTTE, NC 28273
Leased	3976	04/05/2007	MECKLENBURG	8910 ALBEMARLE ROAD	CHARLOTTE, NC 28227
Leased	3977	04/05/2007	YORK	499 HERLONG AVE.	ROCK HILL, SC 29730
Leased	3978	04/05/2007	MECKLENBURG	8008 HARRIS STATION BLVD.	CHARLOTTE, NC 28269
Leased	3979	04/05/2007	MECKLENBURG	9620 REA RD.	CHARLOTTE, NC 28277
Leased	3980	04/05/2007	UNION	5905 WAXHAW HWY	MINERAL SPRINGS, NC 28173
Leased	3981	04/05/2007	UNION	1805 N. MORGAN MILL RD.	MONROE, NC 28110
Leased	3982	04/05/2007	UNION	3503 WEDDINGTON RD.	MONROE, NC 28110
Leased	3984	04/05/2007	UNION	601 E. MAIN STREET	WAXHAW, NC 28173
Leased	3985	04/05/2007	UNION	3006 OLD CHARLOTTE HWY.	MONROE, NC 28110
Leased	3988	03/15/2007		901 AVENUE G	KENTWOOD, LA 70444
Leased	3989	04/12/2007	Collier	6065 PINE RIDGE ROAD	NAPLES, FL 34119
Leased	3990	04/12/2007	Oka!oosa	8801 WEST TERRY ST	BONITA SPRINGS, FL 34135
Leased	6015	06/01/1970	Putnam	7450 CRILL AVENUE	PALATKA, FL 32177
Leased	6016	08/01/1970	clay	1890 KINGSLEY AVE	ORANGE PARK, FL 32073
Leased	6030	09/21/1983	Duval	1403 N 3RD STREET	JACKSONVILLE BEACH, FL 32
Leased	6032	01/25/1973	Duval	11325 W BEAVER ST	JACKSONVILLE, FL 32220
Leased	6041	08/04/1973	Nassau	542114 US HIGHWAY 1	CALLAHAN, FL 32011
Leased	6049	05/10/1974	Duval	2511 NEW BERLIN RD	JACKSONVILLE, FL 32226
Leased	6056	03/01/1975	Nassau	540684 LEM TURNER RD	CALLAHAN, FL 32011
Leased	6065	02/03/1976	Clay	3895 OLD JENNINGS RD	MIDDLEBURG, FL 32068
Leased	6066	02/12/1976	Alachua	101 NW US 441	MICANOPY, FL 32667
Leased	6069	04/30/1976	Putnam	882 W RIVER ROAD	PALATKA, FL 32177
Leased	6075	07/31/1980	St. Johns	158 A1A N	PONTE VEDRA BEACH, FL 320

Store Property Type and Address

Property Type	Store #	Open Date	County	Address Line 1	City/state/zip

Leased	6076	01/13/1977	Duval	2733 STARRETT RD	JACKSONVILLE, FL 32226
Leased	6078	06/30/1977	Clay	4305 HIGHWAY 17	ORANGE PARK, FL 32073
Leased	6080	07/13/1983	Duval	7211 103RD ST	JACKSONVILLE, FL 32210
Leased	6083	10/17/1977	Volusia	201 N MAIN	DAYTONA BEACH, FL 32118
Leased	6086	11/22/1977	Brevard	1500 SINGLETON AVE N	TITUSVILLE, FL 32796
Leased	6087	11/03/1977	Brevard	2455 N WICKHAM RD	MELBOURNE, FL 32935
Leased	6088	11/17/1977	Nassau	551114 US HIGHWAY 1	HILLIARD, FL 32046
Leased	6092	12/15/1977	Brevard	150 NEWFOUND HARBOR DR	MERRITT ISLAND, FL 32952
Leased	6093	04/06/1978	Brevard	255 OCEAN BLVD	SATELLITE BEACH, FL 32937
Leased	6095	03/02/1978	Nassau	850378 U.S.HWY 17	YULEE, FL 32097
Leased	6099	05/02/1978	St. Johns	123 KINGS ST	ST AUGUSTINE, FL 32084
Leased	6100	04/05/1984	Clay	1690 WELLS RD	ORANGE PARK, FL 32073
Leased	6101	06/13/1978	Duval	13967 MOUNT PLEASANT RD	JACKSONVILLE, FL 32225
Leased	6104	05/17/1979	Orange	1419 NORTH DEAN ROAD	ORLANDO, FL 32825
Leased	6107	05/29/1978	Citrus	6241 W CARDINAL ST	HOMOSASSA SPRINGS, FL 344
Leased	6111	08/26/1978	citrus	1943 NW HWY 19	CRYSTAL RIVER, FL 34428
Leased	6122	08/02/1979	clay	2682 BLANDING BLVD	MIDDLEBURG, FL 32068
Leased	6125	01/11/1980	Volusia	4036 S NOVA RD	PORT ORANGE, FL 32127
Leased	6136	03/24/1980	Pasco	17943 US 41	SPRING HILL, FL 34610
Leased	6142	04/08/1981	Brevard	5881 BABCOCK ST NE	PALM BAY, FL 32907
Leased	6146	01/21/1982	Alachua	3525 SW 34TH ST	GAINESVILLE, FL 32608
Leased	6147	03/18/1982	Duval	6003-5 ROOSEVELT BLVD	JACKSONVILLE, FL 32244
Leased	6162	03/31/1983	Alachua	7302 SW ARCHER RD	GAINESVILLE, FL 32608
Leased	6173	06/18/1984	Duval	7911 BLANDING BLVD	JACKSONVILLE, FL 32244
Leased	6177	10/10/1984	Marion	4750 S US HIGHWAY 41	DUNNELLON, FL 34432
Leased	6179	01/26/1984	St. Johns	4205 US 1, S	ST AUGUSTINE, FL 32086
Leased	6182	02/22/1984	Duval	12020 FT CAROLINE RD	JACKSONVILLE, FL 32225
Leased	6184	03/01/1984	Citrus	2275 S SUN COAST BLVD	HOMOSASSA, FL 34448
Leased	6185	02/15/1984	Brevard	6801 HIGHWAY 1 N	COCOA, FL 32927
Leased	6186	06/13/1984	Duval	5111 BAYMEADOWS RD	JACKSONVILLE, FL 32217
Leased	6188	03/28/1984	Duval	1003 N EDGEWOOD AVENUE	JACKSONVILLE, FL 32254
Leased	6189	05/16/1984	Orange	7661 MAGNOLIA HOMES RD	ORLANDO, FL 32810
Leased	6196	11/15/1984	Duval	8820 W 103RD ST	JACKSONVILLE, FL 32210
Leased	6198	02/08/1985	Duval	6621 ARYGLE FOREST BLVD	JACKSONVILLE, FL 32244
Leased	6199	02/08/1985	Duval	2952 DUNN AVENUE	JACKSONVILLE, FL 32218
Leased	6207	02/08/1984	Duval	5946 NEW KINGS RD	JACKSONVILLE, FL 32209
Leased	6211	08/06/1984	clay	8090 SR 100	KEYSTONE HEIGHTS, FL 3265
Leased	6212	08/24/1984	Volusia	31 INLET HARBOR RD	PONCE INLET, FL 32127
Leased	6216	08/27/1984	Polk	123 W BAY ST	DAVENPORT, FL 33837
Leased	6219	08/27/1984	Polk	207 SR 17	LAKE HAMILTON, FL 33851
Leased	6220	08/27/1984	Polk	14581 US HWY 27	LAKE WALES, FL 33853
Leased	6224	08/27/1984	Polk	3044 HWY 60	LAKE WALES, FL 33853
Leased	6226	01/10/1985	Duval	9551 BAYMEADOWS RD	JACKSONVILLE, FL 32256
Leased	6228	03/27/1985	Brevard	4775-1 FAY BLVD	COCOA, FL 32927
Leased	6231	01/07/1985	Alachua	926 W UNIVERSITY AVE	GAINESVILLE, FL 32601
Leased	6233	03/21/1985	Lake	2754 E SR 44	EUSTIS, FL 32726
Leased	6234	04/11/1985	Clay	3137 SR 220	MIDDLEBURG, FL 32068
Leased	6244	05/01/1985	Duval	3220 BELFORT ROAD	JACKSONVILLE, FL 32216
Leased	6247	05/01/1985	Duval	2688 OLD MIDDLEBURG RD	JACKSONVILLE, FL 32210
Leased	6263	08/21/1985	St. Johns	4540 US 1, N	ST AUGUSTINE, FL 32095
Leased	6264	01/08/1986	Lake	126 N US HWY 27/441	LADY LAKE, FL 32159
Leased	6265	05/02/1986	Alachua	15089 N.W. US HIGHWAY	441 ALACHUA. FL 32615
Leased	6268	12/21/1985	Volusia	5886 S RIDGEWOOD AVE	PORT ORANGE, FL 32127

Store Property Type and Address

Property Type	Store #	Open Date	County	Address Line1	City/State/Zip

Leased	6270	04/07/1986	Alachua	4030 SW 13TH ST	GAINESVILLE, FL 32608
Leased	6278	07/11/1986	St. Johns	8796 E CHURCH ST	HASTINGS, FL 32145
Leased	6291	01/08/1987	Pasco	3514 GRAND BLVD	NEW PORT RICHEY, FL 34652
Leased	6292	10/03/1990	Brevard	6375 MINTON ROAD, NE	PALM BAY, FL 32907
Leased	6293	11/21/1986	Duval	4129 SPORTSMAN CLUB RD	JACKSONVILLE, FL 32219
Leased	6299	02/19/1987	Duval	8496 BLANDING BLVD	JACKSONVILLE, FL 32244
Leased	6501	10/02/1986	Clay	6935 HWY 17	GREEN COVE SPRINGS, FL 32
Leased	6502	10/02/1986	Clay	1517 IDLEWILD AVE	GREEN COVE SPRINGS, FL 32
Leased	6508	05/20/1987	Clay	6835 SR 21	KEYSTONE HEIGHTS, FL 3265
Leased	6521	02/04/1988	Duval	10870 HARTS RD	JACKSONVILLE, FL 32218
Leased	6522	05/20/1988	Seminole	20 E MITCHELL HAMMOCK RD	OVIEDO, FL 32765
Leased	6523	03/09/1988	Duval	8840 PHILLIPS HWY	JACKSONVILLE, FL 32218
Leased	6525	10/14/1987	Orange	5051 GATEWAY AVE	ORLANDO, FL 32821
Leased	6526	07/21/1988	Brevard	1990 MICHIGAN AVE	COCOA, FL 32922
Leased	6536	07/11/1989	Duval	12405 N MAIN ST	JACKSONVILLE, FL 32218
Leased	6538	07/13/1989	Osceola	3302 W COLUMBIA	KISSIMMEE, FL 34741
Leased	6539	10/17/1989	Hillsborough	14611 BRUCE B DOWNS BLVD	TAMPA, FL 33613
Leased	6544	10/23/1991	Hillsborough	6005 BIG BEND RD	GIBSONTON, FL 33534
Leased	6547	10/16/1991	Polk	1013 E HINSON AVENUE	HAINES CITY, FL 33844

Schedule 3.5(c)

LOCATIONS OF COLLATERAL

Schedule 3.5(b) is incorporated herein by reference.

Vendor Warehouses

Vendor	Address	City	State
Southern Pump and
Tank	4800 North Graham St.	Charlotte	NC
Southern Pump and
Tank	55330 W. Beaver St.	Jacksonville	FL
Price Davis	East Hwy 27	Iron Station	NC

Closed Stores

Store	Date Closed	City	State
186	9/27/2006	Sanford	NC
328	12/2/1999	Florence	SC
413	9/28/2005	Siler City	NC
707	9/27/2006	Owensboro	KY
863	9/28/2005	Durham	NC
897	1/18/2001	Kinston	NC
899	4/6/2005	Winterville	NC
1012	7/18/01	Jacksonville	FL
1042	2/2/07	Wildwood	FL
1048	12/17/98	St. Augustine	FL
1054	3/14/00	Gainesville	FL
1080	9/27/96	Jacksonville	FL
1092	2/19/03	Jacksonville	FL
1099	4/10/00	Jacksonville	FL
1122	5/30/00	Newberry	FL
1130	4/24/03	Jacksonville	FL
1133	4/13/05	Jacksonville	FL
1143	12/30/98	Gainesville	FL
1157	1/18/89	Gainesville	FL
1162	2/14/00	St Augustine	FL
1163	1/25/00	Starke	FL
1173	11/18/98	Jacksonville	FL
1175	2/7/00	Gainesville	FL
1192	2/12/03	Jacksonville	FL
1207	3/30/99	Jacksonville	FL
1218	1/7/04	Jacksonville	FL
1219	12/17/98	Jacksonville	FL
1232	10/30/02	Orange City	FL
1245	9/27/06	Jacksonville	FL
1315	5/2/98	High Springs	FL
2307	9/27/06	East Palatka	FL
3030	6/29/2000	Spring Lake	NC
3086	9/25/2005	Wilson	NC
3094	9/28/2005	Raleigh	NC
3097	2/1/2001	Wilson	NC
3107	9/25/2005	Petersburg	VA
3153	9/25/2003	Ahoskie	NC
3169	6/28/2001	Fayetteville	NC
3173	9/28/2005	Greensboro	NC
3181	9/25/2005	Kinston	NC
3187	9/28/2005	Roxboro	NC
3208	9/28/2005	Harrisonburg	VA
3218	6/8/2005	Florence	SC
3258	9/28/2005	Augusta	GA
3306	9/27/2006	Gainesville	GA
3338	9/27/2006	Stockbridge	GA
3371	9/27/2006	Mt Airy	NC
3394	9/29/2005	Biloxi	MS
3413	6/27/2002	Campobello	SC
3423	8/5/2004	Forest	MS
3460	9/29/2005	Long Beach	MS
3463	9/29/2005	Bay St. Louis	MS
3464	9/29/2005	Biloxi	MS
3579	11/30/2005	Smyrna	TN
3657	9/27/2006	Trion	GA
3784	9/27/2006	Greensboro	NC
3789	9/27/2006	Boone	NC
4024	10/26/2001	Durham	NC
6005	9/22/1998	Jacksonville	FL
6008	10/13/92	Middleburg	FL
6017	2/29/00	Jacksonville	FL
6022	11/21/91	Orange Park	FL
6045	10/2/00	Middleburg	FL
6061	9/6/91	Jacksonville	FL
6068	8/17/2005	Hollister	FL
6072	2/12/2003	Jacksonville	FL
6102	9/11/03	St Augustine	FL
6112	10/2/00	Middleburg	FL
6123	5/3/02	Orlando New Port	FL
6151	11/7/02	Richey	FL
6190	12/1/04	Jacksonville	FL
6194	10/18/06	Gainesville	FL
6276	9/11/03	St Augustine	FL
6297	2/10/92	Jacksonville	FL
6514	1/22/99	Orlando	FL
6520	4/11/01	Orlando	FL
6530	1/18/05	Jacksonville	FL
6531	1/5/05	Jacksonville	FL

Wholesale Division
(Locations with Company owned assets present)

Store#	City	St

4019	Fayetteville	NC
4020	Rocky Mount	NC
4023	Durham	NC
4036	Gainesville	GA
4130	Morrisville	NC
4131	Raleigh	NC
4133	Greensboro	NC
4134	Greensboro	NC
4135	Smithfield	NC
4136	Moncure	NC
4137	Lillington	NC
4138	Apex	NC
4139	Efland	NC
4140	Sanford	NC
4141	Pinehurst	NC
4142	Boone	NC
4150	Birmingham	AL
4151	Birmingham	AL

Schedule 3.7

TAX ASSESSMENTS

None.

Schedule 3.11

ERISA

None.

Schedule 3.13

ENVIRONMENTAL MATTERS

Underground Storage Tank ("UST") Upgrades.  Regulations enacted by the United States Environmental Protection Agency establish requirements with respect to installing and upgrading UST systems.  Under Florida UST laws and regulations, by December 2009, Borrower is required to ensure that all USTs have secondary containment around the tanks and associated piping.

Environmental Remediation and Third Party Claims.  Under various federal, state and local laws, ordinances and regulations, the Borrower, as the owner or operator of its locations, may be liable for the cost of assessment, removal or remediation of contamination at its current or former locations, without regard to whether it knew of, or was responsible for, the presence of such contamination. The Borrower has experienced known releases at a number of its sites.

State Trust Funds.  All states in which the Borrower will operate UST systems have established trust funds for the sharing, recovering and reimbursing of certain cleanup costs and liabilities incurred as a result of releases from USTs. These trust funds, which essentially provide insurance coverage for the cleanup of environmental damages caused by the operation of USTs, are funded by a UST registration fee and a tax on the wholesale purchase of motor fuels within each state.  The coverage afforded by each state fund varies.  However, Florida does not provide coverage for third-party claims, and Georgia does not provide coverage for third-party claims relating to personal injury or diminution in property values.  Costs for which the Borrower does not receive reimbursement include but are not limited to: (i) the per-site deductible; (ii) costs incurred in connection with releases occurring or reported to trust funds prior to their inception; (iii) removal and disposal of UST systems; and (iv) costs incurred in connection with sites otherwise ineligible for reimbursement from the trust funds.  Reimbursements from state trust funds will be dependent upon the continued maintenance and solvency of the various funds.  The State of Florida trust fund ceased accepting new claims for reimbursement for releases discovered after December 31, 1998.  However, the State of Florida trust fund will continue to reimburse claims for remedial work performed on sites accepted into its program before December 31, 1998.  The Borrower participates in the trust funds of all states for new releases with the exception of Georgia and Florida where private insurance is maintained by the Borrower as the financial mechanism for remediation in those states.

Schedule 3.17

RELATED AGREEMENTS

1.	Employment Agreement dated October 1, 1997 between Peter J. Sodini and The Pantry.

2.	Amendment No. 1 to Employment Agreement between The Pantry and Peter J. Sodini.

3.	Amendment No. 2 to Employment Agreement between The Pantry and Peter J. Sodini.

4.	Amendment No. 3 to Employment Agreement between The Pantry and Peter J. Sodini.

5.	Amendment No. 4 to Employment Agreement between The Pantry and Peter J. Sodini.

6.	Amendment No. 5 to Employment Agreement between The Pantry and Peter Sodini.

7.	Amended and Restated Employment Agreement dated April 13, 2007 by and between Daniel J. Kelly and The Pantry.

8.	Employment Agreement dated May 1, 2003 between Steven J. Ferriera and The Pantry.

9.	Employment Agreement dated May 6, 2003 between David M. Zaborski and The Pantry.

10.	Employment Agreement dated July 21, 2006 by and between Keith S. Bell and The Pantry.

11.	Employment Agreement dated October 11, 2006 by and between Melissa H. Anderson and The Pantry.

12.	Independent Director Compensation Program, Second Amendment February 2006.

13.	Form of Indemnification Agreement with Directors.

14.	Indemnification Agreement with Dan Kelly.

15.	1999 Stock Option Plan, as amended and restated as of August 2, 2006.

16.	Form of Incentive Stock Option Agreement for the 1999 Stock Option Plan.

17.	Form of Nonqualified Stock Option Agreement (Non-Employee Directors) for the 1999 Stock Option Plan.

18.	The Pantry Inc. 1998 Stock Subscription Plan.

19.	Form of Stock Subscription Agreement.

20.	The Pantry, Inc. Incentive Compensation Plan.

21.	The Pantry, Inc. 2007 Omnibus Plan.

22.	Award Agreement (Awarding Nonqualified Stock Option to Non-Employee Director) for The Pantry, Inc. 2007 Omnibus Plan.

Schedule 3.21

INTELLECTUAL PROPERTY

U.S. Trademarks/Service Marks
Registered Marks

Mark	Registration No.	Registration Date
GOLDEN GALLON	3201508	1/23/07
K KANGAROO and Design	3123385	8/1/06
K KANGAROO EXPRESS and Design	3123383	8/1/06
COWBOYS and Design	3123104	8/1/06
SPORT CELESTE	3066461	3/7/06
CELESTE STARS	3083324	4/18/06
RED CELESTE	3085855	4/25/06
CELESTE	2897851	10/26/04
THE CHILL ZONE	3038822	1/10/06
AUNT M�S and Design	2683350	2/4/03
AUNT M�S CHICKEN and Design	2683339	2/4/03
CELESTE	2730524	6/24/03
KOALA and Design	2733231	7/1/03
KOALA and Design	2848233	6/1/04
BEAN STREET MARKET and Design	2793523	12/16/03
K and Design	2318479	2/15/00
THE ROO	2237356	4/6/99
BEAN STREET COFFEE COMPANY	2348885	5/9/00
HANDY WAY (Stylized)	1875705	1/24/95
THE PANTRY and Design	1557345	9/19/89
WHEN YOU RUN OUT RUN OUT TO THE PANTRY	1532395	3/28/89
SNACKIN SAMS	1482037	3/22/88
CHICKEN N� BISCUITS and Design	1433356	3/17/87
WORTH and Design	1372925	11/26/85
LIL� CHAMP FOOD STORE	1365016	10/8/85
BIG CHILL	1331174	4/16/85
KANGAROO	1354632	8/13/85
FAST LANE	1219408	12/7/82
ME MARKET EXPRESS (Stylized)	1199163	6/22/82
FOOD CHIEF	1213614	10/19/82
GOLDEN GALLON	1186208	1/12/82
THE PANTRY	1167513	9/1/81
PETRO EXPRESS	1462247	10/20/1987

U.S. Pending Applications

Mark	Application No.	Filing Date
K KANGAROO EXPRESS and Design	78950510	8/11/06
KANGAROO EXPRESS and Design	78950403	8/11/06
CELESTE E	78933530	7/20/06
RAPID FUEL and Design	78835578	3/13/06
ROO JUICE and Design	77119951	3/1/07
COWBOYS and Design	77076140	1/4/07
ROO JUICE	77067334	12/19/06
COWBOYS	78629566	5/13/05

State Trademarks/Service Marks

State	Mark	Reg. No.	Reg. Date
GA	THE ROO and Design	S16,066	12/11/96
	KANGAROO and Design	S16,031	12/11/96
	K and Design	S16,032	12/11/96
FL	SMOKERS EXPRESS	T 981,423	12/21/98
	LIL� CHAMP and Design	921, 621	11/27/79
	SPRINT	925,356	10/19/81
	PAPA G�S	T 931,331	11/8/93
NC	ESPRESS STOP	14,892	7/23/98
TN	GOLDEN GALLON		8/17/83

State Pending Applications

State	Mark	Serial Number	Filing Date
NC	ETNA and Design		To be filed 05/07

Common Law Marks

Mark
COWBOYS
COWBOYS FOOD MART
COWBOYS VALUE CENTER
D&D OIL CO., INC.
DAIRY DELIGHT
DELI EXPRESS
DEPOT
DOLLAR 24
KANGAROO EXPRESS
MINI MART
SADDLE BAGS

U.S. Copyrights

Title	Registration Number	Registration Date
Architectural work for a pantry located at 9195 Highway 79, N. Charleston, South Carolina 29418.	VAu-287-144	July 21, 1993
Technical drawings for a pantry Located At 9195 Highway 78, N. Charleston, South Carolina 29418.	VAu-287-145	May 27, 1993

Other Proprietary Intellectual Property

GASOLINE PRICING SYSTEM
PAYROLL SYSTEM
CASH MANAGEMENT
CORPORATE AUDIT SYSTEM
MAINTENANCE TRACKING SYSTEM
INTERNET/INTRANET WEBSITE
APPLICATION SECURITY SYSTEM
STORE INFORMATION SYSTEM

Schedule 3.23

INSURANCE

Coverage	Carrier	Policy #	Policy Period	Coverage		Deductibles		Premium Including Taxes & Surcharges	Pay Plan	POLICY RECEIVED
				Description	Limit	Description	Dollar Amount
Property
Primary Property	Lloyds of London	A77265001 A77265002 A77265003	3/1/07-08	Primary Layer	$10,000,000	All Other Perils Named Windstorm Designated Wind Areas All other windstorm Flood Earthquake
$100,000
5% of Values subject to $1,000,000 minimum
$100,000
5% within 100-yr plain; 2% within 500-yr plain; $100,000 all other flood
5% in designated counties in SC
2% Specified Counties in NC, $250,000 Minimum; $250,000 all other earthquake
								$2,200,000 Plus Surplus Lines Taxes to be determined	Annual

Coverage	Carrier	Policy #	Policy Period	Coverage		Deductibles		Premium Including Taxes & Surcharges	Pay Plan	POLICY RECEIVED
Workers Compensation:	Indemnity Insurance Company of North America (ACE) - Other Than South Carolina	WLRC44459516	3/1/07-08	By Accident By Disease By Disease	$1,000,000 each accident $1,000,000 policy limit $1,000,000 each employee	Per Occurrence	$500,000	1,449,454.00	$408,799 and 3 Quarterly Installments of $346,885
Workers Compensation:	Indemnity Insurance Company of North America (ACE) - South Carolina	WLRC44459528	3/1/07-08	By Accident By Disease By Disease	$1,000,000 each accident $1,000,000 policy limit $1,000,000 each employee	Per Occurrence	$500,000	Included	Included
General Liability:	ARCH Specialty Insurance Company	GPP000476702	3/1/07-08	General Aggregate Products/Completed Ops Agg Personal and Advertising Injury Each Occurrence Fire Legal Liability Medical Expense	$2,000,000 $2,000,000 $ 800,000 $ 800,000 $ 400,000 Excluded	SIR - Occurrence	$200,000	1,417,610.00	Annual
				Employee Benefits Liability Occurrence Aggregate	$ 800,000 $ 2,000,000	SIR - Each Claim	$200,000
				Liquor Liability Occurrence Aggregate	$ 800,000 $2,000,000	SIR - Occurrence	$200,000

Coverage	Carrier	Policy #	Policy Period	Coverage		Deductibles		Premium Including Taxes & Surcharges	Pay Plan	POLICY RECEIVED
Automobile
Liability	Hartford Fire Insurance Company	22UENUD8977	3/1/07-08	Bodily Injury & Property Damage Personal Injury Protection Medical Payments Uninsured/Underinsured Motorist	$1,000,000 Statutory $ 5,000 Rejected where permitted; Statutory where required		Nil	450,665.36	$113,749.36 Down and 9 Monthly Payments of $37,434
Physical Damage						Comprehensive Collision	$1000 $1000
Aviation	XL Specialty	NAN3039733	3/1/07-08	Non-Owned Aviation	$25,000,000 Each Occurrence CSL Liability; $5000 Medical Payments			$18,934 +$2,500 Broker Fee - Willis Aviation - Invoiced by Willis Aviation	Annual
Umbrella
Lead Umbrella	American Guarantee and Liability Ins. Company (Zurich)	AUC937899703	3/1/07-08	Primary Layer	$35,000,000			530,250.00	Annual
Pollution
Florida Storage Tank Liability	Hudson Specialty	FSP6110330	12/14/06-12/14/07	Underground Storage Tank - Claims Made - Retro Date 12-14-04	$1,000,000 each incident $2,000,000 all pollution incidents	Each Claim	$25,000 Except $100,000 applies on pre-1987 tanks.	209,539.00	Annual	Yes
Georgia Storage Tank Liablility	Hudson Specialty Insurance Company	FSP6110327	12/14/06 - 12/14/07	Underground Storage Tank - Claims Made - Retro Date - 12-14-04	$1,000,000 each incident $2,000,000 all pollution incidents	Each Claim	$25,000 Except $100,000 applies on pre-1987 tanks.	93,228.00	Annual	Yes

Schedule 4.1-1

FORM OF SECRETARY�S CERTIFICATE

[CREDIT PARTY]

Pursuant to Section 4.1(b) of the Third Amended and Restated Credit Agreement dated as of May 15, 2007 (as amended, restated, amended and restated or otherwise modified from time to time, the "Credit Agreement") among The Pantry, Inc. (the "Borrower"), the Domestic Subsidiaries of the Borrower from time to time party thereto, as Guarantors, the Lenders from time to time party thereto, Wachovia Bank, National Association, as Administrative Agent (the "Administrative Agent"), the undersigned ____________ of [CREDIT PARTY] (the "Company") hereby certifies as follows:

1.           Attached hereto as Exhibit A is a true and complete copy of the [articles of incorporation] [certificate of formation] [certificate of limited partnership] of the Company and all amendments thereto as in effect on the date hereof certified as a recent date by the appropriate Governmental Authorities of the state of [incorporation] [organization] of the Company.

2.           Attached hereto as Exhibit B is a true and complete copy of the [bylaws] [operating agreement] [partnership agreement] of the Company and all amendments thereto as in effect on the date hereof.

3.           Attached hereto as Exhibit C is a true and complete copy of resolutions duly adopted by the [board of directors] [members] [managers] [partners] of the Company on ___________ ____.  Such resolutions have not in any way been rescinded or modified and have been in full force and effect since their adoption to and including the date hereof, and such resolutions are the only corporate proceedings of the Company now in force relating to or affecting the matters referred to therein.

4.           Attached hereto as Exhibit D is a true and complete copy of the certificates of good standing, existence or its equivalent of the Company certified as a recent date by the appropriate Governmental Authorities of the state of [incorporation] [organization] of the Company and each other state in which the failure to so qualify and be in good standing could reasonably be expected to have a Material Adverse Effect.

5.           The following persons are the duly elected and qualified officers of the Company, holding the offices indicated next to the names below on the date hereof, and the signatures appearing opposite the names of the officers below are their true and genuine signatures, and each of such officers is duly authorized to execute and deliver on behalf of the Company, the Credit Agreement, the Notes and the other Credit Documents to be issued pursuant thereto:

Name	Office	Signature

This Certificate may, upon execution, be delivered by facsimile or electronic mail, which shall be deemed for all purposes to be an original signature.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, I hereunder subscribe my name effective as of the ____ day of ________, ____.

Name:
Title:

I, _______________________, the _______________________ of the Company, hereby certify that ____________________ is the duly elected and qualified _______________________ of the Company and that his/her true and genuine signature is set forth above.

Name:
Title:

Schedule 4.1-3

FORM OF SOLVENCY CERTIFICATE

The undersigned Chief Financial Officer of THE PANTRY, INC., a Delaware corporation (the "Borrower"), is familiar with the properties, businesses, assets and liabilities of the Credit Parties (as defined in the Credit Agreement referred to below) and is duly authorized to execute this certificate on behalf of the Credit Parties.

Reference is made to that certain Third Amended and Restated Credit Agreement, dated as of May 15, 2007, (as amended, restated, amended and restated or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the Domestic Subsidiaries of the Borrower from time to time party thereto, as Guarantors, the Lenders from time to time party thereto and Wachovia Bank, National Association, as administrative agent (the "Administrative Agent").  All capitalized terms used and not defined herein have the meanings stated in the Credit Agreement.

1.           The undersigned certifies that he has made such investigation and inquiries as to the financial condition of the Credit Parties as he deems necessary and prudent for the purpose of providing this Certificate.  The undersigned acknowledges that the Administrative Agent and the Lenders are relying on the truth and accuracy of this Certificate in connection with the making of Loans under the Credit Agreement.

2.           The undersigned certifies that the financial information, projections and assumptions which underlie and form the basis for the representations made in this Certificate were reasonable when made and were made in good faith and continue to be reasonable as of the date hereof.

BASED ON THE FOREGOING, the undersigned certifies that, both before and after giving effect to the Loans and other Extensions of Credit:

A.
The Credit Parties, on a consolidated basis, are solvent and are able to pay their debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business.

B.
The Credit Parties, on a consolidated basis, do not intend to, and do not believe that they will, incur debts or liabilities beyond their ability to pay as such debts and liabilities mature in their ordinary course.

C.
The Credit Parties, on a consolidated basis, are not engaged in any business or transaction, and are not about to engage in any business or transaction, for which the assets of the Credit Parties, on a consolidated basis, would constitute unreasonably small capital.

D.
The present fair saleable value of the consolidated assets of the Credit Parties, measured on a going concern basis, is not less than the amount that will be required to pay the liability on the debts of the Credit Parties, on a consolidated basis, as they become absolute and matured.

This Solvency Certificate may, upon execution, be delivered by facsimile or electronic mail, which shall be deemed for all purposes to be an original signature.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

THE PANTRY, INC.

By:
Name:
Title: Chief Financial Officer

Schedule 5.9

FORM OF JOINDER AGREEMENT

THIS JOINDER AGREEMENT (the "Agreement"), dated as of _____________, ____, is by and between _____________________, a ___________________ (the "Subsidiary Guarantor"), The Pantry, Inc. (the "Borrower") and WACHOVIA BANK, NATIONAL ASSSOCIATION, in its capacity as Administrative Agent under that certain Third Amended and Restated Credit Agreement (as amended, restated, amended and restated or otherwise modified from time to time, the "Credit Agreement"), dated as of May 15, 2007, by and among the Borrower, the Domestic Subsidiaries of the Borrower from time to time party thereto (individually a "Guarantor" and collectively, the "Guarantors"), the Lenders from time to time party thereto and Wachovia Bank, National Association, as administrative agent (the "Administrative Agent").  All of the defined terms in the Credit Agreement are incorporated herein by reference.

The Subsidiary Guarantor is an Additional Credit Party and, consequently, the Credit Parties are required by Section 5.9 of the Credit Agreement to cause the Subsidiary Guarantor to become a "Guarantor" thereunder.

Accordingly, the Subsidiary Guarantor and the Borrower hereby agree as follows with the Administrative Agent, for the benefit of the Lenders:

1.           The Subsidiary Guarantor hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary Guarantor will be deemed to be a party to and a �Guarantor� under the Credit Agreement and shall have all of the obligations of a Guarantor thereunder as if it had executed the Credit Agreement.  The Subsidiary Guarantor hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the applicable Credit Documents, including without limitation (a) all of the representations and warranties set forth in Article III of the Credit Agreement and (b) all of the affirmative and negative covenants set forth in Articles V and VI of the Credit Agreement.  Without limiting the generality of the foregoing terms of this Paragraph 1, the Subsidiary Guarantor hereby guarantees, jointly and severally together with the other Guarantors, the prompt payment of the Credit Party Obligations in accordance with Article X of the Credit Agreement.

2.           The Subsidiary Guarantor hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary Guarantor will be deemed to be a party to the Security Agreement, and shall have all the rights and obligations of an �Obligor� (as such term is defined in the Security Agreement) thereunder as if it had executed the Security Agreement.  The Subsidiary Guarantor hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Security Agreement.  Without limiting the generality of the foregoing terms of this Paragraph 2, the Subsidiary Guarantor hereby grants to the Administrative Agent, for the benefit of the Lenders, a continuing security interest in, and a right of set off against any and all right, title and interest of the Subsidiary Guarantor in and to the Collateral (as such term is defined in Section 2 of the Security Agreement) of the Subsidiary Guarantor.

3.           The Subsidiary Guarantor hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary Guarantor will be deemed to be a party to the Pledge Agreement, and shall have all the rights and obligations of a �Pledgor� thereunder as if it had executed the Pledge Agreement.  The Subsidiary Guarantor hereby ratifies, as of the date hereof, and agrees to be bound by, all the terms, provisions and conditions contained in the Pledge Agreement.  Without limiting the generality of the foregoing terms of this Paragraph 3, the Subsidiary Guarantor hereby pledges and assigns to the Administrative Agent, for the benefit of the Lenders, and grants to the Administrative Agent, for the benefit of the Lenders, a continuing security interest in any and all right, title and interest of the Subsidiary Guarantor in and to Pledged Capital Stock (as such term is defined in Section 2 of the Pledge Agreement) and the other Pledged Collateral (as such term is defined in Section 2 of the Pledge Agreement).

4.           The Subsidiary Guarantor acknowledges and confirms that it has received a copy of the Credit Agreement and the schedules and exhibits thereto and each Security Document and the schedules and exhibits thereto.  The information on the schedules to the Credit Agreement and the Security Documents are hereby supplemented (to the extent permitted under the Credit Agreement or Security Documents) to reflect the information shown on the attached Schedule A.

5.           The Borrower confirms that the Credit Agreement is, and upon the Subsidiary Guarantor becoming a Guarantor, shall continue to be, in full force and effect.  The parties hereto confirm and agree that immediately upon the Subsidiary Guarantor becoming a Guarantor the term "Credit Party Obligations," as used in the Credit Agreement, shall include all obligations of the Subsidiary Guarantor under the Credit Agreement and under each other Credit Document.

6.           Each of the Borrower and the Subsidiary Guarantor agrees that at any time and from time to time, upon the written request of the Administrative Agent, it will execute and deliver such further documents and do such further acts as the Administrative Agent may reasonably request in order to effect the purposes of this Agreement.

7.           This Agreement (a) may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract and (b) may, upon execution, be delivered by facsimile or electronic mail, which shall be deemed for all purposes to be an original signature.

8.           This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each of the Borrower and the Subsidiary Guarantor has caused this Agreement to be duly executed by its authorized officer, and the Administrative Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

SUBSIDIARY GUARANTOR:	[SUBSIDIARY GUARANTOR]

By:
Name:
Title:

BORROWER:	THE PANTRY, INC.,
a Delaware corporation

By:
Name:
Title:

Acknowledged, accepted and agreed:

WACHOVIA BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:
Name:
Title:

Schedule A

Schedules to Credit Agreement and Security Documents

[TO BE COMPLETED BY BORROWER]

Schedule 5.13

MORTGAGED PROPERTIES

Store #	Old Cobra #	Owned/Leased	Comment	Open Date	County	Street Address	City/State/Zip
1		Owned Fee-Property	Non-Operating		Lee	1801 DOUGLAS DR	SANFORD, NC 27330
12		Owned Fee-Property	Non-Operating			2385 HURT ROAD	MARIETTA, GA
70		Owned Fee-Property	Non-Operating			7428 HIXON PIKE	HTXON,TN 37343
73		Owned Fee-Property	Non-Operating			8600 HIXON PIKE	HTXON,TN 37343
74		Owned Fee-Property	Non-Operating			5723 HIXON PIKE	HTXON,TN 37343

NEWLY ACQUIRED PROPERTY - TO BE RETAINED BY PANTRY

Corporate Office Adj. Property, Sanford, NC

953 New Berlin Road, Jacksonville, FL

*Opp. Corner, Benton Rd., Bossier City, LA

Store Property Type and Address	Page 1
Prog - STR005R	*
Date - 4/19/2007	*
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********************

Property Type	Store	Open Date	County	Address Line 1	City/State/zip

Owned	105	03/01/1981	LEE	809 CARTHAGE ST	SANFORD, NC 27330
Owned	112	01/06/1986	ALAMANCE	110 W HAGGARD ST	ELON COLLEGE, NC 27244
Owned	130	01/01/1974	ROWAN	264 EAST MAIN STREET	ROCKWELL, NC 28138
Owned	140	01/01/1974	WATAUGA	1218 STATE FARM RD.	BOONE, NC 28607
Owned	147	07/02/1978	WATAUGA	1056 EAST KING ST.	BOONE, NC 28607
Owned	150	07/01/1974	RANDOLPH	127 EAST SWANNANOA	LIBERTY, NC 27298
Owned	157	11/01/1978	IREDELL	250 MAIN ST	TROUTMAN, NC 28166
Owned	161	07/07/1975	ALAMANCE	1031 HWY 87 NORTH	ELON COLLEGE, NC 27244
Owned	170	05/04/1984	GUILFORD	3101 PLEASANT GARDEN RD	GREENSBORO, NC 27406
Owned	172	08/29/1975	IREDELL	354 S MAIN ST	MOORESVILLE, NC 28115
Owned	182	08/24/1976	ROWAN	300 S SALISBURY ST	SPENCER, NC 28159
Owned	192	05/01/1985	FORSYTH	700 JONESTOWN RD	WINSTON-SALEM, NC 27103
Owned	215	07/01/1976	STOKES	101 E KING ST	KING, NC 27021
Owned	218	12/05/1985	LEE	1130 N HORNER BLVD	SANFORD, NC 27330
Owned	239	03/24/1978	CATAWBA	1200 E MAIN ST	MAIDEN, NC 28650
Owned	240	07/21/1977	CATAWBA	334 EAST 20TH ST	NEWTON, NC 28658
Owned	247	05/25/1978	HORRY	348 DICK POND RD	MYRTLE BEACH, SC 29577
Owned	277	06/12/1980	BEAUFORT	71 MATTHEWS DR & HWY 278	HILTON HEAD ISLAND, SC 29
Owned	288	10/30/1980	CHARLESTON	2572 ASHLEY RIVER RD	CHARLESTON, SC 29414
Owned	294	06/02/1980	CHATHAM	11399 US HWY 15-501 SOUTH	CHAPEL HILL, NC 27514
Owned	295	10/16/1980	BEAUFORT	1810 RIBALT RD	PORT ROYAL, SC 29935
Owned	302	03/24/1981	CUMBERLAND	736 S REILLY RD	FAYETTEVILLE, NC 28304
Owned	305	01/22/1981	CUMBERLAND	1501 PAMALEE DR	FAYETTEVILLE, NC 28303
Owned	315	04/16/1981	KERSHAW	2507 MAIN STREET	ELGIN, SC 29045
Owned	321	04/08/1982	BERKELEY	1044 REDBANK RD	GOOSE CREEK, SC 29445
Owned	323	01/07/1982	RICHLAND	317-B ROYAL TOWER RD	IRMO, SC 29063
Owned	326	10/22/1981	SUMTER	550 SOUTH PIKE EAST	SUMTER, SC 29150
Owned	330	08/13/1981	BERKELEY	215 RED BANK RD.	GOOSE CREEK, SC 29445
Owned	331	12/31/1971	LEE	1612 TRAMWAY ROAD	SANFORD, NC 27330
Owned	332	10/08/1981	LEXINGTON	3950 AUGUSTA RD	WEST COLUMBIA, SC 29169
Owned	334	07/16/1981	HORRY	1011 GLENN BAY RD	SURFSIDE BEACH, SC 29575
Owned	340	10/22/1981	GREENWOOD	1530 BYPASS NE	GREENWOOD, SC 29646
Owned	355	06/10/1971	LEE	429 EAST WEATHERSPOON ST	SANFORD, NC 27330
Owned	366	06/26/1982	LEE	812 SOUTH HORNER BLVD.	SANFORD, NC 27330
Owned	376	08/21/1981	CUMBERLAND	4000 SOUTH MAIN ST	HOPE MILLS, NC 28348
Owned	391	05/27/1982	CHRISTIAN	3249 LAFAYETTE RD	HOPKINSVILLE, KY 42240
Owned	394	06/17/1982	CHRISTIAN	932 NORTH MAIN ST	HOPKINSVILLE, KY 42240
Owned	398	11/12/1981	SUMTER	503 BROAD & MILLER ST	SUMTER, SC 29150
Owned	399	01/07/1982	LEXINGTON	1190 SUNSET BLVD	WEST COLUMBIA, SC 29169
Owned	402	04/06/1982	MONTGOMERY	560 DOVER RD	CLARKSVILLE, TN 37040
Owned	405	10/01/1981	LEE	3006 HAWKINS AVENUE	SANFORD, NC 27330
Owned	406	10/03/1981	HARNETT	1404 S MAIN ST	LILLINGTON, NC 27546
Owned	407	03/30/1982	MONTGOMERY	1874 MEMORIAL DR	CLARKSVILLE, TN 37040
Owned	410	12/13/1982	WATAUGA	1996 BLOWING ROCK RD.	BOONE, NC 28607
Owned	419	12/15/1983	LOGAN	1034 N. MAIN STREET	RUSSELLVILLE, KY 42276
Owned	420	12/08/1983	LOGAN	407 HOPKINSVILLE RD	RUSSELLVILLE, KY 42276
Owned	422	04/13/1984	HORRY	511 HWY 17, 6TH AVE. S.	NORTH MYRTLE BEACH, SC 29

Store Property Type and Address	Page 2
Prog - STR005R	*
Date - 4/19/2007	*
Time - 10:45:18	*
********************

Property Type	Store	Open Date	County	Address Line 1	City/State/zip

Owned	427	07/26/1984	HOPKINS	HWY US 41A & 62	NORTONVILLE, KY 42442
Owned	430	09/20/1984	BEAUFORT	1610 FORDING ISLAND ROAD	BLUFFTON, SC 29926
Owned	442	02/21/1985	LEXINGTON	3504 CHARLESTON HWY	WEST COLUMBIA, SC 29169
Owned	443	05/23/1985	MONTGOMERY	648 LA FAYETTE RD	CLARKSVILLE, TN 37042
Owned	445	02/07/1985	RICHLAND	806 BROAD RIVER RD	COLUMBIA, SC 29210
Owned	446	05/15/1985	BERKELEY	830 COLLEGE PARK ROAD	LADSON, SC 29456
Owned	448	05/03/1985	BERKELEY	1677 NORTH MAIN	SUMMERVILLE, SC 29483
Owned	450	05/30/1985	NEW HANOVER	2400 N. COLLEGE RD	WILMINGTON, NC 28405
Owned	451	05/09/1985	MONTGOMERY	1801 MADISON STREET	CLARKSVILLE, TN 37040
Owned	452	05/08/1985	LEXINGTON	3516 BUSH RIVER RD	COLUMBIA, SC 29210
Owned	453	04/27/1985	RICHLAND	3800 ROSEWOOD DRIVE	COLUMBIA, SC 29205
Owned	454	07/26/1985	GUILFORD	2522 RANDLEMAN RD	GREENSBORO, NC 27406
Owned	457	07/18/1985	WAKE	705 E. WILLIAMS STREET	APEX, NC 27502
Owned	458	10/03/1985	SUMNER	601 HARTSVILLE PIKE	GALLATIN, TN 37066
Owned	461	07/25/1985	HORRY	860 HWY 17 N.	LITTLE RIVER, SC 29566
Owned	462	09/27/1985	GUILFORD	101 PISGAH CHURCH	GREENSBORO, NC 27405
Owned	463	08/22/1985	MONTGOMERY	301 PROVIDENCE ROAD	CLARKSVILLE, TN 37042
Owned	464	08/05/1985	NEW HANOVER	2375 S 17TH STREET	WILMINGTON, NC 28401
Owned	467	08/08/1985	BRUNSWICK	1130 NORTH HOWE STREET	SOUTHPORT, NC 28461
Owned	470	01/15/1986	RICHLAND	4400 BETHEL CHURCH ROAD	FOREST ACRES, SC 29206
Owned	472	04/10/1986	BEDFORD	320 MADISON ST	SHELBYVILLE, TN 37160
Owned	473	12/05/1985	MONTGOMERY	1791 WILMA RUDOLPH BLVD.	CLARKSVILLE, TN 37040
Owned	474	03/20/1986	RUTHERFORD	302 W NORTHFIELD BLVD	MURFREESBORO, TN 37129
Owned	475	11/27/1985	MOORE	10805 S US HWY 15 501	SOUTHERN PINES, NC 28387
Owned	476	12/18/1985	LEXINGTON	1259 CHAPIN RD	CHAPIN, SC 29036
Owned	477	05/01/1986	BEDFORD	702 S CANNON BLVD.	SHELBYVILLE, TN 37160
Owned	481	02/27/1986	CUMBERLAND	3458 N. MAIN ST.	HOPE MILLS, NC 28348
Owned	482	05/08/1986	HORRY	13 HWY 90 EAST	LITTLE RIVER, SC 29566
Owned	484	08/25/1986	NEW HANOVER	5800 CASTLE HAYNE RD	CASTLE HAYNE, NC 28429
Owned	485	08/14/1986	BEDFORD	900 N MAIN STREET	SHELBYVILLE, TN 37160
Owned	489	11/18/1986	RICHLAND	7800 GARNERS FERRY RD	COLUMBIA, SC 29209
Owned	490	10/03/1986	BEAUFORT	1301 RIBAULT ROAD	PORT ROYAL, SC 29935
Owned	494	06/27/1987	CHARLESTON	3586 SAVANNAH HWY	JOHNS ISLAND, SC 29455
Owned	497	04/03/1987	RICHLAND	2235 DECKER BLVD	COLUMBIA, SC 29209
Owned	498	05/15/1987		5098 DORCHESTER RD	CHARLESTON, SC 29418
Owned	500	04/22/1987	CUMBERLAND	1300 HOPE MILLS RD	FAYETTEVILLE, NC 28304
Owned	702	07/14/1986	HENDERSON	2336 S GREEN ST	HENDERSON, KY 42420
Owned	706	05/02/1977	HENDERSON	300 WATSON LANE	HENDERSON, KY 42420
Owned	725	05/22/1981	MUHLENBERG	6059 US HWY 62 W	GRAHAM, KY 42344
Owned	773	09/15/1986	GREENVILLE	429 WADE HAMPTON BLVD	GREENVILLE, SC 29604
Owned	788	10/16/1987	DORCHESTER	207 OLD TROLLEY RD	SUMMERVILLE, SC 29483
Owned	794	03/09/1989	DORCHESTER	1595 TROLLEY RD	SUMMERVILLE, SC 29483
Owned	812	12/17/1987	VANDERBURGH	325 S KENTUCKY AVE	EVANSVILLE, IN 47714
Owned	820	06/25/1989	CHARLESTON	906 FOLLY ROAD	JAMES ISLAND, SC 29412
Owned	833	11/21/1989	KERSHAW	521 HWY 601 S	LUGOFF, SC 29078
Owned	839	03/01/1990		42 CENTER STREET	FOLLY BEACH, SC 29439
Owned	840	09/27/1990		1402 BEN SAWYER BLVD	MOUNT PLEASANT, SC 29464
Owned	843	12/14/1989	HENDERSON	2001 U.S. 60 EAST	HENDERSON, KY 42420
Owned	1013	01/14/1972	Bradford	2158 N TEMPLE AVENUE	STARKE, FL 32091
Owned	1035	07/16/1972	St. Johns	9900 SHANDS PIER RD	JACKSONVILLE, FL 32259
Owned	1041	12/02/1972	Levy	392 N. HATHAWAY AVE	BRONSON, FL 32612
Owned	1043	12/09/1972	St. Johns	6929 A1A, S	ST AUGUSTINE, FL 32086

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Property Type	Store	Open Date	County	Address Line 1	City/State/zip

Owned	1066	01/31/1974	Seminole	1920 FRENCH AVENUE	SANFORD, FL 32771
Owned	1069	03/08/1974	St. Johns	4760 US 1, N, SUITE A	ST AUGUSTINE, FL 32095
Owned	1084	07/26/1974	Duval	11985 BEACH BLVD	JACKSONVILLE, FL 32246
Owned	1095	07/25/1975	Duval	2810 SR AlA	ATLANTIC BEACH, FL 32233
Owned	1101	08/27/1976	St. Johns	511 ANASTASIA BLVD	ST AUGUSTINE, FL 32084
Owned	1102	09/24/1976	Alachua	5708 NW 34TH ST	GAINESVILLE, FL 32653
Owned	1106	11/18/1976	Alachua	203 NE 39TH AVE	GAINESVILLE, FL 32609
Owned	1119	08/23/1977	Alachua	16130- 10 N.W. US HWY 441	ALACHUA, FL 32615
Owned	1127	08/03/1978	Duval	953 NEW BERLIN RD	JACKSONVILLE, FL 32218
Owned	1132	02/15/1979	Duval	9750 OLD ST AUGUSTINE RD	JACKSONVILLE, FL 32257
Owned	1158	09/17/1981	Duval	1005 EDGEWOOD AVE, S	JACKSONVILLE, FL 32205
Owned	1172	01/06/1983	Clay	2468 BLANDING BLVD	MIDDLEBURG, FL 32068
Owned	1195	08/09/1984	Duval	4525 SUNBEAM RD	JACKSONVILLE, FL 32257
Owned	1202	03/14/1985	Alachua	14411 N.W. US HIGHWAY 441	ALACHUA, FL 32615
Owned	1205	06/13/1985	Osceola	101 BUENAVENTURA BLVD	KISSIMMEE, FL 34743
Owned	1208	06/20/1985	Duval	5408 MAIN STREET	JACKSONVILLE, FL 32208
Owned	1220	12/04/1986	Alachua	7404 NE WALDO RD	GAINESVILLE, FL 32609
Owned	1223	03/12/1987	Alachua	5200 NE WALDO RD	GAINESVILLE, FL 32609
Owned	1226	02/19/1987	Seminole	7499 SR 427	SANFORD, FL 32773
Owned	1227	05/03/1987	Orange	18359 E COLONIAL DR	ORLANDO, FL 32820
Owned	1228	05/03/1987	Clay	3075 HWY 17	GREEN COVE SPRINGS, FL 32
Owned	1229	05/28/1987	Flagler	4850 E HIGHWAY 100	FLAGLER BEACH, FL 32136
Owned	1231	08/06/1987	Duval	3605 ST JOHN'S BLUFF RD	JACKSONVILLE, FL 32224
Owned	1233	02/03/1988	Flagler	500 E MOODY STREET	BUNNELL, FL 32110
Owned	1236	02/18/1988	Osceola	4301 13TH STREET	ST CLOUD, FL 34769
Owned	1237	03/11/1988	Man" on	3232 W SILVER SPGS BLVD	OCALA, FL 34475
Owned	1238	04/21/1988	Marion	14780 NE HWY 315	FT MCCOY, FL 32134
Owned	1239	04/14/1988	Osceola	1700 N THACKER AVENUE	KISSIMMEE, FL 34741
Owned	1240	04/22/1988	Orange	2438 SHADER ROAD	ORLANDO, FL 32804
Owned	1242	08/25/1988	Marion	17980 N US HWY 441	ORANGE LAKE, FL 32681
Owned	1244	07/16/1988	Seminole	2095 COUNTY RD 427 N	LONGWOOD, FL 32750
Owned	1248	07/31/1988	St. Johns	800 S PONCE DELEON BLVD	ST AUGUSTINE, FL 32084
Owned	1250	01/12/1989	Duval	5711 BOWDEN ROAD, #1	JACKSONVILLE, FL 32216
Owned	1251	11/16/1988	Marion	7676 N US HWY 441	OCALA, FL 34475
Owned	1253	12/28/1988	Duval	5001 HECKSCHER DR	JACKSONVILLE, FL 32226
Owned	1256	04/05/1989	Volusia	1712 DOYLE ROAD	DELTONA, FL 32738
Owned	1259	04/20/1989	Marion	12995 N US HWY 441	CITRA, FL 34475
Owned	1262	10/12/1989	Nassau	551726 US HWY 1	HILLIARD, FL 32046
Owned	1263	09/15/1989	Volusia	1380 HOWLAND BLVD	DELTONA, FL 32738
Owned	1265	01/18/1990	Flagler	1201 PALM HARBOR PKWY	PALM COAST, FL 32137
Owned	1266	02/15/1990	Osceola	1297 SIMPSON RD	KISSIMMEE, FL 34744
Owned	1267	04/12/1990	Flagler	#3 KINGSWOOD DR	PALM COAST, FL 32137
Owned	1271	05/24/1991	Volusia	1520 N US 1	ORMOND BEACH, FL 32174
Owned	1273	08/15/1991	Volusia	2798 ELKCAM BLVD	DELTONA, FL 32738
Owned	1276	01/16/1992	Orange	808 CHICKASAW TRAIL, N	ORLANDO, FL 32825
Owned	1277	04/16/1992	Seminole	690 W AIRPORT BLVD	SANFORD, FL 32773
Owned	1278	12/10/1992	Flagler	5484 N OCEANSHORE BLVD	PALM COAST, FL 32137
Owned	1279	03/30/1995	St. Johns	2919 COASTAL HWY	ST AUGUSTINE, FL 32095
Owned	1285	12/22/1994	Clay	2816 HENLEY ROAD	GREEN COVE SPRINGS, FL 32
Owned	1286	05/11/1995	Citrus	7985 NORTH CITRUS AVE	CRYSTAL RIVER, FL 34428
Owned	1290	08/21/1997	Flagler	890 PALM COAST PKWY SW	PALM COAST, FL 32137
Owned	1291	10/17/1996	Brevard	7290 GEORGE T.EDWARD DR	MELBOURNE, FL 32940

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Property Type	Store	Open Date	County	Address Line 1	City/State/zip

Owned	1305	05/02/1998	Alachua	2300 E UNIVERSITY AVE	GAINESVILLE, FL 32609
Owned	1309	05/02/1998	Gilchrist	705 N MAIN ST	TRENTON, FL 32693
Owned	1313	04/29/1998	Alachua	4221 NW 16TH BLVD	GAINESVILLE, FL 32605
Owned	1322	09/01/1998	Baker	340 E MACCLENNY AVE	MACCLENNY, FL 32063
Owned	1323	09/01/1998	Clay	205 S. LAWRENCE BLVD	KEYSTONE HEIGHTS, FL 3265
Owned	2046	01/28/1999	Volusia	1101 DERBYSHIRE	HOLLY HILL, FL 32117
Owned	2049	01/28/1999	Seminole	4140 E SR46	SANFORD, FL 32771
Owned	2050	01/28/1999	Volusia	1591 DUNLAWTON AVE	PORT ORANGE, FL 32119
Owned	2053	01/28/1999	Putnam	1171 HIGHWAY 17S	SATSUMA, FL 32189
Owned	2072	01/28/1999	Volusia	239 N. CENTER STREET	PIERSON, FL 32180
Owned	2074	01/28/1999	Volusia	2123 INTERNATIONAL SPEEDW	DELAND, FL 32724
Owned	2102	01/28/1999	Volusia	2185 W. STATE ROAD 44	DELAND, FL 32720
Owned	2103	01/28/1999	Orange	10 E. SILVER STAR ROAD	OCOEE, FL 34761
Owned	2104	01/28/1999	Volusia	1058 N. US 1	ORMOND BEACH, FL 32174
Owned	2105	01/28/1999	Marion	13873 S.E. HIGHWAY 42	WEIRSDALE, FL 32195
Owned	2106	01/28/1999	Orange	8299 SILVER STAR ROAD	ORLANDO, FL 32818
Owned	2107	01/28/1999	Putnam	551 S. SUMMIT STREET	CRESCENT CITY, FL 32112
Owned	2108	01/28/1999	Lake	1525 US HWY 27	CLERMONT, FL 34711
Owned	2110	01/28/1999	Seminole	5690 WEST SR 46	SANFORD, FL 32771
Owned	2111	01/28/1999	Brevard	6004 US HIGHWAY 1	SCOTTSMOOR, FL 32775
Owned	2114	01/28/1999	Lake	810 US HWY 27	MINNEOLA, FL 34755
Owned	2115	01/28/1999	Volusia	1099 W.INT'L SPEEDWAY BLV	DELAND, FL 32720
Owned	2116	01/28/1999	Orange	17503 W SR 50	OAKLAND, FL 34760
Owned	2117	01/28/1999	Putnam	241 S. HIGHWAY 17	EAST PALATKA, FL 32131
Owned	2118	01/28/1999	Lake	24425 SR 44	EUSTIS, FL 32736
Owned	2119	01/28/1999	Citrus	8486 N. CARL G. ROSE HWY	HERNANDO, FL 34442
Owned	2120	01/28/1999	Marion	14870 S US HIGHWAY 441	SUMMERFIELD, FL 34491
Owned	2122	04/22/1999	Marion	3550 N US HIGHWAY 441	OCALA, FL 34475
Owned	2123	01/28/1999	Marion	6155 SW HIGHWAY 200	OCALA, FL 34476
Owned	2125	02/04/1999	Polk	45489 US HWY 27	DAVENPORT, FL 33837
Owned	2157	01/28/1999	Putnam	440 CR 309	WELAKA, FL 32193
Owned	2184	01/28/1999	Volusia	1022 E. NEW YORK AVE	DELAND, FL 32724
Owned	2207	01/28/1999	Orange	12390 E. COLONIAL DR	ORLANDO, FL 32826
Owned	2209	01/28/1999	Polk	101 POLO PARK BLVD E	DAVENPORT, FL 33837
Owned	2234	01/28/1999	Volusia	1701 N. VOLUSIA AVE	ORANGE CITY, FL 32763
Owned	2235	01/28/1999	Putnam	624 S STATE ROAD 19 N	PALATKA, FL 32177
Owned	2236	01/28/1999	Brevard	2498 TURPENTINE RD	MIMS, FL 32754
Owned	2258	01/28/1999	Volusia	1717 S US 17	BARBERVILLE, FL 32105
Owned	2271	01/28/1999	Volusia	1695 N. US 17	SEVILLE, FL 32190
Owned	2291	01/28/1999	St. Johns	6750 US1 SOUTH	ST AUGUSTINE, FL 32086
Owned	2292	01/28/1999	Lake	7609 US 441	LEESBURG, FL 34748
Owned	2314	01/28/1999	Marion	10143 SE SUNSET HARBOR RD	SUMMERFIELD, FL 34491
Owned	2321	01/28/1999	Marion	13002 NE JACKSONVILLE ROA	SPARR, FL 32192
Owned	2322	01/28/1999	Marion	15877 E HWY 40	SILVER SPRINGS, FL 34488
Owned	2326	01/28/1999	Marion	12475 NW GAINESVILLE RD	LOWELL, FL 32663
Owned	2328	01/28/1999	Marion	1940 SE 58TH AVENUE	OCALA, FL 34471
Owned	2329	01/28/1999	Putnam	902 SR 20	INTERLACHEN, FL 32148
Owned	2332	01/28/1999	Lake	10030 CR 44	LEESBURG, FL 34788
Owned	2334	01/28/1999	Orange	4914 ROCK SPRINGS ROAD	APOPKA, FL 32712
Owned	2403	01/28/1999	Lake	23932 SR46 (SORRENTO AVE)	SORRENTO, FL 32776
Owned	2404	01/28/1999	Orange	1252 S. APOPKA BLVD	APOPKA, FL 32703
Owned	2405	01/28/1999	Marion	225 NE 28TH AVE	OCALA, FL 34471

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Property Type	Store	Open Date	County	Address Line 1	City/State/zip

Owned	2406	01/28/1999	Seminole	4181 ORANGE BLVD	LAKE MONROE, FL 32747
Owned	2408	01/28/1999	Volusia	3930 SR 44	NEW SMYRNA BEACH, FL 3216
Owned	2416	01/28/1999	Alachua	6905 NE HWY 301	HAWTHORNE, FL 32640
Owned	2419	01/28/1999	Volusia	446 S LAKEVIEW DRIVE	LAKE HELEN, FL 32744
Owned	2426	01/28/1999	Putnam	519 N. SUMMIT STREET	CRESCENT CITY, FL 32112
Owned	2430	01/28/1999	Volusia	905 S SPRING GARDEN AVE	DELAND, FL 32720
Owned	2483	01/28/1999	Seminole	905 SR 434	ALTAMONTE SPRINGS, FL 327
Owned	2502	01/28/1999	Seminole	1000 LOCWOOD BLVD	OVIEDO, FL 32765
Owned	2503	01/28/1999	Lake	2101 SR 19	TAVARES, FL 32778
Owned	2504	01/28/1999	Orange	10001 LAKE UNDERHILL DR	ORLANDO, FL 32825
Owned	2505	01/28/1999	Volusia	399 S US 17/92	DEBARY, FL 32713
Owned	2548	01/28/1999	Bradford	11735 SW SR 231	BROOKER, FL 32622
Owned	2574	01/28/1999	Volusia	1520 SR 40	ORMOND BEACH, FL 32174
Owned	2575	01/28/1999	Lake	100 MILLER STREET	FRUITLAND PARK, FL 34731
Owned	2576	01/28/1999	St. Johns	1115 A1A BEACH BLVD	ST AUGUSTINE BEACH, FL 32
Owned	2655	01/28/1999	Seminole	135 E. SR 46	GENEVA, FL 32732
Owned	2777	01/28/1999	Putnam	1777 HIGHWAY 17S	POMONA PARK, FL 32181
Owned	2798	01/28/1999	Lake	2999 W. MAIN STREET	LEESBURG, FL 34748
Owned	2800	01/28/1999	Lake	8049 SR 48	YALAHA, FL 34797
Owned	2802	01/28/1999	Putnam	2803 SILVER LAKE DRIVE	PALATKA, FL 32177
Owned	2804	01/28/1999	Lake	391 N. CENTRAL AVENUE	UMATILLA, FL 32784
Owned	2805	01/28/1999	Orange	400 FRANKLIN STREET	OCOEE, FL 34761
Owned	2806	01/28/1999	Volusia	320 N. SR 415	OSTEEN, FL 32764
Owned	2904	01/28/1999	Volusia	2095 E. NEW YORK AVENUE	DELAND, FL 32724
Owned	2908	01/28/1999	Marion	8664 SW 103RD STREET RD	OCALA, FL 34481
Owned	2910	01/28/1999	Volusia	601 BEVILLE ROAD	S. DAYTONA, FL 32119
Owned	3012	07/02/1998	CUMBERLAND	901 MCARTHUR ROAD	FAYETTEVILLE, NC 28306
Owned	3255	07/22/1999	Richmond	3477 WRIGHTSBORO RD	AUGUSTA, GA 30909
Owned	3260	07/22/1999	LEXINGTON	1900 BUSH RIVER ROAD	COLUMBIA, SC 29210
Owned	3265	07/22/1999	Columbia	440 SOUTH BELAIR RD	AUGUSTA, GA 30909
Owned	3291	07/22/1999	SPARTANBURG	2204 CHESNEE HWY	SPARTANBURG, SC 29303
Owned	3295	07/22/1999	CHEROKEE	862 WINDSLOW AVE	GAFFNEY, SC 29341
Owned	3313	11/11/1999	Habersham	3951 STATE HWY 365	ALTO, GA 30510
Owned	3340	11/11/1999	White	78 S. MAIN STREET	CLEVELAND, GA 30528
Owned	3406	06/29/2000	CHEROKEE	100 SHELBY HWY	GAFFNEY, SC 29340
Owned	3451	12/21/2000	QUACHITA	4320 DESIARD	MONROE, LA 71201
Owned	3493	10/16/2003	HAMILTON	3200 REDDING ROAD	RED BANK, TN 37415
Owned	3507	10/16/2003	Walker	118 KAY CONLEY ROAD	ROCK SPRINGS, GA 30739
Owned	3509	10/16/2003	Walker	728 PARK CITY RD.	ROSSVILLE, GA 30741
Owned	3520	10/16/2003	Chattooga	11134 HWY. 27	SUMMERVILLE, GA 30747
Owned	3522	10/16/2003	Floyd	3129 MAPLE STREET	LINDALE, GA 30147
Owned	3525	10/16/2003	Whitfield	201 CARBONDALE RD. SW	DALTON, GA 30720
Owned	3530	10/16/2003	Whitfield	1321 DUG GAP ROAD	DALTON, GA 30720
Owned	3534	10/16/2003	Walker	1111 NORTH MAIN ST.	LAFAYETTE, GA 30728
Owned	3572	10/16/2003	HAMILTON	4858 HWY. 58	CHATTANOOGA, TN 37416
Owned	3591	10/16/2003	MARION	1200 SOUTH CEDAR	SOUTH PITTSBURG, TN 37380
Owned	3600	10/16/2003	MCMINN	230 TENNESSEE AVE.	ETOWAH, TN 37331
Owned	3603	10/16/2003	BRADLEY	1700 HARRISON PIKE	CLEVELAND, TN 37311
Owned	3633	12/16/2004	WAKE	2105 TEN TEN ROAD	APEX, NC 27539
Owned	3697	08/18/2005	Cheasapeake	1001 GEORGE WASHINGTON	CHESAPEAKE, VA 23323
Owned	3699	08/18/2005	Suffolk	1125 WILROY RD.	SUFFOLK, VA 23434
Owned	3701	08/18/2005	Suffolk	819 W. WASHINGTON ST.	SUFFOLK, VA 23434

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Property Type	Store	Open Date	County	Address Line 1	City/State/zip

Owned	3704	08/18/2005	York	115 OTTIS ST.	YORKTOWN, VA 23693
Owned	3705	08/18/2005	WYTHE	2622 E LEE HWY	WYTHEVILLE, VA 24382
Owned	3706	08/18/2005	WYTHE	1020 PEPPERS FERRY RD.	WYTHEVILLE, VA 24382
Owned	3710	08/18/2005	WYTHE	1682 LEAD MINE RD.	AUSTINVILLE, VA 24312
Owned	3711	08/18/2005	Pulaski	5149 STATE PARK RD.	DUBLIN, VA 24084
Owned	3719	08/18/2005	Henry	1560 VIRGINIA AVE.	MARTINSVILLE, VA 24112
Owned	3735	10/20/2005	SPARTANBURG	1706 BOILING SPRINGS RD	SPARTANBURG, SC 29301
Owned	3800	05/11/2006		821 GREEN SPRINGS HWY.	HOMEWOOD, AL 35209
Owned	3803	05/11/2006		6408 OLD SPRINGVILLE RD.	PINSON, AL 35126
Owned	3804	05/11/2006		301 ROBERT JEMISON RD.	BIRMINGHAM, AL 35209
Owned	3807	05/11/2006	Shelby	2112 BUTLER RD.	ALABASTER, AL 35007
Owned	3812	05/11/2006		232 ROEBUCK PLAZA DR.	BIRMINGHAM, AL 35206
Owned	3814	05/11/2006		2803 PINSON VALLEY PARKWA	BIRMINGHAM, AL 35217
Owned	3815	05/11/2006		7994 HELENA ROAD	PELHAM, AL 35124
Owned	3816	05/11/2006	Shelby	1107A TOWNHOUSE RD.	HELENA, AL 35080
Owned	3818	05/11/2006		1685 MONTCLAIR RD.	BIRMINGHAM, AL 35210
Owned	3820	05/11/2006		7701 1ST AVE. NORTH	BIRMINGHAM, AL 35206
Owned	3822	05/11/2006		830 9TH AVE. NORTH	BESSEMER, AL 35010
Owned	3826	05/11/2006		1139 MARTIN LUTHER KING E	ANDALUSIA, AL 36420
Owned	3828	05/11/2006		9401 PARKWAY EAST	BIRMINGHAM, AL 35215
Owned	3829	05/11/2006		4970 MONTGOMERY HWY	DOTHAN, AL 36303
Owned	3830	05/11/2006		716 SOUTH MEMORIAL DR.	PRATTVILLE, AL 36067
Owned	3833	05/11/2006		998 ACADEMY DR.	BESSEMER, AL 35022
Owned	3834	05/11/2006		603 BESSEMER RD.	MIDFIELD, AL 35228
Owned	3836	05/11/2006		1050 SOUTH MAIN ST	GRAYSVILLE, AL 35073
Owned	3840	08/10/2006	MOORE	170 BEVERLY LANE	SOUTHERN PINES, NC 28387
Owned	3936	04/05/2007	MECKLENBURG	2701 GRAHAM STREET	CHARLOTTE, NC 28269
Owned	3937	04/05/2007	MECKLENBURG	2301 BEATIES FORD ROAD	CHARLOTTE, NC 28216
Owned	3942	04/05/2007	MECKLENBURG	100 S. POLK STREET	PINEVILLE, NC 28134
Owned	3959	04/05/2007	CHEROKEE	1711 FLOYD BAKER BLVD.	GAFFNEY, SC 29341
Owned	3983	04/05/2007	UNION	1692 W. FRANKLIN ST.	MONROE, NC 28112
Owned	3986	04/05/2007	UNION	2226 LANCASTER AVE.	MONROE, NC 28112
Owned	6009	04/14/1983	Putnam	400 SR 26	MELROSE, FL 32666
Owned	6019	09/28/1983	Clay	2000 STATE ROAD 16W	GREEN COVE SPRINGS, FL 32
Owned	6020	08/29/1971	Nassau	1015 ATLANTIC BLVD	FERNANDINA BEACH, FL 3203
Owned	6034	04/14/1973	Clay	102 SUZANNE AVE	ORANGE PARK, FL 32073
Owned	6038	04/23/1985	Duval	7992 NORMANDY BLVD	JACKSONVILLE, FL 32221
Owned	6039	08/11/1983	Duval	4024 SOUTHSIDE BLVD	JACKSONVILLE, FL 32216
Owned	6042	06/22/1973	Clay	2584 SR 220	DOCTORS INLET, FL 32030
Owned	6051	10/10/1985	Bradford	2652 S E STATE RD 21	MELROSE, FL 32666
Owned	6058	05/14/1975	Alachua	5420 W SR 235 (P.O. BOX 2	LACROSSE, FL 32658
Owned	6059	07/03/1975	Alachua	1516 SE 4TH ST	GAINESVILLE, FL 32641
Owned	6070	06/24/1976	Marion	16991 EAST HIGHWAY 40	SILVER SPRINGS, FL 34488
Owned	6073	10/21/1976	Duval	8181 103RD ST	JACKSONVILLE, FL 32210
Owned	6079	07/14/1977	Lake	24421 SR 40/BOX 336	ASTOR, FL 32102
Owned	6081	07/22/1977	Volusia	4622 S CLYDE MORRIS BLVD	PORT ORANGE, FL 32119
Owned	6082	08/12/1977	Volusia	1379 BEVILLE RD	DAYTONA BEACH, FL 32119
Owned	6084	01/20/1978	St. Johns	1790 SR 13	JACKSONVILLE, FL 32259
Owned	6094	03/23/1978	Brevard	3164 MAIN ST, W	MIMS, FL 32754
Owned	6109	10/12/1978	Nassau	540251 US HIGHWAY 1	CALLAHAN, FL 32011
Owned	6116	12/19/1978	Duval	13434 OLD ST AUGUSTINE RD	JACKSONVILLE, FL 32258
Owned	6118	08/04/1981	St. Johns	2800 US 1, S	ST AUGUSTINE, FL 32086

Store Property Type and Address	Page 7
Prog - STR005R	*
Date - 4/19/2007	*
Time - 10:45:18	*
********************

Property Type	Store	Open Date	County	Address Line 1	City/State/zip

Owned	6120	09/13/1979	Pasco	15434 HWY 19, N	HUDSON, FL 34667
Owned	6128	04/10/1980	Brevard	6155 N COURTENAY	MERRITT ISLAND, FL 32953
Owned	6130	01/31/1980	Duval	8838 ATLANTIC BLVD	JACKSONVILLE, FL 32211
Owned	6131	03/06/1980	Brevard	4001 N WICKHAM RD	MELBOURNE, FL 32935
Owned	6145	01/13/1982	Brevard	7175 HWY 1 N	COCOA, FL 32927
Owned	6149	06/10/1982	Brevard	701 S PARK AVENUE	TITUSVILLE, FL 32780
Owned	6150	05/05/1982	Volusia	2460 OCEAN SHORE BLVD	ORMOND BEACH, FL 32176
Owned	6152	05/19/1982	Duval	1092 S MCDUFF AVENUE	JACKSONVILLE, FL 32205
Owned	6155	11/18/1982	Orange	4252 S ORANGE BLOSSOM TR	ORLANDO, FL 32839
Owned	6156	01/05/1983	Brevard	3990 LAKE DRIVE	COCOA, FL 32926
Owned	6157	01/20/1983	Orange	808 S PARK AVENUE	APOPKA, FL 32703
Owned	6158	01/27/1983	Nassau	1403 LEWIS STREET	FERNANDINA BEACH, FL 3203
Owned	6159	01/13/1983	Duval	8804 LONE STAR RD	JACKSONVILLE, FL 32211
Owned	6160	03/09/1983	Duval	1310 S 3RD ST	JACKSONVILLE BEACH, FL 32
Owned	6161	03/17/1983	Alachua	45 SW 250TH ST	NEWBERRY, FL 32669
Owned	6163	08/10/1983	Duval	1001 N LANE AVENUE	JACKSONVILLE, FL 32254
Owned	6165	05/04/1983	Orange	11205 S ORG BLOSSOM TR	ORLANDO, FL 32837
Owned	6167	09/18/1983	Volusia	1150 OCEAN SHORE BLVD	ORMOND BEACH, FL 32176
Owned	6168	10/13/1983	Volusia	2625 BEVILLE RD	DAYTONA BEACH, FL 32119
Owned	6169	01/04/1984	Duval	14376 BEACH BLVD	JACKSONVILLE, FL 32224
Owned	6175	05/12/1983	Baker	584 SIXTH ST	MACCLENNY, FL 32063
Owned	6183	11/10/1983	Citrus	743 HIGHWAY 41 SOUTH	INVERNESS, FL 34450
Owned	6195	11/29/1984	Pasco	6226 ROWAN RD	NEW PORT RICHEY, FL 34653
Owned	6210	03/07/1985	Brevard	1060 EMERSON DR NE	PALM BAY, FL 32907
Owned	6229	12/19/1985	Brevard	2595 EMERSON DRIVE	PALM BAY, FL 32909
Owned	6236	08/07/1985	Duval	1209 MONUMENT RD	JACKSONVILLE, FL 32225
Owned	6249	05/01/1985	St. Johns	70 MASTERS DRIVE	ST AUGUSTINE, FL 32095
Owned	6262	07/17/1985	Nassau	3331 S FLETCHER AVE	FERNANDINA BEACH, FL 3203
Owned	6267	11/07/1985	Clay	338 COLLEGE DR	ORANGE PARK, FL 32065
Owned	6271	05/08/1986	Duval	4815 SAN PABLO RD	JACKSONVILLE, FL 32224
Owned	6272	01/22/1986	Putnam	543 SOUTH HWY 17	SAN MATEO, FL 32187
Owned	6273	02/13/1986	Duval	1839 8TH ST, E	JACKSONVILLE, FL 32206
Owned	6274	06/04/1986	Levy	4 HIGHWAY 19 SOUTH	INGLIS, FL 34449
Owned	6279	03/13/1987	Citrus	6296 W GULF TO LAKE HWY	CRYSTAL RIVER, FL 34429
Owned	6282	04/23/1987	Seminole	495 PEARL LAKE CAUSEWAY	ALTAMONTE SPRINGS, FL 327
Owned	6283	09/11/1986	Pasco	6618 EMBASSY BLVD	PORT RICHEY, FL 34668
Owned	6284	05/15/1986	Nassau	1484 NASSAUVILLE RD	FERNANDINA BEACH, FL 3203
Owned	6285	10/09/1986	Duval	2615 ST JOHNS BLUFF S	JACKSONVILLE, FL 32246
Owned	6286	06/06/1986	Clay	4486 CR 218, W	MIDDLEBURG, FL 32068
Owned	6288	03/05/1987	Hernando	999 NORTH BROAD STREET	BROOKSVILLE, FL 34601
Owned	6289	05/13/1987	Putnam	744 S HWY 17	SATSUMA, FL 32189
Owned	6290	08/15/1986	Clay	3128 BLANDING BLVD	MIDDLEBURG, FL 32068
Owned	6294	11/14/1986	Orange	1515 WURST RD	OCOEE, FL 34761
Owned	6295	01/16/1987	Clay	1091 BLANDING BLVD	ORANGE PARK, FL 32065
Owned	6296	01/28/1987	Duval	636 S MCDUFF AVE	JACKSONVILLE, FL 32205
Owned	6298	01/23/1987	Lake	451 W MYERS	MASCOTTE, FL 34753
Owned	6504	10/23/1986	Volusia	807 INDIAN RIVER BLVD	EDGEWATER, FL 32132
Owned	6510	06/10/1987	Clay	486 BLANDING BLVD	ORANGE PARK, FL 32073
Owned	6511	07/01/1987	Volusia	799 BILL FRANCE DRIVE	DAYTONA BEACH, FL 32114
Owned	6512	09/25/1987	Hernando	13075 SPRINGHILL DRIVE	SPRING HILL, FL 34609
Owned	6513	09/11/1987	Brevard	900 MALABAR ROAD, SW	PALM BAY, FL 32907
Owned	6516	03/10/1988	Pasco	13705 HWY 19	HUDSON, FL 34667

Store Property Type and Address	Page 8
Prog - STR005R	*
Date - 4/19/2007	*
Time - 10:45:18	*
********************

Property Type	Store	Open Date	County	Address Line 1	City/State/zip

Owned	6517	09/18/1987	Duval	3051 MONUMENT RD	JACKSONVILLE, FL 32225
Owned	6518	02/18/1988	Duval	8735 N KINGS RD	JACKSONVILLE, FL 32219
Owned	6519	12/16/1987	Clay	804 BLANDING BLVD	ORANGE PARK, FL 32065
Owned	6524	01/19/1989	Manion	3873 SW COLLEGE RD	OCALA, FL 34474
Owned	6527	05/31/1989	Alachua	9404 NW 39TH AVENUE	GAINESVILLE, FL 32606
Owned	6528	11/09/1989	Brevard	748 PALM BAY RD, NE	PALM BAY, FL 32905
Owned	6532	02/22/1989	Orange	9988 S ORANGE AVE	ORLANDO, FL 32824
Owned	6534	03/01/1989	Duval	4856 PARK STREET	JACKSONVILLE, FL 32205
Owned	6535	09/30/1988	Alachua	2152 NW 39TH AVE	GAINESVILLE, FL 32605
Owned	6537	03/25/1991	Putnam	720 S STATE ROAD 19 (HWY	PALATKA, FL 32177
Owned	6542	01/17/1991	Brevard	3088 HARBOR CITY BLVD N	MELBOURNE, FL 32935
Owned	6548	11/20/1991	Clay	695 KINGSLEY AVE	ORANGE PARK, FL 32073
Owned	6549	01/30/1992	Brevard	2200 S FISKE BOULEVARD	ROCKLEDGE, FL 32955

Schedule 6.1

INDEBTEDNESS

Description	Issuer	Payee	Final Payment Date	Balance
				(in '000's)

7.75% Senior Subordinated Notes	The Pantry, Inc.	Various	2/14	250,000

3.00% Senior Subordinate Convertible Notes	The Pantry, Inc.	Various	11/12	150,000

Lease Finance Obligations	The Pantry, Inc.	Various	10/53	410,059

Note Payable re: Lease Termination	The Pantry, Inc.	Kenneth F. McDonald Properties LLC	7/13	306

Lease liability re: Acquisitions	The Pantry, Inc.	Various	2/21	8,221

				818,586

Note: The lease liability from acquisitions relates to a liability recorded in conjunction with acquisitions. This liability represents the present value of the lease payments that is considered to be above market at the time of acquisition (i.e. purchase price was included in the leases).

Schedule 6.2

LIENS

Debtor	Secured Party	Collateral	Search Through Date	State	Jurisdiction	Original File Date and Number	Related Filings
KANGAROO, INC.	3 Financing Statements		4/12/2007	GA	Superior Court Clerk Central Index
KANGAROO, INC.	Wachovia Bank, National Association, as Collateral Agent	Blanket Lien	4/12/2007	GA	Superior Court Clerk Central Index	4/22/2003 #60200305188
KANGAROO, INC.	Wachovia Bank, National Association, as Collateral Agent	Blanket Lien	4/12/2007	GA	Superior Court Clerk Central Index	3/15/2004 #60200403366
KANGAROO, INC.	Wachovia Bank, National Association, as Collateral Agent	Blanket Lien	4/12/2007	GA	Superior Court Clerk Central Index	12/30/2005 #60200516037
R. & H. MAXXON, INC.	5 Financing Statements		4/12/2007	SC	Secretary of State

Debtor	Secured Party	Collateral	Search Through Date	State	Jurisdiction	Original File Date and Number	Related Filings
R. & H. MAXXON, INC.	First Union National Bank, as Administrative Agent	Blanket Lien	4/23/2007	SC	Secretary of State	6/12/2002 #020612-1113135
R. & H. MAXXON, INC.	Wachovia Bank, National Association, as Collateral Agent	Blanket Lien	4/23/2007	SC	Secretary of State	4/21/2003 #030421-1418417
R. & H. MAXXON, INC.	Wachovia Bank, National Association, as Collateral Agent	Blanket Lien	4/23/2007	SC	Secretary of State	5/5/2003 #030505-1147294
R. & H. MAXXON, INC.	Wachovia Bank, National Association, as Collateral Agent	Blanket Lien	4/23/2007	SC	Secretary of State	3/15/2004 #040315-1157253
R. & H. MAXXON, INC.	Wachovia Bank, National Association, as Collateral Agent	Blanket Lien	4/23/2007	SC	Secretary of State	12/30/2005 #051230-1606156
THE PANTRY, INC.	29 Financing Statements		4/9/2007	DE	Department of State: Division Of Corporations

Debtor	Secured Party	Collateral	Search Through Date	State	Jurisdiction	Original File Date and Number	Related Filings
THE PANTRY, INC.	Wachovia Bank, National Association f/k/a First Union National Bank	Blanket Lien	4/9/2007	DE	Department of State: Division Of Corporations	11/4/1997 #9737497	Continuation 07/03/02
THE PANTRY, INC.	Voicestream Wireless Corp	All inventory and equipment.	4/9/2007	DE	Department of State: Division Of Corporations	5/20/2002 #21473507
THE PANTRY, INC.	NCR Corporation	Specific Equipment	4/9/2007	DE	Department of State: Division Of Corporations	7/11/2002 #21914781
THE PANTRY, INC.	Diamond Lease U.S.A., Inc.	Specific Equipment	4/9/2007	DE	Department of State: Division Of Corporations	7/23/2002 #21975915	Amendment 04/07/05; Amendment 09/23/05; Continuation 01/24/07
THE PANTRY, INC.	GreatAmerica Leasing Corporation	Specific Equipment	4/9/2007	DE	Department of State: Division Of Corporations	9/30/2002 #22525727
THE PANTRY, INC.	GreatAmerica Leasing Corporation	Specific Equipment	4/9/2007	DE	Department of State: Division Of Corporations	2/3/2003 #30296338

Debtor	Secured Party	Collateral	Search Through Date	State	Jurisdiction	Original File Date and Number	Related Filings
THE PANTRY, INC.	Xerox Capital Services LLC	Specific Equipment	4/9/2007	DE	Department of State: Division Of Corporations	2/6/2003 #30331481
THE PANTRY, INC.	Wachovia Bank, National Association, as Collateral Agent	Blanket Lien	4/9/2007	DE	Department of State: Division Of Corporations	4/17/2003 #31002503
THE PANTRY, INC.	IBM Credit LLC	Specific Equipment	4/9/2007	DE	Department of State: Division Of Corporations	4/28/2003 #31090110
THE PANTRY, INC.	Alliance Bank, N.A.	Specific Equipment	4/9/2007	DE	Department of State: Division Of Corporations	4/24/2003 #31202749
THE PANTRY, INC.	GreatAmerica Leasing Corporation	Specific Equipment	4/9/2007	DE	Department of State: Division Of Corporations	5/15/2003 #31252769
THE PANTRY, INC.	LEAF Funding, Inc., its successors and assigns	Specific Equipment	4/9/2007	DE	Department of State: Division Of Corporations	5/16/2003 #31258683

Debtor	Secured Party	Collateral	Search Through Date	State	Jurisdiction	Original File Date and Number	Related Filings
THE PANTRY, INC.	LEAF Funding Inc.	Specific Equipment	4/9/2007	DE	Department of State: Division Of Corporations	6/19/2003 #31860736
THE PANTRY, INC.	LEAF Financial Corporation	Specific Equipment	4/9/2007	DE	Department of State: Division Of Corporations	7/14/2003 #32004177
THE PANTRY, INC.	De Lage Landen Financial Services, Inc.	Specific Equipment	4/9/2007	DE	Department of State: Division Of Corporations	7/17/2003 #32037821
THE PANTRY, INC.	Wachovia Bank, National Association, as Administrative Agent	Blanket Lien	4/9/2007	DE	Department of State: Division Of Corporations	3/12/2004 #40710113
THE PANTRY, INC.	FNF Capital, Inc.	Specific Equipment	4/9/2007	DE	Department of State: Division Of Corporations	9/2/2004 #42550129
THE PANTRY, INC.	ATC Group Services Inc.; ATC Associates Inc.; ATC Associates of North Carolina, P.C.	Specific reimbursement claims for remediation work that secure payment for remediation work performed by secured party.	4/9/2007	DE	Department of State: Division Of Corporations	12/9/2004 #43471218

Debtor	Secured Party	Collateral	Search Through Date	State	Jurisdiction	Original File Date and Number	Related Filings
THE PANTRY, INC.	U.S. Bancorp Equipment Finance, Inc.	Specific Equipment	4/9/2007	DE	Department of State: Division Of Corporations	1/6/2005 #50069550
THE PANTRY, INC.	FNF Capital, Inc.; U.S. Bancorp Equipment Finance, Inc.	Specific Equipment	4/9/2007	DE	Department of State: Division Of Corporations	1/6/2005 #50119843	Assignment 04/13/05
THE PANTRY, INC.	U.S. Bancorp Equipment Finance, Inc.	Specific Equipment	4/9/2007	DE	Department of State: Division Of Corporations	3/29/2005 #51068767	Assignment 04/13/05
THE PANTRY, INC.	Wachovia Bank, National Association, as Administrative Agent	Blanket Lien	4/9/2007	DE	Department of State: Division Of Corporations	12/29/2005 #54054822
THE PANTRY, INC.	FNF Capital, Inc.	Specific Equipment	4/9/2007	DE	Department of State: Division Of Corporations	1/5/2006 #60135467
THE PANTRY, INC.	IBM Credit LLC	Specific Equipment	4/9/2007	DE	Department of State: Division Of Corporations	5/1/2006 #61448349

Debtor	Secured Party	Collateral	Search Through Date	State	Jurisdiction	Original File Date and Number	Related Filings
THE PANTRY, INC.	TCF Equipment Finance, Inc.	Specific Equipment	4/9/2007	DE	Department of State: Division Of Corporations	10/4/2006 #63702644
THE PANTRY, INC.	FNF Capital, LLC	Specific Equipment	4/9/2007	DE	Department of State: Division Of Corporations	1/26/2007 #20070337542
THE PANTRY, INC.	Hargett Enterprises, Inc. d/b/a Interstate Automated Scale Systems	Specific Equipment, including any such that may be deemed to become fixtures, located at 2306 Highway 231 South, Ozark, AL 36360.	4/9/2007	DE	Department of State: Division Of Corporations	2/22/2007 #20070705961
THE PANTRY, INC.	Hargett Enterprises, Inc. d/b/a Interstate Automated Scale Systems	Specific Equipment, including any such that may be deemed to become fixtures, located at 1800 Dothan Road, Bainbridge, GA 39817.	4/9/2007	DE	Department of State: Division Of Corporations	3/8/2007 #20070932193
THE PANTRY, INC.	IBM Credit LLC	Specific Equipment	4/9/2007	DE	Department of State: Division Of Corporations	4/2/2007 #20071215473

Schedule 6.3

INVESTMENTS

None.

Schedule 6.4

CONTINGENT OBLIGATIONS

The Company has assigned the following leases:

Location	Lease Assigned to
Pantry #582; St. Matthews, SC	Boxley Enterprises, Inc.; Termination of Lease Liability effective 1/13/06.
Pantry #4036; Gainesville, GA	Ranajung Sahni; Not an assignment � it is a sublease.
Pantry # K-72; Hiram, GA	Hollis Petroleum, LLC; Expires 12/23/07; attempting early termination.
Pantry #2817; Orlando, FL	Boxley Enterprises, Inc.; current term to expire on 10/31/07.
Pantry #1153; Jacksonville, FL	Main Street Quick Stop; Pantry�s obligation ends 11/30/07.

[Schedule Continues]

Report Selection Criteria

Bond Liability Report

Client	The Pantry, Inc.
I Issue Dale Range
Surely Company Name
Principal Name
Currency Obligee Name	US Dollar
Obligee Country
Bond LifeCycle List	ACTIVE
Bond Package LifeCycle	CURRENT EFFECTIVE
Bond Status List
Bond Category List
Bond Subcategory List
Bond Type
Group By	Client Profile
Period Term
Period Starting Month
SubTotal On Grouping	Yes
Page Break	No
Sort By
Client Hierarchy	No

The Pantry, Inc.
Bond Liability Report

Bond Number	Principal Name	Surety Company Name	Obligee Name	Bond Type/ Description	Individual Surety Liability Amount	Premium	Bond Effective Date	Bond Expiration Date
The Pantry, Inc.
K07309016	The Pantry, Inc.	Westchester Fire Insurance Company	State of Tennessee, Town of Decatur	Liquor / Malt Beverage	500.00	100.00	11/21/2006	11/21/2007
K07309004	The Pantry, Inc.	Westchester Fire Insurance Company	City or Williston	Utility Payment-Store #1181, 1182	5,000.00	100.00	10/05/2006	10/05/2007
K07309053	The Pantry, Inc.	Westchester Fire Insurance Company	Central Georgia EMC	Utility Payment-Store #3331	8,000.00	160.00	11/02/2006	11/02/2007
K07309041	The Pantry, Inc.	Westchester Fire Insurance Company	US Department of Agriculture	Other Financial Guarantee-Food Stamp Program - Store #220	2,000.00	100.00	11/24/2006	11/24/2007
K0730903A	The Pantry, Inc.	Westchester Fire Insurance Company	Water, Light & Gas	Utility Payment	3,300.00	100.00	11/11/2006	11/11/2007
K07309065	The Pantry, Inc.	Westchester Fire Insurance Company	US Department of Agriculture	Other Financial Guarantee-Food Stamp Program - Store #278	1,000.00	100.00	11/13/2006	11/13/2007
K07268701	The Pantry, Inc.	Westchester Fire Insurance Company	The Georgia Power Company	Utility Payment	35,000.00	700.00	07/20/2006	07/20/2007
K07186502	The Pantry, Inc.	Westchester Fire Insurance Company	State of North Carolina Secretary of Revenue	Fuel Tax	500,000.00	10,000.00	05/11/2006	05/11/2007
K07308802	The Pantry, Inc.	Westchester Fire Insurance Company	Sweetwater Utilities Bond	Utility Payment-Store #3599, 3594, 3601	10,000.00	200.00	10/15/2006	10/15/2007
K06831205	The Pantry, Inc.	Westchester Fire Insurance Company	Coast Electric Power Association	Utility Payment-Store #3466	4,000.00	100.00	12/14/2006	12/14/2007
K06831308	The Pantry, Inc.	Westchester Fire Insurance Company	City of Leesburg	Utility Payment-Store #1104, 2292, 2572, 2798	8,450.00	169.00	12/02/2006	12/02/2007

One State Street, Hartford, CT, 06103 - Phone: (860) 723-5600

Page 1 of 10           April 25, 2007
MARSH

The Pantry, Inc.
Bond Liability Report

Bond Number	Principal Name	Surety Company Name	Obligee Name	Bond Type/ Description	Individual Surety Liability Amount	Premium	Bond Effective Date	Bond Expiration Date
The Pantry, Inc.
K07268609	The Pantry, Inc.	Westchester Fire Insurance Company	Pearl River Valley Electric Power Assoc.	Utility Payment	9,150.00	183.00.	06/21/2006	06/21/2007
K07268610	The Pantry, Inc.	Westchester Fire Insurance Company	Florida Dept of Revenue	Fuel Tax	5,000.00	100.00	06/24/2006	06/24/2007
K07308711	The Pantry, Inc.	Westchester Fire Insurance Company	Electric Power Board of the Metropolitan Government of Nashville & Davidson County	Utility Payment	11,285.00	226.00	10/10/2006	10/10/2007
K07268713	The Pantry, Inc.	Westchester Fire Insurance Company	Orlando Utilities Commission	Utility Payment	2,050.00	100.00	07/09/2006	07/09/2007
K06831515	The Pantry, Inc.	Westchester Fire Insurance Company	Commonwealth of Virginia -Dept of Motor Vehicles	Fuel Tax	300,000.00	6,000.00	02/10/2007	02/10/2008
K06831382	The Pantry, Inc.	Westchester Fire Insurance Company	US Department of Agriculture	Other Financial Guarantee	1,000.00	100.00	01/27/2007	01/27/2008
K07308978	The Pantry, Inc.	Westchester Fire Insurance Company	Progress Energy Carolinas, Inc	Utility Payment	599,429.00	11,989.00	11/15/2006	11/15/2007
K07308929	The Pantry, Inc.	Westchester Fire Insurance Company	Commonwealth of Kentucky -Dept of Revenue	Fuel Tax	539,900.00	10,798.00	10/22/2006	10/22/2007
K06831217	The Pantry, Inc.	Westchester Fire Insurance Company	Public Coast Electric Power Association	Utility Payment-Store #3458	4,000.00	100.00	12/14/2006	12/14/2007
K07186319	The Pantry, Inc.	Westchester Fire Insurance Company	State of Florida Dept of Transportation	Other Financial Guarantee-Motor Carrier Fees	7,000.00	140.00	04/01/2007	04/01/2008
K07186320	Dantee Cooper, The Pantry, Inc.	Westchester Fire Insurance Company	Santee Cooper	Utility Payment	114,000.00	2,280.00	04/13/2007	04/13/2008

One State Street, Hartford, CT, 06103 - Phone: (860) 723-5600

Page 2 of 10           April 25, 2007
MARSH

The Pantry, Inc.
Bond Liability Report

Bond Number	Principal Name	Surety Company Name	Obligee Name	Bond Type/ Description	Individual Surety Liability Amount	Premium	Bond Effective Date	Bond Expiration Date
The Pantry, Inc.
K06831321	The Pantry, Inc.	Westchester Fire Insurance Company	City of Green Cove Springs	Utility Payment	6,210.00	120.00	12/29/2006	12/29/2007
K07268622	The Pantry, Inc.	Westchester Fire Insurance Company	State of Mississippi State Tax Commission	Fuel Tax	250,000.00	5,000.00	07/03/2006	07/03/2007
KO7186423	The Pantry, Inc.	Westchester Fire Insurance Company	Florida Dept of Revenue Central Registration-Fuel Unit	Fuel Tax	100,000.00	2,000.00	01/24/2007	01/24/2008
K07308723	The Pantry, Inc.	Westchester Fire Insurance Company	City of Cookeville Electric Dept.	Utility Payment	5,600.00	112.00	10/21/2006	10/21/2007
K0683128A	The Pantry, Inc.	Westchester Fire Insurance Company	IN Dept of Revenue Fuel Tax Section, Motor Vehicle Division	Fuel Tax	3,000.00	100.00	01/01/2007	01/01/2008
K07308826	The Pantry, Inc.	Westchester Fire Insurance Company	Cleveland Utilities	Utility Payment-Store #3535.3546,3568,3589,3592, 3593,3603,3628	27,000.00	540.00	10/15/2006	10/15/2007
K06831527	The Pantry, Inc.	Westchester Fire Insurance Company	State of Louisiana	Fuel Tax	10,000.00	200.00	12/07/2006	12/07/2007
K06831229	The Pantry, Inc.	Westchester Fire Insurance Company	US Department of Agriculture	Other Financial Guarantee-Food Stamp Bond; Store #1227	1,000.00	100.00	12/17/2006	12/17/2007
K06831230	The Pantry, Inc.	Westchester Fire Insurance Company	US Department of Agriculture	Other Financial Guarantee-#211 Rte 3, Keystone Heights, FL	1,000.00	100.00	12/21/2006	12/21/2007
K0683131A	The Pantry, Inc.	Westchester Fire Insurance Company	Sumler Electric Cooperative, Inc.	Utility Payment	5,000.00	100.00	01/24/2007	01/24/2008

One State Street, Hartford, CT, 06103 - Phone: (860) 723-5600

Page 3 of 10           April 25, 2007
MARSH

The Pantry, Inc.
Bond Liability Report

Bond Number	Principal Name	Surety Company Name	Obligee Name	Bond Type/ Description	Individual Surety Liability Amount	Premium	Bond Effective Date	Bond Expiration Date
The Pantry, Inc.
K07186332	The Pantry, Inc.	Westchester Fire Insurance Company	City of Cartersville	Utility Payment	19,400.00	388.00	04/06/2007	04/06/2008
K06831333	The Pantry, Inc.	Westchester Fire Insurance Company	City of Jacksonville Beach	Utility Payment	39,000.00	780.00	01/24/2007	01/24/2008
45017633	The Pantry, Inc.	Greenwich Insurance Company	Virginia Department of Transportation Maintenance Division Permits	Other Financial Guarantee	2,500.00	0.00	09/18/2004	09/18/2005
K07268634	The Pantry, Inc.	Westchester Fire Insurance Company	Broad River Electric Cooperative, Inc.	Utility Payment	5,006.00	100.00	06/23/2006	06/23/2007
K07308735	The Pantry, Inc.	Westchester Fire Insurance Company	City of Calhoun	Utility Payment-Store #3519	4,340.00	100.00	10/15/2006	10/15/2007
K07186137	The Pantry, Inc.	Westchester Fire Insurance Company	Houston County	Fuel Tax	10,000.00	200.00	03/17/2007	03/17/2008
K07308838	The Pantry, Inc.	Westchester Fire Insurance Company	Athens Utility Board	Utility Payment-Store #3548, 3598, 3606	1,235.00	100.00	10/15/2006	10/15/2007
K06831539	The Pantry, Inc.	Westchester Fire Insurance Company	City of St. Cloud and/or St. Cloud Utilities	Utility Payment	3,000.00	100.00	02/10/2007	02/10/2008
K06831540	The Pantry, Inc.	Company	Tampa Electric Company	Utility Payment	12,000.00	240.00	02/10/2007	02/10/2008
K06831242	The Pantry, Inc.	Westchester Fire Insurance Company	City of Vicksburg	Utility Payment-Store #3443,3444,3445,3446,3447	5,600.00	112.0C	12/14/2006	12/14/2007
K07186642	The Pantry, Inc.	Westchester Fire Insurance Company	Florence Utilities City of Florence	Utility Payment	4,525.00	100.00	05/03/2006	05/03/2007

One State Street, Hartford, CT, 06103 - Phone: (860) 723-5600

Page 4 of 10           April 25, 2007
MARSH

The Pantry, Inc.
Bond Liability Report

Bond Number	Principal Name	Surety Company Name	Obligee Name	Bond Type/ Description	Individual Surety Liability Amount	Premium	Bond Effective Date	Bond Expiration Date
The Pantry, Inc.
K06831345	The Pantry, Inc.	Westchester Fire Insurance Company	Withlacoochee River Electric Cooperative	Utility Payment	26,000.00	520.00	01/24/2007	01/24/2008
K07186149	The Pantry, Inc.	Westchester Fire Insurance Company	City of Lafayette	Utility Payment-Store #3534, 3510	5,150.00	103.00	10/15/2006	10/15/2007
K07186149	The Pantry, Inc.	Westchester Fire Insurance Company	New Smyrna Beach Utility Commission	Utility Payment	9,000.00	180.00	02/28/2007	02/28/2008
K07308851	The Pantry, Inc.	Westchester Fire Insurance Company	Atmos Energy Corporation	Utility Payment	2,300.00	100.00	10/21/2006	10/21/2007
K06832453	The Pantry, Inc.	Westchester Fire Insurance Company	Alabama Dept of Revenue	Fuel Tax	1,400,000.00	28,000.00	10/21/2006	10/21/2007
K0718654A	The Pantry, Inc.	Westchester Fire Insurance Company	Birmingham Water Works	Utility Payment	14,200.00	284.00	04/12/2007	04/12/2008
K06831254	The Pantry, Inc.	Westchester Fire Insurance Company	Public Service Commissioner of Yazoo County	Utility Payment	6,000.00	120.00	12/14/2006	12/14/2007
K07268555	The Pantry, Inc.	Westchester Fire Insurance Company	City of Rocky Mount	Utility Payment	32,400.00	648.00	06/23/2006	06/23/2007
K07186356	The Pantry, Inc.	Westchester Fire Insurance Company	Jefferson County	Fuel Tax	22,800.00	456.00	05/20/2006	05/20/2007
K06831357	The Pantry, Inc.	Westchester Fire Insurance Company	Florida Power & Light Company	Utility Payment	433,420.00	8,668.00	01/06/2007	01/06/2008
K07308759	The Pantry, Inc.	Westchester Fire Insurance Company	Nashville Gas Company		770.00	100.00	10/15/2006	10/15/2007
K07186460	The Pantry, Inc.	Westchester Fire Insurance Company	Florida Power Company	Utility Payment	154,000.00	3,080.00	04/29/2006	04/29/2007
K07308760	The Pantry, Inc.	Westchester Fire Insurance Company	Electric Power Board of Chattanooga	Utility Payment	191,450.00	3,829.00	10/10/2005	10/10/2006

One State Street, Hartford, CT, 06103 - Phone: (860) 723-5600

Page 5 of 10           April 25, 2007
MARSH

The Pantry, Inc.
Bond Liability Report

Bond Number	Principal Name	Surety Company Name	Obligee Name	Bond Type/ Description	Individual Surety Liability Amount	Premium	Bond Effective Date	Bond Expiration Date
The Pantry, Inc.
K07308863	The Pantry, Inc.	Westchester Fire Insurance Company	Entergy Mississippi Inc	Utility Payment	264,120.00	5,282.00	10/21/2006	10/21/2007
K06832465	The Pantry, Inc.	Westchester Fire Insurance Company	State of Alabama, Petroleum Commodities Div., Dept. of Agriculture & Industries	Other License-Petroleum Prod. Inspection Fees	2,500.00	100.00	10/21/2006	10/21/2007
K06831266	The Pantry, Inc.	Westchester Fire Insurance Company	Entergy Louisiana, Inc	Utility Payment	75,040.00	1,501.00	12/09/2006	12/09/2007
K07186666	The Pantry, Inc.	Westchester Fire Insurance Company	State of Mississippi Comm of Agriculture & Commerce	Other License-Weighmaster's Bond	5,000.00	100.00	06/30/2006	06/30/2007
K0730867A	The Pantry, Inc.	Westchester Fire Insurance Company	Duck River Electric Membership Corporation	Utility Payment	19,500.00	390.00	09/26/2006	09/26/2007
K07186368	The Pantry, Inc.	Westchester Fire Insurance Company	City of Huntsville	Utility Payment	15,000.00	300.00	04/06/2007	04/06/2008
K06831369	The Pantry, Inc.	Westchester Fire Insurance Company	Florida Public Utilities Company	Utility Payment	10,000.00	200.00	01/24/2007	01/24/2008
K0730870A	The Pantry, Inc.	Westchester Fire Insurance Company	North Georgia Electric Membership Corporation	Utility Payment	70,000.00	1,400.00	10/14/2006	10/14/2007
K06831370	The Pantry, Inc.	Westchester Fire Insurance Company	City of Newberry Utility Department	Utility Payment-Store #161	6,500.00	130.00	01/24/2007	01/24/2008
K06831771	The Pantry, Inc.	Westchester Fire Insurance Company	State of Delaware Division of Motor Fuel Tax	Fuel Tax	5,000.00	100.00	03/29/2007	03/29/2008
K07308772	The Pantry, Inc.	Westchester Fire Insurance Company	Sequachee Valley Electric	Utility Payment-Store #3580	5,010.00	100.00	10/15/2006	10/15/2007

One State Street, Hartford, CT, 06103 - Phone: (860) 723-5600

Page 6 of 10           April 25, 2007
MARSH

The Pantry, Inc.
Bond Liability Report

Bond Number	Principal Name	Surety Company Name	Obligee Name	Bond Type/ Description	Individual Surety Liability Amount	Premium	Bond Effective Date	Bond Expiration Date
The Pantry, Inc.
K07308875	The Pantry, Inc.	Westchester Fire Insurance Company	Canton Municipal Utilities	Utility Payment	9,000.00	180.00	09/21/2006	09/22/2007
K0683176A	The Pantry, Inc.	Westchester Fire Insurance Company	Florida Dept of Revenue Central Registration-Fuel Unit	Fuel Tax	100,000.00	2,000.00	01/24/2007	01/24/2008
K-6831278	The Pantry, Inc.	Westchester Fire Insurance Company	Clay Electric Cooperative, Inc.	Utility Payment	101,400.00	2,028.00	01/24/2007	01/24/2008
K07268580	The Pantry, Inc.	Westchester Fire Insurance Company	State of South Carolina Dept of Revenue	Fuel Tax	1,000,000.00	20,000.00	07/13/2006	07/13/2007
K07186381	The Pantry, Inc.	Westchester Fire Insurance Company	Decatur Utilities	Utility Payment	6,456.00	129.00	04/06/2007	04/06/2008
K06831783	The Pantry, Inc.	Westchester Fire Insurance Company	State of Delaware Motor Fuel Tax Administration	Other License-Gasoline Distributor's Bond	5,000.00	100.00	03/29/2007	03/29/2008
K0730884A	The Pantry, Inc.	Westchester Fire Insurance Company	Tri State Electric Membership Corporation	Utility Payment-Store #3596	2,100.00	100.00	10/15/2006	10/15/2007
K07186484	The Pantry, Inc.	Westchester Fire Insurance Company	City of Russellville	Utility Payment	5,000.00	100.00	05/24/2006	05/24/2007
K07308784	The Pantry, Inc.	Westchester Fire Insurance Company	Sequachee Valley Electric	Utility Payment-Store #3556, 3591	7,020.00	140.00	10/15/2006	10/15/2007
KO-68-31-18-7	The Pantry, Inc.	Westchester Fire Insurance Company	Public Coast Electric Power Association	Utility Payment	3,000.00	100.00	12/14/2005	12/14/2006
K07186691	The Pantry, Inc.	Company	State of Arkansas Dept of Finance & Admin	Fuel Tax	20,000.00	400.00	05/12/2006	05/12/2007
K07268592	The Pantry, Inc.	Westchester Fire Insurance Company	Southern Pine Electric Power Assoc.	Utility Payment	24,500.00	490.00	07/03/2006	07/03/2007

One State Street, Hartford, CT, 06103 - Phone: (860) 723-5600

Page 7 of 10           April 25, 2007
MARSH

The Pantry, Inc.
Bond Liability Report

Bond Number	Principal Name	Surety Company Name	Obligee Name	Bond Type/ Description	Individual Surety Liability Amount	Premium	Bond Effective Date	Bond Expiration Date
The Pantry, Inc.
K07186393	The Pantry, Inc.	Westchester Fire Insurance Company	Alabama Power Company	Utility Payment	260,195.00	5,204.00	04/06/2007	04/06/2008
K07268695	The Pantry, Inc.	Westchester Fire Insurance Company	Jefferson Energy Cooperative	Utility Payment-Store #3263	4,200.00	100.00	07/22/2006	07/22/2007
K07186496	The Pantry, Inc.	Westchester Fire Insurance Company	State of Georgia Dept of Revenue	Fuel Tax	110,000.00	2,200.00	05/24/2006	05/24/2007
K07308796	The Pantry, Inc.	Company	Sequachee Valley Electric	Utility Payment-Store #3558	4,210.00	100.00	10/15/2006	10/15/2007
K6831199	The Pantry, Inc.	Westchester Fire Insurance Company	Coast Electric Power Association	Utility Payment-Store #3465	4,000.00	100.00	12/14/2006	12/14/2007
K07327754	The Pantry, Inc.	Westchester Fire Insurance Company	Coast Electric Power Association	Utility Payment	22,000.00	440.00	02/06/2007	02/06/2008
K07327742	The Pantry, Inc.	Westchester Fire Insurance Company	Singing River Electric Power Association	Utility Payment	10,000.00	200.00	02/01/2007	02/01/2008
K07327808	The Pantry, Inc.	Westchester Fire Insurance Company	Cleco Energy LLC	Utility Payment	41,000.00	820.00	02/23/2007	02/23/2008
K07327845	The Pantry, Inc.	Westchester Fire Insurance Company	American Electric Power/SouthWestem Electric Power Company	Utility Payment	20,709.00	414.00	02/23/2007	02/23/2008
K07327997	The Pantry, Inc.	Westchester Fire Insurance Company	Florida Dept of Revenue Central Registration-Fuel Unit	Fuel Tax-Importer's Additional Bond	100,000.00	2,000.00	03/09/2007	03/09/2008
K0732814A	Pat Gibson	Westchester Fire Insurance Company	State of Alabama, Dept of Agriculture & Industries	Other Miscellaneous-Weighmaster's Bond	1,000.00	100.00	04/05/2007	04/05/2008

One State Street, Hartford, CT, 06103 - Phone: (860) 723-5600

Page 8 of 10           April 25, 2007
MARSH

The Pantry, Inc.
Bond Liability Report

Bond Number	Principal Name	Surety Company Name	Obligee Name	Bond Type/ Description	Individual Surety Liability Amount	Premium	Bond Effective Date	Bond Expiration Date
The Pantry, Inc.
K07328205	Angeline Driskell	Westchester Fire Insurance Company	State of Alabama, Dept of Agriculture & Industries	Other Miscellaneous-Weighmaster's Bond	1,000.00	100.00	04/05/2007	04/05/2008
K07328199	Jerry Smith	Westchester Fire Insurance Company	State of Alabama, Dept of Agriculture & Industries	Other Miscellaneous-Weighmaster's Bond	1,000.00	100.00	04/05/2007	04/05/2008
K07328187	Bev Goree	Westchester Fire Insurance Company	State of Alabama, Dept of Agriculture & Industries	Other Miscellaneous-Weighmaster's Bond	1,000.00	100.00	04/05/2007	04/05/2008
K07186472	The Pantry, Inc.	Westchester Fire Insurance Company	Mulreesboro Electric Department	Utility Payment	26,000.00	520.00	05/24/2006	05/24/2007
K0732845A	The Pantry, Inc.	Westchester Fire Insurance Company	State of Louisiana, Dept of Revenue	Fuel Tax	20,000.00	400.00	05/31/2006	05/31/2007
K0730948A	The Pantry, Inc.	Westchester Fire Insurance Company	Bessemer Utilities	Utility Payment-Stores: 3799,3822,3833,3834	12,000.00	240.00	07/06/2006	07/06/2007
K07309594	The Pantry, Inc.	Westchester Fire Insurance Company	Mississippi Power Company	Utility Payment-Store #3845	10,085.00	179.00	08/03/2006	08/03/2007
K07309740	The Pantry, Inc.	Westchester Fire Insurance Company	North Carolina Dept of Transportation	Right of Way-Store #444	14,000.00	280.00	09/14/2006	09/14/2007
K07309752	The Pantry, Inc.	Westchester Fire Insurance Company	Choctawhatchee Electric Cooperative, Inc.	Utility Payment-Store #3852	6,000.00	120.00	09/19/2006	09/19/2007
K07309764	The Pantry, Inc.	Westchester Fire Insurance Company	Gulf Power Company	Utility Payment-Store #3851	6,255.00	125.00	09/19/2006	09/19/2007
K07309879	The Pantry, Inc.	Westchester Fire Insurance Company	Mississippi Power Company	Utility Payment-Store #3696	5,450.00	109.00	10/24/2006	10/24/2007

One State Street, Hartford, CT, 06103 - Phone: (860) 723-5600

Page 9 of 10           April 25, 2007
MARSH

The Pantry, Inc.
Bond Liability Report

Bond Number	Principal Name	Surety Company Name	Obligee Name	Bond Type/ Description	Individual Surety Liability Amount	Premium	Bond Effective Date	Bond Expiration Date
The Pantry, Inc.
K07309958	The Pantry, Inc.	Westchester Fire Insurance Company	Commonwealth of Kentucky	Other Financial Guarantee	1,000.00	100.00	11/28/2006	11/28/2007
K07309946	Lindsay Thorp	Westchester Fire Insurance Company	Commonwealth of Kentucky	Other Financial Guarantee	1,000.00	100.00	11/28/2006	11/28/2007
K07310006	The Pantry, Inc.	Westchester Fire Insurance Company	Alabama Department of Transportation	Right of Way	20,000.00	400.00	12/12/2006	12/12/2007
K07310067	Debbie Barnett	Westchester Fire Insurance Company	State of Kentucky	Other Financial Guarantee	1,000.00	100.00	12/21/2006	12/21/2007
K07310055	Janelle Byrd	Westchester Fire Insurance Company	State of Kentucky	Other Financial Guarantee	1,000.00	100.00	12/21/2006	12/21/2007
K07310043	Sarah Gunderson	Westchester Fire Insurance Company	State of Kentucky	Other Financial Guarantee	1,000.00	100.00	12/21/2006	12/21/2007
K07310031	Karla Rhone	Westchester Fire Insurance Company	State of Kentucky	Other Financial Guarantee	1,000.00	100.00	12/21/2006	12/21/2007
K0731002A	Julie Moore	Westchester Fire Insurance Company	State of Kentucky	Other Financial Guarantee	1,000.00	100.00	12/21/2006	12/21/2007
K07310316	The Pantry, Inc.	Westchester Fire Insurance Company	State of West Virginia	Fuel Tax	350,000.00	7,000.00	03/19/2007	03/19/2008
			The Pantry, Inc. Subtotal		7,801,220.00 USD	157,946.00 USD
			GRAND TOTAL		7,801,220.00 USD	157,946.00 USD

One State Street, Hartford, CT, 06103 - Phone: (860) 723-5600

Page 10 of 10           April 25, 2007
MARSH

Schedule 6.8-1

EXISTING SALE AND LEASE-BACK TRANSACTIONS

Store #	Date	Lessor	Amount
855	10/31/1997	Harold Chastain	650,000
861	11/14/1997	Harold Chastain	1,000,000
872	11/24/1997	Margaret Heagerty	633,109
1301	3/7/1999	Realty Income Corporation	1,359,978
1302	3/7/1999	Realty Income Corporation	1,054,958
1303	3/7/1999	Realty Income Corporation	1,016,560
1304	3/7/1999	Realty Income Corporation	972,898
1306	3/7/1999	Realty Income Corporation	850,435
1307	3/7/1999	Realty Income Corporation	880,232
1310	3/7/1999	Realty Income Corporation	1,321,663
1320	3/7/1999	Realty Income Corporation	869,931
6299	3/7/1999	Realty Income Corporation	818,347
3243	7/22/1999	Realty Income Corporation	800,000
3244	7/22/1999	Realty Income Corporation	750,000
3245	7/22/1999	Realty Income Corporation	950,000
3248	7/22/1999	Realty Income Corporation	800,000
3249	7/22/1999	Realty Income Corporation	850,000
3250	7/22/1999	Realty Income Corporation	1,000,000
3252	7/22/1999	Realty Income Corporation	900,000
3253	7/22/1999	Realty Income Corporation	800,000
3254	7/22/1999	Realty Income Corporation	1,200,000
3256	7/22/1999	Santiago Villa	700,000
3257	7/22/1999	Realty Income Corporation	925,000
3261	7/22/1999	Realty Income Corporation	1,000,000
3262	7/22/1999	Realty Income Corporation	875,000
3263	7/22/1999	EPTA Properties VII, LLC	1,100,000
3264	7/22/1999	Realty Income Corporation	900,000
3266	7/22/1999	Realty Income Corporation	600,000
3267	7/22/1999	Realty Income Corporation	1,100,000
3270	7/22/1999	Realty Income Corporation	650,000
3271	7/22/1999	Realty Income Corporation	500,000
3272	7/22/1999	Realty Income Corporation	1,100,000
3273	7/22/1999	Realty Income Corporation	1,200,000
3275	7/22/1999	Realty Income Corporation	850,000
3277	7/22/1999	Realty Income Corporation	850,000
3280	7/22/1999	Realty Income Corporation	900,000
3281	7/22/1999	Realty Income Corporation	700,000

Store #	Date	Lessor	Amount
3282	7/22/1999	Realty Income Corporation	800,000
3284	7/22/1999	Realty Income Corporation	1,100,000
3285	7/22/1999	Waters Inc/Dana Investments LLC	1,250,000
3286	7/22/1999	Realty Income Corporation	1,100,000
3289	7/22/1999	Realty Income Corporation	1,100,000
3290	7/22/1999	Realty Income Corporation	900,000
3356	2/1/2000	K. Martin Waters, Jr.	1,000,000
3357	2/1/2000	K. Martin Waters, Jr.	596,075
3358	2/1/2000	O�Hair Limited Partnership	585,957
3359	2/1/2000	Yaschik Development Company, Inc	546,260
3354	4/1/2000	RLB, Inc.	1,200,000
3314	5/8/2000	Highland Park/Athens-Gainesville, LLC	900,000
3346	5/8/2000	Highland Park/Athens-Gainesville, LLC	1,500,000
3322	6/1/2000	MWH Properties, LLC	1,200,000
3350	6/1/2000	MWH Properties, LLC	1,000,000
3377	7/21/2000	1B Regency Parkway, LLC	800,000
941	8/22/2000	Rachel, LLC	1,382,054
3419	11/20/2000	Dr. Mary Jane Love NYE	500,000
3442	12/21/2000	M.K., LLC	1,400,000
3440	12/21/2000	Petroleum Realty VI, LLC	400,000
3443	12/21/2000	One Liberty Properties Inc	1,050,000
3444	12/21/2000	Petroleum Realty VI, LLC	950,000
3445	12/21/2000	Petroleum Realty VI, LLC	1,280,000
3446	12/21/2000	Petroleum Realty VI, LLC	1,230,000
3447	12/21/2000	One Liberty Properties Inc	1,280,000
3448	12/21/2000	Petroleum Realty VI, LLC	780,000
3449	12/21/2000	Petroleum Realty VI, LLC	750,000
3450	12/21/2000	Petroleum Realty VI, LLC	1,040,000
3452	12/21/2000	One Liberty Properties Inc	1,110,000
3453	12/21/2000	Petroleum Realty VI, LLC	990,000
3454	12/21/2000	One Liberty Properties Inc	1,110,000
3455	12/21/2000	One Liberty Properties Inc	1,060,000
3456	12/21/2000	One Liberty Properties Inc	1,150,000
3458	12/21/2000	Petroleum Realty VI, LLC	950,000
3459	12/21/2000	One Liberty Properties Inc	1,080,000
3460	12/21/2000	Petroleum Realty VI, LLC	1,090,000
3461	12/21/2000	Petroleum Realty VI, LLC	1,060,000
3465	12/21/2000	Petroleum Realty VI, LLC	1,180,000
3466	12/21/2000	Petroleum Realty VI, LLC	1,390,000
3467	12/21/2000	One Liberty Properties Inc	1,080,000
3468	12/21/2000	Petroleum Realty VI, LLC	1,660,000
3474	1/25/2001	Realty Income Corporation	1,200,000

Store #	Date	Lessor	Amount
3480	1/25/2001	Realty Income Corporation	900,000
3469	6/14/2001	Carolina Magee, LLC	1,400,000
3355	1/24/2002	LRD, LLC, Kingfisher Investments, LLC and Beach Brothers, LLC	1,333,500
3438	7/1/2001	Oates Oil Company	2,067,025
3439	8/21/2002	Oates Oil Company	1,465,173
6278	11/14/2002	Shirley & James Andrews	1,200,000
3501	10/16/2003	Brammer Properties, LLC	541,920
3513	10/16/2003	Robinson Three, LLC	497,704
3514	10/16/2003	Nicholas G Perakis Family Trust	897,704
3536	10/16/2003	Avery Jerrell Autry	647,704
3538	10/16/2003	Wlodzimierz & Elizabeth Szpikowski	847,704
3545	10/16/2003	Cirignano Ltd Partnership	797,704
3557	10/16/2003	R Gray Carrington Jr.	1,147,704
3560	10/16/2003	Brammer Properties, LLC	847,704
3562	10/16/2003	J-Star Holdings, LLC	1,047,704
3563	10/16/2003	Patel Education Company	1,047,704
3566	10/16/2003	Capizzi Family Trust	1,172,704
3570	10/16/2003	Patco Investments	697,704
3584	10/16/2003	Don Breeding	1,147,704
3587	10/16/2003	Robinson One, LLC	681,313
3588	10/16/2003	Greenacres Trust II	1,547,704
3602	10/16/2003	Joanne & Hugo Nykamp	1,047,704
3605	10/16/2003	Nicholas Perakis Family Trust	1,407,704
3606	10/16/2003	Southeastern Income Properties, LLC	1,247,704
3610	10/16/2003	P & A Investments, LLC	1,547,704
3611	10/16/2003	Darryl Krause	1,497,704
3619	10/16/2003	Landmark Equities & Marine Mgmt, LLC	1,597,704
3622	10/16/2003	Robinson Two, LLC	1,343,104
3625	10/16/2003	Elizabeth P Cook Family Partnership	578,294
3627	10/16/2003	Barry II, LLC	1,173,917
3494	10/16/2003	RI TN 1, LLC	850,000
3499	10/16/2003	RI GA 1, LLC	400,000
3502	10/16/2003	RI GA 1, LLC	490,000
3503	10/16/2003	RI GA 1, LLC	1,000,000
3504	10/16/2003	RI GA 1, LLC	469,230
3505	10/16/2003	RI GA 1, LLC	250,000
3506	10/16/2003	RI GA 1, LLC	450,000
3508	10/16/2003	RI GA 1, LLC	450,000
3510	10/16/2003	RI GA 1, LLC	350,000
3511	10/16/2003	RI GA 1, LLC	519,231
3512	10/16/2003	RI GA 1, LLC	1,387,570
3516	10/16/2003	RI GA 1, LLC	400,000

Store #	Date	Lessor	Amount
3518	10/16/2003	RI GA 1, LLC	350,000
3519	10/16/2003	RI GA 1, LLC	750,000
3521	10/16/2003	RI GA 1, LLC	189,231
3523	10/16/2003	RI GA 1, LLC	417,143
3526	10/16/2003	RI GA 1, LLC	400,000
3528	10/16/2003	RI GA 1, LLC	369,231
3537	10/16/2003	RI GA 1, LLC	600,000
3549	10/16/2003	RI GA 1, LLC	569,140
3551	10/16/2003	RI GA 1, LLC	576,547
3553	10/16/2003	RI GA 1, LLC	670,000
3554	10/16/2003	RI GA 1, LLC	750,000
3561	10/16/2003	RI GA 1, LLC	1,100,000
3564	10/16/2003	RI GA 1, LLC	900,000
3581	10/16/2003	RI GA 1, LLC	1,200,000
3590	10/16/2003	RI GA 1, LLC	600,000
3604	10/16/2003	RI GA 1, LLC	950,000
3612	10/16/2003	RI GA 1, LLC	1,250,000
3615	10/16/2003	RI GA 1, LLC	1,377,860
3495	10/16/2003	RI TN 1, LLC	519,230
3496	10/16/2003	RI TN 1, LLC	669,230
3497	10/16/2003	RI TN 1, LLC	2,000,000
3498	10/16/2003	RI TN 1, LLC	300,000
3515	10/16/2003	RI TN 1, LLC	480,000
3517	10/16/2003	RI TN 1, LLC	500,000
3524	10/16/2003	RI TN 1, LLC	457,083
3527	10/16/2003	RI TN 1, LLC	300,000
3533	10/16/2003	RI TN 1, LLC	1,000,000
3535	10/16/2003	RI TN 1, LLC	314,312
3539	10/16/2003	RI TN 1, LLC	775,000
3540	10/16/2003	RI TN 1, LLC	700,000
3541	10/16/2003	RI TN 1, LLC	850,000
3546	10/16/2003	RI TN 1, LLC	650,000
3548	10/16/2003	RI TN 1, LLC	500,000
3550	10/16/2003	RI TN 1, LLC	925,000
3552	10/16/2003	RI TN 1, LLC	800,000
3556	10/16/2003	RI TN 1, LLC	950,000
3558	10/16/2003	RI TN 1, LLC	900,000
3559	10/16/2003	RI TN 1, LLC	760,340
3565	10/16/2003	RI TN 1, LLC	804,785
3567	10/16/2003	RI TN 1, LLC	913,847
3568	10/16/2003	RI TN 1, LLC	800,000
3569	10/16/2003	RI TN 1, LLC	750,000

Store #	Date	Lessor	Amount
3571	10/16/2003	RI TN 1, LLC	550,000
3573	10/16/2003	RI TN 1, LLC	1,466,328
3574	10/16/2003	RI TN 1, LLC	1,000,000
3575	10/16/2003	RI TN 1, LLC	700,000
3576	10/16/2003	RI TN 1, LLC	735,000
3578	10/16/2003	RI TN 1, LLC	270,000
3580	10/16/2003	RI TN 1, LLC	774,780
3582	10/16/2003	RI TN 1, LLC	809,168
3583	10/16/2003	RI TN 2, LLC	1,570,000
3585	10/16/2003	RI TN 2, LLC	1,100,000
3586	10/16/2003	RI TN 2, LLC	342,263
3589	10/16/2003	RI TN 2, LLC	700,000
3592	10/16/2003	RI TN 2, LLC	450,000
3593	10/16/2003	RI TN 2, LLC	350,000
3594	10/16/2003	RI TN 2, LLC	350,000
3595	10/16/2003	RI TN 2, LLC	519,231
3597	10/16/2003	RI TN 2, LLC	550,000
3598	10/16/2003	RI TN 2, LLC	354,797
3599	10/16/2003	RI TN 2, LLC	969,231
3601	10/16/2003	RI TN 2, LLC	380,000
3607	10/16/2003	RI TN 2, LLC	1,383,751
3608	10/16/2003	RI TN 2, LLC	1,218,475
3609	10/16/2003	RI TN 2, LLC	1,424,650
3613	10/16/2003	RI TN 2, LLC	1,650,000
3614	10/16/2003	RI TN 2, LLC	1,550,000
3616	10/16/2003	RI TN 2, LLC	950,000
3617	10/16/2003	RI TN 2, LLC	1,336,600
3618	10/16/2003	RI TN 2, LLC	1,500,000
3620	10/16/2003	RI TN 2, LLC	1,134,650
3621	10/16/2003	RI TN 2, LLC	914,940
3623	10/16/2003	RI TN 2, LLC	858,208
3624	10/16/2003	RI TN 2, LLC	500,000
3626	10/16/2003	RI TN 2, LLC	858,208
3628	10/16/2003	RI TN 2, LLC	858,208
3629	10/16/2003	RI TN 2, LLC	858,208
6293	6/14/2004	James and Shirley Andrews	1,800,000
3488	10/3/2003	Stallings Oil Company	500,000
1413	11/19/2003	Venetian Holdings, LLC	725,000
3302	10/1/2004	Prime Realty, Inc.	516,000
3322	4/14/2004	MWH Properties, LLC	378,000
3553	6/1/2005	RI GA 1, LLC	731,000
1421	6/9/2005	Andrews Enterprises, Inc.	800,000

Store #	Date	Lessor	Amount
3698	8/21/2005	Realty Income	625,000
3700	8/21/2005	Realty Income	1,700,000
3703	8/21/2005	Realty Income	1,400,000
3707	8/21/2005	Realty Income	1,550,000
3708	8/21/2005	Realty Income	2,800,000
3713	8/21/2005	Realty Income	1,675,000
3716	8/21/2005	Realty Income	1,400,000
3718	8/21/2005	Realty Income	900,000
3737	12/15/2005	Waters Conv Stores, LLC	2,225,000
1414	12/15/2005	Tom's Chevron, Inc	900,000
1415	12/22/2005	James and Shirley Andrews	875,000
3736	11/17/2005	100 Colony Crossing Blvd, LLC	2,500,000
3550-b	3/24/2006	Realty Income	230,672
3799	5/11/2006	Commercial Net Lease Realty	1,285,098
3806	5/11/2006	Commercial Net Lease Realty	1,002,121
3809	5/18/2006	Commercial Net Lease Realty	1,237,463
3810	5/18/2006	Commercial Net Lease Realty	1,122,953
3813	5/18/2006	Commercial Net Lease Realty	1,098,811
3817	5/18/2006	Commercial Net Lease Realty	1,086,356
3819	5/18/2006	Commercial Net Lease Realty	1,104,308
3821	5/18/2006	Commercial Net Lease Realty	1,552,143
3823	5/18/2006	Commercial Net Lease Realty	971,007
3824	5/18/2006	Commercial Net Lease Realty	973,881
3825	5/18/2006	Commercial Net Lease Realty	1,100,316
3827	5/18/2006	Commercial Net Lease Realty	795,618
3832	5/11/2006	Commercial Net Lease Realty	1,277,733
3835	5/18/2006	Commercial Net Lease Realty	1,890,812
1423	6/1/2006	C.L.D. Properties, Ltd.	800,000
2525	8/1/2006	Petroleum Realty VI, LLC	579,855
1010	8/23/2006	Commercial Net Lease Realty	1,900,000
3839	8/10/2006	Commercial Net Lease Realty	1,206,000
3841	8/10/2006	Commercial Net Lease Realty	922,500
3842	8/10/2006	Commercial Net Lease Realty	822,400
3843	8/10/2006	Commercial Net Lease Realty	1,300,000
3844	8/10/2006	Commercial Net Lease Realty	2,948,500
3848	8/31/2006	Commercial Net Lease Realty	2,000,000
3849	8/31/2006	Commercial Net Lease Realty	2,000,000
3851	9/28/2006	Commercial Net Lease Realty	2,500,000
3852	9/28/2006	Commercial Net Lease Realty	2,500,000
3631	9/28/2006	Realty Income	1,800,000
3853	10/19/2006	National Retail Properties, LP	1,200,000
3854	10/19/2006	National Retail Properties, LP	1,200,000

Store #	Date	Lessor	Amount
1142	11/1/2006	James and Shirley Andrews	1,800,000
3860	11/27/2006	National Retail Properties, LP	4,500,000
3856	12/7/2006	National Retail Properties, LP	1,200,000
3857	12/7/2006	National Retail Properties, LP	1,200,000
3858	12/7/2006	National Retail Properties, LP	1,200,000
3863	12/21/2006	National Retail Properties, LP	1,500,000
3837	11/13/2006	Chastain Holdings, LLC	650,000
3868	1/11/2007	Lee-Moore Oil Co	2,000,000
3869	1/18/2007	National Retail Properties, LP	1,750,000
1212	1/24/2007	Andrews Management Co	600,000
1416	2/2/2007	Commercial Net Lease Realty	1,800,000
3919	2/15/2007	National Retail Properties, LP	4,750,000
3920	3/1/2007	National Retail Properties, LP	1,500,000
3988	3/15/2007	National Retail Properties, LP	1,875,000
1270	3/27/2007	Julian Jackson Properties, Ltd	600,000
3921	4/5/2007	National Retail Properties, LP	2,625,000
3922	4/5/2007	National Retail Properties, LP	3,125,000
3924	4/5/2007	National Retail Properties, LP	3,500,000
3925	4/5/2007	National Retail Properties, LP	2,937,500
3926	4/5/2007	National Retail Properties, LP	3,125,000
3927	4/5/2007	National Retail Properties, LP	3,750,000
3929	4/5/2007	National Retail Properties, LP	2,187,500
3930	4/5/2007	National Retail Properties, LP	1,200,000
3931	4/5/2007	National Retail Properties, LP	1,500,000
3932	4/5/2007	National Retail Properties, LP	4,000,000
3933	4/5/2007	National Retail Properties, LP	1,250,000
3934	4/5/2007	National Retail Properties, LP	2,187,500
3935	4/5/2007	National Retail Properties, LP	850,000
3938	4/5/2007	National Retail Properties, LP	4,375,000
3939	4/5/2007	National Retail Properties, LP	2,500,000
3940	4/5/2007	National Retail Properties, LP	4,125,000
3941	4/5/2007	National Retail Properties, LP	3,125,000
3943	4/5/2007	National Retail Properties, LP	6,375,000
3944	4/5/2007	National Retail Properties, LP	6,500,000
3945	4/5/2007	National Retail Properties, LP	3,500,000
3946	4/5/2007	National Retail Properties, LP	4,062,500
3947	4/5/2007	National Retail Properties, LP	4,312,500
3948	4/5/2007	National Retail Properties, LP	4,062,500
3949	4/5/2007	National Retail Properties, LP	3,750,000
3951	4/5/2007	National Retail Properties, LP	4,125,000
3953	4/5/2007	National Retail Properties, LP	5,000,000
3955	4/5/2007	National Retail Properties, LP	2,750,000

Store #	Date	Lessor	Amount
3956	4/5/2007	National Retail Properties, LP	4,125,000
3957	4/5/2007	National Retail Properties, LP	3,125,000
3958	4/5/2007	National Retail Properties, LP	3,500,000
3960	4/5/2007	National Retail Properties, LP	3,500,000
3962	4/5/2007	National Retail Properties, LP	3,250,000
3963	4/5/2007	National Retail Properties, LP	2,187,500
3965	4/5/2007	National Retail Properties, LP	2,750,000
3967	4/5/2007	National Retail Properties, LP	875,000
3968	4/5/2007	National Retail Properties, LP	3,437,500
3969	4/5/2007	National Retail Properties, LP	3,437,500
3970	4/5/2007	National Retail Properties, LP	2,187,500
3972	4/5/2007	National Retail Properties, LP	2,250,000
3973	4/5/2007	National Retail Properties, LP	1,500,000
3975	4/5/2007	National Retail Properties, LP	4,375,000
3976	4/5/2007	National Retail Properties, LP	2,812,500
3977	4/5/2007	National Retail Properties, LP	1,500,000
3979	4/5/2007	National Retail Properties, LP	4,110,850
3980	4/5/2007	National Retail Properties, LP	1,250,000
3981	4/5/2007	National Retail Properties, LP	1,250,000
3982	4/5/2007	National Retail Properties, LP	1,500,000
3984	4/5/2007	National Retail Properties, LP	1,250,000
3985	4/5/2007	National Retail Properties, LP	1,875,000
3795	4/5/2007	Lee-Moore Oil Co	1,145,000
3258	7/22/1999	Realty Income Corp	700,000

Schedule 6.8-2

PERMITTED SALE AND LEASE-BACK PROPERTIES

Store	Address

1427	NEC US98 & Transmitter Rd, Springfield, FL

1428	SWC 58th Ave/College Lane, Vero Beach, FL

1430	14024 Outback Dr., Jacksonville, FL 32218

1511 (5500)	Highway 52 & I-65, Pelham, AL

3635	4402 Ten Ten Road/Holly Springs, Apex, NC

3796	1971 Clements Ferry Rd., Charleston, SC

3850	Hwy 41 & Joe Rouse, Mt. Pleasant, SC

5108	Ten Ten & Kildaire Farm Road, Cary, NC

3987	Hwy 160 W & Dam Road, Tega Cay, SC

Schedule 9.6

FORM OF
ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between [the][each] Assignor identified in item 1 below ([the][each, an] "Assignor") and [the][each] Assignee identified in item 2 below ([the][each, an] "Assignee").  [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees] hereunder are several and not joint.]2  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, amended and restated or otherwise modified from time to time, the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by [the][each] Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor's][the respective Assignors'] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including without limitation any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] "Assigned Interest").  Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:

2.	Assignee[s]:

2 Include bracketed language if there are either multiple Assignors or multiple Assignees.

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.	Borrower:	The Pantry, Inc., a Delaware corporation

4.	Administrative Agent:	Wachovia Bank, National Association, as the administrative agent under the Credit Agreement.

5.	Credit Agreement:
The Third Amended and Restated Credit Agreement dated as of May 15, 2007 among The Pantry, Inc., a Delaware corporation, the Domestic Subsidiaries of the Borrower from time to time party thereto, the lenders and other financial institutions from time to time party thereto, and Wachovia Bank, National Association, as Administrative Agent.

6.	Assigned Interest[s]:

Assignor[s]	Assignee[s]	Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans	CUSIP Number
			$	$	%
			$	$	%
			$	$	%

[7.	Trade Date:	______________]3

Effective Date:   _____________ ___, 20___.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

3 To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S]
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE[S]
[NAME OF ASSIGNEE]

By:
Title:

[Consented to and] Accepted:

WACHOVIA BANK, NATIONAL ASSOCIATION, as
Administrative Agent

By
Title:

[Consented to:]

[NAME OF RELEVANT PARTY]

By
Title:

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.  Representations and Warranties.

1.1  Assignor[s].  [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

1.2.  Assignee[s].  [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 9.6(b)(iii), (v) and (vi) of the Credit Agreement (subject to such consents, if any, as may be required under Section 9.6(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.1 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

2.  Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3.  General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.